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SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
EXCO RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
        EXCO Resources, Inc. common stock, par value $0.02 per share; EXCO Resources, Inc. 5% convertible preferred stock, par value $0.01 per share.

	(2)	Aggregate number of securities to which transaction applies: 7,031,993 shares of common stock and 4,989,869 shares of 5% convertible preferred stock.(1)
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        See footnote 1.

	(4)	Proposed maximum aggregate value of transaction: $217,027,331.
	(5)	Total fee paid: $18,431.18.(1)
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
(1)
Pursuant to the Agreement and Plan of Merger dated March 11, 2003, ER Acquisition, Inc. will merge with and into EXCO Resources, Inc. and each outstanding share of common stock of EXCO Resources, Inc. will be converted into the right to receive $18.00 in cash, except for a portion of the shares held by certain shareholders of EXCO Resources, Inc. (the "Continuing Shareholders"), which shares will be contributed to EXCO Holdings Inc. and cancelled in the merger without any payment of merger consideration therefor. Each share of 5% convertible preferred stock will automatically convert into one share of common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock, and because the merger will be completed after June 30, 2003, each converted share will be converted into the right to receive $18.00 in cash as a result of the conversion. The Continuing Shareholders and the members of EXCO Investors, LLC will contribute 983,072 shares of common stock (includes 140,586 shares of common stock to be acquired by exercise of options before the completion of the merger) directly or indirectly to EXCO Holdings Inc. prior to the merger. As of May 25, 2003, there were 7,031,993 shares of common stock (net of treasury stock) and 4,989,869 shares of 5% convertible preferred stock outstanding. The filing fee was determined by adding (a) the product of (i) the number of shares of common stock that are proposed to be acquired in the transaction (calculated by including the number of shares of common stock to be issued upon the conversion of the 5% convertible preferred stock for a total of 12,021,862 shares and subtracting 842,486, the number of shares of common stock other than shares acquired upon the exercise of options to be contributed, directly or indirectly, to EXCO Holdings Inc.) and (ii) the transaction consideration of $18.00 cash per share of common stock and (b) $9,298,563, representing the net merger consideration ($18.00 less the applicable strike price for each share received upon exercise of an EXCO Resources, Inc. option) payable to holders of options that are vested or will vest prior to the effective time of the merger and which value is not being invested in EXCO Holdings Inc. plus (c) $6,500,000 payable to holders of stock options granted by Addison Energy Inc., a wholly owned subsidiary of EXCO Resources, Inc. ((a)-(c) together, the "Merger Consideration"). The required filing fee, calculated in accordance with Section 14(g)(1) of the Securities Exchange Act of 1934, as amended, equals $80.90 per $1,000,000 of the Merger Consideration, or $17,557.51. EXCO Resources, Inc. previously paid a filing fee of $18,431.18.

EXCO RESOURCES, INC.
6500 Greenville Avenue
Suite 600, LB 17
Dallas, Texas 75206
(214) 368-2084

Dear EXCO Shareholder:

        You are cordially invited to attend the special meeting of the shareholders of EXCO Resources, Inc. The meeting will be held at 9:00 a.m., local time, on July 3, 2003, at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas. Your board of directors and management look forward to greeting those of you able to attend in person. We have included a map and directions to the meeting site on the back page of this proxy statement. This proxy statement is dated June     , 2003, and is first being mailed to shareholders on or about June     , 2003.

        At the special meeting, you will be asked to consider and vote upon the approval of (1) an Agreement and Plan of Merger, dated March 11, 2003, providing for the merger of ER Acquisition, Inc., a newly formed Texas corporation wholly-owned by EXCO Holdings Inc., with and into EXCO Resources, Inc. and (2) the adjournment of the special meeting to a date not later than July 23, 2003 if needed to permit the further solicitation of proxies. The merger is a "going private" transaction led by members of your management including T.W. Eubank, our president, and me. As more fully described in the proxy statement, such members of your management will be stockholders of EXCO Holdings Inc. and, as a result, will continue as indirect shareholders of EXCO after the merger. Our management group, referred to in the proxy statement as the "continuing shareholders," will directly own approximately 16% of EXCO Holdings Inc. after the merger. Other than Mr. Eubank and myself, the continuing shareholders have not yet executed binding agreements regarding their investment in EXCO Holdings Inc. Accordingly, except with respect to Mr. Eubank and myself, the descriptions of the continuing shareholders' investment in and contracts with EXCO Holdings Inc. are subject to the execution of definitive contracts by those persons.

        If the merger agreement is approved and the merger is completed in accordance with its terms each outstanding share of our common stock will be converted into the right to receive $18.00 in cash. Each share of our 5% convertible preferred stock will automatically convert into one share of our common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock, and because the merger will be completed after June 30, 2003, each holder of converted shares will receive $18.00 in cash per share of common stock they then own as a result of the conversion. We will pay the merger consideration without interest and less any applicable withholding taxes. In addition, each holder of record of 5% convertible preferred stock on June 15, 2003, the record date for dividends on our 5% convertible preferred stock, will be entitled to receive from our paying agent $.2625 in cash per share of 5% convertible preferred stock representing the final quarterly dividend payable with respect to the 5% convertible preferred stock. This final quarterly dividend will be paid on June 30, 2003. The following shares will not be converted into the right to receive cash in the merger:

  •
  248,434 shares of common stock that constitute treasury shares;

  •
  327,436 shares of common stock held by the continuing shareholders described in the proxy statement, which will be contributed directly to EXCO Holdings Inc. prior to the merger in exchange for shares of EXCO Holdings Inc.;

  •
  655,636 shares of our common stock held by the members of EXCO Investors, LLC and contributed to EXCO Investors, LLC, which will then contribute the 655,636 shares to EXCO Holdings Inc. before the completion of the merger; and

  •
  shares of common stock and 5% convertible preferred stock held by shareholders who have perfected their dissenters' rights, which will be subject to appraisal in accordance with Texas law.

        If our shareholders approve the merger agreement and the merger is completed, we will no longer be a publicly-traded company and will become a wholly-owned subsidiary of EXCO Holdings Inc.

        A special committee of our board of directors has unanimously determined that the proposed merger is fair to and in the best interests of our shareholders, other than the continuing shareholders, and recommends the approval of the merger agreement by our shareholders. The special committee consists of two directors who are not and have not been our officers or employees, and who will not have an economic interest in us, EXCO Holdings Inc. or ER Acquisition, Inc. following the merger. Based on the recommendation of the special committee, the board adopted a resolution directing that the plan of merger be submitted to our shareholders without the recommendation of the board. Because five of the eight directors will be continuing shareholders and, as a result, have a conflict of interest, the board has not made any recommendation. The special committee recommends that you vote for the approval of the merger agreement and the adjournment proposal.

        In reaching its decision, the special committee considered many factors, including a written opinion dated March 11, 2003 of Merrill Lynch & Co., the special committee's financial advisor, to the effect that, as of March 11, 2003, and based on and subject to the factors stated in its opinion, the consideration to be received by our shareholders, other than EXCO Holdings Inc., ER Acquisition, Inc. or their affiliates, for each share of common stock and each share of 5% convertible preferred stock was fair from a financial point of view to these shareholders.

        The accompanying proxy statement explains the proposed merger and provides specific information concerning the merger agreement and the special meeting. We urge you to read these materials completely and carefully, including the merger agreement and other appendices.

        Your vote is important.    The board of directors appreciates and encourages shareholder participation in our affairs. Whether or not you can attend the meeting, please read the proxy statement carefully, then sign, date and return the enclosed proxy card promptly in the enclosed pre-addressed postage-paid envelope, so that your shares will be represented at the meeting. Failure to return a properly executed proxy card or vote at the special meeting will have the same effect as a vote against the approval of the merger agreement. If you have any questions, or need assistance in voting your proxy, please call our proxy solicitor, D.F. King & Co., Inc. toll-free at (888) 869-7406.

        On behalf of the board of directors, thank you for your cooperation and continued support.

                      Sincerely,

                      Douglas H. Miller
                       Chairman of the Board and
                      Chief Executive Officer

Dallas, Texas
June    , 2003

EXCO RESOURCES, INC.
6500 Greenville Avenue, Suite 600, LB 17
Dallas, Texas 75206
(214) 368-2084

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
 TO BE HELD JULY 3, 2003

        A Special Meeting of the Shareholders of EXCO Resources, Inc. will be held at 9:00 a.m., local time, on July 3, 2003, at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas for the following purpose:

(1)
To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated March 11, 2003, by and among EXCO Resources, Inc., EXCO Holdings Inc., a newly-formed Delaware corporation, and ER Acquisition, Inc., a newly-formed Texas corporation and wholly-owned subsidiary of EXCO Holdings Inc. In the merger, each outstanding share of EXCO Resources, Inc. common stock will be converted into the right to receive $18.00 in cash without interest or any other payment and less any applicable withholding taxes, except for:

•
248,434 shares of common stock that constitute treasury shares;

•
327,436 shares of common stock held by the continuing shareholders described in the proxy statement, which will be contributed directly to EXCO Holdings Inc. prior to the merger;

•
655,636 shares of our common stock held by the members of EXCO Investors, LLC and contributed to EXCO Investors, LLC, which will then contribute the 655,636 shares to EXCO Holdings Inc. before the completion of the merger; and

•
shares of common stock and 5% convertible preferred stock held by shareholders who have perfected their dissenters' rights, which will be subject to appraisal in accordance with Texas law.

  Each share of our 5% convertible preferred stock will automatically convert into one share of our common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock, and because the merger will be completed after June 30, 2003, each holder of converted shares will receive $18.00 in cash per share of common stock they then own as a result of the conversion. In addition, each holder of record of 5% convertible preferred stock on June 15, 2003, the record date for dividends on our 5% convertible preferred stock, will be entitled to receive from our paying agent $.2625 in cash per share of 5% convertible preferred stock representing the final quarterly dividend payable with respect to the 5% convertible preferred stock. This final quarterly dividend will be paid on June 30, 2003. As a result of the merger, ER Acquisition, Inc. will be merged into EXCO Resources, Inc., and we will become a wholly-owned subsidiary of EXCO Holdings Inc. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement.

(2)
To consider and vote upon a proposal to permit us to adjourn the meeting to a date not later than July 23, 2003 to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the merger proposal.

        Only those shareholders who were holders of record of EXCO Resources, Inc. common stock or EXCO Resources, Inc. 5% convertible preferred stock at the close of business on June 3, 2003 will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the meeting. A list of those shareholders will be available for review at our principal executive office during normal business hours for a period of ten days before the special meeting.

        We cannot complete the merger unless we obtain the following vote to approve the merger agreement:

  •
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock and 5% convertible preferred stock, voting together as a class;

  •
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock, voting separately as a class; and

  •
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our 5% convertible preferred stock, voting separately as a class.

        Mr. Douglas H. Miller, our chairman and chief executive officer, and Mr. T.W. Eubank, our president and treasurer, have entered into an agreement with EXCO Holdings Inc. to vote all shares of our common stock and our 5% convertible preferred stock owned or controlled by them in favor of the approval of the merger agreement. The remaining continuing shareholders have expressed their intention to vote all shares of our common stock and our 5% convertible preferred stock owned or controlled by them in favor of the approval of the merger agreement. As of the record date for the special meeting, Messrs. Miller and Eubank owned of record or controlled approximately 10.3% of our outstanding common stock and approximately 2.0% of our outstanding 5% convertible preferred stock, and the remaining continuing shareholders owned of record or controlled approximately 7.2% of our outstanding common stock and approximately 0.8% of our outstanding 5% convertible preferred stock.

        Shareholders of EXCO Resources, Inc. who do not vote in favor of approval of the merger agreement will have the right to seek appraisal of the fair value of their shares of common stock and 5% convertible preferred stock if the merger is completed, but only if they submit a written demand for an appraisal before we take the vote on the merger agreement and if they comply with Texas law as explained in the accompanying proxy statement.

        Your vote is important to us. Whether or not you plan to attend the special meeting in person and regardless of the number of shares of EXCO Resources, Inc. common stock and/or 5% convertible preferred stock that you own, please complete, sign, date and return the enclosed proxy card promptly in the enclosed pre-addressed postage-paid envelope.

        Failure to return a properly executed proxy card or vote at the special meeting will have the same effect as a vote against the approval of the merger agreement.

        Your proxy is revocable and will not affect your right to vote in person if you decide to attend the special meeting. Simply attending the special meeting, however, will not revoke your proxy. For an explanation of the procedures for revoking your proxy, see the section of the proxy statement captioned "THE SPECIAL MEETING—Voting." Returning your proxy card without indicating how you want to vote will have the same effect as a vote FOR the approval of the merger agreement and the adjournment proposal.

        If the merger is completed, you will receive instructions for surrendering your EXCO Resources, Inc. stock certificates in exchange for $18.00 in cash per share, and a letter of transmittal to be used for this purpose. You should not submit your stock certificates for exchange until you have received the instructions and the letter of transmittal.

        Your participation in our affairs is important. Our officers will be present at the special meeting to respond to questions from shareholders. To ensure your representation, whether or not you expect to be present at the meeting, please sign and date the enclosed proxy and return it to us promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save us the expense of future solicitation.

                      By Order of the Board of Directors

                      Richard E. Miller
                       Vice President, General Counsel
                      and Secretary

Dallas, Texas
June    , 2003

        The merger and the merger agreement have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has any such commission passed upon the fairness or merits of the merger or the merger agreement nor upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

(i)

Representations and Warranties	81
Covenants	83
Conditions to the Merger	88
Termination of the Merger Agreement	89
Amendment and Waiver	92
OTHER AGREEMENTS	93
Contribution Agreement	93
Voting Agreement	93
Agreement Pursuant to Article 13 of the TBCA and Joinder Agreement	94
Confidentiality Agreement	95
EXCO and Addison Energy Inc. Employee Bonus Retention Plan	96
EXCO Holdings Inc. Employee Stock Participation Plan	98
Stock Purchase Agreement	99
Institutional Investor Stock Purchase Agreement	102
Subscription Agreement	103
Management Purchase Agreement and Stock Repurchase Agreement	103
Stockholders' Agreement	104
Registration Rights Agreement	104
PRICE RANGE OF COMMON STOCK	105
PRICE RANGE OF 5% CONVERTIBLE PREFERRED STOCK	106
SELECTED CONSOLIDATED FINANCIAL DATA	107
PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP	110
General	110
Principal Shareholders Ownership	110
COMMON STOCK PURCHASE INFORMATION	115
Transactions in Past 60 Days	115
Purchases by EXCO of EXCO Common Stock During the Past Two Years	115
Purchases by EXCO Holdings Inc., ER Acquisition, Inc., EXCO Investors, LLC and Cerberus of EXCO Common Stock During the Past Two Years	115
Purchases by the Continuing Shareholders of EXCO Common Stock During the Past Two Years	115
5% CONVERTIBLE PREFERRED STOCK PURCHASE INFORMATION	124
Transactions in Past 60 Days	124
Purchases by EXCO of EXCO 5% Convertible Preferred Stock	124
Purchases by EXCO Holdings Inc., ER Acquisition, Inc., EXCO Investors, LLC and Cerberus of EXCO 5% Convertible Preferred Stock During the Past Two Years	124
Purchases by the Continuing Shareholders of EXCO 5% Convertible Preferred Stock During the Past Two Years	124
INFORMATION ABOUT THE ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS	129
EXCO Holdings Inc.	129
Rights of Shareholders Under EXCO Holdings Inc.'s Amended and Restated Certificate of Incorporation	129
ER Acquisition, Inc.	132
EXCO Investors, LLC	132
Cerberus Capital Management, L.P.	133
Continuing Shareholders	133
General Information	133
WHERE YOU CAN FIND MORE INFORMATION	134
FUTURE SHAREHOLDER PROPOSALS	135

(ii)

Appendix A	Agreement and Plan of Merger
Appendix B-1	Contribution Agreement; First Amendment to Contribution Agreement
Appendix B-2	Voting Agreement
Appendix B-3	Agreement Pursuant to Article 13 of the TBCA
Appendix B-4	Form of Joinder Agreement
Appendix B-5	Certain Biographical Information
Appendix C	Fairness Opinion by Merrill Lynch & Co.
Appendix D	Articles 5.11 through 5.13 of the Texas Business Corporation Act

(iii)

SUMMARY TERM SHEET

        This summary term sheet provides an overview of all material matters that are presented in this proxy statement. We urge you to read carefully this entire proxy statement, including the appendices and the other documents we refer to in this proxy statement. In this proxy statement, the terms "EXCO," "we," "us," and "our" refer to EXCO Resources, Inc., a Texas corporation, having its principal executive offices at 6500 Greenville Avenue, Suite 600, Dallas, Texas 75206, telephone number (214) 368-2084. All references to "$" are to U.S. dollars unless otherwise specified.

The Acquisition Companies, the Continuing Shareholders, EXCO Investors, LLC and Cerberus Capital Management, L.P.

  •
  EXCO Holdings Inc.

  •
  EXCO Holdings Inc., a Delaware corporation, was formed at the direction of Mr. Miller solely for the purposes of entering into the merger agreement, holding all of the common stock of ER Acquisition, Inc. prior to the completion of the merger and holding all of our common stock after the completion of the merger.

  •
  Following the completion of the merger, the shareholders of EXCO Holdings Inc. will include:

  •
  the continuing shareholders, who will directly own approximately 16% of the voting capital stock;

  •
  EXCO Investors, LLC, which will own approximately 11% of the voting capital stock if the members contribute to EXCO Investors, LLC $21.0 million;

  •
  affiliates of Cerberus Capital Management, L.P., which will own between 55% and 84% of the voting capital stock, depending upon the amount purchased by the non-Cerberus institutional investors and EXCO Investors, LLC; and

  •
  non-Cerberus institutional investors, which will own approximately 18% of the voting capital stock if they contribute to EXCO Holdings Inc. $34.0 million.

  •
  The executive officers of EXCO Holdings Inc. are currently Mr. Miller, chief executive officer, and Mr. Eubank, president and treasurer. The sole director of EXCO Holdings Inc. is currently Mr. Miller. Mr. Miller is our chairman and chief executive officer. Mr. Eubank is our president and treasurer. Messrs. Miller and Eubank are United States citizens. See "INFORMATION ABOUT THE ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS."

  •
  ER Acquisition, Inc.

  •
  ER Acquisition, Inc., a Texas corporation, is a transitory merger vehicle that was formed at the direction of Mr. Miller, solely for the purpose of entering into the merger agreement. ER Acquisition, Inc. is a wholly owned subsidiary of EXCO Holdings Inc.

  •
  The executive officers of ER Acquisition, Inc. are currently Mr. Miller, president and secretary, and Mr. Eubank, vice president. The sole director of ER Acquisition, Inc. is currently Mr. Miller. Mr. Miller is our chairman and chief executive officer. Mr. Eubank is our president and treasurer. Messrs. Miller and Eubank are United States citizens. See "INFORMATION ABOUT THE ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS."

  •
  EXCO Investors, LLC.

  •
  EXCO Investors, LLC, a Delaware limited liability company, is a newly formed limited liability company created at the direction of Mr. Miller solely for the purpose of acquiring and holding shares of the Class A common stock of EXCO Holdings Inc. for the benefit of its members. The members of EXCO Investors, LLC are business acquaintances of Mr. Miller and also include Jeffrey D. Benjamin and Earl E. Ellis, two of our directors.

  •
  The members of EXCO Investors, LLC will either contribute shares of our common stock currently held by them or cash to EXCO Investors, LLC in exchange for membership interests in EXCO Investors, LLC. After the record date for the special meeting, but before the effective time of the merger, all cash and shares of our common stock received by EXCO Investors, LLC from its members will be contributed by EXCO Investors, LLC to EXCO Holdings Inc. in exchange for shares of the Class A common stock of EXCO Holdings Inc. The merger consideration will not be paid for our common stock contributed to EXCO Investors, LLC as a result of the contribution to EXCO Holdings Inc. of such shares prior to the effective time of the merger.

  •
  After the merger, if the members contribute $21.0 million to EXCO Investors, LLC, it will own approximately 11% of the voting capital stock of EXCO Holdings Inc. Not all of the members have signed binding agreements to subscribe for membership interests in and contribute shares to EXCO Investors, LLC.

  •
  Mr. Miller is the managing member of EXCO Investors, LLC and will have sole voting power to vote all of the Class A shares of EXCO Holdings Inc. owned by EXCO Investors, LLC. Mr. Miller is our chairman and chief executive officer and is a United States citizen. See "INFORMATION ABOUT THE ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS."

  •
  Cerberus Capital Management, L.P.

  •
  Cerberus Capital Management, L.P., a Delaware limited partnership, is a leading New York investment management firm with approximately $8.5 billion of equity capital under management. At the effective time of the merger, affiliates of Cerberus will be, in the aggregate, holders of a majority of the capital stock of EXCO Holdings Inc. See "INFORMATION ABOUT THE ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS."

  •
  The Continuing Shareholders.

  •
  Members of our management and other of our employees, led by Mr. Miller, our chairman and chief executive officer, and T.W. Eubank, our president and treasurer, will be shareholders of EXCO Holdings Inc. and, as a result, will continue as indirect shareholders of us after the merger. The members of our management, two of our outside directors and those of our employees who will become shareholders of EXCO Holdings Inc., including Messrs. Miller and Eubank, are referred to in this proxy statement as "continuing shareholders."

  •
  The continuing shareholders will directly own approximately 16% of EXCO Holdings Inc. after the merger. Other than Messrs. Miller and Eubank, the continuing shareholders have not yet executed binding agreements regarding their investment in EXCO Holdings Inc. Accordingly, the descriptions of the continuing shareholders' investment in and contracts with EXCO Holdings Inc. other than Messrs. Miller and Eubank are subject to the execution of definitive contracts by those persons. See "INFORMATION ABOUT THE

      ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS."

Structure of the Merger

        The following figures depict the structure of the merger and the ownership interests of the parties to the merger at different stages of the merger. Figures 4 and 5 assume that our shareholders approve the merger agreement and the merger is completed.

Figure 1

Record Ownership of EXCO Resources, Inc.
As of the Record Date

(1)  Does not include shares owned by Messrs. Benjamin and Ellis, whose shares are included in the shares held by members of EXCO Investors, LLC.

(2)  Ownership based on a list of persons who, as of the date of this proxy statement, may participate in the transaction.

Figure 2

Contributions of our Common Stock to EXCO Holdings Inc.
before the Merger

*  Includes 140,586 shares of common stock to be acquired upon the exercise of options after the record date. Does not include shares owned by Messrs. Benjamin and Ellis, whose shares are included in the shares to be contributed by EXCO Investors, LLC.

Figure 3

Ownership Structure of EXCO Holdings Inc.
and ER Acquisition, Inc. Immediately Before the Merger

Figure 4

Merger of ER Acquisition, Inc. into EXCO Resources, Inc.

Figure 5

Ownership of EXCO Resources, Inc.
Immediately After the Merger

The Merger and Related Matters

  •
  The Merger. You are being asked to approve the merger agreement, by which ER Acquisition, Inc. will merge with and into us and we will become a wholly-owned subsidiary of EXCO Holdings Inc. We refer to ER Acquisition, Inc. and EXCO Holdings Inc. collectively as the "acquisition companies." The merger agreement is attached to this proxy statement as Appendix A. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT."

  •
  Merger Consideration for Common Stock and 5% Convertible Preferred Stock. In the merger, each outstanding share of our common stock will be converted into the right to receive $18.00 in cash, except for:

  •
  248,434 shares of common stock that constitute treasury shares;

  •
  327,436 shares of our common stock held by the continuing shareholders, of which 140,586 shares will be acquired by the exercise of options before the merger, which will be contributed directly to EXCO Holdings Inc. prior to the merger;

  •
  655,636 shares of our common stock held by the members of EXCO Investors, LLC and contributed to EXCO Investors, LLC, which will then contribute the 655,636 shares to EXCO Holdings Inc. before the completion of the merger; and

  •
  shares of our common stock and our 5% convertible preferred stock held by shareholders who have perfected their dissenters' rights.

        Each share of our 5% convertible preferred stock will automatically convert into one share of our common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock, and because the merger will be completed after June 30, 2003, each holder of converted shares will receive $18.00 in cash per share of common stock they then own as a result of the conversion. In addition, each holder of record of 5% convertible preferred stock on June 15, 2003, the record date for dividends on our 5% convertible preferred stock, will be entitled to receive from our paying agent $.2625 in cash per share of 5% convertible preferred stock representing the final quarterly dividend payable with respect to the 5% convertible preferred stock. This final quarterly dividend will be paid on June 30, 2003. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT."

  •
  Treatment of Options for Our Common Stock. At the time of the merger, each holder of an option to acquire our common stock will have the right to receive, in consideration for the cancellation of his or her options, a cash amount per share of our common stock subject to the cancelled options equal to the amount by which $18.00 exceeds the exercise price of the option, reduced by applicable withholding taxes. All options to purchase our common stock will vest before the completion of the merger. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Treatment of Options."

  •
  Treatment of Addison Options. At the time of the merger, each holder of an option to acquire common stock of Addison Energy Inc., our wholly owned subsidiary, will receive consideration for each option exercised, upon completion of the merger, in an amount by which the determined value of each option exercised exceeds CDN $1,031.61. The determined value will be based on the value of Addison Energy Inc. at the effective time of the merger. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Treatment of Options."

  •
  Vote Required for Approval of the Merger Agreement. The merger agreement must be approved by:

  (1)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock and 5% convertible preferred stock, voting together as a class;

  (2)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock, voting separately as a class; and

  (3)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our 5% convertible preferred stock, voting separately as a class.

    Even though the shares of 5% convertible preferred stock will automatically convert into common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock, holders of 5% convertible preferred stock will be entitled to vote, as a class and together with the shares of common stock, the shares of 5% convertible preferred stock owned by them on June 3, 2003, the record date, at the special meeting or by sending in a proxy before the meeting. See "THE SPECIAL MEETING."

    We determined not to require the affirmative vote of a majority of the outstanding shares of our common stock and 5% convertible preferred stock held by our unaffiliated shareholders to approve the merger agreement because an affirmative vote of two-thirds of each class does not require significantly fewer votes of the unaffiliated shareholders than would be required for the approval by a majority of the unaffiliated shareholders. At the record date, the unaffiliated shareholders held approximately 63% of our outstanding common stock, approximately 67% of our outstanding 5% convertible preferred stock and approximately 65% of our common stock and 5% convertible preferred stock, considered together as a class.

    Even if the vote set forth above is obtained at the special meeting, we cannot assure you that the merger will be completed because the completion of the merger is subject to the satisfaction or waiver of other conditions discussed below. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Conditions to the Merger."

  •
  Voting Agreement; Intention to Vote. Messrs. Miller and Eubank have entered into an agreement with EXCO Holdings Inc. to vote, and have granted irrevocable proxies to designees of Cerberus with respect to, all shares of our common stock and our 5% convertible preferred stock owned or controlled by them in favor of the approval of the merger agreement. The remaining continuing shareholders have expressed their intention to vote all shares of our common stock and our 5% convertible preferred stock owned or controlled by them in favor of the approval of the merger agreement.

    As of the record date for the special meeting, Messrs. Miller and Eubank owned of record or controlled approximately 10.3% of our outstanding common stock and approximately 2.8% of our outstanding 5% convertible preferred stock, and the remaining continuing shareholders owned of record or controlled approximately 7.2% of our outstanding common stock and approximately 0.8% of our outstanding 5% convertible preferred stock. See "INFORMATION ABOUT THE ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS."

  •
  Recommendation of the Special Committee. The special committee of directors determined that the merger is fair to, and in the best interests of, our shareholders other than EXCO Holdings Inc., ER Acquisition, Inc., EXCO Investors, LLC, the continuing shareholders or their affiliates, collectively referred to as the unaffiliated shareholders, and recommends that our unaffiliated shareholders approve the merger agreement. The special committee consisted of J. Michael Muckleroy and Stephen F. Smith, two of our directors who are not and have not been our officers or employees and who will not retain an economic interest in us or the acquisition companies following the merger.

    Pursuant to the terms of the merger, each of Mr. Muckleroy and Mr. Smith will receive approximately $2.0 million in exchange for shares of our common stock and 5% convertible preferred stock and options to purchase our common stock held by them. In addition, each of Messrs. Muckleroy and Smith will receive (a) $50,000 for serving on the special committee, (b) the reimbursement of out-of-pocket expenses and (c) $1,000 per day or any part thereof they are personally involved by attending a deposition or court hearing in litigation related to the merger. See "SPECIAL FACTORS—Recommendation of the Special Committee and EXCO Resources, Inc." and "SPECIAL FACTORS—Interests of EXCO Directors and Executive Officers in the Merger."

  •
  Recommendation of the Board of Directors. Pursuant to Texas law, the board of directors may submit the merger to shareholders for vote without recommendation. Because five of the eight directors will be continuing shareholders and have a conflict of interest, the board of directors makes no recommendation to you with respect to the approval of the merger agreement. See "SPECIAL FACTORS—Recommendation of the Special Committee and EXCO Resources, Inc."

  •
  Position of EXCO Resources, Inc. The SEC rules require EXCO to express its belief as to the fairness of the merger to its unaffiliated shareholders. At the time of the formation of the special committee, EXCO's board of directors delegated to the special committee authority to make all determinations on behalf of EXCO in connection with the merger. Accordingly, the special committee's determination that the terms of the merger and the merger agreement are fair to and in the best interests of EXCO's unaffiliated shareholders represents the fairness determination of EXCO. See "SPECIAL FACTORS—Recommendation of the Special Committee and EXCO Resources, Inc."

  •
  Position of the Continuing Shareholders, EXCO Holdings Inc. and EXCO Investors, LLC. The SEC rules require the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC to express their belief as to the fairness of the merger to our unaffiliated shareholders. Each of the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC has indicated that they believe the merger consideration to be fair to our unaffiliated shareholders. This belief, however, should not be construed as a recommendation to you as to how you should vote on the merger. Neither the continuing shareholders nor EXCO Investors, LLC solicited or otherwise obtained the advice of an independent party as to the fairness of the merger to our unaffiliated shareholders and they are not objective in their views with regard to the fairness of the merger. See "SPECIAL FACTORS—Position of the Continuing Shareholders, EXCO Holdings Inc. and EXCO Investors, LLC."

  •
  Position of Cerberus. The SEC rules require Cerberus Capital Management, L.P. to express its belief as to the fairness of the merger to our unaffiliated shareholders because it has provided a commitment to fund up to $161.5 million to EXCO Holdings Inc. for the acquisition of all of the shares of our capital stock. Cerberus believes that the merger is fair to our unaffiliated shareholders. This belief, however, should not be construed as a recommendation to you as to how you should vote on the merger. Cerberus did not solicit or otherwise obtain the advice of an independent party as to the fairness of the merger to our unaffiliated shareholders and, as the party whose affiliates are acquiring indirect majority control of our stock after the merger, is not objective in its views with regard to the fairness of the merger. See "SPECIAL FACTORS—Cerberus' Position as to the Merger."

  •
  Financing for the Merger. Based upon our total outstanding shares of common stock and 5% convertible preferred stock as of the record date, and our outstanding indebtedness as of May 28, 2003, the aggregate net cash cost of acquiring shares of our common stock and our 5% convertible preferred stock pursuant to the merger agreement, making payments to holders of options to purchase our common stock and the Addison stock options, assumption of our existing indebtedness and new borrowings by ER Acquisition, Inc. and paying related fees and expenses is expected to be approximately $345.3 million. EXCO Holdings Inc. expects to finance the merger with the following:

  •
  an equity investment of up to $161.0 million by one or more funds or affiliates of Cerberus Capital Management, L.P. to be designated by Cerberus Capital Management, L.P., which amount will be reduced, but not below $106.5 million, on a dollar-for-dollar basis by the amount invested by the non-Cerberus institutional investors and EXCO Investors, LLC.

  •
  an equity investment of up to $34.0 million which may be provided by non-Cerberus institutional investors.

  •
  an equity investment of up to $21.0 million which may be provided by EXCO Investors, LLC in the form of (a) the contribution by Messrs. Benjamin and Ellis of 111,120 shares of our common stock, (b) the contribution by the other members of approximately 544,516 shares of our common stock, and (c) cash in an amount of approximately $9.2 million.

  •
  an equity investment of $12.4 million by the continuing shareholders, other than Messrs. Benjamin and Ellis, in the form of (a) the contribution by Messrs. Miller and Eubank of the stock of ER Acquisition, Inc. to EXCO Holdings Inc., (b) the contribution before the merger of 327,436 shares of our common stock, 140,586 of which will be acquired from the exercise of stock options before the merger, (c) cash in an amount of approximately $1.8 million, and (d) notes payable to EXCO Holdings Inc. in the aggregate principal amount of approximately $1.8 million.

  •
  a short-term loan from Bank One, NA in an amount equal to the lesser of approximately $75.0 million or the availability under our existing credit facilities.

  •
  the assumption of approximately $121.4 million of our existing bank debt.

        See "SPECIAL FACTORS—Financing for the Merger."

  •
  Interests of Our Directors and Executive Officers. Some of our directors and executive officers, including those that are the continuing shareholders, have interests in the merger that are different from, or in addition to, the interests that apply to our shareholders generally. If the merger is completed, our directors and executive officers will receive in the aggregate the following:

  •
  $29.3 million cash in exchange for our common stock, 5% convertible preferred stock and options to purchase our common stock held by them that will not be contributed to EXCO Holdings Inc. or EXCO Investors, LLC;

  •
  the directors and executive officers who are continuing shareholders will receive a 16% interest in us indirectly through EXCO Holdings Inc. and a 1% interest in us indirectly through EXCO Investors, LLC in exchange for shares of our common stock contributed to EXCO Holdings Inc. or EXCO Investors, LLC;

  •
  if the merger is not completed, the directors and executive officers who are continuing shareholders may receive a portion of any termination fee paid to EXCO Holdings Inc. pursuant to the merger agreement and Messrs. Miller and Eubank may have their merger-related expenses reimbursed from a portion of any expense reimbursement paid to EXCO Holdings Inc. pursuant to the merger agreement; and

  •
  the executive officers will receive an aggregate of approximately $1.1 million cash per year for four years after the completion of the merger pursuant to an employee bonus retention plan to be effective upon the completion of the merger.

    See "SPECIAL FACTORS—Interests of EXCO Directors and Executive Officers in the Merger."

  •
  Opinion of Financial Advisor. The special committee received an opinion on March 11, 2003, from Merrill Lynch & Co., or Merrill Lynch, the financial advisor to the special committee, that, as of that date and subject to and based on the factors stated in its fairness opinion, the consideration for each share of common stock and 5% convertible preferred stock to be received pursuant to the merger by our unaffiliated shareholders was fair from a financial point of view to those shareholders. See "SPECIAL FACTORS—Opinion of Financial Advisor to the Special Committee."

  •
  Other Offers. Under specified circumstances, the board of directors or the special committee may terminate the merger agreement. We may terminate the merger agreement and abandon the merger at any time before the effective time of the merger if we receive a superior proposal and the special committee of our board of directors determines in good faith, after consultation with outside counsel, that it is necessary to fulfill its fiduciary duties under applicable law to terminate the merger agreement and enter into an agreement to effect the superior proposal. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Termination of the Merger Agreement."

  •
  Tax Consequences. Generally, the consideration received in the merger will be taxable for U.S. federal income tax purposes. You will likely recognize capital gain or loss in an amount equal to the difference between the consideration you receive in the merger and the adjusted tax basis for your shares of our common stock. Any capital gain or loss will be long-term capital gain or loss if our common stock is considered to have been held by you for more than one year. Each share of our 5% convertible preferred stock will automatically convert into one share of our common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock. The conversion of your 5% convertible preferred stock into our common stock will be a tax-free transaction. Holders of 5% convertible preferred stock will have a tax basis and holding period in the shares of common stock they receive upon conversion equal to that holder's tax basis and holding period in the 5% convertible preferred stock held by such holder immediately before the conversion. See "SPECIAL FACTORS—Material United States Federal Income Tax Consequences —Material United States Federal Income Tax Consequences to Shareholders, Continuing Shareholders, EXCO Investors, LLC, Cerberus and EXCO Holdings Inc."

  •
  Conditions. The merger agreement and the transactions contemplated by the merger agreement are subject to:

  (1)
  (a)   the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock and 5% convertible preferred stock, voting together as a class;

  (b)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock, voting separately as a class; and

  (c)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our 5% convertible preferred stock, voting separately as a class.

  (2)
  holders of no more than 5% of the shares of our capital stock shall have properly and timely exercised their dissenters' rights, and

  (3)
  specified other conditions.

        See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Conditions to the Merger."

  •
  Effect of the Merger. This is a "going private" transaction and if the merger agreement is approved at the special meeting and the merger is completed, we will become a wholly-owned subsidiary of EXCO Holdings Inc. and will no longer be a publicly-traded company. The reason the acquisition has been structured as a merger is to effect a complete transfer of our ownership from our shareholders to EXCO Holdings Inc. and to provide our shareholders with cash for their shares or the right to receive "fair value" for their shares if they exercise and perfect their appraisal rights under Texas law. See "SPECIAL FACTORS—Effects of the Merger."

Contact for Questions

        If you have any questions, or need additional material, please feel free to call our proxy solicitor, D.F. King & Co., Inc., toll-free at (888) 869-7406. Our proxy solicitor's address is:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Telephone (212) 269-5550 (for banks and brokers)
(888) 869-7406 (toll-free for shareholders)

QUESTIONS AND ANSWERS ABOUT THE MEETING

        The following questions and answers briefly address some commonly asked questions about the special meeting and the merger. They may not include all the information that is important to you. We urge you to read carefully this entire proxy statement, including the appendices and the other documents we refer to in this proxy statement.

Special Meeting

Q:
When and where is the special meeting?

A:
The special meeting of our shareholders will be held at 9:00 a.m., local time, on July 3, 2003, at The Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas.

Q:
Who can vote on the proposals being presented at the special meeting?

A:
Holders of our common stock and our 5% convertible preferred stock outstanding at the close of business on June 3, 2003, the record date for the special meeting, may vote in person or by proxy on the proposals being presented at the meeting.

Q:
What happens if I vote against the merger agreement proposal?

A:
If you vote against the merger agreement but the required vote is obtained, the merger may be completed and, if completed, you will receive the merger consideration for your shares unless you have perfected your dissenters' rights in accordance with Texas law.

Q:
What is the adjournment proposal?

A:
You are being asked to vote on a proposal to permit us to adjourn the meeting to a date not later than July 23, 2003 to permit the further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the merger agreement. This proposal is referred to in this proxy statement as the "adjournment proposal." The affirmative vote of the holders of a majority of our common stock and our 5% convertible preferred stock, voting together as a class, present in person or by proxy at the meeting is required to approve the adjournment proposal.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You can change your vote at any time before the vote is taken at the special meeting. If you hold your shares in "street name" and have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote. If you are the record holder of your shares, you can do this in one of the following three ways:

•
you can send a written notice to us dated later than your proxy card stating that you would like to revoke your current proxy;

•
you can complete and submit a new proxy card dated later than your original proxy card; or

•
you can attend the special meeting and vote in person.

        If you choose to submit a notice of revocation or a new proxy card you must send it to the Secretary of EXCO Resources, Inc. at 6500 Greenville Avenue, Suite 600, LB 17, Dallas, Texas 75206. We must receive the notice or new proxy card before the vote is taken at the special meeting. See "THE SPECIAL MEETING—Voting."

Q:
What is the effect of the failure to vote, broker non-votes and abstentions with respect to the proposals?

A:
The failure to return a properly executed proxy card or to vote at the special meeting will have the same effect as a vote against the approval of the merger agreement but will have no effect on the approval of the adjournment proposal. Shares held in "street name" by your broker or in the name of some other nominee may not be voted by your broker or nominee holder unless you provide written instructions to your broker or nominee holder as to how to vote your shares. "Broker non-votes" means those votes that could have been cast by brokers or other nominee holders if the beneficial holder of the shares had provided instructions to the broker or nominee holder as to how to vote the shares. Broker non-votes will have the same effect as a vote against the approval of the merger agreement but will have no effect on the adjournment proposal. An absention from the vote will have the same effect as a vote against the approval of the merger agreement and the adjournment proposal. See "THE SPECIAL MEETING."

The Merger

Q:
What will I receive for my shares of EXCO common stock if the merger is completed?

A:
If the merger is completed, except with respect to shares contributed to EXCO Holdings Inc. or EXCO Investors, LLC before the completion of the merger by the continuing shareholders and the members of EXCO Investors, LLC, each of your shares of our common stock will be converted automatically into the right to receive $18.00 in cash, without interest and less any applicable withholding taxes, except that if you perfect your dissenters' rights, your shares will be subject to appraisal in accordance with Texas law. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Structure; Merger Consideration."

Q:
What will I receive for my shares of 5% convertible preferred stock if the merger is completed?

A:
Each share of our 5% convertible preferred stock will automatically convert into one share of our common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock. If the merger is completed, each holder of converted shares will receive $18.00 in cash per share of common stock they then own as a result of the conversion, except that if you perfect your dissenters' rights, your shares will be subject to appraisal. In all cases we will pay the merger consideration without interest and less any applicable withholding taxes. In addition, each holder of record of 5% convertible preferred stock on June 15, 2003, the record date for dividends on our 5% convertible preferred stock, will be entitled to receive from our paying agent $.2625 in cash per share of 5% convertible preferred stock representing the final quarterly dividend payable with respect to the 5% convertible preferred stock. This final quarterly dividend will be paid on June 30, 2003. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Structure; Merger Consideration."

Q:
What will I receive following the completion of the merger if I hold options to acquire EXCO common stock?

A:
Prior to the effective time of the merger, all of your options will automatically vest. If you continue to hold unexercised options at the time the merger is completed, for each share of our common stock underlying an option that you hold and that has not been exercised before the merger, you will be entitled to receive the amount, if any, by which $18.00 exceeds the exercise price of your option, reduced by applicable withholding taxes. If an option holder exercises an option before the completion of the merger, the holder will pay us the exercise price to receive one share of our common stock for each option exercised, and if the share is not being contributed to EXCO Holdings Inc., the holder will receive the $18.00 cash merger consideration per share. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Treatment of Options."

Q:
What will I receive following the completion of the merger if I hold options to acquire common stock of Addison Energy Inc.?

A:
Due to a change of control provision in the Addison option agreement, all of the options in the Addison Energy Inc. stock option plan will vest upon the completion of the merger. If you hold unexercised options to purchase Addison Energy Inc. common stock at the time the merger is completed, for each share underlying an option that you hold and that has not been exercised before the merger, you will receive consideration in an amount by which the determined value of each option exercised exceeds CDN $1,031.61. The determined value will be based on the value of Addison Energy Inc. at the effective time of the merger and will depend in large part on the then prevailing prices of oil and natural gas and, as a result, cannot be determined at this time. However, based on the price of oil and natural gas on January 1, 2003, the determined value on that date was CDN $7,013.94 per share. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Treatment of Options."

Q:
What will I receive following the completion of the merger if I have an account balance in the EXCO 401(k) plan or the Addison RSP plan invested in EXCO common stock?

A:
If the merger is completed, each of the shares of our common stock that you hold in our current 401(k) plan or the RSP plan will be cancelled and converted automatically into the right to receive $18.00 in cash, without interest or any other payment, except that if you perfect your dissenters' rights your shares will be subject to appraisal in accordance with Texas law. You will then be entitled to invest the proceeds of your 401(k) or the RSP plan in other investment options in the 401(k) plan or the RSP plan. See "SPECIAL FACTORS—Effects of the Merger—Treatment of Shares of Common Stock Held in Our 401(k) Plan or the Addison RSP Plan."

Q:
What will I receive following the completion of the merger if I have an account balance in the EXCO 401(k) plan or the Addison RSP plan invested in EXCO 5% convertible preferred stock?

A:
Each of the shares of our 5% convertible preferred stock that you hold in our 401(k) plan or the RSP plan will have automatically converted into one share of our common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock. If the merger is completed, each participant will receive $18.00 in cash per share of common stock that they then hold in our 401(k) plan or the RSP plan as a result of the conversion, without interest or any other payment, except that if you perfect your dissenters' rights your shares will be subject to appraisal in accordance with Texas law. In addition, each holder of record of 5% convertible preferred stock on June 15, 2003, the record date for dividends on our 5% convertible preferred stock, will be entitled to receive from our paying agent $.2625 in cash per share of 5% convertible preferred stock representing the final quarterly dividend payable with respect to the 5% convertible preferred stock. This final quarterly dividend will be paid on June 30, 2003. You will then be entitled to invest the proceeds in your 401(k) plan or the RSP plan in other investment options in the 401(k) plan or the RSP plan. See "SPECIAL FACTORS—Effects of the Merger—Treatment of Shares of 5% Convertible Preferred Stock Held in Our 401(k) Plan or the Addison RSP Plan."

Q:
Who are the continuing shareholders?

A:
The continuing shareholders, who will contribute cash, shares of our common stock owned by them and notes payable to EXCO Holdings Inc. in exchange for shares of EXCO Holdings Inc., or, with respect to Messrs. Benjamin and Ellis, shares of our common stock owned by them in exchange for membership interests in EXCO Investors, LLC, are:

•    Douglas H. Miller
•    T.W. Eubank
•    J. Douglas Ramsey
•    J. David Choisser
•    Charles R. Evans
•    Richard E. Miller
•    James M. Perkins, Jr.
•    Richard L. Hodges
•    John D. Jacobi
•    Daniel A. Johnson
•    Harold L. Hickey
•    Stephen E. Puckett
•    Russell W. Romoser
•    Laurel A. Cocharo
•    Adrien Joly
•    Thomas Charuk
•    Jimmie L. Pulis
•    Paul B. Rudnicki
•    Gary M. Nelson
• H. Wayne Gifford	• Gary L. Parker
•    Scott E. Studdard
•    Craig F. Hruska
•    Steve Fagan
•    Dennis G. McIntyre
•    Neil Burrows
•    Gregory Robb
•    Jonathan Kuhn
•    Jamie Beninger
•    Terry Pidkowa
•    Duane Masse
•    Jennifer M. Perry
•    Kirstie M. Egan
•    Wesley E. Roberts
•    Delwyn C. Dennison
•    Muharem Mastalic
•    Terry L. Trudeau
•    Jeffrey D. Benjamin
• Earl E. Ellis

  See "INFORMATION ABOUT THE ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS."

Q:
What will happen to the shares and options held by the continuing shareholders?

A:
The continuing shareholders will contribute an aggregate of 438,556 shares of our common stock to EXCO Holdings Inc. or EXCO Investors, LLC. Of the 438,556 shares being contributed, the continuing shareholders, other than Messrs. Benjamin and Ellis, will contribute an aggregate of 327,436 shares of our common stock to EXCO Holdings Inc. in partial consideration for shares of Class A common stock and Class B common stock of EXCO Holdings Inc. Of the 438,556 shares being contributed, Messrs. Benjamin and Ellis will contribute the remaining 111,120 shares of our common stock to EXCO Investors, LLC. EXCO Investors, LLC will be a stockholder of EXCO Holdings Inc. Other than Messrs. Miller and Eubank, the continuing shareholders have not yet executed binding agreements regarding their investment in EXCO Holdings Inc. Accordingly, except with respect to Messrs. Miller and Eubank, the descriptions of the continuing shareholders' investment in and contracts with EXCO Holdings Inc., are subject to the execution of definitive contracts by those persons.

  With respect to each share of our common stock and our 5% convertible preferred stock owned by the continuing shareholders and not contributed to EXCO Holdings Inc. or EXCO Investors, LLC, the continuing shareholders will receive the same merger consideration per share that the unaffiliated shareholders will receive.

  Under the terms of our stock option plan, all options to purchase our common stock will vest immediately before the completion of the merger. If a continuing shareholder exercises an option before the completion of the merger, the continuing shareholder will pay us the exercise price to receive one share of our common stock for each option exercised. Mr. Miller agreed to relinquish all of his options before the completion of the merger and Mr. Eubank agreed to relinquish options to purchase 68,316 shares of our common stock before the completion of the merger because they owned shares of ER Acquisition, Inc. that they contributed to EXCO Holdings Inc. in partial consideration for shares of Class A common stock of EXCO Holdings Inc.

  To the extent a continuing shareholder owns unexercised options to purchase our common stock, the continuing shareholder will be entitled to receive, upon completion of the merger, cash for each option they own in an amount equal to the amount by which $18.00 exceeds the exercise price of the option, reduced by applicable withholding taxes.

  At the completion of the merger, each holder of an Addison Energy Inc. option will receive the consideration set forth above under "Q: What will I receive following the completion of the merger if I hold options to acquire common stock of Addison Energy Inc.?"

  The total amount of merger consideration that the continuing shareholders would be entitled to receive, assuming no reinvestment in EXCO Holdings Inc., would be $39.1 million, the total amount that will be reinvested directly or indirectly by the continuing shareholders into EXCO Holdings Inc. is $12.4 million, and the total cash merger consideration that will be paid to the continuing shareholders will be $26.7 million. See "SPECIAL FACTORS—Effects of the Merger—Treatment of Continuing Shareholders' Equity Interests."

Q:
When do you expect the merger to be completed?

A:
We expect that, assuming the conditions to the merger are satisfied or waived and we receive the requisite shareholder vote, the merger will be completed within three business days after the special meeting.

Q:
How is the Weiser v. EXCO Resources, Inc., et al. and the Birnbaum v. EXCO Resources, Inc., et al. litigation related to the merger?

A:
Both complaints were purportedly filed on behalf of our public shareholders and allege that our current directors breached fiduciary duties owed to our shareholders in connection with Mr. Miller's offer. We are named as a defendant in the litigation. We believe the allegations are without merit. The proceedings were stayed until, as stated in the order, "such time that Mr. Miller files any document with the SEC commencing an offer to purchase our shares which he does not currently own and/or control, to obtain ownership of us, or the setting of a shareholder meeting to approve any merger involving Mr. Miller's purchase of shares." As discussed by the parties with the court at a status conference held on May 30, 2003, the stay will terminate upon the filing and dissemination to shareholders of these proxy materials. See "SPECIAL FACTORS—Litigation."

Q:
What if the merger proposal is not approved?

A:
In the event the merger agreement is not approved and the merger is not completed, we intend to hold an annual meeting of shareholders to elect eight directors and to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003, as soon as practicable after the special meeting. See "FUTURE SHAREHOLDER PROPOSALS."

Q:
Are we required to pay a termination fee if our shareholders do not approve the merger agreement?

A:
Yes. In most cases, depending upon the circumstances surrounding the termination, we must pay EXCO Holdings Inc. a termination fee of up to $8.5 million if our shareholders do not approve the merger. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Termination of the Merger Agreement."

Q:
Who will receive the termination fee?

A:
EXCO Holdings Inc. If the merger agreement is terminated and EXCO Holdings Inc. receives a termination fee or expense reimbursement in connection with the termination, the termination fee or expense reimbursement must first be used to pay an equity fee to Cerberus and to reimburse the other fees and expenses of Cerberus in connection with the merger. After the reimbursement of fees and expenses to Cerberus, any remaining balance of the termination fee or expense reimbursement will be used to pay the expenses of EXCO Holdings Inc. After the reimbursement of fees and expenses to Cerberus and EXCO Holdings Inc., if there is any remaining amount, then that amount will be paid 20% to EXCO Holdings Inc. and 80% to Cerberus and, on a pro rata basis, EXCO Investors, LLC, the non-Cerberus institutional investors and continuing shareholders to the extent they have agreed to purchase Class A common stock in excess of $13.5 million.

Q:
What rights do I have to dissent from the merger?

A:
If you wish, you may dissent from the merger and seek an appraisal of the fair value of your shares of our common stock and of our 5% convertible preferred stock, but only if you comply with the requirements of Texas law that are attached as Appendix D to this proxy statement and that are summarized in the section of this proxy statement titled "SPECIAL FACTORS—Dissenters' Rights of Appraisal." The appraised fair value of your shares of our common stock, which will be paid to you if you properly perfect your appraisal rights, may be more than, less than or equal to the per share price to be paid in the merger. The appraised fair value of your shares of our 5% convertible preferred stock, which will be paid to you if you properly perfect your appraisal rights, may be more than, less than or equal to the per share price to be paid in the merger. See "SPECIAL FACTORS—Dissenters' Rights of Appraisal."

General

Q:
What do I need to do now?

A:
We urge you to carefully review this proxy statement, mark your vote on the accompanying proxy card and sign and mail it in the enclosed return envelope as soon as possible. This will ensure that your shares will be represented at the special meeting. If you sign and send in the proxy card and do not indicate how you want to vote, your proxy will be voted FOR the approval of the merger agreement and the adjournment proposal. If you do not vote by either sending in your proxy card or voting in person at the special meeting, it will have the same effect as a vote AGAINST the approval of the merger agreement but will have no effect on the approval of the adjournment proposal.

Q:
Should I send in my stock certificates now?

A:
No. If the merger is completed, we will promptly send you written instructions for sending in your stock certificates in exchange for the $18.00 per share cash payments for your shares of our common stock or in exchange for your shares of our 5% convertible preferred stock that have automatically converted into our common stock on June 30, 2003.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instructions that you receive.

Q:
Who can help answer my questions?

A:
The information provided above in the summary term sheet and in the "Question and Answer" format is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this entire proxy statement, including the attached appendices and the documents we refer to in this proxy statement. If you have any questions, or need additional material, please feel free to call our proxy solicitor, D.F. King & Co., Inc., toll-free at (888) 869-7406.

SPECIAL FACTORS

Background of the Merger

        During late 2001, Mr. Miller became dissatisfied with the trading price for our common stock, which had high and low closing sales prices between $13.38 and $16.80 during the last quarter of 2001. Mr. Miller believed that our common stock should be trading in a higher price range than it was experiencing relative to similar public oil and gas companies with comparable balance sheets, income and reserves. This belief was based on comparisons with peer companies that we prepare from time to time and comparisons prepared by industry analysts that follow us. Because of a belief that our common stock price was undervalued in comparison to prices being paid by our competitors for producing oil and gas properties (or oil and gas companies), in September 2001 our board authorized the repurchase from time to time of up to 1,500,000 shares of our common stock or our 5% convertible preferred stock. We repurchased an aggregate of 244,500 shares of our common stock, and no shares of our 5% convertible preferred stock, at prices ranging from $13.25 to $15.00 per share pursuant to the repurchase plan. See "COMMON STOCK PURCHASE INFORMATION—Purchases by EXCO of EXCO Common Stock During the Past Two Years."

        Since the time Mr. Miller became chief executive officer of EXCO in December 1997, we have sought to enhance shareholder value through the growth of our reserve base. Our management and board have regularly evaluated transactions to increase the size of our company, including acquisitions where we might issue our common stock. However, our management and board have been generally opposed to using our common stock as a form of transaction consideration unless the price and opportunity were extremely attractive given their view that our common stock was undervalued. We were an unsuccessful bidder in several possible transactions involving the issuance of our common stock. Our management also has, from time to time, evaluated whether to sell significant portions of our assets, but the low tax basis in our properties and the tax liabilities that would be incurred by such sales have made such asset sales financially unattractive.

        During the summer of 2002, Douglas H. Miller, our chairman and chief executive officer, began to consider whether the benefit to our shareholders of being a public company was outweighed by the increasing costs of being a public company. During the month of July 2002, our common stock was trading between $14.65 and $15.00 per share and our 5% convertible preferred stock was trading between $15.01 and $15.50 per share. Mr. Miller believed we were undervalued at those prices. These considerations led Mr. Miller to study taking us private by offering cash to our shareholders at a premium to the then-current market price of our stock.

        During July 2002, Mr. Miller had a social visit with Lenard Tessler, a business acquaintance and a managing director of Cerberus Capital Management, L.P. Mr. Miller discussed informally with Mr. Tessler the idea of taking us private. Mr. Tessler indicated that Mr. Miller would likely be able to raise the funds necessary to complete the acquisition and that Cerberus might consider participating.

        In late July 2002, Mr. Miller decided to propose to take us private and offer a 13% premium to the then-current trading price of our common stock of $15.00. In reaching that decision, Mr. Miller concluded that, as a shareholder, the costs of having public equity securities outweighed the benefits. Increased costs considered by Mr. Miller included rising legal and auditing costs associated with our SEC filings, internal costs associated with our SEC compliance responsibilities, and significantly increased premiums for directors' and officers' liability insurance. We have estimated the costs of being a public company during 2002 to be approximately $1,000,000. Mr. Miller also believed that the contraction of the U.S. capital markets over the preceding three years has further diminished the benefits of having public equity securities due to lower valuations given to similar public oil and gas companies by the public markets and the difficulty of smaller companies raising equity capital in the public equity markets. In formulating his proposal, Mr. Miller concluded, and expressed to our board of directors on August 6, 2002 when he presented his proposal, that prior to the execution of a definitive agreement in connection with his offer, he would accept any offer for us that was superior to his and was willing to sell his shares of our stock if a superior proposal was made to acquire us; otherwise, he would pursue acquiring us.

        On the evening of August 6, 2002, at the beginning of a board of directors dinner, Mr. Miller submitted a written proposal to purchase all of the outstanding shares of our stock not already owned by him. Under the terms of the proposal, the holders of our outstanding shares of common stock would have received $17.00 per share in cash. The holders of our outstanding 5% convertible preferred stock would have received $17.00 per share plus any unpaid accrued and unaccrued dividends. The proposal from Mr. Miller was made subject to the negotiation and execution of a definitive acquisition agreement containing mutually agreeable terms and conditions as are customary in such agreements, including, but not limited to, customary representations, warranties, covenants and conditions. It was also subject to, among other things, (1) the approval of the transaction by a special committee of the board of directors, the board of directors and the shareholders, (2) the receipt of satisfactory financing for the transaction, (3) the receipt by the special committee of a fairness opinion, and (4) the receipt of all necessary regulatory approvals. Mr. Miller also advised the board of directors that as a shareholder, Mr. Miller would support a sale to a third party if the price were superior to his offer and that in his view the board of directors should give careful consideration to proposals, if any, made by third parties for the acquisition of us.

        As a result of Mr. Miller's offer, a special meeting of the board of directors was convened at the dinner. All directors were in attendance along with three attorneys from Haynes and Boone, LLP, our outside counsel. At the meeting our board discussed issues regarding the role of a special committee of our board of directors, including procedures for evaluating Mr. Miller's proposal and the selection of special committee members. The following day we issued a press release containing disclosure of Mr. Miller's proposal. As of August 6, 2002, Mr. Miller owned approximately 8.2% of our outstanding stock and 1.8% of our outstanding 5% convertible preferred stock.

        On August 7, 2002, Mr. Miller asked J. Michael Muckleroy and Stephen F. Smith if they would consider serving on the special committee, and Messrs. Muckleroy and Smith later agreed to serve on the special committee. On the same day, Mr. Miller and Mr. Tessler had a telephone conference to discuss the initial parameters of Cerberus' possible participation in funding Mr. Miller's offer.

        Following the August 7, 2002 press release concerning Mr. Miller's proposal, two putative class action lawsuits were filed in the district court of Dallas County, Texas by various shareholders against us and our directors. One was filed August 7, 2002, and the other was filed August 12, 2002. These actions both allege that Mr. Miller's offer was unfair and inadequate and seek to enjoin the transaction, to rescind the transaction if consummated, damages, to require an accounting of all profits, payment of plaintiff's costs and reasonable attorneys' fees, and other unspecified relief. A general denial was filed for one action on September 3, 2002, and the other on September 6, 2002. On October 25, 2002, these cases were consolidated in the 160th District Court. By the agreement of the parties, the proceedings were stayed until, as stated in the order, "such time that Mr. Miller files any document with the SEC commencing an offer to purchase our shares which he does not currently own and/or control, to obtain ownership of us, or the setting of a shareholder meeting to approve any merger involving Mr. Miller's purchase of shares." As discussed by the parties with the court at a status conference held on May 30, 2003, the stay will terminate upon the filing and dissemination to shareholders of these proxy materials.

        On August 15, 2002, at a special meeting of our board of directors, the board established a special committee comprised of J. Michael Muckleroy and Stephen F. Smith to:

  •
  determine the merits of Mr. Miller's proposal;

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  determine the merits of any alternative proposals;

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  determine, if appropriate, not to enter into any transaction;

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  retain independent legal and financial advisors to assist the special committee;

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  negotiate the terms of any transaction;

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  determine whether any transaction is fair to and in the best interests of our unaffiliated shareholders; and

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  recommend action to the board of directors regarding a transaction.

Each of the members of the special committee was a director who was not and had not been one of our officers or employees and who would not retain an economic interest in us or the acquisition companies following the merger. Mr. Smith agreed to act as chairman of the special committee. Our board of directors did not place any limitations on the authority of the special committee to consider Mr. Miller's proposal or any alternatives to the proposal.

        On August 15, 2002, we issued a press release announcing the formation of the special committee and the special committee's authority to consider alternative proposals for the acquisition of our company.

        On August 19, 2002, the special committee retained Bracewell & Patterson, L.L.P. as its legal advisor.

        During the month of August 2002, following the announcement of Mr. Miller's proposal, Mr. Miller contacted potential lenders and investors for the funds necessary to consummate his proposal, and met with representatives of Bank One, NA, BNP Paribas and Scotia Capital, all of whom were at that time our lenders. Mr. Miller also began contacting potential equity investors to help fund his proposal. In particular, beginning in mid-August 2002, and occurring periodically throughout August, September, October and November, Mr. Miller and other members of our management met both in person and telephonically with Mr. Tessler to discuss the terms and conditions of Cerberus' financing proposal and the extent to which our management or other investors would participate in the financing and resulting entity.

        From August 19, 2002 through August 22, 2002, the special committee interviewed and discussed the qualifications of six investment banks as candidates to serve as a financial advisor to the special committee in evaluating the proposal from Mr. Miller and any other proposal we may receive. In selecting its financial advisor, the special committee was aware of and considered the past work each investment bank had performed for us and considered the ability of each investment bank to provide independent, unbiased advice.

        In late August 2002, Mr. Miller interviewed Brian M. Lidji of the Dallas law firm of Sayles, Lidji & Werbner, A Professional Corporation, and subsequently hired Mr. Lidji to represent him in connection with his proposal. Following that engagement, Mr. Miller met with Mr. Lidji and representatives from Ernst & Young LLP to discuss tax issues related to Mr. Miller's stock and option holdings in us, and Mr. Miller's potential reinvestment of these holdings as part of the going private transaction.

        On August 23, 2002, the special committee advised Merrill Lynch that it wished to engage Merrill Lynch as its financial advisor. Merrill Lynch had not previously performed any investment banking or advisory services for us.

        Also on August 23, 2002, Mr. Ramsey, our chief financial officer, Mr. Choisser, our chief accounting officer, and Mr. Bracken, our former controller, along with the chairman of the special committee, participated in a telephone conference with representatives of the tax team of Ernst & Young LLP to discuss the tax implications of a possible sale of us to Mr. Miller or to a third party or the sale of all or part of Addison Energy Inc. There was also a discussion of the tax implications of the sale of Addison Energy Inc. as well as the sale of our assets instead of the sale of the company as a whole. After this telephone conference, we asked Ernst & Young to prepare an analysis, given certain assumptions, of the income taxes that would be payable in Canada and in the United States if we sold Addison Energy Inc. in a separate transaction.

        On August 26, 2002, the special committee met with representatives of Merrill Lynch to discuss the marketing of us to potential third party buyers.

        Also in late August, certain members of our management team, including, at times, Mr. Miller, met with representatives of counsel for the special committee and representatives of Merrill Lynch to discuss the creation of a data room where information could be maintained for review by potential third party buyers. The data room was completed in mid-October 2002.

        In August 2002, our board concluded that we should establish a severance plan for our employees. On August 20, 2002, the chairman of the special committee participated in a telephone conference with Mr. Ramsey regarding a proposed severance plan. On August 30, 2002, we held a special meeting of the board of directors to discuss adoption of a severance plan for our employees in the event of a change in control or purchase of us by a third party other than Mr. Miller and the other continuing shareholders. Mr. Miller expected to retain all of our then-current employees if he was the successful bidder. Our board of directors considered such a plan to be fair and in our best interests in order to encourage the retention of our employees during the period of uncertainty created by our possible sale. Our board of directors delegated to the special committee the authority to review the plan and to determine whether to modify, adopt or reject the plan. At a board meeting held on October 14, 2002, upon recommendation of the special committee, the board approved the final form of the employee severance plan. The maximum amount payable under the severance plan is approximately $4.4 million. In its deliberations on the severance plan, the special committee took into account the fact that the existence of the severance plan could serve to discourage potential third party buyers because of the increased costs that might have to be paid under the severance plan by a third party buyer. For a more complete description of the severance plan, see "—Interests of EXCO Directors and Executive Officers in the Merger—Severance Plan."

        On August 30, 2002, ER Acquisition, Inc. was incorporated at the direction of Mr. Miller solely for the purpose of entering into the merger agreement and serving as a transitory merger vehicle.

        On September 4, 2002, the special committee formally engaged Merrill Lynch and met with its representatives to discuss the valuation of us, the solicitation of potential third party buyers and the marketing process for us.

        On September 5, 2002, we issued a press release announcing that the special committee had engaged Merrill Lynch as its financial advisor.

        During September 2002, Mr. Miller discussed the financing of his proposal to acquire us with several lenders and potential equity sources. Mr. Miller, at the request of the special committee, periodically updated Merrill Lynch as to the status of obtaining financing for his offer.

        On September 10, 2002 and September 12, 2002, the chairman of the special committee and Mr. Miller and Mr. Eubank discussed confidentiality agreements. Mr. Miller entered into a confidentiality and standstill agreement with us on September 12, 2002 summarized below in "OTHER AGREEMENTS—Confidentiality and Standstill Agreement."

        On September 24, 2002, the members of the special committee met with Merrill Lynch representatives for an update on the status of the marketing process for us and Merrill Lynch's preliminary valuation of us. During this meeting Merrill Lynch (1) outlined the major tasks that had been completed at that time regarding the marketing and valuation of us, (2) reviewed Merrill Lynch's outlook for the timing of the remaining tasks to be completed in the marketing of us, (3) summarized the preliminary valuation of us based upon initial inputs from our management, and (4) discussed potential third party buyers for us. The preliminary valuation summarized by Merrill Lynch was based upon forecasted commodity prices, reserve and production data, production costs, exploration and development data and financial forecasts provided by us for both proved and probable reserves at that time. Merrill Lynch utilized a discounted cash flow analysis to calculate the present value of the after-tax estimated unlevered cash flows that could be expected to be generated by us based upon our financial and reserve forecasts. After discounting these cash flows by 10% and subtracting net debt (i.e., total debt less cash), Merrill Lynch derived a preliminary net asset valuation for us of approximately $15.90 per share at that time.

        Based upon the preliminary evaluation of our company by Merrill Lynch, the special committee believed that Mr. Miller's proposal of $17.00 merited further consideration. Mr. Miller and Mr. Eubank informed the special committee of their intention to ask our officers and directors who were not on the special committee and various employees to become part of a group to participate in the transaction.

        During September and October 2002, Mr. Miller and his counsel discussed with counsel for the special committee the development of a formal process by which individuals could join Mr. Miller's acquisition group with the consent of the special committee without triggering the Texas anti-takeover statute (Article 13.03 of the TBCA). Under this statute, if any party acquires more than 20% of our outstanding stock without the prior approval of our board of directors or a committee of the board, that party cannot acquire or enter into similar transactions with us for a period of three years unless the acquisition is approved by two-thirds of the unaffiliated shareholders. The special committee determined it was in the best interests of our company to encourage Mr. Miller's buyout group to submit a definitive proposal to us that, if approved by the special committee, could be presented to the shareholders for their approval upon receipt of the same shareholder vote as would be required to approve a competing proposal.

        On September 25, 2002, the special committee informally determined to proceed with the process of approving the acquisition of 20% or more of our outstanding voting stock by Mr. Miller's buyout group, subject to appropriate documentation. At a special meeting of our board on October 14, 2002 and upon recommendation of the special committee, the board approved the waiver of Article 13.03 of the TBCA in respect of Mr. Miller's buyout group and the form of share solicitation agreement to be entered into by Mr. Miller and other participants.

        On October 14, 2002, Mr. Miller signed a share solicitation agreement with us. The share solicitation agreement recited that our board of directors had adopted resolutions to make Article 13.03 of the TBCA inapplicable to Mr. Miller and his buyout group. The share solicitation agreement further provided that Mr. Miller and his buyout group could submit a proposal to the shareholders only if it was approved by the special committee. The share solicitation agreement also prohibited Mr. Miller and anyone in his buyout group from entering into any agreement relating to the voting of any of our stock without the approval of the special committee, including:

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  any agreement to vote against, oppose or abstain from voting on any competing proposal made to us;

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  any agreement to refrain from attending any meeting of shareholders at which a competing proposal was to be voted upon; and

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  any agreement to directly or indirectly encourage or solicit votes on any competing proposal.

        Mr. Miller further agreed to disband his acquisition group in the event that our shareholders approved a competing proposal or if the special committee abandoned its efforts to seek proposals.

        The special committee believed the waiver of Article 13.03 of the TBCA was in the best interests of the unaffiliated shareholders because the restrictions on Mr. Miller and his buyout group contained in the share solicitation agreement provided adequate protection to the unaffiliated shareholders while simultaneously encouraging Mr. Miller to formulate and submit a definitive bid to the shareholders without the chilling effect of Article 13.03 of the TBCA.

        On October 17, 2002, Mr. Eubank joined in the share solicitation agreement by signing a joinder agreement with us.

        On behalf of the special committee, commencing in September 2002 and continuing through December 2002, Merrill Lynch contacted 23 parties to gauge their interest in acquiring us. Merrill Lynch made non-confidential information presentations regarding our operations and future prospects to 22 of the contacted parties. Of the companies presented to, five entered into confidentiality agreements with us and received a package of confidential information, including our reserve database, and were invited to review additional confidential information at our data rooms in Dallas, Texas and Calgary, Alberta. Of the five parties that executed the confidentiality agreement, two visited our data rooms during October 2002 and had continuing conversations with Merrill Lynch throughout November and December 2002. No party submitted a firm proposal for the acquisition of us other than EXCO Holdings Inc. During the period Merrill Lynch pursued alternative proposals, it also sought and received periodic updates from Mr. Miller and Mr. Eubank on the status of the financing for their proposal.

        On October 14, 2002, at a special meeting of the board of directors, Mr. Miller and members of our management updated board members on our existing credit facilities and bank group.

        During the balance of October and through November 2002, Mr. Miller and Mr. Eubank continued to pursue financing for Mr. Miller's proposal.

        On November 13, 2002, at the direction of the special committee, a representative of Merrill Lynch met with Mr. Miller to discuss Mr. Miller's proposal and the status of his efforts to secure financing and to negotiate a higher price. During these discussions, Merrill Lynch presented information with respect to market conditions as of August 6, 2002, the date of Mr. Miller's proposal, and November 13, 2002, and how market conditions fluctuated during this period. In particular, Merrill Lynch presented information on the overall equity market and the mergers and acquisitions market for independent exploration and production companies as well as oil and natural gas spot and futures prices. During this presentation, Merrill Lynch stated that the overall equity market, as represented by the S&P 500 Index, had increased in value by approximately three percent during this period and that the equity value of independent exploration and production companies, as represented by indices of selected companies, had increased by four percent to six percent during this period. In addition, Merrill Lynch stated that futures prices for natural gas had increased by over 15 percent while futures prices for oil had decreased by five percent during this period. Merrill Lynch also compared Mr. Miller's proposal to other acquisitions of independent exploration and production companies that it deemed relevant. Based upon this comparison, Merrill Lynch noted that the calculated acquisition premium represented by Mr. Miller's proposal to one-day, 10-day average and 30-day average trading prices for our common stock was inadequate when compared to the respective acquisition premiums offered in these comparable transactions. Utilizing trends and conclusions drawn from this information and informal indications of interest verbally received from certain parties, Merrill Lynch communicated to Mr. Miller that the consideration to be paid to the common and 5% convertible preferred shareholders as outlined in his August 6, 2002 proposal was inadequate and encouraged Mr. Miller to increase the consideration in any subsequent revised proposal.

        On December 4, 2002, at our quarterly board of directors meeting, Mr. Miller and members of our management team updated board members on our existing credit facilities and bank group. At that meeting, Mr. Miller also briefed the board on the status of his obtaining the necessary financing for his proposal.

        On December 5, 2002, the members of the special committee met with representatives of Merrill Lynch to review the status of the sale process.

        During December 2002, in exploring alternatives to a sale of us, Merrill Lynch analyzed the financial impact of the formation of or sale to a Canadian royalty trust with respect to our Canadian operations. The analysis showed that the substantial capital gain generated from this alternative and the resulting U.S. federal income tax which would have to be paid by our company made this alternative less attractive than Mr. Miller's proposal.

        During November and December 2002, Mr. Miller and Mr. Eubank pursued the financing of their proposal with various potential lenders and equity investors. As a result of these efforts, negotiation of specific terms and the nature of a commitment to make an equity investment began with Cerberus, culminating in the signing of a financing commitment between Cerberus and ER Acquisition, Inc. on December 27, 2002. Generally, the financing commitment included a $50.0 million loan and a $136.5 million equity investment by Cerberus for the purpose of funding Mr. Miller's proposal. The Cerberus commitment required that $13.5 million be invested in EXCO Holdings Inc. by Mr. Miller, Mr. Eubank, and any participating management members and employees, through cash contributions or contributions of our stock. The commitment was subject to, among other things, Cerberus' completion of its business and legal due diligence. The commitment further required that definitive documentation be executed by January 31, 2003, or the commitment would expire by its terms.

        On December 27, 2002, Mr. Miller, through ER Acquisition, Inc. sent a letter to the special committee, increasing his offer for shares of our common stock to $18.00 per share, and to $18.00 plus any unpaid dividends for our 5% convertible preferred stock. In addition, the letter modified Mr. Miller's offer to require, among other things, that we would (1) not seek alternative proposals from third parties, (2) provide notification of any third party proposals received by us, and (3) pay a termination fee of $1.0 million (to be increased in a definitive agreement) in the event we elected to accept a proposal made by a third party. However, the special committee declined to sign or approve Mr. Miller's proposal letter and advised him that the special committee would consider a fully financed transaction as part of a fully negotiated definitive acquisition agreement rather than a letter of intent and declined to agree to any termination fee outside of a fully negotiated definitive acquisition agreement.

        On December 30, 2002, we issued a press release announcing the receipt from Mr. Miller's group of the improved offer for the acquisition of us and commencement of negotiations of a definitive merger agreement on the basis of the price offered in Mr. Miller's modified proposal.

        During January 2003, Cerberus and its advisors reviewed financial, legal and accounting information at our offices in Dallas, Texas and Calgary, Alberta and in the field. While this due diligence was proceeding, Mr. Miller and his counsel began negotiating the terms of the definitive financing agreements with Cerberus. During this period, Mr. Miller had discussions with our lead lender, Bank One, concerning its willingness to allow a portion of our line of credit to be used to fund the ER Acquisition, Inc. proposal. Based on those discussions, Mr. Miller advised Cerberus that ER Acquisition, Inc. would not require the $50.0 million loan portion of the Cerberus commitment.

        On January 8, 2003, we issued a press release confirming that the special committee of our board of directors was negotiating a definitive agreement with Mr. Miller's group without the signed letter of intent that had been proposed by Mr. Miller's group.

        On January 28, 2003, Mr. Miller obtained an extension of the Cerberus equity commitment until February 28, 2003, and we issued a press release announcing the extension and that the extension was being used to allow the orderly completion of due diligence by Cerberus.

        On February 4, 2003, Mr. Miller and members of our management held a meeting with our bank group regarding the semi-annual borrowing base redetermination and Mr. Miller's offer.

        Beginning February 17, 2003, representatives of EXCO Holdings Inc., Cerberus and the special committee began negotiating the terms of the merger agreement. This process included a conference call on February 25, 2003 with the members of the special committee, Messrs. Miller and Eubank, representatives of Cerberus and Merrill Lynch and counsel for the respective parties during which the parties discussed the major open issues, which consisted of:

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  the circumstances that would allow one party or the other to terminate the merger agreement;

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  the circumstances under which we would have to pay EXCO Holdings Inc. either a termination fee or reimburse EXCO Holdings Inc. for the fees and expenses it incurred in connection with the transaction;

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  the definition in the merger agreement of a "superior offer;"

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  the scope of representations and warranties; and

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  the percentage of our shareholders that could perfect their dissenters' rights in connection with the merger without giving EXCO Holdings Inc. the right to terminate the merger agreement.

        Messrs. Miller and Eubank, Cerberus and their respective representatives initially proposed that we be required to pay EXCO Holdings Inc. a termination fee in the range of $9 to $12 million if our shareholders do not approve the merger agreement, we breach any covenant regarding acquisition proposals, we withdrew our support of the merger agreement, or we received a superior proposal and terminated the merger agreement. The special committee and its representatives proposed that the amount of any termination fee be in the range of $3 to $5 million and proposed that no fee be paid if our shareholders did not approve the merger.

        The special committee and its representatives also proposed that EXCO Holdings Inc. be required to complete the merger if no more than 20% of our shareholders perfected their dissenters' rights in connection with the merger.

        On March 3, 2003, we issued a press release announcing that Mr. Miller's group had arranged a second short extension to finalize the documentation for the Cerberus equity commitment and to execute the definitive documentation with investors. Also, on March 3, 2003, Cerberus agreed to increase its maximum equity investment from $136.5 million to $161.5 million.

        During early March 2003, negotiations on the merger agreement continued among representatives of EXCO Holdings Inc., Cerberus and the special committee. The parties settled on the scope of the representations and warranties. They also agreed on the circumstances under which a superior offer would be entertained. The parties agreed that the termination fee would be set at $8.5 million but, depending on the circumstances that triggered the payment of the termination fee, the fee could be reduced to $5.0 million less any expense reimbursements we may have already paid prior to termination. The parties also discussed the dissenters' rights issue and agreed that EXCO Holdings Inc. would be required to complete the merger if no more than 5% of our shareholders perfected their dissenters' rights in connection with the merger. The terms of the merger agreement were determined based on arm's length negotiations among the parties.

        In advance of the special committee's consideration of Mr. Miller's proposal, Mr. Miller delivered to the special committee the Cerberus equity purchase agreement and the extended and increased commitment wherein Cerberus committed to invest $161.5 million in EXCO Holdings Inc. equity securities, along with a commitment letter from Bank One to provide approximately $75.0 million in short term financing to ER Acquisition, Inc. for the purpose of acquiring us.

        The special committee met again on March 10 and March 11, 2003 with its counsel and representatives of Merrill Lynch. The Merrill Lynch representatives presented, among other things, the methodologies employed by Merrill Lynch to analyze the fairness, from a financial point of view, of the consideration to be received by the unaffiliated shareholders. The special committee then also reviewed the definitive merger agreement in execution form. At the request of a representative of Cerberus, a revised list of persons and/or entities to be a part of the Miller group was approved. Representatives of Merrill Lynch and the special committee's counsel reviewed with the special committee the documents relating to Cerberus' commitment, the commitment letter from Bank One and related documents. On March 11, 2003, Merrill Lynch delivered its oral opinion, subsequently confirmed in writing that, based upon the matters presented to the special committee as set forth in its opinion, as of March 11, 2003, the consideration to be received by our unaffiliated shareholders was fair from a financial point of view to such shareholders. After further deliberation, at a special meeting of our board of directors held on March 11, 2003, the special committee unanimously determined that the terms of the merger and the merger agreement are fair to and in the best interests of our unaffiliated shareholders and unanimously recommended that the board of directors direct the merger agreement to be submitted to our shareholders and that our shareholders approve the merger agreement. The special committee also approved the voting agreement among Messrs. Miller and Eubank and EXCO Holdings Inc.

        At a meeting held on March 11, 2003, our board of directors, acting upon the recommendation of the special committee, adopted a resolution directing that the merger agreement be submitted to shareholders for approval without any recommendation of the board. Due to a scheduling conflict, Mr. Pickens was unable to attend the meeting, but later indicated that he supported the board's decision to submit the merger agreement to our shareholders without a recommendation by the board. Because five of the eight members of our board of directors will be continuing shareholders, and, as a result, have a conflict of interest, the board of directors determined not to make a recommendation to our shareholders. The interested directors are Douglas H. Miller, T.W. Eubank, J. Douglas Ramsey, Jeffrey D. Benjamin, and Earl E. Ellis. At the board meeting, the special committee reconfirmed that they will not retain an economic interest in us or the acquisition companies following the merger. It was noted that Messrs. Smith and Muckleroy comprised at least a majority of the disinterested directors and, therefore, the merger transaction was approved by a majority of disinterested directors as permitted under Texas law. The special committee gave an oral report to the board of directors of their process, their review of the opinion of their financial advisors and their conclusions.

        On March 12, 2003, we issued a press release announcing that we had entered into a definitive merger agreement for the sale of us to EXCO Holdings Inc.

Recommendation of the Special Committee and EXCO Resources, Inc.

        At a special meeting of our board of directors held on March 11, 2003, the special committee of our board of directors unanimously determined that the terms of the merger and the merger agreement are fair to and in the best interests of our unaffiliated shareholders and recommended that the board of directors submit the merger agreement to our shareholders and that our shareholders approve the merger agreement.

        At the time of the formation of the special committee, EXCO's board of directors delegated to the special committee authority to make all determinations on behalf of EXCO in connection with the merger. Accordingly, the special committee's determination on March 11, 2003 that the terms of the merger and the merger agreement are fair to and in the best interests of our unaffiliated shareholders represents the fairness determination of EXCO for the reasons set forth below in "—Reasons for the Special Committee's Determination."

Reasons for the Special Committee's Determination

        In reaching its conclusion regarding the fairness of the merger to our unaffiliated shareholders, the special committee considered the terms of the merger agreement described under "PROPOSAL TO APPROVE THE MERGER AGREEMENT," including the parties' representations, warranties and covenants, the conditions to their respective obligations and the provisions regarding termination fees and expense reimbursement. In considering whether to recommend approval of the merger agreement, the special committee also considered the lack of any competing proposals from third parties for the acquisition of us. In particular, the special committee noted that (1) the continuing shareholders' proposal and the special committee's authority to seek alternative proposals had been publicly known for approximately seven months before the execution of the merger agreement, and (2) over six months before execution of the merger agreement, the special committee publicly disclosed that it had instructed Merrill Lynch to pursue third parties interested in a transaction with us. The special committee also considered the fact that, after an initial screening, Merrill Lynch had contacted over 20 potential strategic and financial acquirers.

        The special committee also considered the following material factors, each of which the special committee believed supported its conclusion but which are not listed in relative order of importance:

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  The fact that the $18.00 per share price for our common stock represents a premium of approximately 20.8% over the closing price of a share of our common stock on August 6, 2002, the last trading day prior to the presentation of Mr. Miller's initial proposal, a premium of 2.3% over the highest trading price (on May 6, 2002) of a share of our common stock during the 52-week period prior to the presentation of Mr. Miller's initial proposal and a premium of 34.5% over the lowest trading price (on December 3, 2001) of a share of our common stock during the 52-week period prior to the presentation of Mr. Miller's initial proposal. Mr. Miller's offer represented a premium over the market prices for our common stock for the 52-week period prior to the disclosure of Mr. Miller's initial proposal, which the special committee believed supported its conclusion.

  •
  The fact that the $18.2625 per share price for our 5% convertible preferred stock, which includes unpaid accrued and unaccrued dividends and assumes the merger is effective on or before 5:00 p.m. New York time on June 15, 2003, represents a premium of approximately 19.0% over the closing price of a share of our 5% convertible preferred stock on August 6, 2002, the last trading day prior to the presentation of Mr. Miller's initial proposal, a discount of 1.8% over the highest trading price (on May 21, 2002) of a share of our 5% convertible preferred stock during the 52-week period prior to the presentation of Mr. Miller's initial proposal and a premium of 23.8% over the lowest trading price (on December 11, 2001) of a share of our 5% convertible preferred stock during the 52-week period prior to the presentation of Mr. Miller's initial proposal. Mr. Miller's offer represented a premium over the market prices for our 5% convertible preferred stock for the 52-week period prior to the disclosure of Mr. Miller's initial proposal, which the special committee believed supported its conclusion.

  •
  The condition of the capital markets and equity markets in the United States. The equity markets and capital markets in the United States continued to be volatile and negatively affected by the United States' low economic growth, lack of consumer confidence, investors' continued lack of confidence in executive management teams and the effectiveness of corporate governance generally. Because these conditions could continue for an indeterminate period and could adversely impact our future financial condition and future market prices for our stock, the special committee believed that the existence of these macroeconomic considerations supported the special committee's conclusion because the terms of the merger and the merger agreement offered a premium over prevailing market prices for shares of our common stock and 5% convertible preferred stock while diminishing these risks for the shareholders and shifting most of such risks to Mr. Miller's group.

  •
  The uncertainty with respect to the political and economic stability of the oil producing nations of the world. At the time of the special committee's deliberations, the timing and outcome of a potential conflict with Iraq and labor strife in Venezuela had resulted in substantial volatility with respect to expected future world and domestic oil prices. The special committee believed that commodity prices for oil and gas were potentially temporarily elevated by concerns about Iraq and Venezuela and that it was more likely that prices would decline if these concerns were resolved. However, the committee was aware that our vulnerability to price volatility was mitigated because over 60% of our 2003 estimated proved developed oil and natural gas production, approximately 75% of our 2004 estimated proved developed oil production and approximately 46% of our 2004 estimated proved developed natural gas production was hedged. The special committee believed these factors supported its conclusion.

  •
  The absence of reasonably achievable alternatives to a sale of us that would provide value to our unaffiliated shareholders sooner than such value would be received in connection with the merger or continuing as a public company. The special committee considered the most likely alternative to a sale of us to be our continuation as a public company together with the formation of or sale to a Canadian royalty trust with respect to our Canadian operations. Our continuation as a public company was not attractive as compared to Mr. Miller's offered price. The sale of our Canadian operations was considered as a likely alternative because it was thought that there would be more interest by potential buyers in these properties marketed in this manner. The substantial capital gain generated from the Canadian royalty trust alternative and the resulting federal income tax that would have to be paid made this alternative unattractive relative to the continuing shareholders' proposal. The special committee believed that the absence of a reasonably achievable alternative to the shareholders' proposal supported its conclusion.

  •
  The lack of any competing proposals from third parties for the acquisition of us. In particular, the special committee noted that (1) the continuing shareholders' proposal and the special committee's authority to seek alternative proposals had been publicly known for approximately seven months before the execution of the merger agreement, and (2) over six months before execution of the merger agreement the special committee had publicly disclosed that it had instructed Merrill Lynch to pursue third parties interested in a transaction with us. The special committee also considered the fact that after an initial screening, Merrill Lynch had contacted over 20 potential strategic and financial acquirers. Several executed confidentiality agreements in order to receive confidential information concerning us, but no other firm proposals were received other than from Mr. Miller. The special committee believed that the lack of any competing proposals from third parties, despite these efforts by Merrill Lynch and us, supported its conclusion that Mr. Miller's offer was the best available option for our unaffiliated shareholders.

  •
  The likelihood of obtaining any required regulatory approvals, the time period necessary to obtain required regulatory approvals and the absence of the likelihood that regulatory authorities may impose conditions to the granting of such approvals for the merger. The special committee believed that the manageable regulatory aspects of the merger supported its conclusion.

  •
  The impact on employees and employee retention, which the special committee believed would be negatively affected due to the uncertainty when a company is for sale. The special committee believed that, because the merger was led by management, there likely would be less of an impact on our employees and employee retention.

  •
  The oral opinion of Merrill Lynch, delivered and confirmed in writing on March 11, 2003, that, as of that date and based on and subject to the considerations and limitations stated in the fairness opinion, the consideration to be received in the merger by the unaffiliated shareholders of our common stock and the unaffiliated shareholders of our 5% convertible preferred stock was fair, from a financial point of view, to such holders. The opinion of Merrill Lynch and the analyses underlying its opinion are summarized below and a copy of the written opinion, dated as of March 11, 2003, is attached hereto as Appendix C to this proxy statement. See "—Opinion of Financial Advisor to the Special Committee." We also urge you to read the Merrill Lynch opinion carefully and in its entirety. Because Merrill Lynch was an internationally recognized, independent investment bank regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions and after consideration of the conclusion and all of the underlying analyses presented by Merrill Lynch, the special committee believed that Merrill Lynch's opinion was sound and was a reliable indicator of the fairness of the consideration to be received by our unaffiliated shareholders. The special committee also believed that the discussion of factors considered by Merrill Lynch supported the special committee's conclusion, and the special committee adopted as its own the discussion of the enumerated factors considered by Merrill Lynch in its opinion.

  •
  The negotiations between the special committee and the continuing shareholders with respect to the terms of the merger agreement, including the negotiations resulting in the increase in the merger consideration from $17.00 to $18.00 per share. The special committee believed that its successful negotiations with the continuing shareholders for an increase in the merger consideration to $18.00 per share of common stock and $18.2625 per share of 5% convertible preferred stock, which included unpaid accrued and unaccrued dividends and assumed the merger would be effective on or before 5:00 p.m. New York time on June 15, 2003, supported the special committee's conclusion that it had obtained the best price reasonably available from the continuing shareholders.

  •
  The special committee's knowledge of our business, assets, financial condition and results of operations and prospects and of the oil and natural gas industry in which we operate. In particular, the special committee considered the vulnerability of the oil and natural gas industry to economic downturns and commodity price volatility and uncertainty which was magnified by the timing and possible outcome of a potential conflict with Iraq, and the belief that we are more vulnerable to these risks due to our relatively small size. Based on this knowledge and the other factors considered by the special committee, the special committee concluded that, from the perspective of the unaffiliated holders of our stock, it was preferable to receive a price of $18.00 per share of common stock and $18.2625 per share of 5% convertible preferred stock, which included unpaid accrued and unaccrued dividends and assumed the effective time of the merger would be effective on or before 5:00 p.m. New York time on June 15, 2003, pursuant to the merger rather than continue to own our stock, the value of which would be subject to the risks of economic conditions, future operating performance and the market's reaction to the performance of the oil and natural gas industry.

  •
  The fact that the merger must be approved by:

  (1)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock and 5% convertible preferred stock, voting together as a class;

  (2)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock, voting separately as a class; and

  (3)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our 5% convertible preferred stock, voting separately as a class.

    The special committee believed that the determination not to require an affirmative vote of a majority of the unaffiliated shareholders in addition to the votes required by Texas law was not a material factor in weighing the fairness of the merger to the unaffiliated shareholders because an affirmative vote of two-thirds of each class does not require significantly fewer votes of the unaffiliated shareholders than would be required for the approval by a majority of the unaffiliated shareholders. At the record date, the unaffiliated shareholders held approximately 63% of our outstanding common stock, approximately 67% of our outstanding 5% convertible preferred stock and approximately 65% of our common stock and 5% convertible preferred stock, considered together as a class.

  •
  The special committee's belief, based on its understanding of the post-closing capitalization and proposed debt service requirements of the surviving corporation, that after the completion of the merger, the surviving corporation will not be insolvent, will not be left with unreasonably small capital and will not have debts beyond its ability to pay such debts as they mature. Because the special committee believed the surviving corporation would likely remain solvent, the special committee believed that, as a result of the merger, it was less likely that the transaction would be subject to claims of fraudulent transfers under the bankruptcy laws relating to the surviving entity. This also supported the special committee's conclusion.

        The special committee also considered the following factors as potentially weighing against a finding that the merger was fair to our unaffiliated shareholders, which factors are not listed in relative order of importance:

  •
  The fact that, following the merger, the unaffiliated shareholders will cease to participate in any of our future earnings growth or increase in the value. Because our earnings or value might increase in the future, the special committee believed that the lack of participation by the unaffiliated shareholders in us after the merger weighed against a finding that the merger was fair to our unaffiliated shareholders.

  •
  The possibility that the merger will not be able to be completed, including the possibility that our shareholders will not approve the merger by the requisite two-thirds vote under Texas law. There are substantial fees and expenses associated with the pursuit of the merger and a potential termination fee may be payable to EXCO Holdings Inc. in the event the merger is not approved by our shareholders under various circumstances. While the special committee considered it necessary to agree to the termination fee and expense reimbursement provisions to obtain EXCO Holdings Inc.'s agreement to a merger, the special committee believed that the requirement of a supermajority vote, as opposed to a simple majority vote, potentially weighed against its finding that the terms of the merger agreement were fair to our unaffiliated shareholders.

  •
  The fact that our board approved a waiver of Article 13.03 of the TBCA in respect of the continuing shareholders. The special committee considered the fact that, with the waiver, the continuing shareholders and prospective members of EXCO Investors, LLC who own our common stock and 5% convertible preferred stock would be entitled to vote for approval of the merger agreement potentially weighed against its finding that the merger was fair to our unaffiliated shareholders.

  •
  The actual or potential conflicts of interest that some of our executive officers and directors have in connection with the merger. These include the continuing shareholders' direct or indirect equity stake in EXCO Holdings Inc. following the merger, and the employment and other arrangements agreed to by the acquisition companies and Messrs. D. Miller, Eubank, Ramsey, Evans, Choisser, R. Miller, Benjamin and Ellis described under "—Interests of EXCO Directors and Executive Officers in the Merger." The special committee noted that this equity stake and other arrangements may have created a conflict between the economic interests of the continuing shareholders and the interests of our other shareholders in connection with the board of directors' consideration of the merger. As a result, the special committee believed that these factors potentially weighed against a finding that the merger was fair to our unaffiliated shareholders. However, the special committee believed that these conflicts of interest were mitigated by the establishment of the special committee to negotiate the terms of the merger agreement and to evaluate the fairness of the merger.

  •
  The potential cost associated with adoption of our employee severance plan. The special committee considered the fact that the existence of the severance plan, with a maximum amount payable thereunder equal to $4.4 million, could serve to discourage potential third party buyers because of the cost. However, the special committee believed that our employees were an important asset and preserving that asset during the period of time while Mr. Miller's proposal was being considered mitigated the negative impact on other potential offers.

        With respect to the procedural fairness of the process that resulted in the merger agreement, the special committee noted in particular that the board formed the special committee consisting of two directors, neither of whom is or was one of our officers or employees or will retain an economic interest in us or the acquisition companies following the merger. The board of directors delegated to the special committee the authority to, among other things:

  •
  determine the merits of the continuing shareholders' proposal;

  •
  determine the merits of any alternative proposals;

  •
  determine, if appropriate, not to enter into any transaction;

  •
  retain independent legal and financial advisors to assist the special committee;

  •
  determine whether any transaction is fair to and in the best interests of our unaffiliated shareholders; and

  •
  recommend action to the board of directors regarding a transaction.

        Because two of our five directors who are not our employees will be continuing shareholders, and therefore have a conflict of interest, it was determined that obtaining approval of the merger agreement by a majority of our directors who are not our employees was not meaningful. Although an unaffiliated representative was not retained to act solely on behalf of the unaffiliated shareholders in negotiating the terms of the merger agreement, the special committee negotiated the merger agreement and was composed solely of our directors who were not our employees and who would not retain an economic interest in us or the acquisition companies following the merger. The special committee also retained Merrill Lynch, an unaffiliated investment bank, to prepare an opinion as to whether the consideration to be received in the merger by the unaffiliated holders of our common stock and our 5% convertible preferred stock was fair, from a financial point of view, to such holders. As a result, the special committee believed that the disinterested status of each of its members and the unaffiliated status of Merrill Lynch contributed to the procedural fairness of the process that resulted in the merger agreement and that the retention of an unaffiliated representative to act solely on behalf of the unaffiliated shareholders was not necessary.

        The foregoing discussion of the information and factors considered by the special committee is not intended to be exhaustive, but is believed to include the material factors considered by the special committee. In reaching its decision that the terms of the merger agreement are fair to and in the best interests of our unaffiliated shareholders and to recommend that our shareholders approve the merger agreement, the special committee did not view any single factor as determinative and did not find it necessary or practicable to, and did not, quantify or otherwise attempt to assign specific or relative weights to the various factors considered in making its determination. In addition, the individual members of the special committee may have given different weights to different factors and may have viewed some factors more positively or negatively than others.

Reasons for the Board of Directors' Determination

        As permitted by Texas law, because five of the eight members of our board of directors will be continuing shareholders, and, as a result, have a conflict of interest, the board of directors determined not to make a recommendation to our shareholders. The interested directors are Douglas H. Miller, T.W. Eubank, J. Douglas Ramsey, Jeffrey D. Benjamin, and Earl E. Ellis.

The Continuing Shareholders', EXCO Holdings Inc.'s and EXCO Investors, LLC's Purposes and Reasons for the Merger

        The purposes of effecting the merger at this time are to:

  •
  enable the acquisition companies to acquire all of our outstanding equity interests; and

  •
  to provide our unaffiliated shareholders with an opportunity to liquidate their investment in us for cash at a premium to the market prices for our common stock and our 5% convertible preferred stock prior to the announcement of Mr. Miller's initial proposal.

        Douglas H. Miller initially determined, and the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC later concurred, that it was an appropriate time to make an offer to acquire us based on the belief that the costs of having public equity securities outweighed the benefits and that the contraction of the U.S. capital markets over the preceding three years had diminished further the benefits of having public equity securities due to lower valuations given to similar public oil and gas companies by the public markets and the difficulty of smaller companies raising equity capital in the public equity markets. The continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC also believe that following the merger, we will have the resources and flexibility to take advantage of growth opportunities and to focus on improving our business without the constraints and distractions caused by the public market's evaluation of us, our business, results of operations and financial condition.

        The transaction was structured as a merger of ER Acquisition, Inc. with and into us, such that we will become a wholly-owned subsidiary of EXCO Holdings Inc. The acquisition companies believe this structure to be the most efficient means to transfer our assets and the entire equity interest in us to the acquisition companies and to provide our unaffiliated shareholders with cash for their shares of our common stock and/or 5% convertible preferred stock or the right to receive "fair value" for their shares if they exercise and perfect their appraisal rights under Articles 5.11-5.13 of the TBCA.

Position of the Continuing Shareholders, EXCO Holdings Inc. and EXCO Investors, LLC

        The SEC rules require that the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC express their belief as to the fairness of the merger to our unaffiliated shareholders. In making this determination, the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC considered the following material factors with respect to substantive and procedural fairness:

  •
  The fact that the $18.00 per share price for our common stock represents a premium of approximately 20.8% over the closing price of a share of our common stock on August 6, 2002, the last trading day prior to the presentation of Mr. Miller's initial proposal, a premium of 2.3% over the highest trading price (on May 6, 2002) of a share of our common stock during the 52-week period prior to the execution of the merger agreement and a premium of 34.5% over the lowest trading price (on December 3, 2001) of a share of our common stock during the 52-week period prior to the presentation of Mr. Miller's initial proposal. Mr. Miller's offer represented a premium over the market prices for our common stock for the 52-week period prior to the disclosure of Mr. Miller's initial proposal, which the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC believed supported their conclusion.

  •
  The fact that the $18.2625 per share price for our 5% convertible preferred stock, which includes unpaid accrued and unaccrued dividends and assumes the effective time of the merger is on or before 5:00 p.m., New York time, on June 15, 2003, represents a premium of approximately 19.0% over the closing price of a share of our 5% convertible preferred stock on August 6, 2002, the last trading day prior to the presentation of Mr. Miller's initial proposal, a discount of 1.8% over the highest trading price (on May 21, 2002) of a share of our 5% convertible preferred stock during the 52-week period prior to the presentation of Mr. Miller's initial proposal and a premium of 23.8% over the lowest trading price (on December 11, 2001) of a share of our 5% convertible preferred stock during the 52-week period prior to the presentation of Mr. Miller's initial proposal. Mr. Miller's offer represented a premium over the market prices for our 5% convertible preferred stock for the 52-week period prior to the disclosure of Mr. Miller's initial proposal, which the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC believed supported their conclusion.

  •
  The fact that, during the seven month period after the initial proposal by Mr. Miller and after Merrill Lynch's marketing process, apparently there were no other potential acquirors prepared to make any superior firm proposal for an acquisition of or other strategic transaction with us. The continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC believed that the lack of any competing proposals from third parties, despite these efforts by Merrill Lynch and us, supported their conclusion.

  •
  The entirely cash merger consideration and the lack of a financing condition supported their conclusion because Mr. Miller's group could not decline to complete the merger because of a lack of financing without facing the adverse consequences of breaching the merger agreement.

  •
  The fact that a special committee was formed, comprised entirely of directors who were not and had not been our current or former officers or employees and would not have an economic interest in us or the acquisition companies following the merger, and that the special committee retained its own financial and legal advisors who have extensive experience with transactions similar to the merger and which assisted the special committee in its negotiations with the continuing shareholders. The formation of the special committee supported their conclusion as to the procedural fairness of the process that resulted in the merger agreement.

  •
  The procedures utilized by the special committee, as understood by the continuing shareholders, to negotiate and approve the merger and the merger agreement, which supported their conclusion as to the procedural fairness of the process that resulted in the merger agreement.

  •
  The nature of the negotiations with respect to the merger agreement, including the negotiations resulting in the increase in the merger consideration by $1.00 per share. The continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC believed these negotiations, including the price increase, supported their belief that the special committee obtained the best price reasonably available.

  •
  The terms and conditions of the merger and the merger agreement, including the amount and form of the consideration, as well as the parties' mutual representations, warranties and covenants, and the conditions to their respective obligations, which, under specified circumstances, allows the special committee to negotiate with any person or entity that makes an unsolicited proposal to acquire us that meets the criteria contained in the merger agreement required for the proposal to constitute a "potential superior proposal" and to terminate the merger agreement.

  •
  The fact that the special committee unanimously recommended that the merger agreement be approved by our shareholders and the special committee determined that the merger and the merger agreement are fair to and in the best interests of the unaffiliated shareholders supported their conclusion because the special committee was comprised of persons who would not retain an economic interest in us following the merger.

  •
  The fact that the special committee received the opinion of Merrill Lynch, dated March 11, 2003, that, as of that date and based upon and subject to the factors and limitations stated in the fairness opinion, the consideration to be received in the merger by the unaffiliated holders of our common stock and the unaffiliated holders of our 5% convertible preferred stock was fair from a financial point of view to such holders. Because Merrill Lynch was an internationally recognized, independent investment bank regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC believed that Merrill Lynch's opinion was a reliable indicator of the fairness of the consideration to be received by our shareholders, and therefore supported their conclusion.

  •
  The fact that the merger agreement must be approved by:

  (1)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock and 5% convertible preferred stock, voting together as a class;

  (2)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock, voting separately as a class; and

  (3)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our 5% convertible preferred stock, voting separately as a class.

        The continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC believed that the determination not to require an affirmative vote of a majority of the unaffiliated shareholders in addition to the votes required by Texas law was not a material factor in weighing the fairness of the merger to the unaffiliated shareholders because an affirmative vote of two-thirds of each class does not require significantly fewer votes of the unaffiliated shareholders than would be required for the approval by a majority of the unaffiliated shareholders. At the record date, the unaffiliated shareholders held approximately 63% of our outstanding common stock, approximately 67% of our outstanding 5% convertible preferred stock and approximately 65% of our common stock and 5% convertible preferred stock, considered together as a class.

        After considering the foregoing, the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC have indicated that they believe the merger consideration to be fair to our unaffiliated shareholders. This belief, however, should not be construed as a recommendation to any shareholder as to how you should vote on the merger because the continuing shareholders and EXCO Investors, LLC will own shares of EXCO Holdings Inc. and EXCO Holdings Inc. will own all of our stock after the merger and because, as a result, none of the continuing shareholders, EXCO Holdings Inc. nor EXCO Investors, LLC is objective in their views with regard to the fairness of the merger. In reaching the determination as to fairness, none of the continuing shareholders, EXCO Holdings Inc. nor EXCO Investors, LLC assigned specific weights to particular factors, but rather considered all factors as a whole.

        None of the continuing shareholders, EXCO Holdings Inc. nor EXCO Investors, LLC considered our net book value to be a material factor in determining the fairness of the transaction to our shareholders because our net book value as of December 31, 2002 of $8.20 per share, assuming the conversion of all outstanding shares of 5% convertible preferred stock, is significantly less than the price offered in the merger and historical trading prices of our common stock. None of the continuing shareholders, EXCO Holdings Inc. nor EXCO Investors, LLC conducted a liquidation valuation of us, primarily because none believed liquidation value to be indicative of our value because of the likelihood that the liquidation of our oil and natural gas properties through one or more transactions would not provide a premium sales price. In addition, legal, sales commissions, title transfer, and other costs incurred for those sales would be higher than incurred in the sale of the company. Also, we would incur income tax expense on the sales of properties, due to our low tax basis, that would be avoided by the sale of the company. The continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC were unable, as a result of the uncertainty regarding the additional costs and taxes, to establish a reliable estimate of liquidation value. None of the continuing shareholders, EXCO Holdings Inc. nor EXCO Investors, LLC independently established a pre-merger going concern value for our equity for the purposes of determining the fairness of the merger consideration to our unaffiliated shareholders because (1) the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC confined their own financial analysis to an assessment of the value of us as an investment by the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC, and (2) none of the continuing shareholders, EXCO Holdings Inc. nor EXCO Investors, LLC believe that their performing such a pre-merger going concern analysis themselves would be material to their conclusion that the transaction is fair to our unaffiliated shareholders because such an analysis was not used to determine the amount of cash consideration the continuing shareholders, EXCO Holdings Inc. and EXCO Investors, LLC were willing to pay in the merger. As a result, no estimate of going concern value is available. In addition, none of the continuing shareholders, EXCO Holdings Inc. nor EXCO Investors, LLC considered the prices paid by us for past purchases in the open market of our common stock because those purchases were made at the then current market price.

Cerberus' Purposes and Reasons for the Merger

        Cerberus believes that we have an excellent management team and that we have the potential to become a leading independent oil and natural gas acquisition, exploitation and production company. However, Cerberus believes that we will be better positioned to take advantage of opportunities that may be presented as a private company. Cerberus believes that following the merger its access to capital will provide us with the ability to consummate acquisition and development opportunities of the sort not currently available to us as a public company.

        The transaction was structured as a merger of ER Acquisition, Inc. with and into us, such that we will become a wholly-owned subsidiary of EXCO Holdings Inc., because Cerberus believes this structure to be the most efficient means to transfer our assets and the entire equity interest in us to the acquisition companies and to provide our unaffiliated shareholders with cash for their shares of our common stock and/or 5% convertible preferred stock or the right to receive "fair value" for their shares if they exercise and perfect their appraisal rights under Articles 5.11-5.13 of the TBCA. Except for the fact that we were engaged in negotiations with Mr. Miller beginning at the end of 2002, Cerberus did not have any special reason for proposing the merger at this time.

Cerberus' Position as to the Merger

        The SEC rules require that Cerberus express its belief as to the fairness of the merger to our unaffiliated shareholders. In making this determination, Cerberus considered the following material factors with respect to substantive and procedural fairness:

  •
  The premium to prior market prices for each of the common stock and the 5% convertible preferred stock reflected in the merger price. Mr. Miller's offer represented a premium over the market prices for our common stock and 5% convertible preferred stock for the 52-week period prior to the disclosure of Mr. Miller's initial proposal, which Cerberus believed supported its conclusion.

  •
  The fact that, during the seven month period after the initial proposal by Mr. Miller and after Merrill Lynch's marketing process, apparently there were no other potential acquirors prepared to make any superior firm proposal for an acquisition of or other strategic transaction with us. Cerberus believed that the lack of any competing proposals from third parties, despite these efforts by Merrill Lynch and us, supported its conclusion.

  •
  The entirely cash merger consideration and the lack of a financing condition supported its conclusion because Mr. Miller's group could not decline to complete the merger because of a lack of financing without facing the adverse consequences of breaching the merger agreement.

  •
  The fact that a special committee was formed, comprised entirely of directors who were not and had not been our current or former officers or employees and would not have an economic interest in us or the acquisition companies following the merger, and that the special committee retained its own financial and legal advisors who have extensive experience with transactions similar to the merger and which assisted the special committee in its negotiations with the continuing shareholders. The formation of the special committee supported its conclusion as to the procedural fairness of the process that resulted in the merger agreement.

  •
  The procedures utilized by the special committee, as understood by Cerberus, to negotiate and approve the merger and the merger agreement, which supported its conclusion as to the procedural fairness of the process that resulted in the merger agreement.

  •
  The nature of the negotiations with respect to the merger agreement, including the negotiations resulting in the increase in the merger consideration by $1.00 per share. Cerberus believed these negotiations, including the price increase, supported its belief that the special committee obtained the best price reasonably available.

  •
  The terms and conditions of the merger and the merger agreement, including the amount and form of the consideration, as well as the parties' mutual representations, warranties and covenants, and the conditions to their respective obligations, which allows the special committee, under specified circumstances, to negotiate with any person or entity that makes an unsolicited proposal to acquire us that meets the criteria contained in the merger agreement required for the proposal to constitute a "potential superior proposal" and to terminate the merger agreement.

  •
  The fact that the special committee unanimously recommended that the merger agreement be approved by our shareholders, and the special committee determined that the merger and the merger agreement are fair to and in the best interests of the unaffiliated shareholders supported its conclusion because the special committee was comprised of persons who would not retain an economic interest in us following the merger.

  •
  The fact that the special committee received the opinion of Merrill Lynch as to the fairness, from a financial point of view, of the merger consideration to be paid to the unaffiliated shareholders. Because Merrill Lynch was an internationally recognized, independent investment bank regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, Cerberus believed that Merrill Lynch's opinion was a reliable indicator of the fairness of the consideration to be received by our unaffiliated shareholders, and therefore supported its conclusion.

  •
  The fact that the merger agreement must be approved by:

  (1)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock and 5% convertible preferred stock, voting together as a class;

  (2)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock, voting separately as a class; and

  (3)
  the affirmative vote of the holders of at least two-thirds of the outstanding shares of our 5% convertible preferred stock, voting separately as a class.

        Cerberus believed that the determination not to require an affirmative vote of a majority of the unaffiliated shareholders in addition to the votes required by Texas law was not a material factor in weighing the fairness of the merger to the unaffiliated shareholders because an affirmative vote of two-thirds of each class does not require significantly fewer votes of the unaffiliated shareholders than would be required for the approval by a majority of the unaffiliated shareholders. At the record date, the unaffiliated shareholders held approximately 63% of our outstanding common stock, approximately 67% of our outstanding 5% convertible preferred stock and approximately 65% of our common stock and 5% convertible preferred stock, considered together as a class.

        After considering the foregoing, Cerberus believes the merger is fair to our unaffiliated shareholders. This belief, however, should not be construed as a recommendation to any shareholder as to how you should vote on the merger because affiliates of Cerberus will own the majority of the shares of EXCO Holdings Inc. after the merger and because as a result, Cerberus is not objective in its views with regard to the fairness of the merger. In reaching its determination as to fairness, Cerberus did not assign specific weights to particular factors, but rather considered all factors as a whole.

        Cerberus did not consider our net book value to be a material factor in determining the fairness of the transaction to our shareholders because our net book value as of December 31, 2002 of $8.20 per share, assuming the conversion of all outstanding shares of 5% convertible preferred stock, is significantly less than the price offered in the merger and historical trading prices of our common stock. Cerberus did not conduct a liquidation value of us, primarily because it did not believe liquidation value to be indicative of our value because of the likelihood that the liquidation of our oil and natural gas properties through one or more transactions would not provide a premium sales price.

In addition, legal, sales commissions, title transfer and other costs incurred for those sales would be higher than incurred in the sale of the company. Also, we would incur income tax expense on the sales of properties, due to our low tax basis, that would be avoided by the sale of the company. Cerberus was unable, as a result of the uncertainty regarding the additional costs and taxes, to establish a reliable estimate of liquidation value. In addition, Cerberus did not consider the prices paid by us for past purchases in the open market of our common stock because those purchases were made at the then current market price. Cerberus received a report from Huddleston & Co. Inc., or Huddleston, reviewing the value of our oil and gas reserves. The report was provided to Cerberus as part of its due diligence investigation for its consideration in determining whether or not to make an investment in EXCO Holdings Inc. Cerberus did not receive the report in connection with determining the fairness of the merger to our unaffiliated shareholders. The Huddleston report stated that as of the report date and based upon and subject to the limitations and assumptions stated in the report, the estimated pre-tax value of our reserves was between $323.4 million and $405.0 million.

Opinion of Financial Advisor to the Special Committee

        Merrill Lynch acted as financial advisor to the special committee of our board of directors in connection with the merger. On March 11, 2003, Merrill Lynch delivered its opinion to the special committee that, as of that date and based upon and subject to the considerations and limitations stated in the fairness opinion, the consideration to be received in the merger by the unaffiliated holders of our common stock and the unaffiliated holders of our 5% convertible preferred stock was fair, from a financial point of view, to such holders. Merrill Lynch's opinion dated as of March 11, 2003, to the special committee was only one of many factors taken into consideration by the special committee in making a determination to approve the merger agreement dated as of March 11, 2003. The amount of the consideration to be paid in the merger was not determined by Merrill Lynch but through negotiations between the special committee and the continuing shareholders.

        The full text of the Merrill Lynch opinion is attached as Appendix C and is incorporated by reference in this document. The full text of Merrill Lynch's opinion is also available for inspection and copying at our corporate offices during regular business hours by any of our shareholders, or a shareholder's representative who has been so designated in writing. We urge you to read Merrill Lynch's opinion carefully and in its entirety. Merrill Lynch's advisory services and opinion were provided for and directed to the special committee in its evaluation of the merger. Merrill Lynch's opinion addresses only the fairness of the consideration from a financial point of view, does not address any other aspect of the merger and does not constitute a recommendation of the merger or a recommendation to any EXCO common or 5% convertible preferred shareholder as to how such holder should vote at the special meeting. The following summary of the Merrill Lynch opinion is qualified in its entirety by reference to the full text of the opinion.

        For purposes of its analysis, Merrill Lynch treated our 5% convertible preferred stock as a common stock equivalent because each share of 5% convertible preferred stock (1) is convertible into one share of common stock, (2) has full voting rights and (3) will automatically be converted into voting stock if the merger has not occurred on or prior to June 30, 2003. The difference in the value to be paid to the holders of the 5% convertible preferred stock is equal to the remaining dividends payable to the holders of the 5% convertible preferred stock prior to its mandatory conversion into common stock, assuming the merger is completed prior to June 15, 2003.

        In arriving at its opinion, Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to us that Merrill Lynch deemed to be relevant;

  •
  reviewed certain information, including financial forecasts, relating to our business, earnings, cash flow, assets, liabilities and prospects furnished by our management;

  •
  reviewed certain proved reserve data of us as well as information relating to potential future drilling sites and the probable reserves;

  •
  conducted discussions with members of our senior management and our representatives concerning the matters described in the previous three clauses above as well as our business and prospects;

  •
  reviewed the market prices of our common and 5% convertible preferred shares and valuation multiples of these shares and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

  •
  reviewed the results of our operations and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

  •
  compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

  •
  participated in certain discussions and negotiations among representatives of the special committee and the acquisition companies and their financial and legal advisors;

  •
  reviewed a draft dated March 11, 2003 of the merger agreement; and

  •
  reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

        In rendering its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by it, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information and further relied on assurances of our management that they were not aware of any facts that would make such information inaccurate or misleading. Merrill Lynch did not make and was not provided with an independent evaluation or appraisal of any of our assets or liabilities (other than the reserve data provided by us to Merrill Lynch) nor did Merrill Lynch evaluate our solvency or fair value under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Merrill Lynch did not conduct any physical inspection of our properties or facilities. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by us, Merrill Lynch was advised by our management that such forecasts were reasonably prepared and reflected the best currently available estimates and judgments of our management as to our future financial performance. In addition, Merrill Lynch also was advised by our management that the reserve data and other information furnished by us or discussed with Merrill Lynch were reasonably prepared and reflected the best currently available estimates of our management as to our reserves, future production and associated costs. Merrill Lynch expressed no view with respect to the forecasts, reserve data and other information or the assumptions on which they were based. Merrill Lynch made no independent investigation of any legal matters or accounting advice given to us, the special committee or the board of directors, including, without limitation, advice as to the accounting and tax consequences of the merger. Merrill Lynch assumed that the final terms of the merger agreement will be substantially similar to the March 11, 2003 draft reviewed by it and that the merger would be completed in accordance with the terms of the merger agreement.

        Merrill Lynch's opinion was necessarily based on market, economic and other conditions as they existed and could be evaluated on, and upon the information made available to it, as of the date of its March 11, 2003 opinion.

        On behalf of the special committee, commencing in September 2002 and continuing through December 2002, Merrill Lynch contacted 23 parties to gauge their interest in acquiring us. Merrill Lynch made non-confidential information presentations regarding our operations and future prospects to 22 of the contacted parties. Of the companies presented to, five entered into confidentiality agreements with us and received a package of confidential information, including our reserve database, and were invited to review additional confidential information at our data rooms in Dallas, Texas and Calgary, Alberta. Of the five parties that executed the confidentiality agreement, two visited our data rooms during October 2002 and had continuing conversations with Merrill Lynch throughout November and December 2002. Neither of these two parties submitted a firm proposal for the acquisition of us. No limitations were imposed by us, the special committee or our board of directors on the scope of Merrill Lynch's investigation or procedures in rendering its opinion.

        In connection with rendering its opinion, Merrill Lynch made a presentation to the special committee beginning on March 10, 2003. In preparing its opinion for the special committee, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. Merrill Lynch derived implied values per share for our common and 5% convertible preferred stock based upon the values suggested by these analyses, in light of the judgment and experience of Merrill Lynch. The Merrill Lynch opinion is based upon Merrill Lynch's consideration of the collective results of all such analyses, together with the other factors referred to in its opinion letter. The summary includes information in tabular format. In order to understand fully the analyses used by Merrill Lynch, these tables must be read together with the text of each summary. The summary of the material analyses performed by Merrill Lynch and furnished to the special committee set forth below is not a complete description of the analyses underlying Merrill Lynch's opinion or the presentation to the special committee.

        The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial or summary description. With regard to the comparable companies and transactions summarized below, Merrill Lynch selected comparable public companies and transactions on the basis of various factors, including the size and similarity of their business. No company, business or transaction used in such analyses, however, is identical to us or the merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies, business segments or transactions to which the merger or we are being compared. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities are not appraisals and may not reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. As a result, neither Merrill Lynch, the special committee or our board of directors assumes any responsibility if future results or actual values differ materially from the estimates.

        In arriving at its opinion, Merrill Lynch made no attempt to assign specific weights to particular analyses or factors considered but rather made qualitative judgments as to the significance and relevance of all of the analyses and factors considered by it. Accordingly, Merrill Lynch believes that its analyses and the summary set forth below must be considered as a whole, and that selecting portions of its analyses and of the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Merrill Lynch made numerous assumptions with respect to us, industry performance, general business, economic, market and financial conditions, as well as other matters, many of which are beyond the control of Merrill Lynch or us, and involve the application of complex methodologies and educated judgment.

        Summary of Analysis.    The following table sets forth the summary results of the material valuation methodologies utilized by Merrill Lynch as part of its analysis.

Calculated Metrics
Enterprise Value to:
Premium to:
		Equity Value to: 2003E Cash Flow	2003E EBITDE	2002 Proved Reserves ($/Mcfe)	Jan. 2003 Daily Production ($/Mcfe/d)
	Offer Price					1-Day Prior	10-Days Prior	30-Days Prior
Offer Price Metrics	$18.00	4.4x	4.8x	$0.90	$4,703	20.8%	22.0%	21.5%
Per Share Range
Analysis Methodology:
Net Asset Value	$14.87-$17.17	3.6x-4.2x	4.2x-4.7x	$0.78-$0.87	$4,086-$4,539	(0.2%)-15.2%	0.7%-16.3%	0.4%-15.9%
Comparable Acquisition	$17.05-$19.20	4.1-4.7	4.6-5.1	0.86-0.94	4,516-4,939	14.4-28.9	15.5-30.1	15.1-29.6
Merger Premium	$17.50-$18.50	4.3-4.5	4.7-4.9	0.88-0.92	4,604-4,801	17.4-24.2	18.6-25.3	18.2-24.9
Comparable Company	$16.33-$18.48	3.9-4.5	4.5-4.9	0.84-0.92	4,374-4,797	9.6-24.0	10.6-25.2	10.3-24.8

        Reserve, Production and Financial Forecasts.    We provided Merrill Lynch with forecasted commodity prices, reserve data and financial forecasts which were substantially derived therefrom. The oil price forecasts were based on the price per barrel ("Bbl") for West Texas Intermediate crude and the natural gas price forecasts were based on the price per thousand cubic feet ("Mcf") for Henry Hub natural gas prices. Adjustments were made by us to the oil and natural gas price forecasts to reflect location and quality differentials. For the proved reserves, the unadjusted oil prices per Bbl for the years 2003 to 2005 were assumed to be $27.75, $23.75, and $23.50, respectively, and were assumed to escalate at 3% per annum, thereafter, to a maximum price of $25.00 per Bbl. The unadjusted natural gas prices per Mcf for the years 2003 to 2005 were assumed to be $4.80, $4.40, and $4.00, and were assumed to escalate at 5% per annum, thereafter, to a maximum price of $4.50 per Mcf. For the probable reserves, the unadjusted oil price was assumed to be $22.00 per Bbl in 2003 and was assumed to not escalate, thereafter and the unadjusted natural gas price was assumed to be $3.80 per Mcf in 2003 and was assumed to not escalate, thereafter. We also provided Merrill Lynch with the details of our oil and natural gas hedges as of February 4, 2003, for 2003 and 2004. As of February 4, 2003, for 2003, we had hedges in place covering approximately 62% of our estimated proved developed oil production at an average price of $24.03 per Bbl and approximately 67% of our estimated proved developed natural gas production at an average price of $4.00 per Mcf. As of February 4, 2003, we had hedges in place covering approximately 47% of our 2004 estimated proved developed oil production at an average price of $24.23 per Bbl and approximately 46% of our 2004 estimated proved developed natural gas production at an average price of $4.40 per Mcf. Production forecasts and associated production costs and exploration and development capital expenditures were supplied by us for proved and probable reserves. U.S. Federal and state composite tax rates of 38.0% were assumed for the U.S. operations. Canadian Federal and provincial composite tax rates of 43.0% were assumed for the Canadian operations. Our forecasts also assumed an exchange rate of 1.54 Canadian dollars for each U.S. dollar. Our forecasts involve assumptions, risks and uncertainties that could cause actual results to differ materially from our forecasts.

        Net Asset Value/Discounted Cash Flow Analysis.    Using a discounted cash flow analysis, Merrill Lynch calculated a range of implied per share equity values for us based upon the present value of the after-tax estimated unlevered cash flows that we could be expected to generate after January 1, 2003 based on our management's financial and reserve forecasts, including our hedged production, reduced for net debt (i.e. total debt less cash) and increased for the assumed proceeds from the exercise of common stock options of $20.6 million. Merrill Lynch discounted these cash flows at rates ranging from 8% to 10%. Merrill Lynch has classified probable reserves as those having a 50% likelihood of successful production of the volumes estimated; therefore, the after-tax cash flows from the unrisked probable reserves were reduced by 50% to reflect the probability of successfully realizing these cash flows. From this analysis, Merrill Lynch arrived at a range of net asset values for us of $207.7 million to $239.9 million.

        Based upon this discounted cash flow analysis, Merrill Lynch applied its judgment and calculated an implied value range for each share of our common and preferred stock of $14.87 to $17.17.

        The following table sets forth the results of this analysis:

	After-tax Unlevered Return
	10%	8%
U.S. Proved Reserves	$154.8	$173.2
Canadian Proved Reserves	115.5	126.6

Total Proved	270.3	299.7
U.S. Probable Reserves	$11.7	$13.2
Canadian Probable Reserves	7.3	8.7

Total Probable Reserves	19.0	21.9
Total Reserve Value	$289.3	$321.6
Less Net Debt	(102.5)	(102.5)
Plus/(Less) Mark-to-Market Hedge Value	(6.0)	(6.1)
Plus/(Less) Working Capital	6.3	6.3

Net Asset Value	$187.1	$219.3

Plus Options Proceeds	20.6	20.6

Adjusted Net Asset Value	$207.7	$239.9
Diluted Shares Outstanding	14.0	14.0
Net Asset Value Per Share	$14.87	$17.17

        Comparable Transaction Analysis.    Merrill Lynch reviewed publicly available information relating to nine merger or acquisition transactions in respect of companies primarily engaged in oil and natural gas exploration, development and production located in North America announced since the beginning of 2001 and involving at least one publicly traded company. Merrill Lynch focused on transactions greater than $100 million but less than $1 billion in value.

        The comparable transactions that Merrill Lynch reviewed and the years those transactions were announced were as follows:

  •
  Ocean Energy, Inc.'s acquisition of Texoil, Inc. (2001);

  •
  Alberta Energy Co.'s acquisition of Ballard Petroleum, LLC (2001);

  •
  Bellwether Exploration Co.'s acquisition of Bargo Energy Co. (2001);

  •
  Pure Resources Inc.'s acquisition of Hallwood Energy Corp. (2001);

  •
  Westport Resources Corp.'s acquisition of Belco Oil & Gas Corp. (2001);

  •
  Comstock Resources, Inc.'s acquisition of DevX Energy, Inc. (2001);

  •
  Magnum Hunter Resources Inc.'s acquisition of Prize Energy Corp. (2001);

  •
  Unocal Corp.'s minority buyout of Pure Resources, Inc. (2002); and

  •
  Anadarko Petroleum Corp.'s acquisition of Howell Corp. (2002).

        With respect to financial information involved in the precedent transactions, Merrill Lynch relied on information available in public documents and reports published by Securities Data Corporation. With respect to us, Merrill Lynch used financial forecasts based on information provided by our management as well as commodity pricing information provided to it as described previously.

        Merrill Lynch calculated and compared the following ratios for each of the selected comparable transactions: enterprise value implied by the transaction value (1) per thousand cubic feet equivalent, "Mcfe" of its proved reserves and (2) per Mcfe of production per day in each case as of the end of the acquired company's last fiscal year immediately preceding the announcement.

        The following table sets forth the results of these analyses:

	HIGH	LOW	MEDIAN
Enterprise Value per
Mcfe of proved reserves	$1.63	$0.62	$0.99
Mcfe/d of daily production	$8,048	$3,344	$4,485

        Based upon the information derived for the selected comparable transactions, Merrill Lynch applied its judgment and derived the following relevant ranges and implied equity values.

	RELEVANT RANGE	IMPLIED ENTERPRISE VALUE ($MILLIONS)
Proved Reserves (Mcfe)	$0.85-$0.95	$315.0-$352.1
Daily Production (Mcfe/d)	$4,500-$5,000	$318.9-$354.3

        Based upon the comparable transactions analysis, Merrill Lynch applied its judgment and calculated an implied enterprise value range of $320.0 million to $350.0 million. Merrill Lynch then subtracted our net debt of $102.5 million resulting in an implied equity value range of $217.5 million to $247.5 million and an implied value range for each share of our common and preferred stock of $17.05 to $19.20.

        Merger Premium Analysis.    In order to determine an implied value for our common and 5% convertible preferred shares based upon a merger premium analysis, Merrill Lynch examined premiums paid in twenty-four relevant North American public merger transactions for oil and natural gas exploration, development and production companies with an enterprise value between $100 million and $1.0 billion since January 1, 2001. Merrill Lynch analyzed the premiums paid based on the closing price for the acquired company's common equity over pre-announcement stock prices one day prior to the announcement, average of the prices ten days prior to the announcement and average of the prices 30 days prior to the announcement. With respect to information for the companies involved in these precedent transactions, Merrill Lynch relied on information available in public documents and reports published by Securities Data Corporation. The following table sets forth the results of Merrill Lynch's analyses:

PREMIUMS TO MARKET PRICE	MEAN	RELEVANT RANGE	IMPLIED EXCO PER SHARE VALUE
1 day prior to Announcement	21.7%	20%-25%	$17.88-$18.63
10 day Average prior to Announcement	20.8%	20%-25%	$17.71-$18.45
30 day Average prior to Announcement	25.2%	23%-28%	$18.22-$18.96

        Based on this analysis, Merrill Lynch applied its judgment and calculated an implied value range for each share of our common and preferred stock of $17.50 to $18.50.

        Comparable Company Trading Analysis.    Merrill Lynch reviewed and compared certain financial information, ratios, public market multiples and forecasted financial information for us to corresponding financial information, ratios, public market multiples and forecasted financial information for six publicly traded corporations in the oil and gas exploration, development and production industry: ATP Oil & Gas, Comstock Resources, Encore Acquisitions, Nuevo Energy, Magnum Hunter and Swift Energy (collectively, the "Selected Companies"). The Selected Companies were chosen because they are publicly traded companies with financial and operating characteristics which Merrill Lynch deemed to be similar to ours. Merrill Lynch calculated various financial ratios for the Selected Companies and compared them to ours. The ratios for the Selected Companies were based on publicly available financial forecasts, including estimates provided by First Call and other Wall Street equity research. With respect to us, Merrill Lynch used financial forecasts based on information provided by our management as well as commodity pricing information as described previously.

        Merrill Lynch calculated and compared the following financial ratios for each of the Selected Companies and us: (1) equity market value as a multiple of (a) 2002 estimated cash flow from operations and (b) 2003 estimated cash flow from operations ("CFFO") and (2) enterprise value (defined as equity value less cash plus indebtedness) as a multiple of (a) 2002 estimated earnings before interest, taxes, depreciation, depletion and exploration expense ("EBITDE"), (b) 2003 estimated EBITDE, and (c) proved reserves as of December 31, 2002.

        The following table sets forth the results of these analyses:

	HIGH	LOW	MEAN
Equity Value as a multiple of 2002 estimated CFFO	6.0x	1.9x	3.5x
2003 estimated CFFO	6.0	1.5	3.0
Enterprise Value as a multiple of 2002 estimated EBITDE	6.4	3.1	5.1
2003 estimated EBITDE	6.3	2.5	4.7
Enterprise Value per Mcfe of Proved Reserves	$1.27	$0.47	$0.89

        Based upon the information derived for the Selected Companies, Merrill Lynch applied its judgment and derived the following relevant ranges and implied equity values:

	RELEVANT RANGE	IMPLIED ENTERPRISE VALUE ($MILLIONS)
2003E EBITDE	4.5x-5.0x	$310.1-$344.5
2003E CFFO	4.0x-4.5x	$313.0-$339.3
Proved Reserves (Mcfe)	$0.85-$0.90	$315.0-$333.6

        Based upon the comparable company trading analysis, Merrill Lynch applied its judgment and calculated an implied enterprise value range of $310.0 million to $340.0 million. Merrill Lynch then subtracted our net debt of $102.5 million resulting in an implied equity value range of $207.5 million to $237.5 million and an implied value range for each share of our common and preferred stock of $16.33 to $18.48.

        Merrill Lynch's opinion was only one of a number of factors taken into consideration by the special committee and the board of directors in making their determinations to recommend adoption of the merger agreement. Consequently, the Merrill Lynch analyses described above were not determinative of the opinion of the special committee with respect to the value of our shares of common stock or 5% convertible preferred stock or whether a different value could have been negotiated with the continuing shareholders.

        Merrill Lynch is an internationally recognized investment banking firm and, as a part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. The special committee selected Merrill Lynch as its financial advisor because of Merrill Lynch's experience and expertise.

        Pursuant to a letter agreement dated September 4, 2002, we agreed to pay Merrill Lynch a fee, which includes an advisory fee of $100,000, in exchange for the retention of its services to act as financial advisor to the special committee in connection with the marketing and sale of us to potential acquirors. In addition, if a transaction is completed, Merrill Lynch will receive a transaction fee against which the advisory fee paid will be credited. The transaction fee will be approximately $1.7 million for the merger or any other transaction of equivalent value. If we enter into an agreement for a sale transaction that is thereafter terminated and we receive a termination fee or payment, we must pay Merrill Lynch a cash fee in an amount equal to 50% of the amount received by us, but not exceeding $2.0 million. In addition, we have agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses and to indemnify Merrill Lynch and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Merrill Lynch or any of its affiliates, against liabilities and expenses arising out of the engagement and the transactions in connection therewith, including liabilities under federal securities laws. During the past two years, we have not paid Merrill Lynch any fees except in connection with its retention as financial advisor to the special committee.

        In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade our debt and equity securities for their own accounts and for the accounts of customers. Accordingly, Merrill Lynch and its affiliates may at any time hold a long or short position in such securities.

Reserve Report of Cerberus' Independent Engineers

        Huddleston, pursuant to Cerberus' request, has independently reviewed our reserves on behalf of Cerberus in connection with the merger. On February 19, 2003, Huddleston delivered its report to Cerberus detailing their conclusions with respect to estimates and projections of our estimated net oil, natural gas, and natural gas liquids reserves, equivalent gas and the associated future net revenues, both before and after application of a present value calculation. Huddleston's report was only one of many factors taken into consideration by Cerberus in making a determination that the transaction was fair to our unaffiliated shareholders.

        The full text of Huddleston's report, which sets forth many of the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as an exhibit to the Schedule 13E-3 filed in connection with this proxy statement. The summary of Huddleston's report set forth below is qualified in its entirety by reference to the full text of the report. Shareholders are urged to read Huddleston's report carefully and in its entirety. Huddleston did not provide any opinion as to the fairness of the consideration to be paid in the transaction.

        In arriving at its opinion, Huddleston:

  •
  reviewed information pertaining to our reserves and revenues that we provided;
  •
  reviewed the pricing assumptions and other information provided;
  •
  conducted discussions and meetings with various members of our technical staff; and
  •
  reviewed the methodologies utilized in connection with the preparation of our year end reserve report.

In rendering its report, Huddleston assumed and relied, without independent verification, upon the accuracy and completeness of all financial, reserve and other information and data publicly available or furnished to or otherwise reviewed by or discussed with them. With respect to financial and other information and data provided to or otherwise reviewed by or discussed with Huddleston, Huddleston was advised by our management that this information and data had been reasonably prepared. The scope of Huddleston's work did not constitute an engineering audit of the estimated reserves and revenues. In those cases where Huddleston's estimates of reserve volumes differed from those prepared by our independent engineers, the estimates were based on historical production performance, analogy to nearby production and/or other information supplied by our technical staff.

Reserves Value Analysis

        Using estimates of millions of barrels of net oil reserves, millions of cubic feet of net natural gas reserves, millions of barrels of net natural gas liquids reserves and estimated millions of cubic feet equivalent of gas reserves, Huddleston applied its judgment and determined the total estimated future net revenues, after deduction of future operating costs and direct production taxes that we could be expected to generate as of January 1, 2003. Huddleston also determined the present value of the pre-tax estimated future net revenues that we could be expected to generate as of January 1, 2003 based on the estimates calculated by Huddleston. The values of discounted future net revenues have been calculated at rates ranging from 10% to 15%. The following table contained in Huddleston's report sets forth the estimated future net revenues based on various product categories and the present value thereof using various interest rates:

	Proved Developed
			Proved Undeveloped	Total Proved**
	Producing	Nonproducing*
Estimated Net Oil, Mbbl	10,553	1,851	2,830	15,235
Estimated Net Gas, MMcf	162,828	36,255	34,852	233,934
Estimated Net NGL, Mbbl	3,410	706	770	4,886
Estimated Equivalent Gas, MMcfe	244,804	51,599	56,451	352,854
Estimated Future Net Revenue, $M	580,226	125,285	128,101	833,613
Present Worth FNR, Disc. @ 10%, $M	296,463	55,730	52,833	405,025
Present Worth FNR, Disc. @ 12%, $M	272,319	49,866	45,697	367,883
Present Worth FNR, Disc. @ 15%, $M	243,456	42,850	37,100	323,405

*
Includes both the Nonproducing and Behind-Pipe categories.

**
Numbers subject to rounding.

Key:

Mbbl	—	One thousand stock tank barrels, or 42 U.S. gallons liquid volume.
MMcf	—	One million cubic feet of natural gas.
MMcfe	—	One million cubic feet equivalent calculated by converting one barrel of oil or NGLs to six thousand cubic feet of natural gas.
$M	—	One thousand dollars.
FNR	—	Future net revenue.
NGL	—	The combination of ethane, propane, butane and natural gasolines that when removed from natural gas become liquid under various levels of higher pressure and lower temperature.

        Based upon this future net revenue analysis, Huddleston calculated a total proved present value of pre-tax future net revenues for our company of $323.4 million to $405.0 million, utilizing pricing assumptions supplied by us.

        The following is a table setting forth the pricing assumptions utilized in determining the future net revenues that were applied in the reserve value analysis:

	EXCO Price Case
Year	Oil	Gas	Lease Operating Expense escalation	Capital Expenditures escalation
	(U.S. $)
2003	$27.75	$4.80	100%	100%
2004	$23.75	$4.40	103%	100%
2005	$23.15	$4.00	106%	100%
2006	$23.84	$4.12	109%	100%
2007	$24.56	$4.24	113%	100%
2008	$25.00	$4.37	116%	100%
2009	$25.00	$4.50	116%	100%
2010	$25.00	$4.50	116%	100%
2011	$25.00	$4.50	116%	100%
2012	$25.00	$4.50	116%	100%
2013	$25.00	$4.50	116%	100%
2014	$25.00	$4.50	116%	100%
2015	$25.00	$4.50	116%	100%
2016	$25.00	$4.50	116%	100%
2017	$25.00	$4.50	116%	100%
Remainder	$25.00	$4.50	116%	100%
Price Caps	$25.00	$4.50

        Huddleston's opinion was only one of a number of factors taken into consideration by Cerberus in making their determination that the merger was fair to our unaffiliated shareholders. Consequently, the Huddleston analyses described above were not determinative of the opinion of Cerberus with respect to the value of our shares of common stock or 5% convertible preferred stock.

        Huddleston is a petroleum and geological engineering consulting firm that specializes in, among other things, reserve valuations and risk analyses for energy exploration and production companies. Cerberus selected Huddleston as its independent engineer because of Huddleston's experience and expertise.

        Neither we, Cerberus nor any of our or their affiliates has paid any fees to Huddleston during the past two years. Cerberus expects to pay Huddleston a fee of approximately $10,000 for the preparation of the reserve report.

Effects of the Merger

  Delisting from Nasdaq and Deregistration under the Exchange Act

        If the merger is completed, we will become a wholly-owned subsidiary of EXCO Holdings Inc. and there will be no public market for our common stock. Because the merger will not be completed before June 30, 2003, by the time of the merger, each share of our 5% convertible preferred stock will have automatically converted into one share of our common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock, and will no longer be quoted on the Nasdaq National Market. After the merger, our common stock will cease to be quoted on the Nasdaq National Market and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, after the completion of the merger, we will deregister our common stock and 5% convertible preferred stock under the Exchange Act and our obligation to file reports with the SEC under the Exchange Act will be terminated.

  Participation in Future Growth

        If the merger is completed, we will become a wholly-owned subsidiary of EXCO Holdings Inc., and our shareholders, other than the continuing shareholders, will cease to have any direct or indirect ownership interests in us or rights as shareholders of us other than the right to receive the merger consideration or perfect their dissenters' rights in accordance with Texas law. Upon completion of the merger, the continuing shareholders are expected to own directly approximately 16% of the outstanding common stock of EXCO Holdings Inc. Although their equity investment in EXCO Holdings Inc. involves risks resulting from, among other things, the limited liquidity of the investment and the large amount of debt to be incurred in connection with the merger, the continuing shareholders and the other shareholders of EXCO Holdings Inc. will be the sole beneficiaries of our future earnings and growth, if any. Similarly, our existing shareholders, other than the continuing shareholders and the members of EXCO Investors, LLC, will not face the risk of any losses generated by our operations or decline in the value of us or EXCO Holdings Inc. after the merger.

  Treatment of Continuing Shareholders' Equity Interests

        The continuing shareholders are contributing consideration in an aggregate amount of $14.4 million to EXCO Holdings Inc. Of the $14.4 million, the continuing shareholders, other than Messrs. Benjamin and Ellis, are contributing consideration in an aggregate amount of $12.4 million for an aggregate of 8,280,000 shares of Class A common stock of EXCO Holdings Inc. and 11,925,925 shares of Class B common stock of EXCO Holdings Inc. Messrs. Benjamin and Ellis will contribute an aggregate of 111,120 shares of our common stock in exchange for a membership interest valued at $2.0 million in EXCO Investors, LLC. EXCO Investors, LLC will be a stockholder of EXCO Holdings Inc. Other than Messrs. Miller and Eubank, the continuing shareholders have not yet executed binding agreements regarding their investment in EXCO Holdings Inc. Accordingly, except with respect to Messrs. Miller and Eubank, the descriptions of the continuing shareholders' investment in and contracts with EXCO Holdings Inc. are subject to the execution of definitive contracts by those persons.

        The continuing shareholders, other than Messrs. Benjamin and Ellis, will pay the $12.4 million consideration through (a) the contribution before the merger by Messrs. Miller and Eubank of the stock of ER Acquisition, Inc. to EXCO Holdings Inc., valued at approximately $2.9 million, based on the difference between the exercise price and the per share merger consideration of the options to be relinquished by Messrs. Miller and Eubank, (b) the contribution before the merger of 327,436 shares of our common stock, 140,586 of which will be acquired from the exercise of stock options before the merger, (c) cash in an amount of approximately $1.8 million, and (d) notes payable to EXCO Holdings Inc. in the aggregate principal amount of approximately $1.8 million. See "OTHER AGREEMENTS—Management Purchase Agreement."

        The price per share of Class A common stock to be purchased by these continuing shareholders is $1.50, the same per share price that the Cerberus affiliates have agreed to pay for their purchase of up to $161.5 million of the Class A common stock of EXCO Holdings Inc. The Cerberus commitment may be reduced on a dollar-for-dollar, pro-rata basis by the amount of Class A common stock purchased by the non-Cerberus institutional investors and EXCO Investors, LLC. The amount of Class A common stock that will be purchased by the Cerberus affiliates cannot be reduced to less than $106.5 million. The price per share of Class B common stock to be held by these continuing shareholders is $.001. The Class B shares will represent approximately 9% of the total outstanding capital stock of EXCO Holdings Inc. after the merger. The Class B shares are not, however, entitled to any payments upon the sale or liquidation of EXCO Holdings Inc. unless and until the Class A shares of EXCO Holdings Inc. have first received a total of $175.0 million from the future sale or liquidation of us or EXCO Holdings Inc. Thereafter, the Class A shares and the Class B shares of EXCO Holdings Inc. share all proceeds on a pro-rata basis.

        With respect to each share of our common stock and our 5% convertible preferred stock owned by the continuing shareholders and not contributed to EXCO Holdings Inc. or EXCO Investors, LLC, the continuing shareholders will receive the same merger consideration per share that the unaffiliated shareholders will receive.

        If the merger is completed, each holder of an option outstanding to purchase our common stock as of the effective time of the merger will be entitled to receive in full satisfaction of the option a cash payment equal to the product of (A) the amount by which $18.00 exceeds the exercise price per share subject to the option, multiplied by (B) the number of shares of our common stock subject to the option immediately prior to the effective time of the merger, reduced by applicable withholding taxes. Under the terms of our stock option plan, all options to purchase our common stock will vest before the completion of the merger. The continuing shareholders will contribute to EXCO Holdings Inc. a portion of the stock received upon exercise of options. Mr. Miller agreed to relinquish all of his options before the completion of the merger and Mr. Eubank agreed to relinquish options to purchase 68,316 shares of our common stock before the completion of the merger because they have received EXCO Holdings Inc. Class A common stock which will have at the completion of the merger an aggregate value of $2.9 million, or $1.50 per share, based on the difference between the exercise price of the options and the per share merger consideration, as a result of their contribution of ER Acquisition, Inc. stock to EXCO Holdings Inc.

        Under the terms of the Addison stock option plan, all options to purchase Addison Energy Inc. common stock will vest upon the completion of the merger. At the completion of the merger, each continuing shareholder who owns options to acquire Addison Energy Inc. common stock will receive consideration in an amount by which the determined value of each option exceeds CDN $1,031.61. The determined value will be based on the value of Addison Energy Inc. at the effective time of the merger. The value of Addison Energy Inc. at the effective time of the merger will depend in large part on the then prevailing prices of oil and natural gas and, as a result, cannot be determined at this time. However, based on the price of oil and natural gas on January 1, 2003, the determined value of Addison Energy Inc. on that date was CDN $7,013.94 per share.

        The table set forth below summarizes the gross cash amounts before reinvestment each of the continuing shareholders and EXCO Investors, LLC would be entitled to receive upon the completion of the merger, the amount reinvested, and the net cash received after reinvestment for the shares of our common stock, shares of our 5% convertible preferred stock, all options to purchase shares of our common stock, and all options to purchase Addison Energy Inc. common stock.

	Gross Cash Entitled to Receive Prior to Reinvestment					Net Cash Received After Reinvestment
	From Common Stock Held	From Preferred Stock Held	From Options Held (in EXCO or Addison(1))	Total Gross Cash Before Reinvestment	Value of Stock and Options Reinvested	From Remaining EXCO Stock	From Remaining Options	Total Net Cash Received
EXCO Investors, LLC(2)	$30,474,954(3)	$21,922,086(3)	$—	$52,397,040(3)	$11,801,448	$40,595,592	$—	$40,595,592(3)
Douglas H. Miller	10,394,596	1,676,573	2,171,875(4)	14,243,044	5,535,000	8,708,044	—	8,708,044
T. W. Eubank	2,600,262	165,308	1,226,875(4)	3,992,445	675,000	2,765,570	551,875	3,317,445
J. Douglas Ramsey	1,259,982	43,538	1,203,750	2,507,270	270,000	1,303,520	933,750	2,237,270
J. David Choisser	4,433	—	51,563	55,996	50,004	4,433	1,559	5,992
Charles R. Evans	219,040	8,068	795,972	1,023,080	540,000	227,108	255,972	483,080
Richard E. Miller	237,173	19,158	594,690	851,021	270,000	256,331	324,690	581,021
James M. Perkins, Jr.	—	11,944	27,000	38,944	27,000	11,944	—	11,944
Richard L. Hodges	70,545	—	105,863	176,408	73,800	70,545	32,063	102,608
John D. Jacobi	342,614	—	821,046	1,163,660	270,000	342,614	551,046	893,660
Daniel A. Johnson	25,734	—	881,046	906,780	270,000	25,734	611,046	636,780
Harold L. Hickey	10,761	817	59,997	71,575	39,000	11,578	20,997	32,575
Stephen E. Puckett	—	27,394	161,796	189,189	90,000	27,394	71,795	99,189
Russell W. Romoser	10,459	—	38,250	48,709	25,200	10,459	13,050	23,509
Laurel A. Cocharo	13,727	—	55,950	69,677	37,512	13,727	18,438	32,165
Adrien Joly	—	—	—	—	—	—	—	—
Thomas Charuk	—	—	—	—	—	—	—	—
Jimmie L. Pulis	11,950	—	201,636	213,586	33,750	11,950	167,886	179,836
Paul B. Rudnicki	—	—	55,817	55,817	10,000	—	45,817	45,817
Gary M. Nelson	29,120	—	202,067	231,187	135,000	29,120	67,067	96,187
H. Wayne Gifford	—	—	15,200	15,200	9,000	—	6,200	6,200
Gary L. Parker	8,290	—	103,135	111,425	71,100	8,290	32,035	40,325
Scott E. Studdard	—	—	—	—	—	—	—	—
Craig F. Hruska	318,600	—	1,039,884	1,358,484	270,000	318,600	769,884	1,088,484
Steve Fagan	223,020	—	1,039,884	1,262,904	675,000	223,020	364,884	587,904
Dennis G. McIntyre	224,100	—	1,039,884	1,263,984	270,000	224,100	769,884	993,984
Neil Burrows	—	—	—	—	—	—	—	—
Gregory Robb	135,000	—	1,039,884	1,174,884	270,000	135,000	769,884	904,884
Jonathan Kuhn	3,600	—	137,220	140,820	80,450	3,600	56,770	60,370
James Beninger	—	—	96,945	96,945	93,750	—	3,195	3,195
Terry Pidkowa	—	—	149,384	149,384	99,750	—	49,634	49,634
Duane Masse	—	—	45,183	45,183	19,550	—	25,633	25,633
Jennifer M. Perry	—	—	17,544	17,544	17,544	—	—	—
Kirstie M. Egan	—	—	28,889	28,889	18,749	—	10,140	10,140
Wesley E. Roberts	—	—	12,403	12,403	12,403	—	—	—
Delwyn C. Dennison	—	—	16,031	16,031	13,420	—	2,611	2,611
Muharem Mastalic	—	—	24,059	24,059	18,750	—	5,309	5,309
Terry L. Trudeau	—	—	—	—	—	—	—	—
Jeffrey D. Benjamin	1,048,140	182,625	600,000	1,830,765	1,000,080(5)	230,685	600,000	830,685
Earl E. Ellis	4,892,922	474,825	300,000	5,667,747	1,000,080(5)	4,367,667	300,000	4,667,667
Total for the Continuing Shareholders	22,084,068	2,610,250	14,360,722	39,055,039	12,290,892	19,331,033	7,433,114	26,764,147

(1)
The value of the Addison Energy Inc. stock options is estimated as of January 1, 2003. The Addison Energy option value is the determined value per share less CDN $1,031.61 multiplied by the number of option shares held by the individual. The determined value is the value of Addison Energy Inc. as at a determination date for which the value of the corporation has been determined multiplied by a fraction, the numerator of which is either (i) with respect to a determination date occurring at December 31 of a participating year, the average trading price of EXCO's shares in U.S. dollars for the first ten trading days of the following calendar year; or (ii) with respect to a determination date resulting from a change of control, the price at which EXCO's common stock was valued in such change of control; and the denominator of which is $18.25 U.S. dollars. These estimates will be recalculated as of the date of the change of control.
(2)
Before the completion of the merger, the members of EXCO Investors, LLC will contribute an aggregate of 655,636 shares of our common stock to EXCO Investors, LLC in exchange for membership interests. EXCO Investors, LLC will then contribute the 655,636 shares to EXCO Holdings Inc. in exchange for Class A common stock of EXCO Holdings Inc. No merger consideration will be paid with respect to these 655,636 shares of our common stock. Includes shares contributed by Messrs. Benjamin and Ellis. As of the date of this proxy statement, not all of the members have signed binding subscription agreements to purchase membership interests in and contribute shares to EXCO Investors, LLC.
(3)
Represents cash that the members of EXCO Investors, LLC are entitled to receive for shares of our common stock and our 5% convertible preferred stock that they own before the contribution of shares to EXCO Investors, LLC.
(4)
Under the terms of the contribution agreement, as amended, Mr. Miller has, subject to the completion of the merger, relinquished all of his options in exchange for an equivalent value of EXCO Holdings Inc. Under the terms of the contribution agreement, as amended, Mr. Eubank has, subject to the completion of the merger, relinquished 68,316 options valued at $675,000 in exchange for an equivalent value of EXCO Holdings Inc.
(5)
Messrs. Benjamin and Ellis are reinvesting the specified amounts in EXCO Investors, LLC, which will be a stockholder of EXCO Holdings Inc.

  Employee Stock Participation Plan

        The board of directors of EXCO Holdings Inc. will adopt an employee stock participation plan that will become effective immediately after the merger. The employee stock participation plan provides to our employees, who are not shareholders of EXCO Holdings Inc., an opportunity to participate in the proceeds received upon a subsequent merger, consolidation or sale of assets or common stock of us or EXCO Holdings Inc.

        EXCO Holdings Inc. will authorize and reserve, but not issue, 720,000 shares of Class A and 1,037,037 shares of Class B common stock for the benefit of the stock participation plan. Generally, upon the occurrence of a "participation event," the stock participation plan will receive consideration in an amount equal to the aggregate consideration paid to EXCO Holdings Inc. as a result of the participation event multiplied by the percentage of the capital stock of EXCO Holdings Inc. authorized and reserved for the plan, as if these shares have been issued. The stock participation plan will distribute to eligible employees the consideration paid to the stock participation plan less the difference between (x) $1,081,037, the initial value of the shares authorized and reserved for the plan, and (y) an amount equal to $160,000 multiplied by the number of complete years between the completion of the merger and the participation event; provided, that the amount of the reduction in (y) may not exceed $640,000. A "participation event" will include (a) a merger or consolidation of us, (b) the sale or other disposition by EXCO Holdings Inc. of substantially all of our common stock, other than a merger between us and EXCO Holdings Inc., (c) the sale or other disposition by us of all or substantially all of our assets if the proceeds are distributed to EXCO Holdings Inc., (d) the merger or consolidation of EXCO Holdings Inc., other than a merger between us and EXCO Holdings Inc., (e) the sale or other disposition by the stockholders of EXCO Holdings Inc. of substantially all of their Class A common stock and Class B common stock, (f) the sale or other disposition by EXCO Holdings Inc. of all or substantially all of its assets and the proceeds are distributed to the shareholders of EXCO Holdings Inc. or (g) an initial public offering of any class of equity securities of EXCO Holdings Inc. if the net proceeds of the offering are at least $30.0 million.

        The portion of the consideration to be received by an eligible employee will be determined based on that employee's aggregate salary and bonus since the effective time of the employee stock participation plan compared to the aggregate salary and bonus paid to all eligible employees under the stock participation plan. To be eligible to participate in the stock participation plan, our employees must not own any equity interest in EXCO Holdings Inc. and must be employed by us for at least one year prior to, and on the day immediately preceding, the merger, consolidation or sale of assets or common stock that triggers the payment obligations of the plan to eligible participants. See "OTHER AGREEMENTS—EXCO Holdings Inc. Employee Stock Participation Plan."

  Treatment of Shares of Common Stock Held in Our 401(k) Plan or the Addison RSP Plan

        At the time of the merger, each participant in our 401(k) plan or the RSP plan, will receive, in exchange for the participant's shares of our common stock in the 401(k) plan or the RSP plan, a cash amount equal to (A) the number of those shares multiplied by (B) $18.00. Each participant in our 401(k) plan or the RSP plan will be entitled to make an election to invest the proceeds from the merger in other available investment options in the 401(k) plan or the RSP plan.

  Treatment of Shares of 5% Convertible Preferred Stock Held in Our 401(k) Plan or the Addison RSP Plan

        At the time of the merger, each of the shares of our 5% convertible preferred stock that a participant holds in our 401(k) plan or the RSP plan will have automatically converted into one share of our common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock, and because the merger will be completed after June 30, 2003, each participant will receive a cash amount equal to (A) the number of shares of common stock that they then hold in our 401(k) plan or the RSP plan as a result of the conversion multiplied by (B) $18.00. In addition, each holder of record of 5% convertible preferred stock on June 15, 2003, the record date for dividends on our 5% convertible preferred stock, will be entitled to receive from our paying agent $.2625 in cash per share of 5% convertible preferred stock representing the final quarterly dividend payable with respect to the 5% convertible preferred stock. This final quarterly dividend will be paid on June 30, 2003. Each participant in our 401(k) plan or the RSP plan will be entitled to make an election to invest the proceeds from the merger in other available investment options in the 401(k) plan or the RSP plan.

  Effect on Interests in Our Net Book Value and Net Earnings

        If the merger is completed, the interests of each of the continuing shareholders in our net book value and net earnings will change through their ownership of shares of EXCO Holdings Inc. or indirectly through their membership interest in EXCO Investors, LLC. EXCO Holdings Inc. will hold a 100% interest in our net book value and net earnings upon completion of the merger. ER Acquisition, Inc. does not currently have any interest in our net book value or net earnings and will not obtain any interest after the merger, because it will be merged into us and will not exist after the effective time of the merger.

        The following table sets forth the interest of EXCO Holdings Inc., EXCO Investors, LLC and each of the continuing shareholders in our net book value, in terms of both dollar amounts and percentages, immediately prior to the merger and immediately following the merger. If the merger is completed, the interest of EXCO Holdings Inc. in us will be direct and the interest of the continuing shareholders will be indirect as a result of their ownership interest in EXCO Holdings Inc. or their membership interest in EXCO Investors, LLC. We have used our net book value of $99.9 million as of December 31, 2002 and the equity interest of the named person as of that date to compute the amount prior to the merger. To compute the amount following the merger, we adjusted our net book value as of December 31, 2002 to give effect to the merger and the related transactions, which resulted in an adjusted net book value of $159.8 million, and we adjusted the equity interests of the named person to give effect to the merger. To calculate the equity interest of each named person we compared the person's beneficially owned shares of common stock plus shares of common stock that can be acquired by that person from exercising options that will vest before the completion of the merger plus shares of common stock that can be acquired by that person per the conversion of shares of 5% convertible preferred stock, with the total number of shares of common stock outstanding on May 25, 2003 (7,280,427 shares of common stock) plus shares of common stock that can be acquired by that person from exercising options on or before the merger and converting shares of our 5% convertible preferred stock.

	Interest in Net Book Value Prior to the Merger		Interest in Net Book Value Following the Merger
Name	$ in thousands	Percentage*	$ in thousands	Percentage*
EXCO Holdings, Inc	$—	—	$159,786	100.0
EXCO Investors, LLC(1)	34,078	34.1	17,494	11.0
Douglas H. Miller	11,554	11.6	11,252	7.0
T. W. Eubank	3,720	3.7	1,372	0.9
J. Douglas Ramsey	2,563	2.6	549	0.3
Charles R. Evans	1,303	1.3	1,098	0.7
Richard E. Miller	1,126	1.1	549	0.3
J. David Choisser	217	0.2	823	0.5
James M. Perkins, Jr.	146	0.1	549	0.3
Richard L. Hodges	351	0.4	274	0.2
John D. Jacobi	1,397	1.4	549	0.3
Daniel A. Johnson	1,225	1.2	549	0.3
Harold L. Hickey	271	0.3	274	0.2
Stephen E. Puckett	368	0.4	274	0.2
Russell W. Romoser	288	0.3	274	0.2
Laurel A. Cocharo	164	0.2	137	0.1
Adrien Joly	—	—	69	**
Thomas Charuk	—	—	137	0.1
Jimmie L. Pulis	348	0.3	69	**
Paul B. Rudnicki	128	0.1	206	0.1
Gary M. Nelson	407	0.4	274	0.2
H. Wayne Gifford	137	0.1	274	0.2
Gary L. Parker	290	0.3	274	0.2
Scott E. Studdard	—	—	137	0.1
Craig F. Hruska	487	0.5	549	0.3
Steve Fagan	414	0.4	1,372	0.9
Dennis G. McIntyre	415	0.4	549	0.3
Neil Burrows	—	—	274	0.2
Gregory Robb	347	0.3	549	0.3
Jonathan Kuhn	118	0.1	294	0.2
James Beninger	106	0.1	343	0.2
Terry Pidkowa	141	0.1	365	0.2
Duane Masse	70	0.1	145	0.1
Jennifer M. Perry	80	0.1	69	**
Kirstie M. Egan	129	0.1	69	**
Wesley E. Roberts	83	0.1	49	**
Delwyn C. Dennison	99	0.1	49	**
Muharem Mastalic	114	0.1	69	**
Terry L. Trudeau	—	—	538	0.3
Jeffrey D. Benjamin	1,609	1.6	833	0.5
Earl E. Ellis	4,398	4.4	833	0.5
Total for the Continuing Shareholders	34,613	29.8	26,912	16.8

*
Rounded to the nearest one-tenth of one percent.

**
Less than 0.05%.

(1)
Based on all shares of common stock and 5% convertible preferred stock owned by the members of EXCO Investors, LLC. Before the completion of the merger, the members of EXCO Investors, LLC will contribute an aggregate of 655,636 shares of our common stock to EXCO Investors, LLC in exchange for membership interests. EXCO Investors, LLC will then contribute the 655,636 shares to EXCO Holdings Inc. in exchange for Class A common stock of EXCO Holdings Inc. As of the date of this proxy statement, not all of the members have signed binding subscription agreements to purchase membership interests in and contribute shares to EXCO Investors, LLC.

        The following table sets forth the interest of EXCO Holdings Inc., EXCO Investors, LLC and each of the continuing shareholders in our net earnings, in terms of both dollar amounts and percentages, immediately prior to the merger and immediately following the merger. Following the merger, the interest of EXCO Holdings Inc. in us will be direct and the interest of the other persons will be indirect as a result of their ownership interest in EXCO Holdings Inc. or their membership interest in EXCO Investors, LLC. We have used our net loss of $6.2 million for the year 2002 and the equity interest of the named person to compute the amount prior to the merger. To compute the amount following the merger, we adjusted our net loss for 2002 to give effect to the merger and the related transactions, which resulted in an adjusted net loss of $4.3 million, and we adjusted the equity interest of the named person to give effect to the merger. The equity interest of each named person was computed in the same manner as the immediately preceding table.

	Interest in Net Earnings Prior to the Merger		Interest in Net Earnings Following the Merger
Name	$ in thousands	Percentage*	$ in thousands	Percentage*
EXCO Holdings, Inc	$—	—	$(4,256)	100.0
EXCO Investors, LLC(1)	(2,123)	34.1	(466)	11.0
Douglas H. Miller	(720)	11.6	(300)	7.0
T. W. Eubank	(232)	3.7	(37)	0.9
J. Douglas Ramsey	(160)	2.6	(15)	0.3
Charles R. Evans	(81)	1.3	(29)	0.7
Richard E. Miller	(70)	1.1	(15)	0.3
J. David Choisser	(14)	0.2	(22)	0.5
James M. Perkins, Jr.	(9)	0.1	(15)	0.3
Richard L. Hodges	(22)	0.4	(7)	0.2
John D. Jacobi	(87)	1.4	(15)	0.3
Daniel A. Johnson	(76)	1.2	(15)	0.3
Harold L. Hickey	(17)	0.3	(7)	0.2
Stephen E. Puckett	(23)	0.4	(7)	0.2
Russell W. Romoser	(18)	0.3	(7)	0.2
Laurel A. Cocharo	(10)	0.2	(4)	0.1
Adrien Joly	—	—	(2)	**
Thomas Charuk	—	—	(4)	0.1
Jimmie L. Pulis	(22)	0.3	(2)	**
Paul B. Rudnicki	(8)	0.1	(5)	0.1
Gary M. Nelson	(25)	0.4	(7)	0.2
H. Wayne Gifford	(9)	0.1	(7)	0.2
Gary L. Parker	(18)	0.3	(7)	0.2
Scott E. Studdard	—	—	(4)	0.1
Craig F. Hruska	(30)	0.5	(15)	0.3
Steve Fagan	(26)	0.4	(37)	0.9
Dennis G. McIntyre	(26)	0.4	(15)	0.3
Neil Burrows	—	—	(7)	0.2
Gregory Robb	(22)	0.3	(15)	0.3
Jonathan Kuhn	(7)	0.1	(8)	0.2
James Beninger	(7)	0.1	(9)	0.2
Terry Pidkowa	(9)	0.1	(10)	0.2
Duane Masse	(4)	0.1	(4)	0.1
Jennifer M. Perry	(5)	0.1	(2)	**
Kirstie M. Egan	(8)	0.1	(2)	**
Wesley E. Roberts	(5)	0.1	(1)	**
Delwyn C. Dennison	(6)	0.1	(1)	**
Muharem Mastalic	(7)	0.1	(2)	**
Terry L. Trudeau	—	—	(14)	0.3
Jeffrey D. Benjamin	(100)	1.6	(22)	0.5
Earl E. Ellis	(274)	4.4	(22)	0.5
Total for the Continuing Shareholders	(2,157)	29.8	(719)	16.8

*
Rounded to the nearest one-tenth of one percent.

**
Less than 0.05%.

(1)
Based on all shares of common stock and 5% convertible preferred stock owned by the members of EXCO Investors, LLC. Before the completion of the merger, the members of EXCO Investors, LLC will contribute an aggregate of 655,636 shares of our common stock to EXCO Investors, LLC in exchange for membership interests. EXCO Investors, LLC will then contribute the 655,636 shares to EXCO Holdings Inc. in exchange for Class A common stock of EXCO Holdings Inc. As of the date of this proxy statement, not all of the members have signed binding subscription agreements to purchase membership interests in and contribute shares to EXCO Investors, LLC.

  Treatment of Equity Interests Held by Members of EXCO Investors, LLC

        The members of EXCO Investors, LLC will contribute 655,636 shares of our common stock before the completion of the merger to EXCO Investors, LLC in exchange for membership interests in EXCO Investors, LLC. EXCO Investors, LLC will then contribute those shares to EXCO Holdings Inc. in exchange for 14,000,000 shares of Class A common stock. As of the date of this proxy statement, not all of the members have signed binding subscription agreements to purchase membership interests in and contribute shares to EXCO Investors, LLC.

        With respect to members' shares of our common stock that are owned and will not be contributed to EXCO Investors, LLC, the members of EXCO Investors, LLC will receive the same merger consideration per share that the unaffiliated shareholders will receive.

  Other Effects on Continuing Shareholders

        Following the completion of the merger our employees will be entitled to receive payments under the bonus retention plan. See "OTHER AGREEMENTS—EXCO and Addison Energy Inc. Employee Bonus Retention Plan."

  Directors and Officers

        From and after the effective time of the merger, the directors of ER Acquisition, Inc. will become the directors of EXCO, the surviving corporation, and the officers of ER Acquisition, Inc. will become the officers of the surviving corporation, in each case until their successors are duly elected or appointed and qualified. Also from and after the effective time of the merger, pursuant to a stockholders' agreement to be executed at the closing by the continuing shareholders and EXCO Holdings Inc., each of the continuing shareholders will agree to vote each of their shares to elect a specified slate of directors of EXCO Holdings Inc., which will include the managing member of EXCO Investors, LLC, persons chosen by Cerberus and other participating non-Cerberus institutional investors.

  Articles of Incorporation and Bylaws

        From and after the effective time of the merger, the articles of incorporation and bylaws of ER Acquisition, Inc. in effect immediately prior to the effective time will remain the articles of incorporation and bylaws of the surviving corporation, each until amended afterwards.

  Our Business and Operations

        It is expected that following completion of the merger, our operations will be conducted substantially as they are currently being conducted. Other than the merger and the other transactions described in the merger agreement, none of the acquisition companies, the continuing shareholders or Cerberus have any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving our or the acquisition companies' corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, the acquisition companies and the continuing shareholders will continue to evaluate our business and operations after the merger, and may develop new plans and proposals in the future, and expect to pursue the acquisition of additional oil and natural gas assets. In particular, the acquisition companies may pursue acquisitions of other companies engaged in our lines of business or related lines of business, although there are no specific acquisitions currently under consideration.

  Amendments to Our U.S. and Canadian Credit Agreements

        U.S. Credit Agreement.    Our current U.S. credit agreement provides for borrowings of up to $124.0 million under a revolving credit facility with a borrowing base of $82.0 million. Our borrowing base is determined based on a number of factors including commodity prices; however, we use hedges to lessen the impact of volatility in commodity prices. The borrowing base will be redetermined as of November 1, 2003, and each May 1 and November 1 thereafter. At May 28, 2003, we had $39.0 million of outstanding indebtedness, letter of credit commitments of $310,000 and approximately $42.7 million available for borrowing under the U.S. credit agreement. The U.S. credit agreement contains financial covenants and other restrictions that require us to maintain a minimum consolidated tangible net worth as well as financial ratios. Borrowings under the credit agreement are secured by a first lien mortgage providing a security interest in 90% of our U.S. oil and natural gas properties.

        As a result of our May 1, 2003 semi-annual borrowing base redetermination and consideration of the financial structure of the merger, we have received a commitment letter from our lead bank to amend our U.S. credit agreement that will increase our U.S. borrowing base to $100.0 million. The U.S. borrowing base will be reduced to $92.5 million 90 days after the effective time of the merger, and will be further reduced by $7.5 million every 90 days thereafter until the next scheduled borrowing base redetermination after the effective time of the merger. The amendment will also provide for an extension of the U.S. credit agreement maturity date to the third anniversary of the effective time of the merger. The commitment is subject to certain closing conditions outlined in the commitment letter.

        Canadian Credit Agreement.    Our current Canadian credit agreement provides for borrowings of up to U.S. $157.5 million under a revolving credit facility with a borrowing base of U.S. $83.0 million. Our borrowing base is determined based on a number of factors including commodity prices; however, we use hedges to lessen the impact of volatility in commodity prices. The borrowing base will be redetermined as of November 1, 2003, and each May 1 and November 1 thereafter. At May 28, 2003, we had approximately U.S. $82.5 million of outstanding indebtedness and approximately U.S. $500,000 available for borrowing under the Canadian credit agreement. The Canadian credit agreement contains financial covenants and other restrictions that require us to maintain a minimum consolidated tangible net worth as well as financial ratios. Borrowings under the credit agreement are secured by a first lien mortgage providing a security interest in 90% of our Canadian oil and natural gas properties.

        As a result of our May 1, 2003 semi-annual borrowing base redetermination and consideration of the financial structure of the merger, we have received a commitment letter from our lead bank to amend our Canadian credit agreement that will increase our Canadian borrowing base to U.S. $100.0 million. The Canadian borrowing base will be reduced to U.S. $92.5 million 90 days after the effective time of the merger, and will be further reduced by U.S. $7.5 million every 90 days thereafter until the next scheduled borrowing base redetermination after the effective time of the merger. The amendment will also provide for an extension of the Canadian credit agreement maturity date to the third anniversary of the effective time of the merger. The commitment is subject to certain closing conditions outlined in the commitment letter.

Interests of EXCO Directors and Executive Officers in the Merger

  General

        In considering the recommendation of the special committee, you should be aware that certain members of our management and the board of directors have interests in the transaction that are or may be different from, or in addition to, your interests as one of our shareholders. The board of directors appointed the special committee, consisting solely of directors who are not and have not been our current or former officers or employees and who will not retain an economic interest in us or the acquisition companies following the merger, to solicit and evaluate, negotiate the terms of, and accept or reject any offer to acquire us, including any offer by a third party. The special committee was aware of these differing interests and considered them, among other matters, in recommending the approval of the merger agreement to our unaffiliated shareholders.

  Treatment of Directors' and Executive Officers' Equity Interests

        Pursuant to the contribution agreement, as amended, Messrs. Miller and Eubank contributed all of the stock of ER Acquisition, Inc., which will be valued at approximately $2.9 million as of the effective time of the merger, based on the difference between the exercise price and the per share merger consideration of the options to be relinquished by Messrs. Miller and Eubank, as of the effective time of the merger, to EXCO Holdings Inc. in exchange for 1,897,500 shares of Class A common stock of EXCO Holdings Inc., and prior to the effective time of the merger, the directors and executive officers who are continuing shareholders will contribute to EXCO Holdings Inc. (a) 248,726 shares of our common stock, 61,875 of which will be acquired from the exercise of stock options prior to the merger, (b) cash in the amount of approximately $8,000, (c) notes payable to EXCO Holdings Inc. in the aggregate principal amount of approximately $371,250, and (d) indirectly through a contribution of an aggregate of 111,120 shares of our common stock in exchange for a membership interest in EXCO Investors, LLC, by Messrs. Benjamin and Ellis, all in exchange for an aggregate of 6,463,440 shares of Class A common stock and 7,388,887 shares of Class B common stock of EXCO Holdings Inc. EXCO Investors, LLC will be a stockholder of EXCO Holdings Inc. Other than Messrs. Miller and Eubank, the continuing shareholders have not yet executed binding agreements regarding their investment in EXCO Holdings Inc. Accordingly, except with respect to Messrs. Miller and Eubank, the descriptions of the continuing shareholders' investment in and contracts with EXCO Holdings Inc. are subject to the execution of definitive contracts by those persons.

        With respect to each share of our common stock and our 5% convertible preferred stock owned by our directors and executive officers and not contributed to EXCO Holdings Inc. or EXCO Investors, LLC, the directors and executive officers will receive the same merger consideration per share that the unaffiliated shareholders will receive.

        The directors and executive officers who are continuing shareholders will contribute to EXCO Holdings Inc. a portion of the stock received upon exercise of options to purchase our common stock. Subject to the completion of the merger, Mr. Miller agreed to relinquish all of his options and Mr. Eubank agreed to relinquish options to purchase 68,316 shares of our common stock because they received EXCO Holdings Inc. stock as a result of their contribution of ER Acquisition, Inc. stock to EXCO Holdings Inc. No director or executive officer owns any options to purchase shares of Addison Energy Inc.

  Total Cash to which the Directors and Executive Officers are Entitled and Total Cash to be Reinvested and Received by the Directors and Executive Officers

        The following table shows the gross cash amounts before reinvestment that all of our directors and executive officers, including those who are not continuing shareholders, would be entitled to receive upon completion of the merger, the amount reinvested, and the net cash received after reinvestment for their shares of our common stock, shares of our 5% convertible preferred stock, and all options to purchase our common stock.

	Gross Cash Entitled to Receive Prior to Reinvestment						Net Cash Received After Reinvestment
	From Common Stock Held	From Preferred Stock Held	From Options Held in EXCO		Total Gross Cash Before Reinvestment	Value of Stock and Options Reinvested	From Remaining EXCO Stock	From Remaining Options	Total Net Cash Received
Douglas H. Miller	$10,394,596	$1,676,573	$2,171,875	(1)	$14,243,044	$5,535,000	$8,708,044	$—	$8,708,044
T.W. Eubank	2,600,262	165,308	1,226,875	(2)	3,992,445	675,000	2,765,570	551,875	3,317,445
J. Douglas Ramsey	1,259,982	43,538	1,203,750		2,507,270	270,000	1,303,520	933,750	2,237,270
J. David Choisser	4,433	—	51,563		55,996	50,004	4,433	1,559	5,992
Charles R. Evans	219,040	8,068	795,972		1,023,080	540,000	227,108	255,972	483,080
Richard E. Miller	237,173	19,158	594,690		851,021	270,000	256,331	324,690	581,021
Jeffrey D. Benjamin	1,048,140	182,625	600,000		1,830,765	1,000,080	230,685	600,000	830,685
Earl E. Ellis	4,892,922	474,825	300,000		5,667,747	1,000,080	4,367,667	300,000	4,667,667
J. Michael Muckleroy	1,386,522	—	600,000		1,986,522	—	1,386,522	600,000	1,986,522
Boone Pickens	1,922,022	1,916,905	600,000		4,438,927	—	3,838,927	600,000	4,438,927
Stephen F. Smith	991,422	456,563	600,000		2,047,985	—	1,447,985	600,000	2,047,985

Total	$24,956,514	$4,943,563	$8,744,725		$38,644,802	$9,340,164	$24,536,792	$4,767,846	$29,304,638

(1)
Subject to the completion of the merger, Mr. Miller agreed in connection with the contribution agreement, as amended, to relinquish all of his options because he contributed to EXCO Holdings Inc. all of his shares of ER Acquisition, Inc. in exchange for shares of Class A common stock of EXCO Holdings Inc.

(2)
Subject to the completion of the merger, Mr. Eubank agreed in connection with the contribution agreement, as amended, to relinquish options to purchase 68,316 shares of our common stock valued at $675,000 because he contributed to EXCO Holdings Inc. all of his shares of ER Acquisition, Inc. in exchange for shares of Class A common stock of EXCO Holdings Inc.

  Interests in Termination Fee, Payment of Fees and Expenses and Transaction Fee

        Under the merger agreement, EXCO Holdings Inc. is entitled to receive a termination fee in an amount equal to $8.5 million or $5.0 million and/or an amount to reimburse expenses, not to exceed $1.5 million, if the merger agreement is terminated under specified circumstances. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Termination of the Merger Agreement—Termination Fee; Expenses." Under the stock purchase agreement, if the merger agreement is terminated and EXCO Holdings Inc. receives a break-up fee or expense reimbursement in connection with the termination, the break-up fee or expense reimbursement must first be used to pay an equity fee to Cerberus and to reimburse the other fees and expenses of Cerberus in connection with the merger. Any remaining balance of the break-up fee or expense reimbursement will first be used to pay the expenses of EXCO Holdings Inc., and any remaining amount will be paid 20% to EXCO Holdings Inc., and 80% to Cerberus and, on a pro rata basis, EXCO Investors, LLC, the non-Cerberus institutional investors and continuing shareholders to the extent they have agreed to purchase Class A common stock in excess of $12.4 million. Mr. Miller is the sole director of EXCO Holdings Inc. and, as a result, will control the disposition of any amounts paid to EXCO Holdings Inc. We understand that Mr. Miller, Mr. Eubank and the other continuing shareholders except for Messrs. Benjamin and Ellis would receive EXCO Holdings Inc.'s 20% portion in proportion to the number of shares each such individual owns with respect to EXCO Holdings Inc. The continuing shareholders would also receive their pro rata portion of the 80% to be paid to purchasers of Class A common stock.

  Participation in Our Future Growth

        If the merger is completed, the continuing shareholders are expected to own directly approximately 16% of the voting capital stock of EXCO Holdings Inc., which will own 100% of our capital stock, and Messrs. Benjamin and Ellis will be members of EXCO Investors, LLC, which will own approximately 11% of the voting capital stock of EXCO Holdings Inc. if the members contribute an aggregate of $21.0 million to EXCO Investors, LLC.

  Severance Plan

        In August 2002, our board concluded that we should establish a severance plan for our employees. Mr. Miller expected to retain all of the then-current employees if he was the successful bidder. Our board considered the adoption of such a plan to be fair and in our best interests in order to encourage the retention of our employees during the period of uncertainty created by our possible sale. Our board of directors delegated to the special committee the authority to review the plan and to determine whether to modify, adopt or reject the plan. At a board meeting held on October 14, 2002, upon recommendation of the special committee, the board approved the final form of the plan.

        The plan generally applies to persons who were full-time employees, including our executive officers, on the date we adopted the severance plan. Under the severance plan, eligible employees are entitled to severance pay following a "termination of employment" if the termination of employment occurs on the date of, or within six months after, a change of control of us. A termination of employment includes an affirmative discharge from employment by us other than for "cause" or an eligible employee's voluntary termination of employment for "good reason."

        A "change of control" occurs if (i) we are merged or consolidated into or with another entity and, as a result of the merger or consolidation, less than a majority of the combined voting power of the outstanding securities of the resulting entity after the merger or transaction is held by the holders of our voting stock immediately prior to the merger or transaction, (ii) if we sell or transfer all or substantially all of our assets to any person or entity and less than a majority of the combined voting power of the outstanding securities of the acquiring person or entity after the sale or transfer is held by the holders of our voting stock immediately prior to the sale or transfer, or (iii) if, during any two consecutive years, individuals who were serving on our board of directors at the beginning of the two-year period, together with any new board members whose election or nomination was approved by a majority of the directors who were serving at the beginning of the two-year period or whose election or nomination was previously so approved, cease to constitute a majority of our board directors then in office.

        The maximum amount payable under the severance plan is approximately $4.4 million. The existence of the severance plan could serve to discourage potential third party buyers because of the increased costs that might have to be paid under the severance plan in the event of an acquisition by a third party.

        However, under the severance plan, a change of control does not include a merger, consolidation or sale of assets between or among us and a group of investors that includes Mr. Miller, or any member of the group or any of their respective affiliates or associates. Therefore, the merger will not constitute a change of control under the severance plan and any termination of employment of an eligible employee after the merger will not result in severance payments to the eligible employee.

  Employee Bonus Retention Plan

        We understand that our board of directors and the board of directors of Addison Energy Inc., our wholly-owned subsidiary, will adopt identical employee bonus retention plans to be effective upon the completion of the merger in order to provide certain of their employees with an incentive to remain employed with us and Addison Energy Inc. after the merger. The employee bonus retention plan will become effective upon the closing of the merger and will be governed, managed and controlled by the board of directors of the respective company. Under the employee bonus retention plan, participants who remain employed with the company will receive, until the fourth anniversary of the closing date of the merger a portion of their total retention bonus after each three month anniversary of the closing date of the merger and a lump sum payment of all unpaid retention bonus payments upon a change of control of EXCO Holdings Inc. The participants in the plan will agree to customary confidentiality and nonsolicitation provisions. Messrs. Miller and Eubank, together with other of our continuing shareholders, will agree to customary non-compete provisions in connection with the employee bonus retention plan. The executive officers who are continuing shareholders are expected to receive the following annual payments until the fourth anniversary of the closing date of the merger: Douglas H. Miller—$820,000; T.W. Eubank—$100,000; J. Douglas Ramsey—$40,000; J. David Choisser—$60,000; Charles R. Evans—$80,000; Richard E. Miller—$40,000. See "OTHER AGREEMENTS—EXCO and Addison Energy Inc. Employee Bonus Retention Plan."

  Employment Agreements

        Currently, none of our directors or executive officers is a party to an employment agreement that would require any payment upon completion of the merger.

  Indemnification of Directors and Officers; Directors' and Officers' Insurance

        The merger agreement provides that EXCO Holdings Inc. and the surviving corporation will indemnify each of our present and former directors and officers until the later of six years after the effective time of the merger or the expiration of any statute of limitations applicable to the claim under which indemnification is sought against liabilities for their actions or omissions as directors or officers before the effective time of the merger. The merger agreement further provides that for a period of six years after the effective time of the merger, the surviving corporation will provide to our directors and officers liability insurance protection with the same coverage and in the same amount as and on terms no less favorable to such individuals than that provided by our current insurance policies. The persons benefiting from the insurance provisions of the merger agreement include all persons who served as our directors and executive officers during the period from August 1, 2002 until the effective time of the merger. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Covenants—Indemnification."

Financing for the Merger

        Based upon our total outstanding shares of common stock and 5% convertible preferred stock as of the record date, and our outstanding indebtedness as of May 28, 2003, the aggregate net cash cost of acquiring shares of our common stock and our 5% convertible preferred stock pursuant to the merger, making payments to holders of options to purchase our common stock and the Addison stock options, assumption of our existing indebtedness and new borrowings by EXCO Holdings Inc. and paying related fees and expenses is expected to be approximately $345.3 million. EXCO Holdings Inc. expects to finance the merger with the following:

  •
  an equity investment of up to $161.0 million by one or more funds or affiliates of Cerberus Capital Management L.P. to be designated by Cerberus Capital Management, L.P., which amount will be reduced, but not below $106.5 million, on a dollar-for-dollar basis by the amount invested by the non-Cerberus institutional investors and EXCO Investors, LLC.

  •
  an equity investment of up to $34.0 million which may be provided by non-Cerberus institutional investors.

  •
  an equity investment of up to $21.0 million which may be provided by EXCO Investors, LLC in the form of (a) the contribution by Messrs. Benjamin and Ellis of 111,120 shares of our common stock, (b) the contribution by the other members of approximately 544,516 shares of our common stock, and (c) cash in an amount of approximately $9.2 million.

  •
  an equity investment of $12.4 million by the continuing shareholders, other than Messrs. Benjamin and Ellis, in the form of (a) the contribution before the merger by Messrs. Miller and Eubank of the stock of ER Acquisition, Inc. to EXCO Holdings Inc., valued at approximately $2.9 million, based on the difference between the exercise price and the per share merger consideration of the options to purchase our common stock to be relinquished by Messrs. Miller and Eubank, (b) the contribution before the merger of 327,436 shares of our common stock, 140,586 of which will be acquired from the exercise of stock options before the merger, (c) cash in an amount of approximately $1.8 million, and (d) notes payable to EXCO Holdings Inc. in the aggregate principal amount of approximately $1.8 million.

  •
  a short-term loan from Bank One, NA in an amount equal to the lesser of approximately $75.0 million or the availability under our existing credit facilities. This short-term facility will bear interest at the same rate as our existing U.S. credit facility and, at the effective time of the merger, will be secured by our oil and gas assets. If the effective time of the merger does not occur within 24 hours after this short-term facility is funded, all borrowings must be immediately repaid and this facility will terminate. The obligation to make the loan under the commitment is subject to negotiation and execution of definitive loan and security agreements between the parties and the absence of any default or potential default under the existing loan between us and Bank One, NA.

  •
  the assumption of approximately $121.4 million of our existing bank debt.

Litigation

        On August 7, 2002, litigation was filed in connection with Mr. Miller's proposed offer in the 160th State District Court in Dallas County, Texas and is captioned Weiser v. EXCO Resources, Inc. et al., Cause No. 02-7065. On August 12, 2002, litigation was filed in the 162nd State District Court in Dallas County, Texas and is captioned Birnbaum v. EXCO Resources, Inc., et al., Cause No. 02-07396-I.

        Both complaints were purportedly filed on behalf of our public shareholders and allege that our current directors breached fiduciary duties owed to our shareholders in connection with Mr. Miller's original offer. We are named as a defendant in both complaints. The complaints seek declaratory and injunctive relief to enjoin such a transaction and the recovery of any compensatory damages that would allegedly be sustained as a result of the transaction. We believe that the allegations contained in the complaints are without merit, and plan to vigorously contest both matters.

        On October 25, 2002, the Weiser and Birnbaum cases were consolidated in the 160th District Court. With the agreement of the parties, the court entered an order staying the proceedings until, "such time that Mr. Miller files any document with the SEC commencing an offer to purchase our shares which he does not currently own and/or control, to obtain ownership of us, or the setting of a shareholder meeting to approve any merger involving Mr. Miller's purchase of shares."

        As discussed by the parties with the court at a status conference held on May 30, 2003, the stay will terminate upon the filing and dissemination to shareholders of these proxy materials, following which the plaintiffs have 10 days in which to file an amended complaint and defendants have 30 days to file a response.

        Plaintiffs have made an offer to settle the case; however, the parties may not be able to complete a mutually acceptable stipulation of settlement. If the litigation continues, it could have a material adverse impact on completion of the merger.

Accounting Treatment of the Merger

        Under U.S. generally accepted accounting principles, the transaction will be accounted for as a leveraged buyout, similar to a step acquisition in which EXCO Holdings Inc. and its affiliates will collectively be deemed the acquirer. As a result, the continuing shareholders' investment in us will carry over to EXCO Holdings Inc.'s consolidated financial statements at their predecessor cost basis. All other interests in EXCO will be deemed to have been acquired at a price corresponding to the merger consideration. The portion of our assets and liabilities corresponding to the continuing shareholders' ownership percentage interest in us will be carried forward at their carrying amounts. The remaining portion will be recorded at fair value in the consolidated EXCO Holdings Inc. financial statements in accordance with the principles of Statement of Financial Accounting Standards No. 141 and Emerging Issues Task Force Abstract 88-16.

Regulatory Matters

        Based on information available as of the date of this proxy statement, we and the acquisition companies believe that no filing is required under any premerger antitrust laws related to the merger.

        We conduct operations in Canada where regulatory filings may be required as a result of the merger. Our Canadian counsel believes that the Investment Canada Act is not applicable to the transaction, and we have obtained interpretive guidance from Canadian regulators confirming that belief. We will need to file a notice under the Investment Canada Act in connection with the merger. We have also concluded that a filing under the Canadian Competition Act is not required with respect to this transaction.

        If we and EXCO Holdings Inc. do not obtain the regulatory consents and approvals described above, it could have a material adverse impact on our ability to complete the merger.

Material United States Federal Income Tax Consequences

  Material United States Federal Income Tax Consequences to Shareholders, Continuing Shareholders, EXCO Investors, LLC, Cerberus and EXCO Holdings Inc.

        The following is a summary of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders of (1) the conversion of our 5% convertible preferred stock into common stock and (2) the merger. As used herein, a "U.S. holder" means a beneficial owner of our common stock and/or 5% convertible preferred stock that is (i) a citizen or resident (within the meaning of Section 7701(b) of the Internal Revenue Code (the "Code")) of the United States, (ii) a corporation, partnership or other entity formed under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source and a trust subject to the primary supervision of a court within the United States and the control of a U.S. fiduciary as described in Code Section 7701(a)(30) or (iv) any other person whose income or gain with respect to our common stock and/or 5% convertible preferred stock is effectively connected with the conduct of a U.S. trade or business. A "non-U.S. holder" is any holder of our common stock and/or 5% convertible preferred stock other than a U.S. holder.

        This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of our common stock and/or 5% convertible preferred stock, or to holders who are subject to special treatment under U.S. federal income tax law, including, for example, banks, insurance companies, tax-exempt investors, S corporations, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, holders subject to alternative minimum tax, dealers in securities, holders who hold our common stock and/or 5% convertible preferred stock as part of a hedge, straddle or conversion transaction, and holders who acquired common stock through the exercise of employee stock options or other compensation arrangements. In addition, this summary does not address the tax consequences of the conversion or merger under applicable state, local or foreign laws. We have not sought, and do not intend to seek, a ruling from the Internal Revenue Service or an opinion of counsel regarding the tax consequences of the conversion or merger. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE CONVERSION AND MERGER, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

        Each share of our 5% convertible preferred stock will automatically convert into one share of our common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock, and because the merger will be completed after June 30, 2003, each holder of converted shares will receive $18.00 in cash per share of common stock they then own as as result of the conversion.

        We have assumed that (1) our shareholders, as a group, will own less than 50% of EXCO Holdings Inc. following the merger, and (2) each non-U.S. holder of our common stock, including then-converted holders of our 5% convertible preferred stock, owns less than 5% of such stock and has owned less than 5% of such stock, or 5% convertible preferred stock, during the five year period ending on the date of the merger (or the period during which such non-U.S. holder has held such stock, if shorter).

          Treatment of U.S. Holders

                Conversion of the 5% Convertible Preferred Stock to Common Stock.    The conversion of your 5% convertible preferred stock into our common stock will be a tax-free transaction. You will have a tax basis and holding period in our common stock you receive upon conversion equal to your tax basis and holding period in your 5% convertible preferred stock immediately before the conversion.

                Sale or Exchange Treatment.    The receipt of cash by you in the merger or upon exercise of your dissenters' appraisal rights will be a taxable transaction for U.S. federal income tax purposes. You will recognize gain or loss in an amount equal to the difference between the merger consideration received and your adjusted tax basis in our common stock that you hold. That gain or loss generally will be capital gain or loss if our common stock is held as a capital asset at the effective time of the merger. Any capital gain or loss will be long-term capital gain or loss if our common stock is considered to have been held by you for more than one year. If our common stock is considered to have been held by you for one year or less, any gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to limitation.

                Backup Withholding and Information Reporting for U.S. Holders.    In general, payments received by a U.S. holder in connection with the merger will be subject to information reporting requirements, a fee of $50 and backup withholding tax at the rate of 30% if you are a non-corporate holder and you fail to provide an accurate taxpayer identification number or otherwise fail to comply with applicable withholding rules and certification requirements. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle such U.S. holder to a refund of such withheld amounts, provided the required information is furnished to the IRS.

          Treatment of Non-U.S. Holders

                Conversion of the 5% Convertible Preferred Stock to Common Stock.    The conversion of your 5% convertible preferred stock into our common stock will be a tax-free transaction. You will have a tax basis and holding period in our common stock you receive upon conversion equal to your tax basis and holding period in your 5% convertible preferred stock immediately before the conversion.

                Sale or Exchange Treatment.    A non-U.S. holder generally will not be subject to U.S. federal income tax on gain or income realized on the sale or exchange of our common stock unless, (i) in the case of an individual non-U.S. holder, such holder either (A) is present in the United States for 183 days or more in the year of such sale, or (B) has gain from the disposition of our common stock that is attributable to an office or other fixed place of business in the United States, and (ii) in the case of a corporate non-U.S. holder, such holder has gain from the disposition of our common stock that is attributable to an office or other fixed place of business in the United States.

                Backup Withholding and Information Reporting for Non-U.S. Holders.    In general, backup withholding and information reporting will not apply to payments made by us or our paying agents in their capacities as such to a non-U.S. holder if the holder has provided the required certification that the holder is not a U.S. person as described in Code Section 7701 and provided that neither we nor our paying agent has actual knowledge that the holder is a U.S. person. Payments of the proceeds from a disposition by a non-U.S. holder of our common stock made to or through a non-U.S. office of a broker will generally not be subject to information reporting or backup withholding. However, information reporting will apply to those payments, if the broker is: (i) a U.S. person, (ii) a controlled foreign corporation for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income from all sources is effectively connected with a U.S. trade or business for a specified three-year period, or (iv) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business, unless (A) such broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (B) the beneficial owner otherwise establishes an exemption.

                Payments of the proceeds from a disposition by a non-U.S. holder of our common stock made to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the certification that the payee is not a U.S. person described above has been received (and the payor does not have actual knowledge that the beneficial owner is a U.S. person) or the beneficial owner otherwise establishes an exemption from information reporting and backup withholding.

    Material United States Federal Income Tax Consequences to the Continuing Shareholders and EXCO Investors, LLC

                EXCO Investors, LLC and the other continuing shareholders will acquire shares of EXCO Holdings Inc. common stock in exchange for the contribution of certain shares of our common stock, shares of ER Acquisition, Inc., cash or notes in a tax-free transaction described in Section 351 of the Code. As a result, neither EXCO Investors, LLC nor the other continuing shareholders will recognize gain or loss on the exchange. EXCO Investors, LLC and each continuing shareholder will have an aggregate tax basis in its EXCO Holdings Inc. common stock equal to its aggregate tax basis in our common stock, shares of ER Acquisition, Inc., cash and notes immediately prior to the exchange. With respect to the portion of EXCO Holdings Inc. common stock received by EXCO Investors, LLC and each continuing shareholder in exchange for our common stock or shares of ER Acquisition, Inc., EXCO Investors, LLC and each continuing shareholder will have a holding period in its EXCO Holdings Inc. common stock equal to its holding period in our common stock or shares of ER Acquisition, Inc. immediately prior to the exchange, provided that the holder has held our common stock as a capital asset. With respect to the portion of EXCO Holdings Inc. common stock received by EXCO Investors, LLC and each continuing shareholder in exchange for cash or notes, the holding period of EXCO Investors, LLC and each continuing shareholder in its EXCO Holdings Inc. common stock will begin on the date the holder acquires the stock. With respect to shares of our common stock not contributed to EXCO Holdings Inc., the continuing shareholders will have the tax consequences set forth in "—Treatment of U.S. Holders." With respect to options to acquire our common stock, the holders of those options will have the tax consequences set forth in "Material United States Federal Income Tax Consequences to Holders of Incentive Stock Options and Nonqualified Stock Options."

    Material United States Federal Income Tax Consequences to Cerberus

                Cerberus will acquire shares of EXCO Holdings Inc. common stock in exchange for cash in a tax-free transaction described in Section 351 of the Code. As a result, Cerberus will not recognize gain or loss on the exchange. Cerberus will have a tax basis in its EXCO Holdings Inc. common stock equal to the cash paid for the EXCO Holdings Inc. common stock, and its holding period for the stock will begin on the date it acquires the stock.

    Material United States Federal Income Tax Consequences to EXCO Holdings Inc.

                EXCO Holdings Inc. will not recognize any gain or loss on the exchange of its stock for our common stock, shares of ER Acquisition, Inc., cash or notes. With respect to the portion of EXCO Holdings Inc. common stock exchanged for our common stock or shares of ER Acquisition, Inc., EXCO Holdings Inc. will take a tax basis and holding period in our common stock and shares of ER Acquisition, Inc. equal to the tax basis and holding period of our common stock and shares of ER Acquisition, Inc. in the hands of the transferors immediately prior to the exchange.

  Material United States Federal Income Tax Consequences to Holders of Incentive Stock Options and Nonqualified Stock Options

        The following is a summary of the material U.S. federal income tax consequences of the merger to:

  •
  U.S. holders of our common stock that was acquired through the exercise of incentive stock options within the meaning of Section 422 of the Code;

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  U.S. holders of incentive stock options;

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  U.S. holders of our common stock that was acquired through the exercise of nonqualified stock options; and

  •
  U.S. holders of nonqualified stock options.

        This summary is based on laws, regulations, rulings and decisions, all of which are subject to change, possibly on a retroactive basis. This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of our common stock, incentive stock options or nonqualified stock options. In addition, this summary does not address the tax consequences of the merger under applicable state, local or foreign laws. We have not sought, and do not intend to seek, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal income tax consequences of the merger. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

          Treatment of U.S. Holders of Common Stock Acquired by Exercise of Incentive Stock Options

                The following discussion applies to a U.S. holder of our common stock acquired by the exercise of incentive stock options. Regardless of whether you will:

    •
    receive cash solely in exchange for your shares of common stock in connection with the merger and will not own any shares of capital stock of EXCO Holdings Inc. following the merger; or

    •
    receive cash solely in exchange for your shares of common stock in connection with the merger and will own shares of capital stock of EXCO Holdings Inc. following the merger,

your exchange of shares of common stock acquired by exercise of an incentive stock option will constitute a "disposition" of those shares under the Code. The tax treatment of the disposition of your shares of common stock acquired pursuant to the exercise of an incentive stock option depends upon whether you dispose of those shares prior to or after the requisite holding period for shares acquired by exercise of an incentive stock option, which is:

    •
    two years after the date of the grant of the incentive stock option; and

    •
    one year after the transfer of the common stock to you pursuant to the exercise of the incentive stock option.

                If you dispose of your common stock acquired by the exercise of an incentive stock option after the expiration of the holding period, please see "SPECIAL FACTORS—Material United States Federal Income Tax Consequences to Shareholders, Continuing Shareholders, EXCO Investors, LLC, Cerberus and EXCO Holdings Inc.—Treatment of U.S. Holders" for a description of the tax treatment of the disposition of your common stock acquired by exercise of an incentive stock option.

                If you dispose of your common stock acquired by the exercise of an incentive stock option prior to the expiration of the holding period described above, your disposition will be considered a "disqualifying disposition." If the price you receive for a share of common stock acquired by exercise of an incentive stock option is greater than the fair market value of that share on your exercise date, you will be required to recognize as ordinary income, for each share, the difference between the incentive stock option's exercise price and the fair market value of the share at the time of the exercise of the incentive stock option. You will be required to recognize this ordinary income for the tax year in which the "disqualifying disposition" occurs. Your tax basis in the common stock acquired by the exercise of incentive stock options will be increased by an amount equal to the amount included in your ordinary income due to the "disqualifying disposition." You will also be required to recognize, as capital gain, the difference between the amount received in the "disqualifying disposition" over your increased basis in the common stock acquired by exercise of the incentive stock option. See "SPECIAL FACTORS—Material United States Federal Income Tax Consequences to Shareholders, Continuing Shareholders,

EXCO Investors, LLC, Cerberus and EXCO Holdings Inc.—Treatment of U.S. Holders" for a description of the tax treatment of the disposition of your shares of common stock. However, if:

    •
    the price that you receive for your common stock acquired by exercise of incentive stock options is less than the fair market value of the stock on your exercise date; and

    •
    the disposition is a transaction in which you sustain a loss which otherwise would be recognizable under the Code,

then the amount of ordinary income that you will recognize with respect to the exercise of the incentive stock option is the excess, if any, of the amount realized on the "disqualifying disposition" over the basis of your common stock acquired by exercise of incentive stock options.

          Treatment of U.S. Holders of Unexercised Incentive Stock Options

                U.S. Holders Who Choose to Exercise Incentive Stock Options Prior to the Merger.    The following discussion applies to a U.S. holder of an incentive stock option to purchase our common stock who chooses to exercise his or her incentive stock option prior to the merger. In general, you will not be required to recognize income, either as ordinary income or capital gain, upon the exercise of the incentive stock option. However, to the extent that the fair market value, determined as of the date of grant, of the common stock with respect to which your incentive stock options are exercisable for the first time during the year of the merger exceeds $100,000, the portion of your incentive stock options to purchase common stock exceeding $100,000 in value will be treated as nonqualified stock options rather than incentive stock options for federal tax purposes. See "—Treatment of U.S. Holders of Unexercised Nonqualified Stock Options" below for a description of the tax treatment of the disposition of such shares.

                In addition to the tax treatment set forth in the preceding paragraph, if the fair market value of the common stock you receive upon exercise of incentive stock options exceeds the exercise price, the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions, depending upon your particular tax status. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE APPLICABILITY OF THE FEDERAL ALTERNATIVE MINIMUM TAX TO YOUR SITUATION.

                If you choose to exercise your incentive stock options prior to the merger, any disposition of the common stock that you acquire pursuant to the exercise of incentive stock options will be made within the incentive stock option holding period described above. Therefore, you may be required to recognize:

    •
    as ordinary income, the difference between the incentive stock option's exercise price and the common stock's fair market value at the time of exercise; and

    •
    as capital gain, the difference between the amount received in the disposition and your basis in the common stock acquired by exercise of the incentive stock options. See "—Treatment of U.S. Holders of Common Stock Acquired by Exercise of Incentive Stock Options" above for a discussion of the tax treatment of incentive stock options exercised during the holding period.

                U.S. Holders Who Choose Not to Exercise Incentive Stock Options Prior to the Merger.    The following discussion applies to a U.S. holder of an incentive stock option to purchase our common stock who chooses not to exercise his or her incentive stock option prior to the merger. If you choose not to exercise your incentive stock option prior to the merger, you will receive an amount equal to the cash you would have otherwise received in exchange for the number of shares of our common stock that your incentive stock options would otherwise entitle you to purchase, reduced by the incentive stock option exercise price for those shares. Thereafter, you will not own any shares of capital stock of EXCO Holdings Inc. following the merger. This will constitute a disposition of your EXCO common stock during the incentive stock option holding period described above. See "—Treatment of U.S. Holders of Common Stock Acquired by Exercise of Incentive Stock Options" above for a discussion of the tax treatment of this transaction.

          Treatment of U.S. Holders of Common Stock Acquired by Exercise of Nonqualified Stock Options

                The following discussion applies to a U.S. holder of our common stock acquired by exercise of a nonqualified stock option. Under the Code, the merger will constitute a "disposition" of your shares of common stock acquired by exercise of a nonqualified stock option. See "SPECIAL FACTORS—Material United States Federal Income Tax Consequences to Shareholders, Continuing Shareholders, EXCO Investors, LLC, Cerberus and EXCO Holdings Inc.—Treatment of U.S. Holders" for a description of the tax treatment of the disposition of your shares of common stock acquired by the exercise of a nonqualified stock option.

          Treatment of U.S. Holders of Unexercised Nonqualified Stock Options

                U.S. Holders Who Choose to Exercise Nonqualified Stock Options Prior to Merger.    The following discussion applies to a U.S. holder of a nonqualified stock option to purchase our common stock who chooses to exercise his or her nonqualified stock option prior to the merger. The tax treatment of exercising your nonqualified stock option will depend upon whether the nonqualified stock option had a readily ascertainable fair market value at the time of its grant. If your nonqualified stock option either did not have an ascertainable fair market value on the date of grant or was not otherwise taxable, you will be required to recognize ordinary income at the time you exercise your nonqualified stock option in the amount of the difference between the value of the stock purchased on the date the option is exercised and the option's exercise price. If your nonqualified stock option was taxable on the date of grant, your exercise of the nonqualified stock option is not a taxable event. Your basis in the common stock acquired by exercise of the nonqualified stock option will be the amount previously taxable as ordinary income with respect to the shares, plus any amounts that you paid to purchase those shares. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES RELATING TO YOUR INDIVIDUAL SITUATION.

                Regardless of whether you were taxed on the date of grant or on the date of exercise, the disposition of your common stock acquired by the exercise of nonqualified stock options will be taxed in the same manner as all other shares of our common stock. See "SPECIAL FACTORS—Material United States Federal Income Tax Consequences to Shareholders, Continuing Shareholders, EXCO Investors, LLC, Cerberus and EXCO Holdings Inc.—Treatment of U.S. Holders" for a description of the tax treatment of the disposition of your common stock acquired by exercise of nonqualified stock options.

                U.S. Holders Who Choose Not to Exercise Nonqualified Stock Options Prior to Merger.    The following discussion applies to a U.S. holder of a nonqualified stock option to purchase our common stock who chooses not to exercise his or her nonqualified stock options prior to the merger. If you choose not to exercise your nonqualified stock options prior to the merger, you will receive an amount equal to the cash you would have otherwise received in exchange for the number of shares of common stock that your nonqualified stock option entitles you to purchase, reduced by the nonqualified stock option exercise price of those shares. Thereafter, you will not own any shares of EXCO Holdings Inc. following the merger. See "SPECIAL FACTORS—Material United States Federal Income Tax Consequences to Shareholders, Continuing Shareholders, EXCO Investors, LLC, Cerberus and EXCO Holdings Inc.—Treatment of U.S. Holders" for a description of the tax treatment of this transaction.

          Backup Withholding and Information Reporting for U.S. Holders

                Incentive Stock Options Exercised After the Holding Period.    For information regarding backup withholding and information reporting for U.S. holders with respect to the disposition of common stock acquired by the exercise of incentive stock options after the incentive stock option holding period described above, see "SPECIAL FACTORS—Material United States Federal Income Tax Consequences to Shareholders, Continuing Shareholders, EXCO Investors, LLC, Cerberus and EXCO Holdings Inc.—Treatment of U.S. Holders—Backup Withholding and Information Reporting for U.S. Holders."

                Incentive Stock Options Exercised During the Holding Period.    The Internal Revenue Service's current position is that it:

    •
    will not assess FICA or FUTA taxes upon the exercise of a statutory stock option or the disposition of stock acquired by an employee pursuant to the exercise of a statutory stock option; and

    •
    will not treat the exercise of a statutory stock option, or the disposition of stock acquired by an employee pursuant to the exercise of a statutory stock option, as subject to federal income tax withholding.

                However, to the extent that a U.S. holder of our common stock acquired pursuant to the exercise of an incentive stock option recognizes ordinary income in the circumstances described above, the U.S. holder still must include compensation in income relating to the disposition of common stock acquired pursuant to the exercise of an incentive stock option. In addition, we must report on Form W-2 any payment to an employee or former employee in the amount of $600 or more in a calendar year, even if the payment is not subject to federal income tax withholding.

                Nonqualified Stock Options.    Any ordinary income that you must recognize with respect to your nonqualified stock options is subject to federal, state, and local tax withholding, including withholding for social security taxes. For information regarding backup withholding and information reporting for U.S. holders with respect to the disposition of common stock acquired by the exercise of nonqualified stock options, see "SPECIAL FACTORS—Material United States Federal Income Tax Consequences—Material United States Federal Income Tax Consequences' to Shareholders, Continuing Shareholders, EXCO Investors, LLC, Cerberus and EXCO Holdings Inc.—Treatment of U.S. Holders—Backup Withholding and Information Reporting for U.S. Holders."

Dissenters' Rights of Appraisal

        Persons who hold shares have the right to dissent to the merger in accordance with Articles 5.11 through 5.13 of the TBCA ("Articles 5.11-5.13"). If the statutory procedures are complied with and the merger is consummated, dissenting holders would be entitled to receive cash equal to the "fair value" of the shares held by them in lieu of receiving the consideration proposed under the merger agreement. See Appendix D. Such "fair value" is determined as of the day immediately preceding the special meeting (excluding any appreciation or depreciation in anticipation of the merger). In addition, dissenting shareholders may be entitled to receive payment of interest beginning 91 days from the date of consummation of the merger to the date of a judicial determination on the amount determined to be the fair value of their shares. Any judicial determination of the fair value of the shares could be based upon considerations other than or in addition to the merger consideration and the market value of the shares, including asset values, the investment value of the shares and any other valuation considerations generally accepted in the investment community. The value so determined for dissenting shares could be more or less than the merger consideration, and payment of such consideration would take place subsequent to payment pursuant to the merger.

        The TBCA provides that, in the absence of fraud in the transaction, the statutory dissenters' rights remedy provided under the TBCA to a shareholder objecting to the merger is the exclusive remedy for the recovery of the value of such shareholder's shares or for money damages to such shareholder with respect to the merger. If we comply with the requirements of Article 5.12 of the TBCA, any shareholder who fails to comply with the requirements of that Article shall not be entitled to bring suit for the recovery of the value of his shares or for money damages to the shareholder with respect to the merger.

        The rights of dissenting holders of shares are governed by Articles 5.11-5.13. The following summary of applicable provisions of Articles 5.11-5.13 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Articles 5.11-5.13, which is attached to this proxy statement as Appendix D.

        A holder of shares who has filed a written objection to the merger prior to the special meeting, who has not voted in favor of approval of the merger agreement and who has made a demand for compensation, all as provided under Articles 5.11-5.13 is entitled under such provisions, as an alternative to receiving the consideration offered in the merger for his shares, to the fair value of his shares. The following is a summary of the procedural steps that must be taken if the dissenters' rights are to be validly exercised.

        Any of our shareholders may elect to exercise his right to dissent from the merger by filing with us, at the address set forth below, prior to the special meeting, a written objection to the merger, setting forth that such shareholder's right to dissent will be exercised if the merger is effected and such shareholder's address for any notice.

        If the merger is effected and such shareholder has not voted in favor of approving the merger agreement, we will within 10 days after the merger is effected, deliver or mail to such shareholder written notice that the merger has been effected, and such shareholder may, within ten (10) days from the delivery or mailing of such notice, make written demand on us for payment of the fair value of such holder's shares.

        The fair value of any dissenting shares will be the value thereof as of the day immediately preceding the special meeting, excluding any appreciation or depreciation in anticipation of the merger. The shareholder demand will state the number and class of shares owned by the dissenting shareholder and the fair value of such shares as estimated by him. Any shareholder failing to make demand within the 10 day period will be bound by the merger.

        A dissenting shareholder's written objection to the merger and demand for payment must be in addition to and separate from any vote against approval of the merger agreement. Neither voting against, abstaining from voting, nor failing to vote for approval of the merger agreement will constitute the written notice required to be filed by a dissenting shareholder. Failure to vote against the approval of the merger agreement, however, will not constitute a waiver of rights under Articles 5.11-5.13, provided that a written notice has been properly delivered. A shareholder voting for the approval of the merger agreement will be deemed to have waived his dissenters' rights.

        Under Articles 5.11-5.13, holders of record of shares are entitled to dissenters' rights as described above, and the procedures to perfect such rights must be carried out by and in the name of holders of record. Persons who are beneficial but not record owners of shares and who wish to exercise dissenters' rights with respect to the merger should consult promptly with the record holders of their shares as to the exercise of such rights. All written objections and demands for payment should be addressed to EXCO Resources, Inc., 6500 Greenville Avenue, Suite 600, Dallas, Texas 75206, Attn: Richard E. Miller, Secretary. All written objections and demand for payment must be received before the special meeting. Demands for payment must be made as described above.

        Within 20 days after receipt by us of a demand for payment made by a dissenting shareholder, we must deliver or mail to such dissenting shareholder a written notice that will either (1) state that we accept the amount claimed in the demand and agree to pay that amount within 90 days after the date on which the merger was effected upon the surrender of the share certificates duly endorsed, or (2) will contain an estimate by us of the fair value of such shares, together with an offer to pay the amount of that estimate within 90 days after the date on which the merger was effected, upon receipt of notice within 60 days after that date from the dissenting shareholder that such shareholder agrees to accept that amount, upon the surrender of the share certificates duly endorsed. In addition, within the 20 day period after demanding payment for his shares, each holder of certificates representing shares so demanding payment shall submit such certificates to us for notation thereon that such demand has been made. The failure of holders of certificates representing shares to do so will, at our option, terminate such shareholder's rights under the provisions of the TBCA relating to dissenters' rights unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct.

        If, within 60 days after the date on which the merger was effected, the value of such shares is agreed upon between the dissenting shareholder and us, payment therefor will be made within 90 days after the date on which the merger was effected and upon surrender of the stock certificates duly endorsed. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in the shares or in us.

        If, within 60 days after the date on which the merger was effected, the dissenting shareholder and we do not so agree, then the dissenting shareholder or we may, within 60 days after the expiration of the 60 day period, file a petition in any court of competent jurisdiction in the county in which our principal office is located, asking for a finding and determination of the fair value of such dissenting shareholder's shares.

        We will provide such court with a list of names and addresses of all of our shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. After the hearing of the petition, the court will determine the dissenting shareholders who have complied with the provisions of the TBCA relating to dissenters' rights and have become entitled to the value of and payment for their shares, and will appoint one or more qualified appraisers to determine the value.

        The appraisers will determine the fair value of the shares held by the dissenting shareholders adjudged by the court to be entitled to payment and will file their report of the value in the office of the clerk of the court. The court will determine the fair value of the shares held by the dissenting shareholders entitled to payment therefor and will direct the payment of that value by us, as the surviving corporation in the merger, together with interest thereon, beginning 91 days after the date on which the merger was effected to the date of such judgment, to the dissenting shareholders entitled thereto. Upon payment of the judgment by us to such dissenting shareholders, the dissenting shareholders will cease to have any interest in those shares or in us.

        In the absence of fraud in the transaction, the remedy provided by the provisions of the TBCA relating to dissenters' rights to a shareholder objecting to the merger is the exclusive remedy for the recovery of the value of his shares or money damages to such shareholder with respect to the merger. If we comply with the requirements of Article 5.12, in the absence of fraud in the transaction, any dissenting shareholder who fails to comply with the requirements of the provisions of such Article will not be entitled to bring suit for the recovery of the value of his shares or money damages to such shareholder with respect to the merger.

        Any shareholder who has demanded payment for his shares and has not voted in favor of the merger agreement as described above shall not thereafter be entitled to vote or exercise any other rights of a shareholder except (1) the right to receive payment for his shares pursuant to the provisions described above and (2) the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent. Such shares shall not thereafter be considered outstanding for the purposes of any subsequent vote of our shareholders.

        Any shareholder who has demanded payment for his shares as described above may withdraw such demand at any time before payment for his shares or before any petition has been filed asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless we shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as herein before provided, or if we shall terminate the shareholder's rights as provided above, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time period described above, or if after the hearing of a petition filed as described above, the court shall determine that such shareholder is not entitled to the relief as described above, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to holders of shares in the interim.

        Any shareholder contemplating the exercise of dissenters' rights is urged to review carefully the provisions of the TBCA relating to dissenters' rights, attached hereto as Appendix D.

        FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN ARTICLES 5.11-5.13 OF THE TBCA MAY RESULT IN THE LOSS OF A SHAREHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY SHAREHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE APPRAISAL RIGHTS.

Fees and Expenses

        The estimated fees and expenses to be incurred in connection with the completion of the merger and the other transactions contemplated by the merger agreement are as follows:

Financing Fees and Expenses	$2,150,000
Advisory Fees and Expenses	$1,845,000
Legal, Accounting and Consulting Fees and Expenses	$2,724,500
Proxy Solicitor Fees	$10,000
Depositary and Paying Agent Fees and Expenses	$10,000
SEC Filing Fee	$18,431
Printing and Mailing Costs	$100,000
Miscellaneous Expenses	$27,069

Total	$6,885,000

        We, as the surviving corporation, will be responsible for all of the fees and expenses described above if the merger is completed. If the merger is not completed, we will pay our own fees and expenses, which we estimate to be approximately $2,475,000. In addition, we will be obligated under specified circumstances to reimburse EXCO Holdings Inc. for its expenses or to pay a termination fee. However, under certain circumstances, EXCO Holdings Inc. will be obligated to pay our fees and expenses if the merger agreement is terminated. See "PROPOSAL TO APPROVE THE MERGER AGREEMENT—Termination of the Merger Agreement—Termination Fee; Expenses." Whether or not the merger is completed, except as otherwise provided in the merger agreement, each party is responsible for the costs and expenses it incurs in connection with the merger agreement and the transactions contemplated in the merger agreement, including fees and disbursements of counsel, financial advisors and accountants.

Provisions for Unaffiliated Shareholders

        No provisions have been made in connection with the merger to grant unaffiliated shareholders access to our corporate files, the files of the acquisition companies or the files of any continuing shareholder, or to obtain counsel or appraisal services for the unaffiliated shareholders at our expense or at the expense of the acquisition companies or the continuing shareholders.

THE SPECIAL MEETING

General

        A special meeting of our shareholders will be held on July 3, 2003, 9:00 a.m., local time, at The Royal Oaks Country Club located at 7915 Greenville Avenue, Dallas, Texas. The accompanying proxy is being solicited by our board of directors and is to be voted at the special meeting or any adjournment or postponement thereof. The board of directors has fixed June 3, 2003 as the record date for determination of shareholders entitled to receive notice of and to vote at the special meeting and any adjournment or postponement thereof. On the record date, there were 7,031,993 shares (net of 248,434 treasury shares) of our common stock, par value $0.02 per share, outstanding, including 1,226,894 shares held by the continuing shareholders. On the record date, there were approximately ___________ ___ record holders of our common stock. On the record date, there were 4,989,869 shares of our 5% convertible preferred stock, par value $0.01 per share, outstanding, including 142,929 shares held by the continuing shareholders. On ______________, 2003, there were approximately ____________ record holders of our 5% convertible preferred stock.

Solicitation

        We will pay the costs of soliciting proxies from our shareholders as well as all mailing and Securities and Exchange Commission filing fees incurred in connection with this proxy statement.

        We have engaged the services of D.F. King & Co., Inc. to solicit proxies and assist in the distribution of proxy materials. In connection with its retention by us, D.F. King & Co. has agreed to provide consulting and analytic services and provide solicitation services with respect to banks, brokers, institutional investors and individual shareholders. We have agreed to pay D.F. King & Co. a fee of $5,000 plus reasonable out-of-pocket expenses including telephone calls and to indemnify D.F. King & Co. against certain liabilities and expenses, including liabilities under the federal securities laws.

        In addition to the solicitation of proxies by mail, some of our directors, officers and employees may solicit proxies by telephone, facsimile and personal contact, without separate compensation for those activities. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of our common stock or our 5% convertible preferred stock, and these persons will be reimbursed for their reasonable out-of-pocket expenses. We do not intend to use the Internet to solicit proxies, but in the event that the acquisition companies or the continuing shareholders use the Internet for this purpose, we will file with the Securities and Exchange Commission as additional soliciting material any written material used for that purpose.

Adjournment Proposal

        At the meeting, holders of our common stock and our 5% convertible preferred stock will be asked to consider and vote on the merger proposal and the adjournment proposal. A vote for the merger proposal is not also a vote for the adjournment proposal. You must vote separately on each proposal.

        The affirmative vote of the holders of a majority of our common stock and our 5% convertible preferred stock, voting together as a class, present in person or by proxy at the meeting is required to approve the adjournment proposal.

        Approval of the adjournment proposal will permit the adjournment of the meeting to solicit additional proxies in the event that there are not sufficient votes at the time of the meeting to approve the merger proposal. If on the date of the meeting we have not received duly executed proxies which, when added to the number of votes represented in person at the meeting by persons who intend to vote for the merger proposal, will constitute a sufficient number of votes to approve the merger proposal, we may recommend the adjournment of the meeting to a date not later than July 23, 2003 if the adjournment proposal is approved. J. Douglas Ramsey and Richard E. Miller, the persons appointed as proxies for the special meeting, in consultation with Douglas Miller, will determine if the special meeting will be adjourned to permit further solicitation and for how many days to a date not later than July 23, 2003, based on their estimate of how many days are need for further solicitation. However, if holders of our common stock holding greater than one-third of our outstanding common stock or holders of our 5% convertible preferred stock holding greater than one-third of our outstanding 5% convertible preferred stock have indicated their intention to vote against, and have submitted duly executed proxies voting against, the merger proposal, we may not recommend adjournment of the meeting. Approval of the adjournment proposal by the holders of our common stock and our 5% convertible preferred stock is not a condition to the merger.

Voting

  How to Vote Your Shares

        Each share of our common stock is entitled to one vote per share, and each share of our 5% convertible preferred stock is entitled to one vote per share. Even though the shares of 5% convertible preferred stock will automatically convert into common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock, holders of 5% convertible preferred stock will be entitled to vote, as a class and together with the common stock, the shares of 5% convertible preferred stock owned by them on June 3, 2003, the record date, at the special meeting or by sending in a proxy as described in this section.

        If you are a record holder, you may vote your common or 5% convertible preferred shares at the special meeting in person or by proxy. To vote in person, you must attend the special meeting, and obtain and submit a ballot. The ballot will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.

        The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as "proxies") to vote your common or 5% convertible preferred shares at the special meeting in accordance with your instructions. The board has appointed J. Douglas Ramsey and Richard E. Miller to serve as proxies for the meeting.

        Your proxy will be valid only if you sign, date and return it before the special meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares FOR the approval of the merger agreement and FOR the adjournment proposal.

        You may revoke your proxy at any time before it is exercised (i.e., before the voting begins) by any one of the following means:

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  Notifying EXCO's secretary in writing;

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  Submitting another proxy bearing a later date; or

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  Attending the special meeting and voting in person. Your attendance at the special meeting will not by itself revoke a proxy; you must vote your shares at the meeting to revoke your proxy.

        Many of our shareholders hold their common stock or 5% convertible preferred stock in "street name." "Street name" means that the shares are registered in their brokers', banks' or other nominee holders' names rather than in the shareholders' own names. In addition to the proxy solicitation materials we have provided to the street name holder, the street name holder should provide to you the street name holder's own request for voting instructions. By completing the voting instruction card, you may direct your street name holder how to vote your shares. Alternatively, if you want to vote your street name shares at the special meeting, you must contact your broker directly in order to obtain a proxy issued to you by your broker as the nominee holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the special meeting, you will not be able to vote your street name shares at the meeting.

        Your shares will only be voted for or against the merger proposal and the adjournment proposal if you provide written instructions to your broker as to how to vote your shares. If you want your broker to vote your shares in favor of the merger proposal and the adjournment proposal, you should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted by your broker and the failure to vote will have the same effect as a vote AGAINST the approval of the merger agreement but will have no effect on the adjournment proposal.

  How to vote under 401(k) Plans

        If you are an EXCO employee participating in the company's 401(k) plan, then you may be receiving this material because of the common or 5% convertible preferred shares held for you in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees how to vote those shares. The trustees will vote the shares in accordance with your instructions and the terms of the plan.

        The plan trustees may vote the shares held for you even if you do not direct them how to vote. The trustees will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they receive instructions.

  Effect of Failure to Vote, Abstentions and Brokers Non-Votes

        The failure to return a properly executed proxy card or to vote at the special meeting will have the same effect as a vote against the approval of the merger agreement but will have no effect on the approval of the adjournment proposal. An abstention from the vote will have the same effect as a vote against the approval of the merger agreement and against the approval of the adjournment proposal. If your shares are held in "street name" by your broker or are held in the name of some other nominee holder, your shares will only be voted for or against the approval of the merger agreement if you provide written instructions to your broker as to how to vote your shares. If you fail to provide voting instructions to your broker or nominee holder, such broker non-votes will have the same effect as a vote against the approval of the merger agreement but will have no effect on the approval of the adjournment proposal.

Appraisal Rights

        Shareholders who do not vote in favor of approval of the merger agreement and who otherwise comply with the applicable statutory procedures of the TBCA summarized elsewhere in this proxy statement, will be entitled to seek appraisal of the value of their common stock and of their 5% convertible preferred stock under Articles 5.11-5.13 of the TBCA. See "SPECIAL FACTORS—Dissenters' Rights of Appraisal."

Stock Certificates

        Please do not send us your stock certificates at this time. If the merger is completed, we will send you instructions regarding the procedures for exchanging your existing stock certificates for the $18.00 per share cash payment for common stock and 5% convertible preferred stock that has automatically converted into our common stock on June 30, 2003.

PROPOSAL TO APPROVE THE MERGER AGREEMENT

        The following description of the merger agreement sets forth the material terms of the merger agreement. The merger agreement may be found in Appendix A to this proxy statement and is incorporated into this proxy statement by reference. You are urged to read the entire merger agreement because it, and not the following summary, is the legal document that governs the merger.

The Merger

        The merger agreement provides that, subject to conditions summarized below, ER Acquisition, Inc., a Texas corporation wholly-owned by EXCO Holdings Inc., a Delaware corporation, will merge with and into us. Following the completion of the merger, ER Acquisition, Inc. will cease to exist as a separate entity, and we will continue as the surviving corporation of the merger and as a wholly-owned subsidiary of EXCO Holdings Inc. EXCO Holdings Inc. and ER Acquisition, Inc. are sometimes referred to as the "acquisition companies."

        We currently expect the merger to be completed as soon as possible after the special meeting.

Effective Time of the Merger

        The merger will become effective upon the acceptance of articles of merger and issuance of a certificate of merger by the Secretary of State of the State of Texas in accordance with the TBCA. We refer to this time as the "effective time." The filing is expected to occur as soon as practicable after the approval of the merger agreement by our shareholders at the special meeting and the satisfaction or waiver of the other conditions to the merger contained in the merger agreement. Because we cannot assure you that all conditions to the merger contained in the merger agreement will be satisfied or waived, we cannot assure you that the merger will be completed even if the merger agreement is approved at the special meeting. See "—Conditions to the Merger."

Structure; Merger Consideration

        At the effective time of the merger, except as set forth below, each share of our common stock issued and outstanding immediately before the effective time of the merger will be cancelled and automatically converted into the right to receive $18.00 in cash, without interest or any other payment and after giving effect to any required tax withholdings. The following shares will not be converted into the right to receive the merger consideration:

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  248,434 shares of common stock held by us as treasury shares;

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  327,436 shares of our common stock held by the continuing shareholders, which will be contributed directly to EXCO Holdings Inc. prior to the merger in exchange for shares of EXCO Holdings Inc.;

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  655,636 shares of our common stock held by members of EXCO Investors, LLC and contributed to EXCO Investors, LLC, which will then contribute the 655,636 shares to EXCO Holdings Inc. before the completion of the merger; and

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  shares of our common stock and our 5% convertible preferred stock held by shareholders who have perfected their dissenters' rights. See "SPECIAL FACTORS—Dissenters' Rights of Appraisal" above.

Each share of our 5% convertible preferred stock will automatically convert into one share of our common stock on June 30, 2003, as required by the terms of the 5% convertible preferred stock, and because the merger will be completed after June 30, 2003, each holder of converted shares will receive $18.00 in cash per share of common stock they then own as a result of the conversion.

Treatment of Options

  Stock Options

        At the effective time of the merger, each of our stock option plans, stock purchase plans and other similar arrangements will terminate or be amended, and each option or right to purchase or acquire shares of our common stock under any of our stock option or compensation plans or arrangements that has not been exercised, whether or not vested, will be cancelled. Under the terms of our stock option plan, all options to purchase our common stock will vest before the completion of the merger. If a continuing shareholder exercises an option before the completion of the merger, the continuing shareholder will pay us the exercise price to receive one share of our common stock for each option exercised, and approximately 140,856 shares expected to be received upon option exercises will be contributed to EXCO Holdings Inc. Mr. Miller agreed to relinquish all of his options before the completion of the merger and Mr. Eubank agreed to relinquish options to purchase 68,316 shares of our common stock before the completion of the merger because they owned shares of ER Acquisition, Inc. that they will contribute to EXCO Holdings Inc. in partial consideration for shares of Class A common stock of EXCO Holdings Inc.

        To the extent a holder owns unexercised options to purchase our common stock, the holder will be entitled to receive, upon the completion of the merger, cash for each option they own in an amount equal to the amount by which $18.00 exceeds the exercise price of the option, reduced by applicable withholding taxes.

        As of the date of this proxy statement, there were total options outstanding to purchase an aggregate of 1,951,707 shares of our common stock at exercise prices below $18.00 per share and options outstanding to purchase an aggregate of 90,325 shares of our common stock at exercise prices above $18.00 per share.

  Addison Energy Inc. Stock Option Plan

        Effective June 30, 2002, Addison Energy Inc., or Addison, our wholly-owned Canadian subsidiary, adopted a stock option plan providing for grants of options to purchase shares of Addison Energy Inc. to eligible participants. Participants in the stock option plan include the following officers and employees of Addison Energy Inc.: Craig F. Hruska, Steve Fagan, Dennis G. McIntyre, Robert Hemminger, Gregory Robb, Ron Jocsak, Jonathan Kuhn, Terry Pidkowa, James Beninger and Duane Masse, each of whom, except Messrs. Hemminger and Jocsak, will be a continuing shareholder in the surviving corporation after the merger.

        If a "change of control" of Addison or us occurs prior to the fifth anniversary of the date of grant of any options, all outstanding options under the Addison Energy Inc. stock option plan vest immediately. Under the stock option plan, a change of control includes: (1) any change in the direct or indirect holding of shares of Addison or us, as a result of which a person, group of persons or affiliates or associates of the person or group hold securities of a corporation in excess of a number that would directly or indirectly entitle the holders of those securities to cast more than fifty percent of the votes attaching to all shares of such corporation that may be cast to elect directors of the corporation, (2) the approval by the shareholders of Addison or us of an amalgamation, consolidation, merger, arrangement or other combination of Addison or us with a corporation other than Addison or us or their affiliates, as a result of which our shareholders will directly or indirectly own less than 50% of the shares of the combined entity, or (3) the approval by the shareholders of Addison or us of the sale, transfer or lease of all or substantially all of the assets of Addison or us to a corporation other than Addison or us or their affiliates. A change of control under the Addison stock option plan will occur upon the completion of the merger.

        Upon completion of the merger, participants in the stock option plan will receive consideration in an amount by which the determined value of each option exceeds CDN $1,031.61. The determined value of an option exercised under the Addison stock option plan will be based on the value of Addison at the effective time of the merger. The value of Addison Energy Inc. at the effective time of the merger will depend in large part on the then prevailing prices of oil and natural gas and, as a result, cannot be determined at this time. However, based on the price of oil and natural gas on January 1, 2003, the value per share was CDN $7,013.94.

401(k) Plan

        At the time of the merger, each participant in our 401(k) plan will receive (i) in exchange for the participant's shares of common stock in the 401(k) plan, a cash amount equal to (A) the number of those shares multiplied by (B) $18.00, and (ii) in exchange for the participant's shares of our 5% convertible preferred stock in the 401(k) plan that will have automatically converted into shares of our common stock on a one-for-one basis on June 30, 2003, as required by the terms of the 5% convertible preferred stock, a cash amount equal to (A) the number of those shares multiplied by (B) $18.00. In addition, each holder of record of 5% convertible preferred stock on June 15, 2003, the record date for dividends on our 5% convertible preferred stock, will be entitled to receive from our paying agent $.2625 in cash per share of 5% convertible preferred stock representing the final quarterly dividend payable with respect to the 5% convertible preferred stock. This final quarterly dividend will be paid on June 30, 2003. Each participant in our 401(k) plan will be entitled to make an election to invest the proceeds from the merger in other available investment options in the 401(k).

Payment for Shares

        EXCO Holdings Inc. will make available to the paying agent, to be designated by EXCO Holdings Inc. as needed, the merger consideration to be paid to our shareholders for their shares of our common stock and 5% convertible preferred stock in connection with the merger. Promptly after the effective time, we will instruct the paying agent to mail to each shareholder a notice of the effectiveness of the merger, a letter of transmittal and instructions to effect the surrender of the share certificates which, immediately before the effective time, represented the record holder's shares, in exchange for payment of $18.00 per share of common stock and 5% convertible preferred stock that will have automatically converted into shares of our common stock on a one-for-one basis on June 30, 2003, as required by the terms of the 5% convertible preferred stock. You should not forward share certificates with the enclosed proxy card. You should surrender certificates representing shares of our common stock and 5% convertible preferred stock only after receiving instructions from the paying agent or us.

        Each holder will be entitled to receive $18.00 per share for common stock and 5% convertible preferred stock that will automatically convert into shares of our common stock on a one-for-one basis on June 30, 2003, as required by the terms of the 5% convertible preferred stock, after giving effect to any required tax withholdings, only upon surrender of the relevant share certificates in accordance with the instructions contained in the letter of transmittal. The paying agent will pay the merger consideration attributable to any certificates representing shares outstanding before the effective time that have been lost, stolen or destroyed, but only after the person claiming the certificate to be lost, stolen or destroyed provides an affidavit of that fact and, upon our request, makes an appropriate bond, security or indemnity. No interest will accrue or will be paid on the cash payable upon the surrender of any certificate. Neither EXCO Holdings Inc. nor the paying agent will make payments to any person who is not the registered holder of the certificate surrendered unless the certificate is properly endorsed and otherwise in proper form for transfer. Further, each person requesting payment for shares will be required to establish to the satisfaction of the paying agent that any applicable stock transfer taxes have been paid.

Transfer of Shares

        At and after the effective time of the merger, our stock transfer books will be closed and our transfer agent will not record on the stock transfer books any transfers of shares of our common or 5% convertible preferred stock that occur after the effective time.

Officers, Directors and Governing Documents

        From and after the effective time of the merger, the directors of ER Acquisition, Inc. will become the directors of the surviving corporation and the officers of ER Acquisition, Inc. will become the officers of the surviving corporation, in each case until their successors are duly elected or appointed and qualified. From and after the effective time of the merger and until afterwards amended, the articles of incorporation of ER Acquisition, Inc. and the bylaws of ER Acquisition, Inc. in effect immediately prior to the effective time will become the articles of incorporation and the bylaws of the surviving corporation.

Representations and Warranties

        The merger agreement contains various representations and warranties made by us to ER Acquisition, Inc. and EXCO Holdings Inc., subject to identified exceptions, including representations and warranties relating to:

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  our due organization, valid existence, good standing, due qualification and necessary corporate powers;

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  the due organization, valid existence, good standing, due qualification and necessary corporate powers of our subsidiaries;

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  our capitalization, the capitalization of our subsidiaries and the compliance with securities laws of each issuance of our capital stock and of our subsidiaries' capital stock;

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  the authorization, execution, delivery, performance and enforceability of the merger agreement and any other agreements to be executed by us in connection with the merger agreement;

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  the absence of consents, approvals, permits or authorizations of, or filings or notifications to, any governmental authority, except those specified in the merger agreement, required to complete the merger;

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  the absence of any conflicts between the terms of the merger agreement and our articles of incorporation or bylaws, any applicable laws and regulations or our material contracts or documents, except as disclosed in the merger agreement;

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  the adequacy and accuracy of filings previously made, or to be made, by us with the SEC since December 31, 2001;

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  the integrity of our financial statements, except as disclosed in the merger agreement;

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  the adequacy and accuracy of information to be provided by us in this proxy statement and in the Schedule 13E-3 filed with the SEC in connection with the merger;

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  the compliance by us and our subsidiaries with all applicable governmental or regulatory laws, rules, regulations, decrees and orders since December 31, 1998;

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  the absence of written notification from any governmental entity with respect to possible conflicts, defaults or violations of law and the absence of any pending or threatened governmental investigations, except as disclosed in the merger agreement, since December 31, 2001;

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  the absence of material changes to the conduct of our business and our subsidiaries' business, operations and accounting principles, practices or methods; the absence of any material adverse effect on us, our assets or business, and the absence of any declaration, setting aside or payment of any dividend or other distribution, except for those dividends paid on our 5% convertible preferred stock, since September 30, 2002, and except for those disclosed in the merger agreement or in our public filings;

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  the absence of any claims, actions, proceedings or governmental investigations pending or threatened against us or our subsidiaries, by or before any court or other governmental or regulatory body that, if adversely determined, would singly or in the aggregate have a material adverse effect on us, except as disclosed in the merger agreement or in our public filings;

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  the absence of any action or proceeding pending or threatened before any court or other governmental or regulatory body seeking to restrain or prohibit the execution, delivery or performance of the merger agreement or the consummation of the merger, except as disclosed in the merger agreement or our public filings;

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  our compliance with the terms of our benefit plans, programs and agreements, the Employee Retirement Income Security Act of 1974, the Internal Revenue Code of 1986, and any other applicable laws and regulations with respect to such plans, programs and agreements;

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  the compliance by us and our subsidiaries with all tax laws and obligations and the absence of tax audits, proceedings, disputes, claims, assessments or liens;

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  the existence, validity, enforceability and sufficiency (other than with respect to well control insurance covering wells drilled in the United States) of the insurance policies of us and our subsidiaries, our compliance with the material terms of our insurance policies and the absence of any notice that our insurance policies have been cancelled or are invalid or unenforceable;

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  the absence of employment, consulting, non-competition, severance or indemnification agreements with our officers, directors and employees, except as disclosed in the merger agreement or in our public filings;

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  the status of labor relationships, our compliance with labor laws, the absence of any collective bargaining agreements, other agreements with labor organizations, unfair labor practices or other labor disputes;

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  the absence, since December 31, 1998, of any labor strike, work stoppages or lockouts affecting us or our subsidiaries;

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  the absence of any complaints, charges or claims against us or our subsidiaries in connection with the employment or termination of employment of any of our employees;

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  the absence of certain plant closings or layoffs that trigger certain heightened legal obligations;

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  the absence of any obligation to make termination payments in connection with the merger, except as disclosed in the merger agreement;

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  the absence of the use by us of any broker or finder in connection with the merger, and the absence of any obligation to pay any broker's or finder's fee in connection with the merger, except for Merrill Lynch, which was retained by the special committee;

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  the receipt by the special committee of an opinion from Merrill Lynch that the consideration to be received by our shareholders in the merger is fair from a financial point of view;

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  the absence of any unlawful gifts, expenses or payments to governmental officials, relating to political activity or any other unlawful gifts, expenses or payments;

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  the compliance by us and our subsidiaries with all laws relating to our business and operations and the possession of all necessary permits and authorizations to carry on our business, except where failure could not reasonably be expected to have a material adverse effect on us, our assets or our business, except as disclosed in the merger agreement;

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  certain of our specified contracts and our subsidiaries' specified contracts, and the absence of defaults that would have a material adverse effect on us, our assets or our business;

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  our compliance with environmental permits, compliance with environmental laws and the absence of environmental claims against us, except for any environmental claims that could not reasonably be expected, either singly or in the aggregate, to have a material adverse effect on us and except as disclosed in the merger agreement;

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  title to our assets and the assets of our subsidiaries, and the absence of defects (other than certain permitted encumbrances) in title, except as disclosed in the merger agreement and except those that could not reasonably be expected, either singly or in the aggregate, to have a material adverse effect on us; and

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  the adequacy and accuracy of information we supplied in preparing the oil and natural gas reserves report dated December 31, 2002.

Covenants

  Conduct of Business Pending Merger

        In the merger agreement, we agreed, with certain exceptions, that before completion of the merger, without the prior written consent of EXCO Holdings Inc., we will, and will cause each of our subsidiaries to:

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  use all reasonable efforts to conduct our business in all material respects in the ordinary course consistent with past practice;

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  use all commercially reasonable efforts to preserve intact our business organization and keep available the services of our key officers and employees, not make any payments except as disclosed in the merger agreement and not enter into or amend any contract or agreement, except in the ordinary course of business and consistent with past practice; and

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  confer with representatives of the acquisition companies from time to time to discuss our operations and consult with the acquisition companies on material operating decisions.

        We have also agreed that, with certain exceptions, without the prior written consent of EXCO Holdings Inc., we will not:

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  amend any charters, bylaws or similar organizational documents of us or our subsidiaries;

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  declare, set aside or pay dividends or other distributions on our securities, except for cash dividends paid to our preferred shareholders and dividends declared or paid by our subsidiaries;

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  issue, grant, sell or pledge any shares, or rights to acquire any shares, of our capital stock, except for common stock issuable upon the exercise of stock options outstanding on or prior to March 11, 2003 and the conversion of preferred stock outstanding on or prior to March 11, 2003;

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  acquire, sell, transfer, lease or encumber any of our or any of our subsidiaries' assets or inventory, unless the purchase or sale price is less than $1,000,000 individually, or $2,000,000 in the aggregate;

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  adopt any plan for our complete or partial liquidation or adopt resolutions for the complete or partial liquidation, dissolution, merger, consolidation, restructuring or recapitalization;

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  grant any severance or termination pay to, or enter into any employment agreement with, any of our directors or executive officers, except as required by law or an existing agreement;

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  increase the amount of compensation of any of our officers or employees, except as consistent with past practice in the ordinary course of business, or enter into contracts providing for increases in compensation payable to directors, officers or employees;

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  adopt, establish or make grants under any employee benefit plan or collective bargaining agreement, except as required by law, to maintain tax-qualified status or as required under an existing employee benefit plan;

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  settle or compromise any material litigation or claim;

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  modify, amend or terminate any material contract and not waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

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  make any payment of a material liability before the liability becomes due, except in the ordinary course of business and consistent with past practice;

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  change our accounting policies and procedures, including tax policies, other than reasonable and usual changes in the ordinary course of business and consistent with past practice, or as required by GAAP, the SEC or the Financial Accounting Standards Board;

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  enter into any loan or credit agreement, incur any indebtedness except under our existing credit agreement, guarantee any indebtedness, amend any existing loan or credit agreement, or enter into any agreement for capital expenditures, except for capital expenditures in the ordinary course of business consistent with past practice and except as disclosed in the merger agreement;

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  adjust, split, combine or reclassify our capital stock;

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  enter into any agreement or arrangement regarding the sale or voting of our capital stock;

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  create or acquire any subsidiaries, except in connection with the acquisition of oil and gas properties in the ordinary course of business and as permitted in the merger agreement;

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  make any material tax election or settle or compromise any material tax liability; and

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  authorize or enter into any agreement to do any of the foregoing.

  Access to Information; Confidentiality

        We have agreed to allow ER Acquisition, Inc., EXCO Holdings Inc., their financing sources and their authorized representatives reasonable access to our offices, properties, books and records and to our executive officers. We have also agreed to furnish them with any financial and operating data and other information that they reasonably request. We have further agreed to instruct our employees and authorized representatives to cooperate with their reasonable requests.

  Notice

        We must provide notice to EXCO Holdings Inc., and EXCO Holdings Inc. must provide notice to us, of the occurrence or non-occurrence of any event that would be likely to cause any of the representations and warranties in the merger agreement to be untrue or inaccurate, or that would prevent us from satisfying or complying with any of the covenants. We must also provide EXCO Holdings Inc. with information regarding any matter that occurs after the date the merger agreement was executed that would have been required to be included in our disclosure schedule to the merger agreement, or any matter that should have been, but was not, included in our disclosure schedule to the merger agreement.

  Preparation of SEC Filings

        We have agreed to take the following steps to complete our public filings that are required in connection with the merger:

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  to prepare and file this proxy statement and the Schedule 13E-3;

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  to use reasonable efforts to promptly make any necessary amendment to this proxy statement or the Schedule 13E-3 and to resolicit proxies if such amendment so requires;

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  to use reasonable efforts to cause this proxy statement, and any amendments or supplementary material to the proxy statement, to be mailed to our shareholders as soon as practicable after these filings have been cleared by the SEC;

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  to consult with EXCO Holdings Inc. and its counsel before mailing any amended or supplemental proxy material;

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  to promptly notify EXCO Holdings Inc. of any SEC comments or requests for information pertaining to this proxy statement or the Schedule 13E-3, and to promptly supply EXCO Holdings Inc. and its counsel with copies of any correspondence between us and the SEC;

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  to promptly notify EXCO Holdings Inc. and its counsel if, at any time prior to the special meeting, any event occurs that is required to be disclosed in an amendment or supplement to this proxy statement, and to promptly prepare and mail such amendment or supplement; and

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  to permit EXCO Holdings Inc. and its counsel to participate in all communications with the SEC related to this proxy statement or the Schedule 13E-3.

        EXCO Holdings Inc., ER Acquisition, Inc. and we have each agreed to consult with one another on all aspects of the preparation, filing and clearance by the SEC of this proxy statement and the Schedule 13E-3.

  State Takeover Statutes

        EXCO Holdings Inc., ER Acquisition, Inc. and we have each agreed to take all reasonable steps to exempt the merger from the requirements of any state takeover law, and to assist in any challenge to the validity or applicability to the merger of any state takeover law.

  Cooperation

        Subject to the terms and conditions of the merger agreement, EXCO Holdings Inc., ER Acquisition, Inc. and we have agreed to act in good faith and to use reasonable efforts to consummate and make effective the transactions contemplated by the merger agreement as soon as practicable. The parties have specifically agreed to consult and fully cooperate with each other in:

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  preparing and filing this proxy statement, the Schedule 13E-3, and any necessary supplements or amendments;

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  obtaining clearance by the SEC of the preliminary proxy statement as soon as practicable;

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  obtaining all necessary consents, approvals, waivers, licenses, permits, authorization, registrations, qualifications, or other permissions or actions by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any court, administrative agency or commission or federal, state, local or foreign governmental entity as soon as reasonably practicable after filing;

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  providing all information concerning such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings that may be necessary or reasonably requested, and forwarding any such applications or filings to the other parties for their comment before making any application or filing; and

  •
  amending the merger agreement to the extent necessary so that it complies with the TBCA.

  Public Announcements

        EXCO Holdings Inc., ER Acquisition, Inc. and we have each agreed to refrain from issuing any press release or making any public statement regarding the merger agreement without the prior written consent of the other parties. Each party is permitted, however, to issue any press release or make any public statement that is required by applicable law or by any listing agreement with a national securities exchange if the party has used reasonable efforts to consult with the other parties and obtain a consent from the other parties, but has been unable to do so in a timely manner.

  Acquisition Proposals

        Upon entering into the merger agreement, we and our subsidiaries agreed to, and agreed to cause our affiliates and representatives to, cease all ongoing discussions, activities or negotiations with third parties relating to any acquisition proposal. We have also agreed not to:

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  encourage, solicit, initiate or facilitate the making or submission of any acquisition proposal relating to us;

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  enter into any agreement, arrangement or understanding relating to an acquisition proposal for us, other than a confidentiality agreement, or that would require us to abandon, terminate or fail to consummate the merger;

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  initiate or participate in any discussions or negotiations with, or furnish or disclose information to any third party in furtherance of an acquisition proposal for us or a proposal that could reasonably be expected to lead to an acquisition proposal for us;

  •
  facilitate or further any inquiries or proposals that are acquisition proposals or that could reasonably lead to acquisition proposals; or

  •
  grant any waiver or release under any standstill, confidentiality or similar agreement entered into by us, our subsidiaries or any of our affiliates or representatives.

        However, we may, subject to exceptions, respond to an unsolicited written acquisition proposal by a third party. We may request clarifications from, furnish information to and participate in discussions and negotiations with, a third party who makes an unsolicited written acquisition proposal if:

  •
  the acquisition is subject to a confidentiality agreement;

  •
  the special committee reasonably determines after consultation with outside legal counsel and financial advisors that the acquisition proposal constitutes a "potentially superior proposal"; and

  •
  the special committee reasonably determines after consultation with outside legal counsel that the failure to request information or make clarifications would be a breach of the special committee's fiduciary duties.

        We have agreed to enforce the provisions of any standstill, confidentiality or similar agreement that we, our subsidiaries, or our affiliates and representatives have entered into.

        We have agreed that our board of directors, the special committee and any other committee of our board of directors will not:

  •
  withdraw, modify or amend in a manner adverse to EXCO Holdings Inc. or ER Acquisition, Inc., their approval or recommendation of the merger agreement or any of the transactions contemplated by the merger agreement;

  •
  approve or recommend any acquisition proposal;

  •
  cause us to accept any acquisition proposal or enter into any agreement to consummate an acquisition proposal; or

  •
  resolve to do any of the above.

        However, the special committee may take any of the above actions prior to an affirmative vote to approve the merger and the merger agreement if:

  •
  we have complied with our obligations relating to entertaining acquisition proposals.

  •
  the special committee reasonably determines in good faith, after consultation with outside legal counsel, that failure to take such actions would be inconsistent with its fiduciary duties under applicable law; and

  •
  the special committee has given EXCO Holdings Inc. and ER Acquisition, Inc. at least five business days notice of its intention to take such action and the opportunity to meet with us and our outside counsel and financial advisors.

        We must advise EXCO Holdings Inc. of any request for information, inquiries, proposals, discussions or negotiations relating to an acquisition proposal, a potentially superior proposal or a superior proposal for us on the date we receive such request. Within one business day, we must provide to EXCO Holdings Inc. any written materials relating to any such proposals and the identity of the third party. We must also inform EXCO Holdings Inc. of the status and material details of an acquisition proposal, potentially superior proposal or superior proposal, including any information requested of or provided by us, within one business day of the request. We will also provide EXCO Holdings Inc. with any non-public information that we provide to a third party that was not previously provided to EXCO Holdings Inc. We have also agreed to request the return or destruction of all confidential information we provided to persons who executed confidentiality agreements with us.

  Indemnification

        Under the merger agreement, from the effective time of the merger through the later of (A) six years after the effective time and (B) the expiration of any statute of limitations applicable to any claim, action, suit, proceeding or investigation described in this paragraph, the surviving corporation shall indemnify and hold harmless each of our present and former directors and officers against all claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses incurred in connection with any claim, action, suit, proceeding or investigation relating to matters existing or occurring at or before the effective time of the merger, including the merger and the other filings and transactions related to the merger, to the fullest extent that the surviving corporation would have been permitted to indemnify such officers or directors under applicable law, under indemnification agreements with the person to be indemnified, or under our articles of incorporation or bylaws.

        If any claim is made against any or our present or former directors or officers on or prior to the sixth anniversary of the effective time of the merger, this indemnification provision shall remain in effect until the final disposition of that claim, action, suit, proceeding or investigation. If the surviving corporation fails to perform any of these obligations, EXCO Holdings Inc. shall assume the obligations and rights of the surviving corporation described in this paragraph. The surviving corporation's obligation to indemnify our present and former directors and officers cannot be terminated or modified in a way that adversely effects any person protected by this indemnification provision without first obtaining the consent of such person.

        EXCO Holdings Inc. has agreed to obtain, as of the effective time of the merger, a "run-off" insurance policy that provides directors' and officers' liability insurance coverage for the persons who were our directors or officers at any time on or after August 1, 2002 until the effective time. The "run-off" insurance policy shall cover claims made within six years of the effective time of the merger.

  Information

        We have agreed to provide EXCO Holdings Inc. with the following information until the closing of the merger transaction:

  •
  information regarding any matter occurring after March 11, 2003, that would have been required to be described in our disclosure schedules to the merger agreement, if such matter had occurred before March 11, 2003; and

  •
  information regarding any matter that was not but should have been more fully described in our disclosure schedules to the merger agreement.

        We have agreed to provide EXCO Holdings Inc. with the information described above at least within five business days prior to the closing of the merger transaction.

Conditions to the Merger

        Our obligations and those of the acquisition companies to complete the merger are subject to the satisfaction or waiver, to the extent permitted by applicable law, of each of the following conditions:

  •
  Shareholders holding at least two-thirds of the outstanding shares of our common stock and 5% convertible preferred stock, voting together as a class, must approve the merger agreement;

  •
  Shareholders holding at least two-thirds of the outstanding shares of our common stock, voting separately as a class, must approve the merger agreement;

  •
  Shareholders holding at least two-thirds of the outstanding shares of our 5% convertible preferred stock, voting separately as a class, must approve the merger agreement;

  •
  No federal or state governmental or regulatory entity can have enacted any law or taken any other action that prohibits, restrains, enjoins or otherwise prohibits the merger or makes it illegal; and

  •
  All material filings required to be made before the effective time, and all material consents, approvals, permits and authorizations required to be obtained before the effective time, must be made or obtained.

        Our obligation to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions:

  •
  The acquisition companies must have performed in all material respects all of their obligations and agreements and must have complied in all material respects with the covenants contained in the merger agreement required to be performed at or before the effective time of the merger; and

  •
  The representations and warranties made by the acquisition companies in the merger agreement must be true and correct as of the effective time of the merger, except for representations and warranties made as of a specific date or time, which must be true and correct as of such specific date or time.

        The obligations of EXCO Holdings Inc. and ER Acquisition, Inc. to complete the merger are subject to the satisfaction of each of the following additional conditions:

  •
  We must have performed in all material respects all of our obligations and agreements and we must have complied in all material respects with the covenants contained in the merger agreement required to be performed at or before the effective time of the merger;

  •
  The representations and warranties made by us in the merger agreement must be true and correct as of the effective time of the merger, except for representations and warranties made as of a specific date or time, which must be true and correct as of such specific date or time;

  •
  Any ancillary agreement executed in connection with the merger agreement must be in full force and effect and must be fully complied with;

  •
  All material consents required in connection with the merger agreement, other than governmental consents, must have been received; and

  •
  No more than 5% of our shareholders may have perfected their dissenters' rights in connection with the merger.

        The decision of a party to waive any condition to the merger will be made by such party based on the facts and circumstances at the time such decision is made. Accordingly, at this time, we cannot describe the facts under which a condition may be waived. Currently, we do not expect any condition to the merger to be waived in any respect material to our shareholders. However, because circumstances may change, there is no assurance that a condition will not be waived at a later time. Following the special meeting, we will solicit another vote of our shareholders if we determine that the waiver of a condition has resulted in a material change that would adversely affect our shareholders.

Termination of the Merger Agreement

  Termination by EXCO and EXCO Holdings Inc.

        At any time before the effective time of the merger, we and EXCO Holdings Inc. may terminate the merger agreement and abandon the merger by mutual written consent.

  Termination by EXCO or EXCO Holdings Inc.

        Either we or EXCO Holdings Inc. may terminate the merger agreement and abandon the merger at any time before the effective time of the merger if:

  •
  the merger has not occurred by December 6, 2003, except that a party's right to terminate under this provision is not available if the failure of the merger to occur by this date has resulted from a misrepresentation or a breach or failure to perform a covenant or obligation of the merger agreement by that party;

  •
  any statute, rule, regulation or executive order enacted after the date of the merger agreement prohibits the merger; or

  •
  any governmental entity enters a judgment, injunction, order or decree, that has become final and nonappealable, enjoining the merger, and prior to termination the party seeking to terminate the merger agreement has used reasonable efforts to remove the judgment, injunction, order or decree.

  Termination by EXCO

        We may terminate the merger agreement and abandon the merger at any time before the effective time of the merger if:

  •
  our shareholders fail to approve the merger agreement at the special meeting or any adjournment or postponement of the special meeting;

  •
  either of the acquisition companies has materially breached any representation, warranty, material covenant or agreement in the merger agreement that is incurable or that is not cured after thirty days' written notice by us or by December 6, 2003; or

  •
  we receive a superior proposal and the special committee of our board of directors determines in good faith, after consultation with outside counsel, that it is necessary to fulfill its fiduciary duties under applicable law to terminate the merger agreement and enter into an agreement to effect the superior proposal, and if we have complied with the provisions of the merger agreement relating to acquisition proposals, if five business days have elapsed after we have delivered written notice of the special committee's determination to EXCO Holdings Inc. and ER Acquisition, Inc., if EXCO Holdings Inc. has received the termination fee, and we enter into a definitive agreement to effect the superior proposal.

  Termination by EXCO Holdings Inc.

        EXCO Holdings Inc. may terminate the merger agreement and abandon the merger at any time before the effective time of the merger if:

  •
  we have materially breached any representation, warranty, material covenant or agreement, with certain exceptions, in the merger agreement that is incurable or that is not cured by the earlier of thirty days' written notice by EXCO Holdings Inc. or December 6, 2003;

  •
  we have withdrawn or modified in a manner adverse to EXCO Holdings Inc. or ER Acquisition, Inc. the approval, adoption or recommendation of the merger agreement;

  •
  our board of directors or any committee of our board of directors has resolved to withdraw or modify in a manner adverse to EXCO Holdings Inc. or ER Acquisition, Inc. the approval or recommendation of the merger agreement;

  •
  our board of directors or any committee of our board of directors has approved, recommended or resolved to enter into an agreement or understanding with respect to an acquisition proposal;

  •
  after an acquisition proposal, the special committee fails to affirm its recommendation and approval of the merger agreement within five business days of EXCO Holdings Inc.'s request to do so;

  •
  a tender offer or exchange offer constituting an acquisition proposal is commenced and the special committee does not recommend against acceptance of the offer by our shareholders (including by taking a no position or a neutral position); or

  •
  there is a breach of our covenant in respect of acquisition proposals.

  Termination Fee; Expenses

        Regardless of whether the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, including costs related to the preparation and filing of our public filings and the fees of attorneys, financial advisors and accountants, shall be paid by the party that incurred such costs and expenses. However, if we terminate the merger agreement because of a material breach of any representation, warranty or material covenant or agreement by EXCO Holdings Inc. or ER Acquisition, Inc. that was not cured within the earlier of 30 days written notice or before December 6, 2003, then EXCO Holdings Inc. shall pay the costs and expenses we incurred in connection with the merger agreement.

        We must pay EXCO Holdings Inc. a termination fee of $8.5 million if the merger agreement is terminated due to any of the following events:

  •
  we withdraw or modify in a manner adverse to either acquisition company the approval, adoption or recommendation, as the case may be, of the merger agreement;

  •
  we approve, recommend or enter into, or resolve to approve, recommend or enter into, an agreement or understanding with respect to any acquisition proposal;

  •
  our board of directors or any committee of our board of directors withdraws or modifies, or resolves to withdraw or modify in a manner adverse to either acquisition company the approval, adoption or recommendation of the merger agreement;

  •
  after an acquisition proposal is received, the special committee fails to affirm their recommendation and approval of the merger agreement within five business days of EXCO Holdings Inc.'s request to do so;

  •
  a tender offer or exchange offer constituting a third party acquisition proposal is commenced and the special committee does not recommend against acceptance of the offer by our shareholders (including by taking no position or a neutral position);

  •
  we receive an acquisition proposal and the special committee determines in good faith that it is necessary, to fulfill its fiduciary duties under applicable law, to terminate the merger agreement and enter into an agreement to effect the superior acquisition proposal; or

  •
  we breach any covenant regarding acquisition proposals contained in the merger agreement.

        We must pay EXCO Holdings Inc. an amount equal to $5.0 million less any expense reimbursements we have previously paid to EXCO Holdings Inc., if we terminate the merger agreement because the merger has not become effective by December 6, 2003 and:

  •
  we receive a potential superior proposal or a superior proposal between March 11, 2003 and the time we terminate the merger agreement; and

  •
  we consummate any acquisition proposal (other than the potential superior proposal or superior proposal received) within nine months of our termination of the merger agreement.

        We must pay EXCO Holdings Inc. an amount equal to $8.5 million less any expense reimbursements we have previously paid to EXCO Holdings Inc., if we terminate the merger agreement because the merger has not become effective by December 6, 2003 and:

  •
  we receive a potential superior proposal or a superior proposal between March 11, 2003 and the time we terminate the merger agreement; and

  •
  we consummate such potential superior proposal or superior proposal within nine months of our termination of the merger agreement with the third party that made the potential superior proposal or superior proposal.

        We must pay EXCO Holdings Inc. an amount equal to $8.5 million less any expense reimbursements we have previously paid to EXCO Holdings Inc., if:

  •
  the merger agreement is terminated because the merger agreement is not approved by our shareholders; we received a potential superior proposal or a superior proposal between March 11, 2003 and the time the merger agreement was terminated; and we consummate an acquisition transaction within nine months of the termination of the merger agreement; or

  •
  the merger agreement is terminated due to a material and uncured breach by us (other than a breach resulting from the voluntary action or inaction by any of the continuing shareholders); we received a potential superior proposal or a superior proposal between March 11, 2003 and the time the merger agreement was terminated; and we consummate an acquisition transaction within nine months of the termination of the merger agreement.

        We must pay EXCO Holdings Inc. an expense reimbursement in an amount not to exceed $1.5 million if:

  •
  we terminate the merger agreement because the merger agreement is not approved by our shareholders and we received a potential superior proposal or a superior proposal between March 11, 2003 and the time the merger agreement terminated;

  •
  we terminate the merger agreement because the merger agreement is not approved by our shareholders but all of the shares of our stock owned by the continuing shareholders were voted in favor of the adoption of the merger agreement; or

  •
  EXCO Holdings Inc. terminates the merger agreement due to a material uncured breach by us (other than a breach resulting from the voluntary action or inaction by any of the continuing shareholders).

Amendment and Waiver

        Any provision of the merger agreement may be amended before the effective time of the merger if the amendment is approved in writing by us, by EXCO Holdings Inc. and by ER Acquisition, Inc. After the approval of the merger agreement by our shareholders, however, any amendment that by law requires our shareholders' approval must also be approved by our shareholders.

        We or the acquisition companies may extend the time specified for the performance of any obligation, may waive inaccuracies in the representations and warranties or may waive compliance with any covenant contained in the merger agreement. Any waiver must be approved in writing and signed by the party granting the waiver.

        The Special Committee recommends that you vote for the approval of the merger agreement.

OTHER AGREEMENTS

        The descriptions of the following agreements set forth the material terms of these agreements. The agreements may be found in Appendices B-1 through B-4 to this proxy statement and as exhibits to the Schedule 13E-3 filed in connection with this proxy statement, and each is incorporated into this section of the proxy statement by reference. You are urged to read the agreements in their entirety.

Contribution Agreement

        As an inducement to enter into the merger agreement, EXCO Holdings Inc. has required each of Mr. Miller and Mr. Eubank to enter into a contribution agreement. The form of the contribution agreement, as amended, is attached hereto as Appendix B-1. Principal provisions of the contribution agreement are described below.

  Contribution of Shares

        In the contribution agreement, Mr. Miller and Mr. Eubank have contributed all of their shares of ER Acquisition, Inc. common stock to EXCO Holdings Inc. in exchange for shares of Class A common stock of EXCO Holdings Inc. Further, subject to the completion of the merger, Mr. Miller has agreed not to exercise any of his options to acquire shares of our stock and has agreed to permit those stock options to expire according to their terms without being exercised, and Mr. Eubank has agreed not to exercise at least $675,000 worth of his options to acquire our shares and has agreed to permit those stock options to expire according to their terms without being exercised.

  Representations and Warranties; Conditions; Termination

        In the contribution agreement, Mr. Miller and Mr. Eubank make customary representations and warranties to EXCO Holdings Inc. and the agreement is subject to the merger having been completed.

        The contribution agreement will terminate on the earlier of:

  •
  the termination of the merger agreement; or

  •
  the effective time of the merger.

Voting Agreement

        As an inducement to enter into the merger agreement, EXCO Holdings Inc. has required each of Mr. Miller and Mr. Eubank to enter into a voting agreement with us and EXCO Holdings Inc. The voting agreement is attached hereto as Appendix B-2. Principal provisions of the voting agreement are described below.

  Transfer Restrictions

        In the voting agreement, Mr. Miller and Mr. Eubank have agreed not to sell, transfer, encumber, pledge or assign any of our common stock or our 5% convertible preferred stock currently owned or subsequently acquired by them. They have also agreed not to enter into any contract to do any of the actions described in the preceding sentence, or to grant any proxy or power of attorney with respect to their capital stock in us except in accordance with the voting agreement.

  Voting of EXCO Common and Preferred Stock; Irrevocable Proxy

        Until the earlier of the effective time of the merger or the termination of the voting agreement, Mr. Miller and Mr. Eubank have agreed to vote all of their shares of our capital stock:

  •
  in favor of the approval of the merger agreement and the transactions contemplated in the merger agreement;

  •
  against any action or agreement that would result in a breach of any covenant, representation or warranty contained in the merger agreement or the voting agreement;

  •
  against any proposal to acquire us by a party other than EXCO Holdings Inc. and its affiliates;

  •
  against any change in a majority of our board of directors or any amendment to our charter or bylaws; and

  •
  against any action which, in EXCO Holdings Inc.'s judgment, could reasonably be expected to impede, delay or postpone the merger and the transactions contemplated in the merger agreement and the voting agreement.

        Additionally, in the voting agreement, each of Mr. Miller and Mr. Eubank grant to designees of Cerberus an irrevocable proxy to vote the shares of our capital stock owned by Mr. Miller and Mr. Eubank in accordance with the voting agreement.

  Representations and Warranties; Fiduciary Duties; Termination

        In the voting agreement, Mr. Miller and Mr. Eubank make customary representations and warranties to EXCO Holdings Inc. Additionally, the voting agreement provides that Mr. Miller and Mr. Eubank have entered into the voting agreement only in their capacity as our shareholders, and no provision of the voting agreement may prevent or preclude Mr. Miller or Mr. Eubank from taking any action in his capacity as one of our officers or directors.

        The voting agreement will terminate on the earliest of:

  •
  the termination of the merger agreement;

  •
  mutual written agreement of the parties and Cerberus, as a third party beneficiary, to terminate the voting agreement; or

  •
  the effective time of the merger.

Agreement Pursuant to Article 13 of the TBCA and Joinder Agreement

        Article 13.03 of the TBCA generally prohibits us from entering into a merger or other similar transaction with an affiliated group of shareholders during the three year period following the date on which the affiliated group of shareholders acquires 20% or more of our outstanding voting capital stock, unless:

  •
  the merger is approved by our board of directors before the date on which the group becomes an affiliated group of shareholders owning 20% or more of our outstanding voting capital stock; or

  •
  the transaction is approved by the holders of two-thirds of the shares of our voting capital stock not owned by the affiliated group.

        Pursuant to this agreement, the special committee provided the requisite approval under Article 13.03 of the TBCA with respect to Mr. Miller and the continuing shareholders. As a result, the shareholder vote under Article 13.03 of the TBCA is not necessary in connection with the merger. In consideration of our board of directors' approval of the merger before the continuing shareholders became an "affiliated group," Mr. Miller entered into an agreement with us on October 14, 2002 providing that he, and the other continuing shareholders who subsequently executed a joinder agreement to the agreement, would not enter into any agreement, understanding or arrangement with any other person, entity or group relating to the voting of their EXCO capital stock with respect to any acquisition proposal of us other than the merger. Each continuing shareholder is required to execute a joinder agreement whereby the continuing shareholder becomes subject to the terms of the agreement.

        The agreement is attached to this proxy statement as Appendix B-3. The form of joinder agreement to be executed by each continuing shareholder is attached to this proxy statement as Appendix B-4.

Confidentiality Agreement

        In connection with the negotiation of the merger agreement, we entered into a confidentiality and standstill agreement with Mr. Miller on September 12, 2002.

  Confidential Information; Non-Solicitation

        In the confidentiality agreement, Mr. Miller, and each continuing shareholder who subsequently executed a joinder agreement to the confidentiality agreement, agreed not to use or disclose any confidential information regarding us for any purpose other than evaluating a possible transaction involving the acquisition of our voting securities or assets. However, the parties to the confidentiality agreement may:

  •
  disclose confidential information to their directors, officers, employees, investors, lenders, partners, consultants, agents, counsel and other representatives for the purpose of evaluating the merger;

  •
  disclose confidential information to the extent we grant prior written consent to disclose confidential information; or

  •
  use the confidential information in the normal conduct of our business.

        In addition, the parties to the confidentiality agreement agreed not to disclose the fact that the confidential information has been made available to the parties to the confidentiality agreement, or the fact that discussions with respect to the merger were taking place, unless required by law. The parties to the confidentiality agreement also agreed, for a period of one year following the date of the confidentiality agreement, not to solicit for employment any current officers or employees of us and our subsidiaries.

  Standstill Agreement

        The parties to the confidentiality agreement also agreed, for a period of one year following the date of the confidentiality agreement, not to:

  •
  effect or participate in:

  •
  any acquisition of the beneficial ownership of any securities or assets of us or our affiliates, other than pursuant to a stock option or benefit plan;

  •
  any tender or exchange offer, merger or other business combination involving us or our affiliates;

  •
  any recapitalization, restructuring, liquidation, dissolution or other similar transaction involving us or our affiliates;

  •
  any solicitation of proxies or consents to vote any voting securities of us or our affiliates; or

    •
    any action that might require us to make a public announcement of any of the foregoing.

  •
  form, join or participate in a group formed for the purpose of acquiring, holding or voting securities of us or our affiliates;

  •
  act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of us or our affiliates; or

  •
  enter into any discussions or arrangements with any third party relating to any of the foregoing, or assist, solicit or encourage others to take any of the actions specified above.

        We acknowledged and agreed that the submission of Mr. Miller's proposal, the formation of the continuing shareholder group and proposals submitted to the special committee would not be violations of the standstill.

  Termination

        The obligations of the parties to the confidentiality agreement survive until the earlier of:

  •
  the first anniversary of the date of the confidentiality agreement; or

  •
  the date of the closing of a merger or other similar transaction between us and the parties to the confidentiality agreement.

EXCO and Addison Energy Inc. Employee Bonus Retention Plan

        We understand that our board of directors and the board of directors of Addison Energy Inc., our wholly-owned subsidiary, will adopt identical employee bonus retention plans following the completion of the merger in order to provide certain of their employees with an incentive to remain employed with us and Addison Energy Inc. after the merger. The employee bonus retention plan will become effective upon the closing of the merger and will be governed, managed and controlled by the board of directors of the respective company. An aggregate of $2.0 million will be payable by us in each of the four years after the completion of the merger to eligible participants.

  Payment of Retention Bonus

        Under the employee bonus retention plan, participants who remain employed with the applicable company will receive, until the fourth anniversary of the closing date of the merger, 6.25% of their total retention bonus after each three month anniversary of the closing date of the merger. Upon a change of control of EXCO Holdings Inc. prior to the payment of the total retention bonus, participants who are then employed by the applicable company will receive a lump sum payment of all unpaid retention bonus payments.

        If a participant's employment is terminated by voluntary resignation without good reason or by the applicable company for cause, the participant will not receive the portion of the retention bonus for the quarter in which the participant's employment is terminated and will not receive any further payments under the plan. If a participant's employment is terminated by voluntary resignation for good reason, by the participant's death or disability or by the applicable company without cause, the participant or the participant's estate, as the case may be, will continue to receive the retention bonus, subject to compliance (other than in the case of death) with the continuing confidentiality, non-solicitation and in certain circumstances, non-competition provisions described below.

        Under the employee bonus retention plan, termination for "good reason" includes:

  •
  a reduction in the participant's base salary or any material benefit without the participant's consent;

  •
  a material adverse reduction in the participant's responsibilities, positions or duties without the participant's prior consent and our failure to cure upon notice; or

  •
  relocation of the participant's principal place of employment outside of a 50 mile radius of the participant's location as of the date of the plan.

        Termination for "cause" includes a participant's:

  •
  failure to substantially perform his or her duties, and the failure to cure the deficiency after notice from the company;

  •
  failure to follow the reasonable directions of certain members of senior management or the board of directors, and the failure to cure the deficiency after notice from the applicable company;

  •
  willful acts of dishonesty, theft or fraud resulting in personal gain or enrichment at the expense of the applicable company;

  •
  commission of a felony;

  •
  engaging in an act that is intended or that reasonably may be expected to materially harm the reputation, business or operations of the applicable company or any member of its board of directors; or

  •
  material breach of the participant's employment agreement, if any, or terms of employment.

  Confidentiality and Non-Competition

        Under the employee bonus retention plan, each participant will agree to keep secret and confidential, and to not disclose or use, any non-public information concerning us and our affiliates that was acquired by or disclosed to the participant during the participant's course of employment, or during the course of the participant's consultation with the applicable company following the participant's termination, except:

  •
  as may be required by law, by a judicial, governmental or regulatory authority or by lawful order of a court or agency;

  •
  to the extent required to perform the participant's duties during the course of employment; or

  •
  to the extent the participant has express written authorization from the applicable company.

        The participants under the employee bonus retention plan will agree to maintain the confidentiality of information that is not public or that may be subject to attorney-client privilege regarding the applicable company or its affiliates' attorneys and, upon the termination of their employment, to deliver to the applicable company all papers, books, manuals, correspondence, documents, data or other material relating to confidential information.

        The participants will agree that, for the longer of one year after their termination of employment or the period during which the participant receives a retention bonus after a termination of employment for good reason, disability or without cause, the participant will not:

  •
  employ or solicit for employment any person who is, or was during the preceding twelve months, an employee of the company or any of its affiliates; or

  •
  solicit any prospective acquisition target of us or our affiliates for the purpose of acquiring the prospective acquisition target or providing the prospective acquisition target with any products or services offered by us or our affiliates.

        Mr. Miller, Mr. Eubank and other continuing shareholders have also agreed that, for the longer of one year after their termination of employment or the period during which the participant receives a retention bonus after a termination of employment for good reason, disability or without cause, they will not be employed by or otherwise be engaged or interested in any business which is competitive with any business of us or any of our subsidiaries in which the participant was engaged during his employment.

  Termination

        Our board of directors or the board of directors of Addison Energy Inc. may amend or terminate their respective employee bonus retention plan at any time, but no amendment or termination may have any adverse effect on the existing retention bonus grants made in the plan.

EXCO Holdings Inc. Employee Stock Participation Plan

        The board of directors of EXCO Holdings Inc. will adopt an employee stock participation plan that will become effective immediately after the merger. The employee stock participation plan provides, to our employees who are not shareholders of EXCO Holdings Inc., an opportunity to participate in the proceeds received upon a subsequent merger, consolidation or sale of assets or common stock of us or EXCO Holdings Inc.

        EXCO Holdings Inc. will authorize and reserve, but not issue, 720,000 shares of Class A and 1,037,037 shares of Class B common stock for the benefit of the stock participation plan. Generally, upon the occurrence of a "participation event," the stock participation plan will receive consideration in an amount equal to the aggregate consideration paid to EXCO Holdings Inc. as a result of the participation event multiplied by the percentage of the capital stock of EXCO Holdings Inc. authorized and reserved for the plan, as if these shares have been issued. The stock participation plan will distribute to eligible employees the consideration paid to the stock participation plan less the difference between (x) $1,081,037, the initial value of the shares authorized and reserved for the plan, and (y) an amount equal to $160,000 multiplied by the number of complete years between the completion of the merger and the participation event; provided, that the amount of the reduction in (y) may not exceed $640,000. A "participation event" will include (a) a merger or consolidation of us, (b) the sale or other disposition by EXCO Holdings Inc. of substantially all of our common stock, other than a merger between us and EXCO Holdings Inc., (c) the sale or other disposition by us of all or substantially all of our assets if the proceeds are distributed to EXCO Holdings Inc., (d) the merger or consolidation of EXCO Holdings Inc., other than a merger between us and EXCO Holdings Inc., (e) the sale or other disposition by the stockholders of EXCO Holdings Inc. of substantially all of their Class A common stock and Class B common stock, (f) the sale or other disposition by EXCO Holdings Inc. of all or substantially all of its assets and the proceeds are distributed to the shareholders of EXCO Holdings Inc. or (g) an initial public offering of any class of equity securities of EXCO Holdings Inc. if the net proceeds of the offering are at least $30.0 million.

        The portion of the consideration to be received by an eligible employee will be determined based on that employee's aggregate salary and bonus since the effective time of the employee stock participation plan compared to the aggregate salary and bonus paid to all eligible employees under the stock participation plan. To be eligible to participate in the stock participation plan, our employees must not own any equity interest in EXCO Holdings Inc. and must be employed by us for at least one year prior to, and on the day immediately preceding, the merger, consolidation or sale of assets or common stock that triggers the payment obligations of the plan to eligible participants.

Stock Purchase Agreement

        The capital stock of EXCO Holdings Inc. will, upon the completion of the merger, be owned by Cerberus Capital Management, L.P. and its affiliates, non-Cerberus institutional investors, EXCO Investors, LLC, Mr. Miller, Mr. Eubank and by the other continuing shareholders. We refer to Cerberus Capital Management, L.P. as "Cerberus." The capital stock of EXCO Holdings Inc. owned by Cerberus and its affiliates will be purchased pursuant to a stock purchase agreement, described in this section.

        The capital stock of EXCO Holdings Inc. owned by the non-Cerberus institutional investors will be purchased pursuant to an institutional investor stock purchase agreement described below under "—Institutional Investor Stock Purchase Agreement." The capital stock of EXCO Holdings Inc. owned by EXCO Investors, LLC, Mr. Miller, Mr. Eubank and the other continuing shareholders will be purchased pursuant to a management purchase agreement described below under "—Management Purchase Agreement and Stock Repurchase Agreement."

  General

        Upon completion of the merger, the outstanding capital stock of EXCO Holdings Inc. will consist of Class A common stock and Class B common stock. The various rights, preferences, privileges and restrictions on the Class A and Class B common stock and preferred stock are described below under "INFORMATION ABOUT THE ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS—Rights of Shareholders Under EXCO Holdings Inc. Amended and Restated Certificate of Incorporation."

        The stock purchase agreement provides for the sale of up to 107,666,667 shares of Class A common stock of EXCO Holdings Inc. to Cerberus affiliates and non-Cerberus institutional investors at a purchase price of $161.5 million, or $1.50 per share. However, the number of shares of Class A common stock to be sold to Cerberus affiliates under the stock purchase agreement will be reduced on a dollar-for-dollar basis to the extent that the amount of Class A common stock purchased pursuant to the management purchase agreement and the institutional investor stock purchase agreement exceeds $12.4 million. The number of shares of Class A common stock that will be purchased by Cerberus affiliates, however, cannot be less than 71,000,000 shares or $106.5 million. EXCO Holdings Inc. must use all the proceeds from the sale of its shares under the stock purchase agreement for:

  •
  payment to our shareholders and optionholders for their shares or options in the merger; and

  •
  fees and expenses related to the merger.

        As a condition to the sale of Class A common stock to Cerberus affiliates under the stock purchase agreement, the parties must enter into a stockholders' agreement, described below under "—Stockholders' Agreement," and a registration rights agreement, described below under "—Registration Rights Agreement."

  Conditions to the Purchase of the Class A Common Stock

        The obligations of the Cerberus affiliates to purchase the shares of Class A common stock under the stock purchase agreement are subject to the satisfaction of the following conditions:

  •
  the merger agreement must be in full force and effect and each condition in the merger agreement must be satisfied or, with the consent of Cerberus, waived;

  •
  the purchasers must have received from EXCO Holdings Inc. the closing deliverables described in the stock purchase agreement;

  •
  the representations and warranties of EXCO Holdings Inc. in the stock purchase agreement must be true and correct;

  •
  EXCO Holdings Inc. and its subsidiaries must have performed and complied with all obligations and covenants contained in the stock purchase agreement required to be performed or complied with prior to the closing date;

  •
  there must not have occurred a material adverse effect, as defined in the stock purchase agreement, since September 30, 2002;

  •
  there must be no claim, action, suit or other proceeding pending or threatened which relates to the merger and the transactions contemplated in the merger agreement, except for certain currently pending shareholder litigation;

  •
  the Cerberus affiliates must have received copies of certain documents relating to our credit agreements;

  •
  we must have amended certain of our credit agreements on terms and conditions consistent with the commitment letter dated February 28, 2003 from our current bank group and with respect to terms not included in the commitment letter, on terms and conditions reasonably satisfactory to the purchasers;

  •
  we and our subsidiaries must have obtained all required licenses, waivers, consents and approvals in connection with the stock purchase agreement, the merger agreement, the related agreements and the transactions contemplated in those agreements, and those licenses, waivers, consents and approvals must be in full force and effect;

  •
  EXCO and our subsidiaries must have maintained in full force and effect our insurance policies in effect as of March 11, 2003;

  •
  EXCO Holdings Inc. must have filed its amended and restated certificate of incorporation and it must not have been amended;

  •
  at the closing, after giving effect to the payment of the merger consideration pursuant to the merger agreement, there must be not less than $10.0 million of availability under our credit agreements;

  •
  Mr. Miller, Mr. Eubank and the other continuing shareholders must have entered into the management purchase agreement, the stock repurchase agreement and the voting agreement with EXCO Holdings Inc., must have performed their obligations under those agreements and must have purchased shares of Class A common stock of EXCO Holdings Inc. for at least $13.5 million;

  •
  EXCO Holdings Inc. and each purchaser of capital stock of EXCO Holdings Inc. pursuant to the management purchase agreement described below under "—Management Purchase Agreement and Stock Repurchase Agreement" must have executed the stock repurchase agreement and performed their obligations under the stock repurchase agreement.

  •
  if an institutional investor has purchased shares of Class A common stock of EXCO Holdings Inc. pursuant to the institutional investor stock purchase agreement described below under "—Institutional Investor Stock Purchase Agreement," each institutional investor must have executed and performed its obligations under the institutional investor stock purchase agreement;

  •
  if EXCO Investors, LLC has purchased shares of Class A common stock of EXCO Holdings Inc. pursuant to the management purchase agreement described below under "—Management Purchase Agreement and Stock Repurchase Agreement," EXCO Investors,

    LLC must have executed and performed its obligations under the management purchase agreement;

  •
  purchasers of capital stock of EXCO Holdings Inc. pursuant to the management purchase agreement described below under "—Management Purchase Agreement and Stock Repurchase Agreement" who paid for their shares by issuing a secured promissory note to EXCO Holdings Inc. must have executed the secured promissory notes;

  •
  we and Addison Energy Inc., our wholly owned subsidiary, must have adopted the Employee Bonus Retention Plan described under "—EXCO and Addison Energy Inc. Employee Bonus and Retention Plan;"

  •
  each participant in the employee bonus retention plan must have executed and delivered a participation agreement to the employee bonus retention plan;

  •
  EXCO Holdings Inc. and each party to the stockholders' agreement described below under "—Stockholders' Agreement" must have executed and delivered the stockholders' agreement;

  •
  EXCO Holdings Inc. and each party to the registration rights agreement described below under "—Registration Rights Agreement" must have executed and delivered the registration rights agreement;

  •
  EXCO Holdings Inc. and each of Mr. Miller and Mr. Eubank must have executed, delivered and performed their obligations under the contribution agreement described under "—Contribution Agreement"; and

  •
  EXCO Holdings Inc. must have established the employee stock participation plan described under "—EXCO Holdings Inc. Employee Stock Participation Plan."

        The obligation of EXCO Holdings Inc. to issue and sell the shares of Class A common stock to the Cerberus affiliates is subject to the satisfaction of the following conditions:

  •
  EXCO Holdings Inc. must have received from the Cerberus affiliates the closing deliverables described in the stock purchase agreement;

  •
  the representations and warranties of the purchasers in the stock purchase agreement must be true and correct;

  •
  the purchasers must have performed and complied with all obligations and covenants contained in the stock purchase agreement required to be performed or complied with prior to the closing date;

  •
  any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must have expired or been terminated; and

  •
  we must have successfully amended certain of its credit agreements on terms consistent with the commitment letter from EXCO's bank group and on terms reasonably satisfactory to EXCO Holdings Inc. and Cerberus.

  Termination

        The stock purchase agreement may be terminated:

  •
  at any time before the closing by mutual agreement of EXCO Holdings Inc. and Cerberus;

  •
  if the closing has not occurred before December 6, 2003, by either EXCO Holdings Inc. or Cerberus, except that the right to terminate is not available to a party whose action or failure to act has been the cause of the failure to close, and the action or failure to act constitutes a material breach under the stock purchase agreement;

  •
  by Cerberus upon a material adverse effect, as defined in the stock purchase agreement; or

  •
  by EXCO Holdings Inc. or Cerberus, if the merger agreement has been terminated.

  Expenses, Equity Fee and Termination Fee

        EXCO Holdings Inc. has agreed to pay or reimburse Cerberus for costs, fees and expenses, including attorneys', accountants' and engineers' fees, incurred in connection with the stock purchase agreement and the related agreements to which the Cerberus affiliates are a party. EXCO Holdings Inc. must pay or reimburse certain expenses of Cerberus at the closing, at the consummation of the transactions contemplated in the merger agreement, or upon EXCO Holdings Inc. becoming entitled to either an expense reimbursement or a termination fee, which are referred to collectively in connection with the stock purchase agreement as a break-up fee, due to any termination of the merger agreement. Additionally, EXCO Holdings Inc. must pay to Cerberus a non-refundable equity fee at the earliest of:

  •
  the closing of the stock purchase agreement;

  •
  the consummation of the transactions contemplated in the merger agreement; or

  •
  upon the date EXCO Holdings Inc. enters into an agreement with respect to any transaction relating to us which would constitute a replacement for the stock purchase agreement.

        If the merger agreement is terminated and EXCO Holdings Inc. or ER Acquisition, Inc. receive a break-up fee in connection with the termination, the break-up fee must first be used to pay the equity fee to Cerberus and to reimburse the other fees and expenses of Cerberus in connection with the merger. After the reimbursement of fees and expenses to Cerberus, any remaining balance of the break-up fee will be used to pay the expenses of EXCO Holdings Inc. in connection with the merger. After the reimbursement of fees and expenses to Cerberus and EXCO Holdings Inc., if there is any remaining amount, then that amount will be paid 20% to EXCO Holdings Inc. and 80% to Cerberus and, on a pro rata basis, EXCO Investors, LLC, the non-Cerberus institutional investors and continuing shareholders to the extent they have agreed to purchase Class A common stock in excess of $13.5 million.

Institutional Investor Stock Purchase Agreement

        The capital stock of EXCO Holdings Inc. owned by non-Cerberus institutional investors will be purchased pursuant to an institutional investor stock purchase agreement. Principal provisions of the institutional investor stock purchase agreement are described below.

        The non-Cerberus institutional investors will purchase up to 22,666,667 shares of Class A common stock of EXCO Holdings Inc. However, to the extent the non-Cerberus institutional investors do not purchase 22,666,667 shares of Class A common stock, Cerberus and its affiliates have, under the terms of the stock purchase agreement described above, committed, subject to certain qualifications, to purchase the remainder of the 22,666,667 shares of Class A common stock of EXCO Holdings Inc. that are not purchased by the non-Cerberus institutional investors.

        As a condition to the purchase of the Class A common stock, each purchaser under the institutional investor stock purchase agreement must execute the registration rights agreement described below under "—Registration Rights Agreement" and the stockholders' agreement described below under "—Stockholders' Agreement."

  Conditions

        The obligations of the non-Cerberus institutional investors to purchase the shares of Class A common stock under the institutional investor stock purchase agreement, and the obligation of EXCO

Holdings Inc. to issue and sell the shares of Class A common stock to the non-Cerberus institutional investors under the institutional investor stock purchase agreement is subject to the satisfaction of substantially the same conditions set forth in the stock purchase agreement described above under "—Stock Purchase Agreement."

  Break-up Fee

        If the merger agreement is terminated and EXCO Holdings Inc. or ER Acquisition Inc. receives either an expense reimbursement or a termination fee, which are referred to collectively in connection with the institutional investor stock purchase agreement as a break-up fee, in connection with the termination, the break-up fee must first be used to pay the equity fee of up to $550,000 to Cerberus pursuant to the stock purchase agreement between EXCO Holdings Inc. and Cerberus and to reimburse the other fees and expenses of Cerberus in connection with the merger. After the reimbursement of fees and expenses to Cerberus, any remaining balance of the break-up fee will be used to pay the expenses of EXCO Holdings Inc. in connection with the merger. After the reimbursement of fees and expenses to Cerberus and EXCO Holdings Inc., if there is any remaining amount, then that amount will be paid 20% to EXCO Holdings Inc. and 80% to Cerberus and, on a pro rata basis, EXCO Investors, LLC, the non-Cerberus institutional investors and continuing shareholders to the extent they have agreed to purchase Class A common stock in excess of $13.5 million.

Subscription Agreement

        Each member of EXCO Investors, LLC will purchase a membership interest in EXCO Investors, LLC pursuant to a subscription agreement in exchange for cash and/or shares of our common stock. The subscription agreement includes customary representations and understandings by the subscribing member.

Management Purchase Agreement and Stock Repurchase Agreement

        As a condition to the sale of Class A common stock of EXCO Holdings Inc. to Cerberus affiliates under the stock purchase agreement described above under "—Stock Purchase Agreement," EXCO Investors, LLC, Mr. Miller, Mr. Eubank and the other continuing shareholders, other than Messrs. Benjamin and Ellis, will purchase shares of capital stock of EXCO Holdings Inc. pursuant to a management purchase agreement. Under the management purchase agreement, EXCO Holdings Inc. will sell shares of its Class A common stock at a price of $1.50 per share and will sell shares of its Class B common stock at a price of $0.001 per share exclusively to the continuing shareholders.

        EXCO Investors, LLC will purchase its shares of Class A common stock with cash or shares of our common stock received by EXCO Investors, LLC from its members. The continuing shareholders may pay for their shares:

  •
  in cash;

  •
  by issuing a secured promissory note to EXCO Holdings Inc.;

  •
  by contributing their shares in us to EXCO Holdings Inc.; or

  •
  by any combination of the foregoing.

        If a continuing shareholder pays for his shares of EXCO Holdings Inc. capital stock by issuing a secured promissory note, the secured promissory note will bear interest at a customary rate, to be paid in quarterly installments commencing on the three month anniversary of the merger and will be secured by the stock acquired. However, all outstanding principal and accrued interest on the secured promissory note will become immediately due and payable if the secured promissory note would violate the Sarbanes-Oxley Act of 2002. Any continuing shareholders who execute a secured promissory note in favor of EXCO Holdings Inc. will be required to partially repay his or her secured promissory note with any proceeds he or she receives under the employee bonus retention plan described under "—EXCO and Addison Energy Inc. Employee Bonus Retention Plan."

        The obligation of the purchasers to purchase the shares under the management purchase agreement is subject to the condition that the merger agreement must be in full force and effect, all conditions to the obligations of EXCO Holdings Inc. in the merger agreement must be satisfied or waived, and the merger must be consummated immediately following the sale of shares under the management purchase agreement.

        With the exception of EXCO Investors, LLC, each purchaser of shares of Class A common stock and Class B common stock under the management purchase agreement is required to enter into a stock repurchase agreement with EXCO Holdings Inc. Shares of common stock of EXCO Holdings Inc. acquired pursuant to the management purchase agreement may be sold or transferred only in accordance with the stock repurchase agreement and the stockholders' agreement described below under "—Stockholders' Agreement."

Stockholders' Agreement

        As required by the stock purchase agreement described above under "—Stock Purchase Agreement," the institutional investor stock purchase agreement described above under "—Institutional Investor Stock Purchase Agreement" and the management purchase agreement described above under "—Management Purchase Agreement and Stock Repurchase Agreement," EXCO Holdings Inc. and the purchasers of its capital stock under the stock purchase agreement, the institutional investor stock purchase agreement and the management purchase agreement will enter into a stockholders' agreement.

Registration Rights Agreement

        As required by the stock purchase agreement described above under "—Stock Purchase Agreement," the institutional investor stock purchase agreement described above under "—Institutional Investor Stock Purchase Agreement" and the management purchase agreement described above under "—Management Purchase Agreement and Stock Repurchase Agreement," concurrently with the closing of transactions contemplated by the merger agreement, the Cerberus affiliates, the non-Cerberus institutional investors, EXCO Investors, LLC, Mr. Miller, Mr. Eubank and other continuing shareholders will enter into a registration rights agreement with EXCO Holdings Inc. Under the registration rights agreement, EXCO Holdings Inc. will grant to its holders of Class A common stock certain rights to register for public sale the shares of Class A common stock owned by the parties to the registration rights agreement.

PRICE RANGE OF COMMON STOCK

        Our common stock is currently traded on the Nasdaq National Market under the symbol "EXCO." The following table sets forth the high and low closing sale prices for shares of our common stock, as reported on the Nasdaq National Market, for the periods listed.

	High	Low
2003
Second Quarter (through May 29, 2003)	$17.79	$17.59
First Quarter	17.64	17.08
2002
Fourth Quarter	$17.65	$16.36
Third Quarter	16.70	14.61
Second Quarter	17.60	14.81
First Quarter	16.80	14.94
2001
Fourth Quarter	$16.80	$13.38
Third Quarter	17.12	14.55
Second Quarter	21.25	18.15
First Quarter	20.25	15.25
2000
Fourth Quarter	$15.63	$14.00
Third Quarter	14.81	8.88
Second Quarter	10.00	6.50
First Quarter	7.56	6.38

        On August 6, 2002, the last trading day prior to the public announcement of the proposal by Mr. Miller, the high, low and closing sale prices for our common stock as reported on the Nasdaq National Market were $14.95, $14.60, and $14.90 per share, respectively. On March 11, 2003, the last trading day before the public announcement of the merger agreement, the high, low and closing sale prices for our common stock were $17.28, $17.00, and $17.20 per share, respectively. On May 29, 2003, the closing sale price as reported on the Nasdaq National Market was $17.79 per share. You are urged to obtain current market quotations for our common stock before making any decision with respect to the merger.

        Since January 1, 2001, we have not declared any cash dividends on our common stock. Our existing credit agreement restricts our ability to pay dividends on common stock.

PRICE RANGE OF 5% CONVERTIBLE PREFERRED STOCK

        Our 5% convertible preferred stock is currently traded on the Nasdaq National Market under the symbol "EXCOP." Public trading of our 5% convertible preferred stock commenced on June 29, 2001. The following table sets forth the high and low closing sale prices for shares of our 5% convertible preferred stock, as reported on the Nasdaq National Market, for the periods listed.

	High	Low
2003
Second Quarter (through May 29, 2003)	$17.96	$17.80
First Quarter	17.99	17.45
2002
Fourth Quarter	$21.74	$17.05
Third Quarter	17.37	15.01
Second Quarter	18.60	14.84
First Quarter	18.19	15.85
2001
Fourth Quarter	$17.90	$14.75
Third Quarter	18.27	16.00
Second Quarter	19.86	18.92

        On August 6, 2002, the last trading day prior to the public announcement of the proposal by Mr. Miller, the high, low and closing sale prices for our 5% convertible preferred stock as reported on the Nasdaq National Market were $15.35, $15.06, and $15.35 per share, respectively. On March 11, 2003, the last trading day before the public announcement of the merger agreement, the high, low and closing sale prices for our 5% convertible preferred stock were $18.25, $17.50, and $17.50 per share, respectively. On May 29, 2003, the closing sale price as reported on the Nasdaq National Market was $17.89 per share. You are urged to obtain current market quotations for our 5% convertible preferred stock before making any decision with respect to the merger.

        Since June 29, 2001, the commencement of trading of our 5% convertible preferred stock, we have paid the following dividends per share for the periods listed.

Dividend Per Share
2003
First Quarter	$0.2625

$0.2625

2002
Fourth Quarter	$0.2625
Third Quarter	0.2625
Second Quarter	0.2625
First Quarter	0.2625

$1.0500

2001
Fourth Quarter	$0.2600
Third Quarter (including dividends since June 29, 2001)	0.2700

$0.5300

SELECTED CONSOLIDATED FINANCIAL DATA

        The following table presents our selected historical financial data for each of the years in the five-year period ended December 31, 2002, and the three months ended March 31, 2002 and 2003. The selected consolidated financial data presented below under the captions "Statement of Operations Data," "Statement of Cash Flows Data" and "Balance Sheet Data" for each of the years in the five-year period ended December 31, 2002 are derived from our consolidated financial statements, which have been audited by Ernst & Young LLP, our independent auditors. The selected consolidated financial data presented below under the captions "Statement of Operations Data," "Statement of Cash Flows Data" and "Balance Sheet Data" for the three months ended March 31, 2002 and 2003 are derived from our unaudited consolidated financial statements. You should read this financial data in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements, the notes to our consolidated financial statements and the other financial information included in our Annual Report on Form 10-K for the year ended December 31, 2002, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2003; which are incorporated by reference in this proxy statement. This information does not replace the consolidated financial statements. In our opinion, the data we have presented reflects all adjustments we consider necessary for a fair presentation of the results for the periods. We have completed numerous acquisitions since 1998 that materially impact the comparability of this data between periods. No pro forma data giving effect to the merger is provided because we do not believe such information is material to shareholders in evaluating the merger and the merger agreement because the merger consideration will be paid to our public shareholders solely in cash and our public shareholders will no longer have any equity interest in us if the merger is completed.

	Year Ended December 31,					Three Months Ended March 31,
	1998	1999	2000	2001	2002	2002	2003
	(In thousands, except per share amounts)
						(Unaudited)
Statement of Operations Data:
Revenues:
Oil and natural gas	$1,385	$5,294	$28,869	$61,237	$66,446	$12,490	$27,010
Other	690	2,008	1,252	5,567	6,654	2,096	(1,697)
Gain on disposition of properties, equipment and other assets	—	5,102	538	136	3	—	—

Total revenues	2,075	12,404	30,659	66,940	73,103	14,586	25,313
Costs and expenses:
Oil and natural gas production	786	2,375	9,484	23,914	29,223	6,348	8,520
Depreciation, depletion and amortization	465	1,446	4,949	14,244	18,558	3,792	5,079
Accretion of discount on asset retirement obligations	—	—	—	—	—	—	295
General and administrative	1,231	1,934	2,003	4,806	10,968	1,872	3,548
Interest expense	104	17	1,369	3,133	3,408	508	1,108
Impairment of oil and natural gas properties	—	—	—	49,575	17,459	—	—
Impairment of marketable securities	—	—	—	—	1,136	—	—
Uncollectible value of Enron hedges	—	—	—	10,669	—	—	—

Total costs and expenses	2,586	5,772	17,805	106,341	80,752	12,520	18,550

Income (loss) before income taxes and minority interest	(511)	6,632	12,854	(39,401)	(7,649)	2,066	6,763
Minority interest in limited partnership	—	(7)	—	—	—	—	—

Income (loss) before income taxes	(511)	6,639	12,854	(39,401)	(7,649)	2,066	6,763
Income tax expense (benefit)	—	2,139	4,400	(54)	(6,682)	—	2,669

Income (loss) before cumulative effect of change in accounting principle and extraordinary items	(511)	4,500	8,454	(39,347)	(967)	2,066	4,094
Cumulative effect of change in accounting principle net of income taxes	—	—	—	—	—	—	255

Income (loss) before extraordinary item	(511)	4,500	8,454	(39,347)	(967)	2,066	4,349
Fee income from early extinguishment of debt, net of income tax	—	165	—	—	—	—	—

Net income (loss)	(511)	4,665	8,454	(39,347)	(967)	2,066	4,349
Dividends on preferred stock	—	—	—	2,653	5,256	1,314	1,311

Earnings (loss) on common stock	$(511)	$4,665	$8,454	$(42,000)	$(6,223)	$752	$3,038

Basic earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle and extraordinary items	$(.18)	$.67	$1.23	$(5.96)	$(.88)	$.10	$.39
Cumulative effect of change in accounting principle, net of income tax	—	—	—	—	—	—	.04
Fee income from early extinguishment of debt, net of income tax	—	.02	—	—	—	—	—

Earnings (loss) per share	$(.18)	$.69	$1.23	$(5.96)	$(.88)	$.10	$.43

Diluted income (loss) per share:
Income (loss) before cumulative effect of change in accounting principle and extraordinary items	$(.18)	$.67	$1.18	$(5.96)	$(.88)	$.10	$.33
Cumulative effect of change in accounting principle, net of income tax	—	—	—	—	—	—	.02
Fee income from early extinguishment of debt, net of income tax	—	.02	—	—	—	—	—

Net income (loss) per share	$(.18)	$.69	$1.18	$(5.96)	$(.88)	$.10	$.35

Weighted average common and common equivalent shares outstanding:
Basic	2,871	6,698	6,835	7,046	7,061	7,115	7,022

Diluted	2,871	6,714	7,122	7,046	7,061	7,545	12,544

Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$(127)	$(8,620)	$27,297	$25,916	$31,660	$4,348	$8,565
Investing activities	(14,060)	(2,862)	(66,519)	(133,771)	(76,937)	(9,218)	(11,356)
Financing activities	35,184	(39)	37,450	102,130	45,928	5,760	3,081
	December 31,					March 31,
	1998	1999	2000	2001	2002	2003
	(In thousands)
						(Unaudited)
Balance Sheet Data:
Current assets	$22,157	$31,599	$20,262	$21,121	$26,198	$32,571
Oil and natural gas properties, net	7,554	18,674	80,355	164,835	209,951	235,632
Total assets	36,888	50,932	102,372	191,056	241,174	273,839
Current liabilities	648	10,017	8,655	13,322	33,193	40,169
Long-term debt, less current maturities	—	—	42,488	44,994	97,943	108,173
Stockholders' equity	36,240	40,880	49,791	120,379	99,884	101,557
Total liabilities and stockholders' equity	36,888	50,932	102,372	191,056	241,174	273,839

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

General

        This section contains shareholder information for persons known to us to be large shareholders (5% or more of our common or 5% convertible preferred stock), our directors or executive officers and the continuing shareholders. Ownership of our common and 5% convertible preferred stock is shown in terms of "beneficial ownership." A person generally "beneficially owns" shares if he has the right to either vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

        In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him. The percentages shown in this proxy statement compare the person's beneficially owned shares of common stock plus shares of common stock that can be acquired by that person from exercising options that will vest before the completion of the merger plus shares of common stock that can be acquired by that person from converting shares of 5% convertible preferred stock, with the total number of shares of common stock outstanding on May 25, 2003 (7,280,427 shares of common stock) plus shares of common stock that can be acquired by that person from exercising options on or before the merger and converting shares of our 5% convertible preferred stock. Please note that the 5% convertible preferred stock is immediately convertible into shares of common stock.

Principal Shareholders Ownership

        The following table contains shareholder information for persons who are known to us to beneficially own 5% or more of our voting capital stock, other than directors, executive officers and continuing shareholders who are included in the second table in this section. The information is based on the most recent SEC filings of the persons set forth below.

Beneficial Owner	Number of Shares of Common Stock		Percent Ownership of Common Stock		Number of Shares of 5% Convertible Preferred Stock	Percent Ownership of 5% Convertible Preferred Stock
Ares Leveraged Investment Fund, L.P. Ares Leveraged Investment Fund II, L.P. 1999 Avenue of the Stars, #1900 Los Angeles, California 90067	351,491	(1)	4.6%	(1)	325,000	6.5%
Stephen Feinberg, as investment manager of Cerberus Capital Management, L.P. 450 Park Avenue New York, New York 10022	(2)		(2)		—	—
FleetBoston Financial Corporation 100 Federal Street Boston, Massachusetts 02110	399,310	(3)	5.3%	(3)	274,190	5.5%
Lord, Abbett & Co. 90 Hudson Street Jersey City, NJ 07302	865,120		11.9%		—	—
Putnam Investment Management, LLC The Putnam Advisory Company, LLC One Post Office Square Boston, Massachusetts 02109	1,058,257		14.5%		—	—
Douglas H. Miller group(4) EXCO Resources, Inc. 6500 Greenville Avenue, Suite 600, LB 17 Dallas, Texas 75206	3,584,736		41.0%		146,930	2.9%

Mellon Financial Corporation Mellon Bank, N.A. The Dreyfus Corporation One Mellon Center Pittsburgh, Pennsylvania 15258	—		—		714,285	14.3%
Marvin Mermelstein 2955 West Morse Chicago, Illinois 60645	719,094	(5)	9.5%	(5)	300,000	6.0%
Henry Mermelstein 7141 North Kedzie Chicago, Illinois 60645	399,188	(6)	5.2%	(6)	397,188	8.0%

(1)
Based on information delivered to us and includes 325,000 shares of common stock that may be acquired upon conversion of the 5% convertible preferred stock.

(2)
Pursuant to the stock purchase agreement, Cerberus, in order to provide financing for and make an equity investment in our company in connection with the merger, agreed to purchase from EXCO Holdings Inc., up to 107,666,667 shares of Class A Common Stock of EXCO Holdings. As a result of the terms of the merger agreement and the stock purchase agreement, among other agreements, Cerberus may be deemed to be the beneficial owner of certain shares of our common stock, and certain shares of our 5% convertible preferred stock. Stephen Feinberg possesses sole power to vote and direct the disposition of all securities of our company which may be deemed to be beneficially owned by Cerberus. Neither the filing of this proxy statement nor any of its contents shall be deemed to constitute an admission by Stephen Feinberg or any other person that he or it is the beneficial owner of any of our securities referred to herein, for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or for any other purpose.

(3)
Includes 274,190 shares of common stock that may be acquired upon conversion of the 5% convertible preferred stock.

(4)
Includes shares owned by the following members of a Schedule 13D group: Douglas H. Miller—876,782 shares, including 207,500 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger and 91,804 shares of common stock that may be acquired upon the conversion of our 5% convertible preferred stock; T.W. Eubank—276,011 shares, including 122,500 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger and 9,052 shares of common stock that may be acquired upon the conversion of our 5% convertible preferred stock; J. Douglas Ramsey—189,883 shares, including 117,500 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger and 2,384 shares of common stock that may be acquired upon the conversion of our 5% convertible preferred stock; Jeffrey D. Benjamin—118,230 shares, including 50,000 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger and 10,000 shares of common stock that may be acquired upon the conversion of our 5% convertible preferred stock; Earl E. Ellis—322,829 shares, including 25,000 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger and 26,000 shares of common stock that may be acquired upon the conversion of our 5% convertible preferred stock; Charles R. Evans—96,098 shares, including 83,487 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger and 442 shares of common stock that may be acquired upon the conversion of our 5% convertible preferred stock; Richard E. Miller—82,871 shares, including 68,646 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger and 1,049 shares of common stock that may be acquired upon the conversion of our 5% convertible preferred stock; J. David Choisser—15,871 shares, including 15,625 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; James M. Perkins, Jr.—10,654 shares, including 10,000 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger and 654 shares of common stock that may be acquired upon the conversion of our 5% convertible preferred stock; Richard L.

Hodges—25,669 shares, including 21,750 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; John D. Jacobi—103,006 shares, including 83,972 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Daniel A. Johnson—90,402 shares, including 88,972 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Harold L. Hickey—

  19,809 shares, including 19,166 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger and 45 shares of common stock that may be acquired upon the conversion of our 5% convertible preferred stock; Stephen E. Puckett—26,924 shares, including 25,424 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger and 1,500 shares of common stock that may be acquired upon the conversion of our 5% convertible preferred stock; Russell W. Romoser—21,081 shares, including 20,500 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Laurel A. Cocharo—11,963 shares, including 11,200 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Adrien Joly—0 shares; Thomas Charuk—0 shares; Jimmie L. Pulis—25,427 shares, including 24,763 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Paul B. Rudnicki—9,312 shares, including 9,312 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Gary M. Nelson—29,785 shares, including 28,167 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Scott E. Studdard—0 shares; Craig F. Hruska—35,563 shares, including 17,863 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Steve Fagan—30,253 shares, including 17,863 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Dennis G. McIntyre—30,313 shares, including 17,863 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Gregory Robb—25,363 shares, including 17,863 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Jonathan Kuhn—8,600 shares, including 8,400 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Jamie Beninger—7,717 shares, including 7,717 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Terry Pidkowa—10,263 shares, including 10,263 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Duane Masse—5,078 shares, including 5,078 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Jennifer M. Perry—5,848 shares, including 5,848 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Kirstie M. Egan—9,450 shares, including 9,450 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Wesley E. Roberts—6,050 shares, including 6,050 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Delwyn C. Dennison—7,236 shares, including 7,236 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Muharem Mastalic—8,286 shares, including 8,286 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; H. Wayne Gifford—10,000 shares, including 10,000 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Gary L. Parker—21,171 shares, including 20,710 shares of common stock that may be acquired upon the exercise of options that will be exercisable upon the closing of the merger; Terry Trudeau—0 shares; Neil Burrows—0 shares; Amici Capital LLC—87,000 shares; CF Advisors LLC—482,200 shares, including 73,900 shares of common stock held by The Collectors Fund, 197,000 shares of common stock and 166,000 shares of 5% convertible preferred stock held by Amici Associates, LP and 45,300 shares of common stock held by Amici Qualified Associates, LP; EXCO Investors, LLC—655,636 shares of common stock; EXCO Holdings Inc.—0 shares and ER Acquisition, Inc.—0 shares.

(5)
Includes 300,000 shares of common stock that may be acquired upon conversion of the 5% convertible preferred stock.

(6)
Includes 397,188 shares of common stock that may be acquired upon conversion of the 5% convertible preferred stock.

        The following table contains shareholder information for our directors, our executive officers, our directors and executive officers as a group, the continuing shareholders and the continuing shareholders as a group.

Beneficial Owner	Number of Shares of Common Stock(3)(4)		Percent Ownership of Common Stock(3)(4)	Number of Shares of 5% Convertible Preferred Stock		Percent Ownership of 5% Convertible Preferred Stock
Douglas H. Miller(2)(5)	876,782		11.6%	91,804		1.8%
T.W. Eubank(2)	276,011		3.7%	9,052			(1)
J. Douglas Ramsey(2)	189,883		2.6%	2,384			(1)
Jeffrey D. Benjamin(2)	118,230		1.6%	10,000			(1)
Earl E. Ellis(2)(6)(7)	322,829		4.4%	26,000			(1)
J. Michael Muckleroy(8)	127,029		1.7%	—		—
Boone Pickens	261,743		3.5%	104,964		2.1%
Stephen F. Smith	130,079		1.8%	25,000			(1)
J. David Choisser(2)	15,871		(1)	—		—
Charles R. Evans(2)(13)	96,098		1.3%	442			(1)
Richard E. Miller(2)	82,871		1.1%	1,049			(1)
James M. Perkins, Jr.(2)	10,654		(1)	654			(1)
Richard L. Hodges(2)	25,669		(1)	—		—
John D. Jacobi(2)	103,006		1.4%	—		—
Daniel A. Johnson(2)	90,402		1.2%	—		—
Harold L. Hickey(2)	19,809		(1)	45			(1)
Stephen E. Puckett(2)	26,924		(1)	1,500			(1)
Russell W. Romoser(2)	21,081		(1)	—		—
Laurel A. Cocharo(2)	11,963		(1)	—		—
Adrien Joly(2)	—		—	—		—
Thomas Charuk(2)	—		—	—		—
Jimmie L. Pulis	25,427		(1)	—		—
Paul B. Rudnicki(2)	9,312		(1)	—		—
Gary M. Nelson(2)	29,785		(1)	—		—
H. Wayne Gifford(2)	10,000		(1)	—		—
Gary L. Parker(2)	21,171		(1)	—		—
Scott E. Studdard(2)	—		—	—		—
Craig F. Hruska(2)	35,563		(1)	—		—
Steve Fagan(2)	30,253		(1)	—		—
Dennis G. McIntyre(2)	30,313		(1)	—		—
Neil Burrows(2)	—		—	—		—
Gregory Robb(2)	25,363		(1)	—		—
Jonathan Kuhn(2)	8,600		(1)	—		—
Jamie Beninger(2)	7,717		(1)	—		—
Terry Pidkowa(2)	10,263		(1)	—		—
Duane Masse(2)	5,078		(1)	—		—
Jennifer M. Perry(2)	5,848		(1)	—		—
Kirstie M. Egan(2)	9,450		(1)	—		—
Wesley E. Roberts(2)	6,050		(1)	—		—
Delwyn C. Dennison(2)	7,236		(1)	—		—
Muharem Mastalic(2)	8,286		(1)	—		—
Terry L. Trudeau(2)	—		—	—		—
All directors and executive officers as a group (11 persons)	2,497,426	(9)	29.8%	270,695	(10)	5.4%
All continuing shareholders as a group (39 persons)	2,573,796	(11)	29.8%	142,929	(12)	2.9%

(1)
Less than 1%.

(2)
These persons are continuing shareholders.

(3)
Includes options to purchase shares of common stock that will be exercisable upon closing of the merger for each of the following persons in the following amounts: Douglas H. Miller—207,500 options; T.W. Eubank—122,500 options; J. Douglas Ramsey—117,500 options; Jeffrey D. Benjamin—50,000 options; Earl E. Ellis—25,000 options; J. Michael Muckleroy—50,000 options; Boone Pickens—50,000 options; Stephen F. Smith—50,000 options; J. David Choisser—15,625 options; Charles R. Evans—83,487 options; Richard E. Miller—68,646 options; James M. Perkins, Jr.—10,000 options; Richard L. Hodges—21,750 options; John D. Jacobi—83,972 options; Daniel A. Johnson—88,972 options; Harold L. Hickey—19,166 options; Stephen E. Puckett—25,424 options; Russell W. Romoser—20,500 options; Laurel A. Cocharo—11,200 options; Jimmie L. Pulis—24,763 options; Paul B. Rudnicki—9,312 options; Gary M. Nelson—28,167 options; H. Wayne Gifford—10,000 options; Gary L. Parker—20,710 options; Craig F. Hruska—17,863 options; Steve Fagan—17,863 options; Dennis G. McIntyre—17,863 options; Gregory Robb—17,863 options; Jonathan Kuhn—8,400 options; Jamie Beninger—7,717 options; Terry Pidkowa—10,263 options; Duane Masse—5,078 options; Jennifer M. Perry—5,848 options; Kirstie M. Egan—9,450 options; Wesley E. Roberts—6,050 options; Delwyn C. Dennison—7,236 options; Muharem Mastalic—8,286 options.

(4)
Includes shares of common stock that may be acquired upon conversion of the 5% convertible preferred stock for each of the following persons in the following amounts: Douglas H. Miller—91,804 shares; T.W. Eubank—9,052 shares; J. Douglas Ramsey—2,384 shares; Jeffrey D. Benjamin—10,000 shares; Earl E. Ellis—26,000 shares; Boone Pickens—104,964 shares; Stephen F. Smith—25,000 shares; Charles R. Evans—442 shares; Richard E. Miller—1,049 shares; James M. Perkins, Jr.—654 shares; Harold L. Hickey—45 shares; and Stephen E. Puckett—1,500 shares.

(5)
Does not include 16,500 shares of common stock owned by the Miller Children's Trust of which Mr. Miller is neither the trustee nor the beneficiary.

(6)
Includes 63,450 shares of common stock held by Benjamin Jacobson and Sons, LLC in trust for which Mr. Ellis is the beneficiary, 3,200 shares of common stock held by Mr. Ellis' daughter.

(7)
Includes 1,000 shares of 5% convertible preferred stock owned by Mr. Ellis' wife.

(8)
Includes 64,000 shares of common stock held by Wachovia Securities Cust FBO Richard Sinz Marital Trust and Wachovia Securities Cust FBO Dorothy Sinz, for both of which Mr. Muckleroy is trustee.

(9)
Includes shares of common stock held by Messrs. D. Miller, Eubank, Ramsey, Benjamin, Ellis, Muckleroy, Pickens, Smith, Choisser, Evans and R. Miller.

(10)
Includes shares of 5% convertible preferred stock held by the following directors and executive officers: Messrs. D. Miller, Eubank, Ramsey, Benjamin, Ellis, Muckleroy, Pickens, Smith, Choisser, Evans and R. Miller.

(11)
Includes shares of common stock held by the following continuing shareholders: Messrs. D. Miller, Eubank, Ramsey, Benjamin, Ellis, Choisser, Evans, R. Miller, Perkins, Hodges, Jacobi, Johnson, Hickey, Puckett, Romoser, Joly, Charuk, Pulis, Rudnicki, Nelson, Gifford, Parker, Studdard, Hruska, Fagan, McIntyre, Burrows, Robb, Kuhn, Beninger, Pidkowa, Masse, Roberts, Dennison, Mastalic and Trudeau, Ms. Cocharo, Ms. Perry and Ms. Egan.

(12)
Includes shares of 5% convertible preferred stock held by the following continuing shareholders: Messrs. D. Miller, Eubank, Ramsey, Benjamin, Ellis, Evans, R. Miller, Perkins, Hickey and Puckett.

(13)
Includes 200 shares of common stock held by Mr. Evans as custodian for his children.

COMMON STOCK PURCHASE INFORMATION

Transactions in Past 60 Days

        None of EXCO, its directors or executive officers, EXCO Holdings Inc., ER Acquisition, Inc., EXCO Investors, LLC, Cerberus, the continuing shareholders or their affiliates has engaged in any transaction in EXCO common stock within 60 days of the date of this proxy statement except for systematic purchases of EXCO common stock through the 401(k) plan by Messrs. D. Miller, Eubank, Evans, R. Miller, Choisser, Hodges, Jacobi, Johnson, Hickey, Romoser, Pulis, Rudnicki, Nelson and Parker and Ms. Cocharo. We do not have readily available information relating to the 401(k) plan purchases for each individual purchase, but we have set forth in the tables below the aggregate purchase information for the first and second quarters of 2003.

Purchases by EXCO of EXCO Common Stock During the Past Two Years

        The following table sets forth purchases of our common stock by us during the past two years, including, on a per quarter basis, the number of shares purchased and the high, low and average price paid.

Price Per Share
Number of Shares
		High	Low	Average
2003
Second Quarter (through May 25, 2003)	—	—	—	—
First Quarter	—	—	—	—
2002
Fourth Quarter	—	—	—	—
Third Quarter*	88,000	$14.75	$14.73	$14.74
Second Quarter	100,500	$15.00	$14.75	$14.88
First Quarter	—	—	—	—
2001
Fourth Quarter	56,000	$13.75	$13.25	$13.54
Third Quarter	—	—	—	—
Second Quarter	—	—	—	—
First Quarter	—	—	—	—

*
Last purchase was made July 30, 2002.

Purchases by EXCO Holdings Inc., ER Acquisition, Inc., EXCO Investors, LLC and Cerberus of EXCO Common Stock During the Past Two Years

        Other than shares of our common stock to be contributed to EXCO Holdings Inc. and EXCO Investors, LLC as described in this proxy statement, none of EXCO Holdings Inc., ER Acquisition, Inc., EXCO Investors, LLC or Cerberus has purchased any shares of our common stock during the past two years.

Purchases by the Continuing Shareholders of EXCO Common Stock During the Past Two Years

        Messrs. Perkins, Joly, Charuk, Gifford, Studdard, Burrows, Beninger, Pidkowa, Masse, Roberts, Dennison, Mastalic, Trudeau, and Benjamin and Ms. Perry and Egan have not purchased any shares of EXCO common stock during the past two years.

        The following tables set forth purchases of our common stock during the past two years, including, on a per quarter basis, the number of shares purchased and the high, low and average price paid.

        In each table, the number of shares purchased in the open market includes shares acquired through the exercise of options and open market purchases.

	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Douglas H. Miller
2003
Second Quarter (through May 25, 2003)	—	71	$17.50	$17.43	$17.47
First Quarter	—	182	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	110	$16.41	$16.34	$16.38
Third Quarter	—	222	$15.92	$14.78	$15.19
Second Quarter	—	206	$17.20	$15.52	$16.36
First Quarter	—	148	$15.47	$14.94	$15.20
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	176	$20.76	$20.05	$20.63
First Quarter	—	292	$19.35	$16.38	$17.68
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
T. W. Eubank
2003
Second Quarter (through May 25, 2003)	—	48	$17.50	$17.43	$17.47
First Quarter	—	121	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	81	$14.92	$14.78	$14.83
Second Quarter	—	137	$17.20	$15.52	$16.36
First Quarter	—	99	$15.47	$14.94	$15.20
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	52	$17.24	$15.94	$16.93
Second Quarter	—	97	$20.76	$20.05	$20.46
First Quarter	—	110	$19.35	$16.38	$17.37
Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
J. Douglas Ramsey
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	90	$17.24	$15.94	$17.24
Second Quarter	2,500	219	$20.76	$6.00	$7.16
First Quarter	8,790	156	$19.35	$16.38	$17.76

	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
J. David Choisser
2003
Second Quarter (through May 25, 2003)	—	26	$17.50	$17.43	$17.47
First Quarter	—	66	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	13	$16.41	$16.31	$16.41
Third Quarter	—	43	$15.92	$14.78	$14.87
Second Quarter	—	57	$17.20	$15.52	$16.36
First Quarter	—	41	$15.47	$14.94	$15.20
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Charles R. Evans
2003
Second Quarter (through May 25, 2003)	—	79	$17.50	$17.43	$17.47
First Quarter	—	200	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	244	$15.92	$14.78	$15.19
Second Quarter	—	227	$17.20	$15.52	$16.36
First Quarter	—	163	$15.47	$14.94	$15.20
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	178	$17.24	$15.94	$16.45
Second Quarter	10,000	160	$20.76	$6.00	$6.23
First Quarter	—	180	$19.35	$16.38	$17.40
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Richard E. Miller
2003
Second Quarter (through May 25, 2003)	—	107	$17.50	$17.43	$17.47
First Quarter	—	273	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	99	$14.78	$14.78	$14.78
Second Quarter	—	309	$17.20	$15.52	$16.36
First Quarter	—	222	$15.47	$14.94	$15.20
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	54	$17.24	$15.94	$17.23
Second Quarter	10,000	219	$20.76	$6.00	$6.31
First Quarter	20,000	169	$19.35	$6.00	$6.10

	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Richard L. Hodges
2003
Second Quarter (through May 25, 2003)	—	30	$17.50	$17.43	$17.47
First Quarter	—	76	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	65	$16.46	$16.34	$16.39
Third Quarter	—	90	$15.92	$14.78	$15.19
Second Quarter	—	119	$17.20	$15.52	$16.50
First Quarter	—	124	$15.89	$14.94	$15.33
2001
Fourth Quarter	—	110	$15.93	$14.01	$14.78
Third Quarter	—	100	$17.24	$15.94	$16.40
Second Quarter	2,750	87	$20.76	$12.00	$12.26
First Quarter	—	357	$19.75	$16.38	$19.10
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
John D. Jacobi
2003
Second Quarter (through May 25, 2003)	—	93	$17.50	$17.43	$17.47
First Quarter	—	221	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	9	$16.34	$16.34	$16.34
Third Quarter	—	241	$15.92	$14.78	$15.19
Second Quarter	—	223	$17.20	$15.52	$16.36
First Quarter	—	160	$15.47	$14.94	$15.20
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	184	$17.24	$15.94	$16.43
Second Quarter	—	158	$20.76	$20.05	$20.46
First Quarter	—	122	$19.35	$16.38	$17.75
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Daniel A. Johnson
2003
Second Quarter (through May 25, 2003)	—	30	$17.50	$17.43	$17.47
First Quarter	—	76	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	73	$16.56	$16.34	$16.40
Third Quarter	—	93	$15.92	$14.78	$15.19
Second Quarter	—	86	$17.20	$15.52	$16.36
First Quarter	—	62	$15.47	$14.94	$15.20
2001
Fourth Quarter	—	57	$15.93	$14.01	$15.15
Third Quarter	—	77	$17.24	$15.94	$16.40
Second Quarter	—	61	$20.76	$16.72	$19.33
First Quarter	—	82	$19.35	$16.38	$17.24

	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Harold L. Hickey
2003
Second Quarter (through May 25, 2003)	—	39	$17.50	$17.43	$17.47
First Quarter	—	114	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	129	$16.69	$16.34	$16.46
Third Quarter	—	79	$15.92	$14.78	$15.37
Second Quarter	—	55	$17.20	$15.52	$16.36
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	51	$15.93	$14.01	$14.78
Third Quarter	—	31	$16.07	$15.94	$16.00
Second Quarter	—	100	$18.90	$18.90	$18.90
First Quarter	—	—	—	—	—
Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
Stephen E. Puckett
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	1,500	—	$6.63	$6.63	$6.63
First Quarter	—	—	—	—	—
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Russell W. Romoser
2003
Second Quarter (through May 25, 2003)	—	34	$17.50	$17.43	$17.47
First Quarter	—	97	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	94	$16.69	$16.34	$16.46
Third Quarter	—	87	$15.92	$14.69	$15.18
Second Quarter	—	77	$17.20	$15.52	$16.35
First Quarter	—	75	$15.89	$14.94	$15.41
2001
Fourth Quarter	—	73	$15.93	$14.01	$14.78
Third Quarter	—	45	$16.07	$15.94	$16.00
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—

	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Laurel A. Cocharo
2003
Second Quarter (through May 25, 2003)	—	30	$17.50	$17.43	$17.47
First Quarter	—	85	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	93	$16.69	$16.34	$16.46
Third Quarter	—	86	$15.92	$14.78	$15.19
Second Quarter	—	80	$17.20	$15.52	$16.36
First Quarter	—	81	$15.89	$14.94	$15.40
2001
Fourth Quarter	—	76	$15.93	$14.01	$14.78
Third Quarter	—	69	$17.24	$15.94	$16.40
Second Quarter	—	55	$20.76	$20.05	$20.46
First Quarter	—	84	$19.35	$16.38	$17.16
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Jimmie L. Pulis
2003
Second Quarter (through May 25, 2003)	—	13	$17.50	$17.43	$17.47
First Quarter	—	37	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	41	$16.69	$16.34	$16.46
Third Quarter	—	39	$15.92	$14.78	$15.19
Second Quarter	—	35	$17.20	$15.52	$16.36
First Quarter	—	34	$15.89	$14.94	$15.41
2001
Fourth Quarter	—	32	$15.93	$14.01	$14.78
Third Quarter	—	30	$17.24	$15.94	$16.40
Second Quarter	—	35	$20.76	$20.05	$20.32
First Quarter	—	33	$19.35	$16.38	$17.21
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Paul B. Rudnicki
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	30	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	32	$16.69	$16.34	$16.46
Third Quarter	—	30	$15.92	$14.78	$15.19
Second Quarter	—	27	$17.20	$15.52	$16.36
First Quarter	—	23	$15.89	$14.94	$15.35
2001
Fourth Quarter	—	19	$15.93	$14.01	$14.78
Third Quarter	—	12	$16.07	$15.94	$16.00
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—

	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Gary M. Nelson
2003
Second Quarter (through May 25, 2003)	—	33	$17.50	$17.43	$17.47
First Quarter	—	203	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	489	$16.69	$16.34	$16.45
Third Quarter	—	338	$15.92	$14.78	$15.53
Second Quarter	—	87	$17.20	$15.52	$16.37
First Quarter	—	88	$15.89	$14.94	$15.40
2001
Fourth Quarter	—	82	$15.93	$14.01	$14.79
Third Quarter	—	75	$17.24	$15.94	$16.40
Second Quarter	—	60	$20.76	$20.05	$20.46
First Quarter	—	88	$19.35	$16.38	$17.39
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Gary L. Parker
2003
Second Quarter (through May 25, 2003)	—	7	$17.50	$17.43	$17.47
First Quarter	—	17	$17.47	$16.92	$17.19
2002
Fourth Quarter	—	19	$16.96	$15.92	$16.38
Third Quarter	400	18	$16.50	$14.78	$16.44
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
Craig F. Hruska
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	17,700	—	$18.25	$18.25	$18.25
First Quarter	—	—	—	—	—

Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
Steve Fagan
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	2,400	—	$16.40	$16.03	$16.13
Third Quarter	—	—	—	—	—
Second Quarter	12,390	—	$18.25	$18.25	$18.25
First Quarter	—	—	—	—	—
Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
Dennis G. McIntyre
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	12,450	—	$18.25	$18.25	$18.25
First Quarter	—	—	—	—	—
Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
Gregory Robb
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	7,500	—	$18.25	$18.25	$18.25
First Quarter	—	—	—	—	—

Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
Jonathan Kuhn
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	200	—	$14.99	$14.99	$14.99
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
Earl E. Ellis
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	20,000	—	$15.28	$15.00	$15.20
2001
Fourth Quarter	3,500	—	$14.75	$14.75	$14.75
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—

5% CONVERTIBLE PREFERRED STOCK PURCHASE INFORMATION

Transactions in Past 60 Days

        None of EXCO, its directors or executive officers, EXCO Holdings Inc., ER Acquisition, Inc., EXCO Investors, LLC, Cerberus, the continuing shareholders or their affiliates has engaged in any transaction in EXCO 5% convertible preferred stock within 60 days of the date of this proxy statement except for systematic purchases of EXCO 5% convertible preferred stock through the 401(k) plan by Messrs. D. Miller, Eubank, Ramsey, Evans, R. Miller, Perkins and Hickey. We do not have readily available information relating to the 401(k) plan purchases for each individual purchase, but we have set forth in the tables below the aggregate purchase information for the first and second quarters of 2003.

Purchases by EXCO of EXCO 5% Convertible Preferred Stock

        Since our 5% convertible preferred stock began publicly trading on June 29, 2001, we have not purchased any of our 5% convertible preferred stock.

Purchases by EXCO Holdings Inc., ER Acquisition, Inc., EXCO Investors, LLC and Cerberus of EXCO 5% Convertible Preferred Stock During the Past Two Years

        Other than shares of our common stock to be contributed to EXCO Holdings Inc. and EXCO Investors, LLC, as described in this proxy statement, none of EXCO Holdings Inc., ER Acquisition, Inc., EXCO Investors, LLC or Cerberus has purchased any shares of our 5% convertible preferred stock during the past two years.

Purchases by the Continuing Shareholders of EXCO 5% Convertible Preferred Stock During the Past Two Years

        Messrs. Choisser, Jacobi, Johnson, Romoser, Joly, Charuk, Pulis, Rudnicki, Nelson, Gifford, Parker, Studdard, Hruska, Fagan, McIntyre, Burrows, Robb, Kuhn, Beninger, Pidkowa, Masse, Roberts, Dennison, Mastalic and Trudeau and Ms. Cocharo, Perry and Egan have not purchased any shares of EXCO 5% convertible preferred stock during the past two years.

        The following tables set forth purchases of our 5% convertible preferred stock during the past two years, including, on a per quarter basis, the number of shares purchased and the high, low and average price paid. Public trading of our 5% convertible preferred stock commenced on June 29, 2001. In each table, the number of shares purchased in the open market includes shares acquired through the exercise of rights and open market purchases.

	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Douglas H. Miller
2003
Second Quarter (through May 25, 2003)	—	16	$17.59	$17.45	$17.52
First Quarter	—	16	$17.54	$17.15	$17.35
2002
Fourth Quarter	—	16	$16.97	$16.97	$16.97
Third Quarter	—	17	$15.63	$15.63	$15.63
Second Quarter	—	16	$16.98	$16.98	$16.98
First Quarter	—	32	$17.43	$16.27	$16.80
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	90,600	1,090	$21.00	$21.00	$21.00
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
T. W. Eubank
2003
Second Quarter (through May 25, 2003)	—	7	$17.59	$17.45	$17.52
First Quarter	—	7	$17.54	$17.15	$17.35
2002
Fourth Quarter	—	8	$16.97	$16.97	$16.97
Third Quarter	—	8	$15.63	$15.63	$15.63
Second Quarter	—	7	$16.98	$16.98	$16.98
First Quarter	—	15	$17.43	$16.27	$16.80
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	8,500	500	$21.00	$21.00	$21.00
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
J. Douglas Ramsey
2003
Second Quarter (through May 25, 2003)	—	163	$17.59	$17.45	$17.52
First Quarter	—	374	$17.54	$17.15	$17.35
2002
Fourth Quarter	—	117	$17.16	$16.82	$16.93
Third Quarter	—	206	$16.57	$15.25	$15.47
Second Quarter	—	391	$17.85	$16.33	$17.08
First Quarter	—	272	$17.43	$16.27	$16.45
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	860	$21.00	$21.00	$21.00

	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Charles R. Evans
2003
Second Quarter (through May 25, 2003)	—	6	$17.59	$17.45	$17.52
First Quarter	—	6	$17.54	$17.15	$17.35
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	12	$16.97	$15.63	$16.29
Second Quarter	—	6	$16.98	$16.98	$16.98
First Quarter	—	12	$17.43	$16.27	$16.80
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	400	$21.00	$21.00	$21.00
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Richard E. Miller
2003
Second Quarter (through May 25, 2003)	—	14	$17.59	$17.45	$17.52
First Quarter	—	14	$17.54	$17.15	$17.35
2002
Fourth Quarter	—	14	$16.97	$16.97	$16.97
Third Quarter	—	15	$15.63	$15.63	$15.63
Second Quarter	—	14	$16.98	$16.98	$16.98
First Quarter	—	28	$17.43	$16.27	$16.80
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	950	$21.00	$21.00	$21.00
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
James M. Perkins, Jr.
2003
Second Quarter (through May 25, 2003)	—	98	$17.59	$17.45	$17.52
First Quarter	—	255	$17.54	$17.15	$17.35
2002
Fourth Quarter	—	90	$16.97	$16.82	$16.83
Third Quarter	—	211	$15.63	$15.25	$15.88
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—

Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
Richard L. Hodges
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	7	$21.00	$21.00	$21.00
	Number of Shares
			Price Per Share
	Open Market
		401(k)	High	Low	Average
Harold L. Hickey
2003
Second Quarter (through May 25, 2003)	—	1	$17.59	$17.45	$17.52
First Quarter	—	1	$17.54	$17.15	$17.35
2002
Fourth Quarter	—	1	$16.97	$16.97	$16.97
Third Quarter	—	1	$15.63	$15.63	$15.63
Second Quarter	—	1	$16.98	$16.98	$16.98
First Quarter	—	42	$17.43	$16.45	$16.73
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
Stephen E. Puckett
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	1,500	—	$21.00	$21.00	$21.00

Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
Jeffrey D. Benjamin
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	10,000	—	$21.00	$21.00	$21.00
Number of Shares
Price Per Share
Open Market
		401(k)	High	Low	Average
Earl E. Ellis
2003
Second Quarter (through May 25, 2003)	—	—	—	—	—
First Quarter	—	—	—	—	—
2002
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	—	—	—	—	—
First Quarter	—	—	—	—	—
2001
Fourth Quarter	—	—	—	—	—
Third Quarter	—	—	—	—	—
Second Quarter	26,000	—	$21.00	$21.00	$21.00

INFORMATION ABOUT THE ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS

EXCO Holdings Inc.

  c/o Douglas H. Miller
  6500 Greenville Avenue
  Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        EXCO Holdings Inc., a Delaware corporation, was formed at the direction of Mr. Miller solely for the purposes of entering into the merger agreement, holding all of the common stock of ER Acquisition, Inc. prior to the completion of the merger and holding all of our common stock after the completion of the merger. All of the outstanding capital stock of EXCO Holdings Inc. is currently held by Messrs. Miller and Eubank. Following the completion of the merger, the shareholders of EXCO Holdings Inc. will include the continuing shareholders, affiliates of Cerberus Capital Management, L.P., certain non-Cerberus institutional investors and EXCO Investors, LLC. After cash contributions, the exchange of our common stock, purchases for cash or in exchange for notes to be made by the continuing shareholders pursuant to the management purchase agreement, the continuing shareholders will directly own approximately 16% of the voting capital stock of EXCO Holdings Inc. Messrs. Benjamin and Ellis will own an interest in EXCO Holdings Inc. indirectly through EXCO Investors, LLC. After purchases to be made by affiliates of Cerberus Capital Management, L.P. pursuant to the stock purchase agreement, affiliates of Cerberus will own between 55% and 84% of the voting capital stock of EXCO Holdings Inc., depending upon the amount purchased by the non-Cerberus institutional investors and EXCO Investors, LLC. After purchases anticipated to be made by the non-Cerberus institutional investors pursuant to the institutional investor stock purchase agreement, the non-Cerberus institutional investors will own approximately 18% of the voting capital stock of EXCO Holdings Inc. if they contribute $34.0 million. Finally, after purchases anticipated to be made by EXCO Investors, LLC, it will own approximately 11% of the voting capital stock of EXCO Holdings Inc. if the members contribute $21.0 million.

        The executive officers of EXCO Holdings Inc. are Douglas H. Miller, chief executive officer, and T.W. Eubank, president and treasurer. The sole director of EXCO Holdings Inc. is Douglas H. Miller. Mr. Miller is our chairman and chief executive officer. Mr. Eubank is our president and treasurer. Messrs. Miller and Eubank are United States citizens.

Rights of Shareholders Under EXCO Holdings Inc.'s Amended and Restated Certificate of Incorporation

        The authorized capital stock of EXCO Holdings Inc. consists of Class A common stock, Class B common stock and preferred stock. As described in the stock purchase agreement under "OTHER AGREEMENTS—Stock Purchase Agreement" above, affiliates of Cerberus Capital Management, L.P. will purchase up to $161.5 million of Class A common stock of EXCO Holdings Inc. at $1.50 per share. However, the amount of Class A common stock sold to Cerberus affiliates under the stock purchase agreement will be reduced on a dollar-for-dollar, pro rata basis to the extent that the amount of Class A common stock purchased by the non-Cerberus institutional investors pursuant to the institutional investor stock purchase agreement and EXCO Investors, LLC and the continuing shareholders pursuant to the management purchase agreement exceeds $12.4 million in the aggregate. The amount of Class A common stock that will be purchased by Cerberus affiliates, however, cannot be reduced to less than $106.5 million. As described in the management purchase agreement under "OTHER AGREEMENTS—Management Purchase Agreement and Stock Repurchase Agreement" above, EXCO Investors, LLC will purchase up to $21.0 million of Class A common stock of EXCO

Holdings Inc. at $1.50 per share. As described in the institutional investor stock purchase agreement under "OTHER AGREEMENTS—Institutional Investor Stock Purchase Agreement" above, the non-Ceberus institutional investors will purchase up to $34.0 million of Class A common stock of EXCO Holdings Inc. at $1.50 per share. As described in the management purchase agreement under "OTHER AGREEMENTS—Management Purchase Agreement and Stock Repurchase Agreement" above, Douglas H. Miller, Ted Eubank and other continuing shareholders will purchase shares of Class A common stock of EXCO Holdings Inc. at $1.50 per share and will purchase shares of Class B common stock of EXCO Holdings Inc. at $0.001 per share.

        The Class B shares will represent approximately 9% of the total outstanding capital stock of EXCO Holdings Inc. after the merger. The Class B shares are not, however, entitled to any payments upon the sale or liquidation of EXCO Holdings Inc. unless and until the Class A shares of EXCO Holdings Inc. have first received a total of $175.0 million. Thereafter, the Class A shares and the Class B shares of EXCO Holdings Inc. share all proceeds on a pro-rata basis. The allocation of Class B shares among the continuing shareholders is as follows: 45% to Douglas H. Miller; 5% to T.W. Eubank; 5% to Steve Fagan; and the balance among the remaining continuing shareholders, with no remaining continuing shareholder receiving more than 5% of the outstanding Class B shares. This allocation does not take into effect the number of shares authorized and reserved, but not issued, for the benefit of the EXCO Holdings Inc. employee stock participation plan.

        The powers, preferences and rights of, and the limitations and restrictions on, the various classes and series of capital stock of EXCO Holdings Inc., as set forth in its amended and restated certificate of incorporation, are described below.

  Common Stock Voting Rights

        Holders of Class A and Class B common stock of EXCO Holdings Inc. will vote together with the holders of all other shares of capital stock of EXCO Holdings Inc. entitled to vote on a matter. Every holder of Class A common stock and Class B common stock will be entitled to cast one vote for each share of Class A or Class B common stock they own.

  Common Stock Dividends and Redemption

        Holders of Class A and Class B common stock of EXCO Holdings Inc. will be entitled to dividends only as declared by the board of directors out of funds legally available for the payment of dividends under Delaware law. The Class A and Class B common stock is not redeemable by EXCO Holdings Inc.

  Distributions to Common Shareholders Upon Liquidation of EXCO Holdings Inc.

        Upon a "liquidation" of EXCO Holdings Inc., the holders of Class A common stock will be entitled to receive, prior to any distributions on shares of Class B common stock, an amount equal to $1.50 per share. If the assets of EXCO Holdings Inc. available for distribution to the shareholders are insufficient for the payment of $1.50 for each share of Class A common stock outstanding, all of the assets available for distribution to the shareholders will be distributed ratably to the holders of Class A common stock in proportion to the number of shares owned by each Class A common shareholder. After the distribution of $1.50 per share to each holder of Class A common stock, the remaining assets, if any, will be distributed ratably to the holders of Class A and Class B common stock in proportion to the number of shares owned by each Class A and Class B common shareholder.

        Under the amended and restated certificate of incorporation, a "liquidation" includes:

  •
  the acquisition of EXCO Holdings Inc. by any transaction or series of transactions, including a reorganization, merger or consolidation, but excluding a merger effected only to change the domicile of EXCO Holdings Inc.;

  •
  a sale of all or substantially all the assets of EXCO Holdings Inc.;

  •
  a transaction or series of transactions in which the shareholders of EXCO Holdings Inc. prior to the acquisition or sale hold less than 50% of the voting power of the surviving or acquiring entity; and

  •
  the conversion, exchange or substitution of any shares of common stock of EXCO Holdings Inc. into any other property or security.

  Additional Classes of Common Stock; Additional Series of Preferred Stock

        Each of the voting, dividend, redemption and liquidation distribution rights and restrictions of the Class A and Class B common stock described above are subject to the board of directors' power to establish and issue additional classes of common stock, and to establish and issue series of preferred stock, out of the undesignated authorized shares of common stock and preferred stock of the EXCO Holdings Inc. These new classes of common stock and series of preferred stock may have rights, preferences or privileges exceeding those of the Class A and Class B common stock. This type of capital stock, for which the board of directors has the authority to establish the rights, preferences, privileges, limitations and restrictions without an amendment to EXCO Holdings Inc.'s charter, is commonly referred to as "blank check" common or preferred stock.

        The board of directors may establish these additional classes or series of common and preferred stock, and may fix the voting powers, designations, preferences and other special rights of the additional classes and series of common stock and preferred stock, respectively, by resolution of the board of directors. The board's resolution must:

  •
  designate the class of common stock or series of preferred stock;

  •
  fix the dividend rate and the payment date of dividends, if any, and the date or method of determining the date from which dividends will be cumulative or non-cumulative;

  •
  fix the amounts payable on the shares upon the liquidation, dissolution or winding up of EXCO Holdings Inc.; and

  •
  state the time, prices, rates and terms on which the shares may be redeemed by EXCO Holdings Inc.

  Automatic Conversion Upon Initial Public Offering of Common Stock

        Upon the closing of the sale of a class of EXCO Holdings Inc.'s common stock in a firm commitment underwritten public offering, each share of Class A and Class B common stock will be automatically converted into a new class of undesignated common stock. Each share of Class B common stock will be converted into one share of the new class of common stock. Each share of Class A common stock will be converted into one share of the new class of common stock, plus that number or portion of shares of the new class of common stock equal to $1.50 divided by the public offering price of the common stock in the initial public offering. However, the Class A and Class B common stock will not be converted in a registration relating only to a transaction:

  •
  under Rule 145 of the Securities Act of 1933; or

  •
  under an employee benefit plan of EXCO Holdings Inc.

  Other Provisions of EXCO Holdings Inc. Amended and Restated Certificate of Incorporation

        The amended and restated certificate of incorporation of EXCO Holdings Inc. eliminates the personal liability of its directors to the fullest extent permitted by Delaware law. Additionally, EXCO Holdings Inc. must indemnify, to the fullest extent permitted by Delaware law, all persons whom EXCO Holdings Inc. has the power to indemnify under Delaware law. The amended and restated certificate of incorporation sets the number of directors of EXCO Holdings Inc. at not less than three and not more than nine. The directors will be elected as set forth in the stockholders' agreement described above under "OTHER AGREEMENTS—Stockholders' Agreement."

ER Acquisition, Inc.

  c/o Douglas H. Miller
  6500 Greenville Avenue
  Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        ER Acquisition, Inc., a Texas corporation, is a transitory merger vehicle that was formed at the direction of Mr. Miller solely for the purpose of entering into the merger agreement. Mr. Miller and Mr. Eubank have contributed their shares in ER Acquisition, Inc. to EXCO Holdings Inc. thereby making ER Acquisition, Inc. a wholly owned subsidiary of EXCO Holdings Inc.

        The executive officers of ER Acquisition, Inc. are Douglas H. Miller, president and secretary, and T.W. Eubank, vice president. The sole director of ER Acquisition, Inc. is Douglas H. Miller. Mr. Miller is our chairman and chief executive officer. Mr. Eubank is our president and treasurer. Messrs. Miller and Eubank are United States citizens.

EXCO Investors, LLC

  c/o Douglas H. Miller
  6500 Greenville Avenue
  Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        EXCO Investors, LLC, a Delaware limited liability company, is a newly formed limited liability company created at the direction of Mr. Miller solely for the purpose of acquiring and holding shares of the Class A common stock of EXCO Holdings Inc. for the benefit of its members. The members of EXCO Investors, LLC are business acquaintances of Mr. Miller and also include Jeffrey D. Benjamin and Earl E. Ellis, two of our directors. The members of EXCO Investors, LLC will either contribute shares of our common stock currently held by them or cash to EXCO Investors, LLC in exchange for membership interests in EXCO Investors, LLC. After the record date for the special meeting, but before the effective time of the merger, all cash and shares of our common stock received by EXCO Investors, LLC from its members will be contributed by EXCO Investors, LLC to EXCO Holdings Inc. in exchange for shares of the Class A common stock of EXCO Holdings Inc. The merger consideration will not be paid for any shares of our common stock contributed to EXCO Investors, LLC.

        After the merger, if the members contribute $21.0 million to EXCO Investors, LLC, it will own approximately 11% of the voting capital stock of EXCO Holdings Inc. As of the date of this proxy statement, not all of the members have signed binding subscription agreements to purchase membership interests in and contribute shares to EXCO Investors, LLC.

        Mr. Miller is the managing member of EXCO Investors, LLC and will have sole voting power to vote all of the Class A shares of EXCO Holdings Inc. owned by EXCO Investors, LLC. Mr. Miller is our chairman and chief executive officer and is a United States citizen.

Cerberus Capital Management, L.P.

  Cerberus Capital Management, L.P.
  450 Park Avenue
  New York, New York 10022
  (212) 891-2100

        Cerberus Capital Management, L.P., a Delaware limited partnership, is a leading New York investment management firm with approximately $8.5 billion of equity capital under management. At the effective time of the merger, affiliates of Cerberus will be, in the aggregate, holders of a majority of the shares of EXCO Holdings Inc.

Continuing Shareholders

        Members of our management, two of our outside directors and other of our employees, led by Mr. Miller, our chairman and chief executive officer, and T.W. Eubank, our president and treasurer, will be shareholders of EXCO Holdings Inc. and, as a result, will continue as indirect shareholders of EXCO after the merger. The continuing shareholders will directly own approximately 16% of EXCO Holdings Inc. after the merger. Other than Messrs. Miller and Eubank, the continuing shareholders have not yet executed binding agreements regarding their investment in EXCO Holdings Inc. Accordingly, the descriptions of the continuing shareholders' investment in and contracts with EXCO Holdings Inc. other than Messrs. Miller and Eubank are subject to the execution of definitive contracts by those persons. Certain biographical information on the continuing shareholders is contained in Appendix B-5 to this proxy statement.

General Information

        During the last five years, none of the persons or entities described in this section titled "INFORMATION ABOUT THE ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS" or listed in Appendix B-5 has been (1) convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or (2) a party to any civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining any future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. In addition, because the merger is a "going private" transaction, we, ER Acquisition, Inc., EXCO Holdings Inc., Cerberus Capital Management, L.P. and the continuing shareholders have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3, as amended, with respect to the merger. The Schedule 13E-3, as amended, and such reports, proxy statements and other information contain additional information about us. You may read and copy any reports, statements or other information filed by us at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the operation of the Public Reference Room and the SEC's copy charges. EXCO's filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: "http://www.sec.gov."

        The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supersede that information as well as the information in this proxy statement.

        We incorporate by reference into this proxy statement each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the special meeting. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

  •
  our Current Report on Form 8-K filed May 16, 2003;

  •
  our Quarterly Report on Form 10-Q filed May 15, 2003;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2002 filed March 26, 2003;

  •
  our Current Report on Form 8-K/A filed March 12, 2003;

  •
  our Current Report on Form 8-K/A filed March 3, 2003; and

  •
  our Current Report on Form 8-K/A filed January 28, 2003.

        We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. Requests for copies should be directed to EXCO at 6500 Greenville Avenue, Suite 600, Dallas, Texas 75206, Attn: Corporate Secretary, telephone number (214) 368-2084.

        As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document are not necessarily complete and each of these statements is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

        If you would like to request documents from us, please make sure your request is received before June 19, 2003 in order to receive the documents before the special meeting. We will send any document so requested to the requesting shareholder by prompt means within two business days of receiving a request.

        This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom it is not lawful to make an offer or solicitation in such jurisdiction. The delivery of this proxy statement will not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement will not create any implication that the information contained in this proxy statement is accurate as of any other date.

        You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June  __, 2003.

FUTURE SHAREHOLDER PROPOSALS

        If the merger is completed, we do not intend to hold an annual meeting of shareholders in 2003, nor will there be any public participation in any future meetings of shareholders of EXCO.

        If the merger is not completed, we will hold an annual meeting in 2003. If the merger is not completed, you will be informed, by press release or other means we determine is reasonable, of the date by which we must receive shareholder proposals for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with SEC rules and regulations.

APPENDIX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

AMONG

EXCO RESOURCES, INC.,

EXCO HOLDINGS INC.

AND

ER ACQUISITION, INC.

Dated as of March 11, 2003

A-i

2.18	Certain Business Practices	A-15
2.19	Permits; Compliance	A-15
2.20	Certain Agreements	A-16
2.21	Environmental Matters	A-17
2.22	Title	A-20
2.23	Reserve Reports	A-22
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF PURCHASER	A-22
3.1	Organization and Qualification	A-22
3.2	Authorization and Validity of Agreement	A-22
3.3	Consents and Approvals	A-23
3.4	No Violation	A-23
3.5	Litigation	A-23
3.6	Schedule 13E-3 and Company Proxy Statement	A-24
3.7	Financing, Sufficient Funds	A-24
3.8	Miller Agreement	A-24
3.9	Brokers and Finders	A-24
3.10	Employee Benefit Plans	A-24
ARTICLE IV	COVENANTS	A-24
4.1	Conduct of Business Pending the Merger	A-24
4.2	Access; Confidentiality	A-26
4.3	Notice of Certain Matters	A-26
4.4	Schedule 13E-3 and Company Proxy Statement	A-26
4.5	State Takeover Statutes	A-27
4.6	Cooperation	A-27
4.7	Public Announcements	A-28
4.8	Acquisition Proposals	A-28
4.9	D&O Indemnification	A-31
4.10	Information Updates	A-32
ARTICLE V	CLOSING CONDITIONS	A-33
5.1	Conditions to Obligations of Each Party to Effect the Merger	A-33
5.2	Conditions Precedent to the Obligations of the Company	A-33
5.3	Conditions Precedent to the Obligations of Purchaser and Merger Sub	A-33
ARTICLE VI	TERMINATION	A-34
6.1	Termination	A-34

A-ii

6.2	Effect of Termination	A-35
6.3	Fees and Expenses	A-35
ARTICLE VII	MISCELLANEOUS	A-36
7.1	No Survival	A-36
7.2	Notices	A-37
7.3	Certain Definitions	A-38
7.4	Entire Agreement	A-39
7.5	Assignment; Binding Effect	A-39
7.6	Amendments	A-39
7.7	Waivers	A-39
7.8	Captions	A-39
7.9	Counterparts	A-39
7.10	Validity	A-39
7.11	Governing Law	A-40

A-iii

TABLE OF COMPANY DISCLOSURE SCHEDULES

Section
2.1	List of Subsidiaries, Partnerships and Joint Ventures
2.2	Outstanding Options, etc.
2.4	Required Consents and Approvals
2.5	Conflicts and Breaches
2.6	Delinquent SEC Reports
2.8	Government Notifications
2.9	Material Changes
2.10	Litigation and Knowledge Definition
2.11(a)	Employee Benefit Plans
2.11(b)	Qualified Plans
2.11(d)	Plan Terminations
2.11(j)	Accelerations or Increases Under Plans
2.12(b)	Unpaid Taxes
2.12(e)	Audits and Disputes
2.12(l)	Foreign Countries
2.12(m)	Tax Sharing Agreements
2.12(n)	Tax Affiliate Actions
2.12(p)	Canadian Tax
2.13	Incomplete Coverage
2.14	Employment Agreements
2.16	Brokers and Finders
2.19	Required Permits; Compliance
2.20	Contracts
2.21(a)	Environmental—Permits and Notices
2.21(b)	Environmental—Violations
2.21(c)	Environmental—USTs/Hazardous Substances
2.21(d)	Environmental—Adequacy
2.22(b)	Leases
2.22(c)	Wells
2.22(d)	Units
2.22(f)	Other Permitted Encumbrances
4.1(d)	Conduct of Business Regarding Assets

A-iv

TABLE OF PURCHASER DISCLOSURE SCHEDULES

Section
3.3	Required Consents and Approvals
3.5	Litigation
4.8(a)	Management Group

A-v

DEFINED TERMS

Term	Section
Acquisition Proposal	4.8(e)
affiliate	7.3(a)
Agreement	Introduction
Articles of Merger	1.3
business day	7.3(b)
Canadian Subsidiary	2.12(p)(i)
CERCLA	2.21(b)
Certificates	1.8(b)
Closing	1.2
Code	1.13
Common Shares	1.7(a)
Company	Introduction
Company Board	1.12
Company Disclosure Schedule	2.1(b)
Company Group	2.11(a)
Company Permits	2.19
Company Plans	2.11(a)(ii)
Company Preferred Stock	2.2
Company Preliminary Proxy Statement	4.4
Company Proxy Statement	1.12
Company SEC Documents	2.6(a)
Company Shareholders' Meeting	1.12
Contracts	2.20
Costs	4.9(a)
Defensible Title	2.22(e)
Dissenting Shares	1.11
Effective Time	1.3
Environmental Claims	2.21(e)(i)
Environmental Law	2.21(e)(ii)
Environmental Permits	2.21(e)(iii)
ERISA	2.11(a)(i)
Exchange Act	1.12
Expense Reimbursement	6.3(c)
Governmental Entity	4.6
Hazardous Substances	2.21(e)(iv)
Indemnified Parties	4.9(a)
Insurance Policies	2.13
IRS	2.11(b)
ITA	2.12(p)(i)
Keeling	2.23(a)
Knowledge of the Company	2.10
Lands	2.22(b)
Leases	2.22(b)
Management Group	4.8(a)
Material Adverse Effect	7.3(c)
Merger	1.1
Merger Consideration	1.7(a)

A-vi

Merger Sub	Introduction
Merrill Lynch	2.16
Miller Agreement	3.8
Miller Group	3.8
Option Plan	1.10(b)
Paying Agent	1.8(a)
Payment Fund	1.8(a)
Per Share Merger Consideration	1.7(a)
Permitted Encumbrances	2.22(f)
Person	7.3(d)
Preferred Shares	1.7(a)
Properties	2.21(g)
Potential Superior Proposal	4.8(e)
Purchaser	Introduction
Purchaser Disclosure Schedule	3.3
Qualified Plans	2.11(b)
RCRA	2.21(b)
Release	2.21(e)(v)
Requisite Approval	2.3
Reserve Reports	2.23(a)
SEC	2.6
Securities Act	2.6(a)
Shares	1.7(a)
Special Committee	Introduction
Stock Options	1.10(b)
Subsequent Filings	2.6(a)
Subsidiaries	2.1
subsidiary	7.3(e)
Superior Proposal	4.8(e)
Surviving Corporation	1.1
Tax Affiliates	2.12(a)
Tax Authority	2.12(q)
Tax Return	2.12(q)
Tax	2.12(q)
TBCA	1.1
Termination Fee	6.3(b)
Units	2.22(d)
USTs	2.21(c)
WARN	2.15(f)
Wells	2.22(c)

A-vii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER dated as of March 11, 2003 is by and among EXCO Resources, Inc., a Texas corporation (the "Company"), EXCO Holdings Inc., a Delaware corporation ("Purchaser") and ER Acquisition, Inc., a Texas corporation and wholly owned subsidiary of Purchaser ("Merger Sub").

RECITALS

        WHEREAS, the Special Committee of the Board of Directors of the Company (the "Special Committee") has unanimously approved the acquisition of the Company by Purchaser, upon the terms and subject to the conditions set forth herein and the Board of Directors of the Company has resolved to submit this Agreement to the shareholders of the Company for their approval;

        WHEREAS, the Board of Directors of Purchaser, a Delaware corporation newly formed for the purpose of engaging in the transactions contemplated by this Agreement, and the Board of Directors of Merger Sub, a wholly owned subsidiary of Purchaser that is a Texas corporation newly formed for the purpose of engaging in the transactions contemplated by this Agreement, have unanimously approved the acquisition of the Company by Purchaser, upon the terms and subject to the conditions set forth herein;

        WHEREAS, it is intended that the acquisition be accomplished by Merger Sub merging with and into the Company;

        NOW, THEREFORE, in consideration of the foregoing and of the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

        1.1    The Merger.    Upon the terms and subject to the conditions of this Agreement, and in accordance with the Business Corporation Act of the State of Texas (the "TBCA"), at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

        1.2    Closing.    Unless this Agreement shall have been terminated pursuant to Article VI and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article V, the consummation of the Merger and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Sayles, Lidji & Werbner located at 4400 Renaissance Tower, Dallas, Texas 75270 as promptly as practicable (and in any event within two business days) following the satisfaction or, if permissible, waiver of the conditions set forth in Article V, unless another place, date or time is agreed to in writing by Purchaser and the Company.

        1.3    Effective Time.    At the Closing, the parties hereto will cause articles of merger (the "Articles of Merger") to be executed, acknowledged and filed with the Texas Secretary of State in accordance with the TBCA. The Merger shall become effective at such time as the Articles of Merger have been filed with the Texas Secretary of State in accordance with the TBCA. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

        1.4    Effect of the Merger.    The Merger shall have the effects set forth in the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, titles, interests, privileges, powers and franchises of the Company and

Merger Sub shall vest in the Surviving Corporation, and all liabilities and obligations of the Company and Merger Sub shall become the liabilities and obligations of the Surviving Corporation.

        1.5    Articles of Incorporation and Bylaws.    At the Effective Time, the Articles of Incorporation, in the form attached as Exhibit A hereto, and the Bylaws of the Merger Sub will become the Articles of Incorporation and Bylaws of the Surviving Corporation.

        1.6    Directors and Officers.    At the Effective Time, the officers and directors of Merger Sub immediately prior to the Effective Time shall continue as the officers and directors of the Surviving Corporation, each to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law.

        1.7    Consideration; Conversion of Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:

        (a)    Each outstanding share of capital stock of the Company that is issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7(b) and any Dissenting Shares, as defined in Section 1.11) shall be changed and converted into and represent the right to receive (i) $18.00 in cash in the case of an outstanding share of common stock, par value $0.02 per share, of the Company (each, a "Common Share") or (ii) (x) $18.2625 in cash in the case of an outstanding share of 5% Convertible Preferred Stock, par value $0.01 per share, of the Company (each, a "Preferred Share") (which amount includes unpaid accrued and unaccrued dividends on a Preferred Share) if the Effective Time is on or before June 15, 2003 or (y) $18.00 in cash in the case of an outstanding Preferred Share if the Effective Time is after June 15, 2003, but before 5:00 PM, New York time, on June 30, 2003 (such holders having become entitled to receive $0.2625 in cash per Preferred Share as the final quarterly dividend payable thereon to holders of record on June 15, 2003) (it being understood that each Preferred Share shall automatically convert into one share of Common Stock in accordance with the terms of the Statement of Designation of the 5% Convertible Preferred Stock of the Company at 5:00 PM New York time on June 30, 2003 and thereafter, such shares will be treated for all purposes under this Agreement as Common Shares) (the "Per Share Merger Consideration"). All issued shares of capital stock of the Company as of immediately prior to the Effective Time, whether or not outstanding, shall be collectively referred to herein as the "Shares." All such Shares shall no longer be outstanding and shall automatically be cancelled and extinguished and shall cease to exist, and each certificate which immediately prior to the Effective Time evidenced any such Shares (other than Shares to be cancelled pursuant to Section 1.7(b) and any Dissenting Shares) shall thereafter represent only the right to receive (without interest and less any applicable withholding of Taxes), upon surrender of such certificate in accordance with the provisions of Section 1.8, an amount equal to the number of Common Shares or Preferred Shares evidenced by such certificate multiplied by the respective Per Share Merger Consideration (the "Merger Consideration"). The holders of certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto (including, without limitation, any rights to vote or to receive dividends and distributions in respect of such Shares), except as otherwise provided herein or by law.

        (b)    All Shares that immediately prior to the Effective Time are owned by Purchaser or Merger Sub or held by the Company in its treasury shall be cancelled and extinguished and shall cease to exist and no consideration shall be delivered with respect thereto.

        (c)    Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        1.8    Exchange of Certificates.

        (a)    Paying Agent. As of the Effective Time, Purchaser shall, pursuant to an agreement with its paying agent (the "Paying Agent"), deposit, or cause to be deposited, with or for the account of the Paying Agent in trust for the benefit of the holders of Shares (other than Shares to be cancelled pursuant to Section 1.7(b) and any Dissenting Shares) and options to purchase Common Shares, for exchange through the Paying Agent in accordance with this Article I, cash in the aggregate amount required to be exchanged for Shares pursuant to Section 1.7 or to be paid to holders of options pursuant to Section 1.10 (the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Payment Fund to the holders of Shares and shall make payment to the holders of options in accordance with Section 1.10. The Payment Fund shall not be used for any other purpose. The Paying Agent shall invest funds in the Payment Fund only in short-term securities issued or guaranteed by the United States government or certificates of deposit of commercial banks that have consolidated total assets of not less than $5,000,000,000 and are "well capitalized" within the meaning of the applicable federal bank regulations. Any interest or other income earned on the investment of funds in the Payment Fund shall be for the account of and payable to the Surviving Corporation. Purchaser shall replace any monies lost through any investment made pursuant to this Section 1.8.

        (b)    Payment Procedure. Promptly after the Effective Time, Purchaser will cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding Shares (other than Shares to be cancelled pursuant to Section 1.7(b) and any Dissenting Shares) (the "Certificates"), (i) a notice of the effectiveness of the Merger, (ii) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such customary form and have such other provisions as Purchaser may reasonably specify in accordance with the terms of this Agreement) and (iii) instructions to effect the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the Merger Consideration may be paid or issued to the transferee if the Certificate representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid by the holder of such Certificate. In the event that any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof and such bond, security or indemnity as Purchaser may reasonably require, the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article I. Until surrendered as contemplated by this Section 1.8, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration applicable to the Shares evidenced by such Certificate.

        (c)    Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to Purchaser upon demand, and any holders of Shares who have not theretofore complied with this Article I shall thereafter look, subject to Section 1.8(d), only to Purchaser or the Surviving Corporation for the Merger Consideration to which they are entitled pursuant to this Article I.

        (d)    Abandoned Property Laws. None of Purchaser, the Surviving Corporation, the Paying Agent, the Company, Merger Sub or any of their respective affiliates shall be liable to any holder of a Certificate for any cash from the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (e)    Transfer Taxes. Except as provided in paragraph (b) above, the Surviving Corporation shall pay or cause to be paid any real property transfer Taxes imposed in connection with or as a result of the Merger.

        1.9    Stock Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Shares thereafter on the records of the Company other than to reflect transfers of Shares effected on or prior to the date on which and the time at which the Effective Time occurs. At and after the Effective Time, any Certificates presented to the Paying Agent or the Surviving Corporation for any reason shall be converted into the Merger Consideration applicable to the Shares evidenced thereby.

        1.10    Options and Other Purchase Rights.

        (a)    All applicable withholding Taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under this Section 1.10 and all such Taxes attributable to the cancellation of Stock Options shall be withheld from the proceeds received in connection with the cancellation thereof.

        (b)    Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the respective stock option or purchase plan, program or similar arrangement of the Company (each, as amended, an "Option Plan"), each Option Plan shall terminate as of or prior to the Effective Time and any outstanding options and other rights to acquire Shares granted to directors, employees or others under any Option Plan (such options and other rights, "Stock Options") shall be cancelled as of or prior to the Effective Time. Except as otherwise agreed in writing with a holder of Stock Options, each holder of Stock Options shall be entitled to receive, for each Share subject to such Stock Option, in settlement and cancellation thereof, an amount in cash, if any, equal to the Per Share Merger Consideration less the exercise price per share of such Stock Option, which amount shall be paid at the time the Stock Option is cancelled.

        1.11    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have perfected dissenters' rights in accordance with Article 5.12 of the TBCA (the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration (but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with the TBCA), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's rights to appraisal under the TBCA. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's rights to appraisal of such Shares under the TBCA, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive, upon surrender as provided above, the Merger Consideration for the Certificate or Certificates that formerly evidenced such Shares. The Company shall, prior to the Effective Time, use all reasonable efforts to give Purchaser prompt notice of any written demands for payment of the fair value of any Common Shares, withdrawals of such demands, and any other instruments served on the Company pursuant to the TBCA received by the Company relating to shareholders' rights of appraisal. Except with the prior written consent of Purchaser, the Company shall not voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands.

        1.12    Company Shareholders' Meeting.    Subject to applicable law and the other provisions of this Agreement, the Company, acting through the Company's Board of Directors (the "Company Board"), shall, in accordance with the TBCA, its Articles of Incorporation and its Bylaws, (a) duly call, give notice of, convene and hold a special meeting of its shareholders as soon as reasonably practicable for the purpose of considering and taking action upon this Agreement (the "Company Shareholders' Meeting"), (b) include in the proxy statement or information statement prepared by the Company for distribution to shareholders of the Company in advance of the Company Shareholders' Meeting (the

"Company Proxy Statement") in accordance with Regulation 14A or Regulation 14C promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the recommendation of the Special Committee of the approval of this Agreement by the shareholders of the Company and (c) use all reasonable efforts (A) to obtain and furnish the information required to be included by it in the Company Proxy Statement, including without limitation, any information required to be disclosed on Schedule 13E-3 and, after consultation with Purchaser, respond promptly to any comments made by the Commission with respect to the Company Proxy Statement and any preliminary version thereof and cause the Company Proxy Statement to be mailed to its shareholders at the earliest practicable time and (B) to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated thereby. Purchaser will provide the Company with the information concerning Purchaser and Merger Sub required to be included in the Company Proxy Statement, including without limitation, any information required to be disclosed on Schedule 13E-3 and will vote, or cause to be voted, all Shares owned by it or its affiliates in favor of approval of this Agreement.

        1.13    Withholding Taxes.    Each of the Purchaser and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable to a holder of Shares pursuant to the Merger any transfer Taxes and such amounts as are required under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Purchaser or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made, and Purchaser or the Surviving Corporation shall provide, or cause the Paying Agent to provide, to the holders of such Certificates written notice of the amounts so deducted or withheld.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to each of Purchaser and Merger Sub as follows:

        2.1    Organization and Qualification.

        (a)    The Company (i) is duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite corporate power to carry on its business as it is now being conducted, and (iii) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be in good standing or so qualified would not have a Material Adverse Effect (as defined in Section 7.3(c) below) on the Company. True and complete copies of the Articles of Incorporation and the Bylaws, as amended to date, of the Company have been made available to Purchaser.

        (b)    Section 2.1 of the Company's disclosure schedule delivered to Purchaser in connection with this Agreement (the "Company Disclosure Schedule") sets forth the name, jurisdiction of incorporation or organization, the authorized and outstanding capital stock, equity, partnership, joint venture or voting interests of each subsidiary of the Company (the "Subsidiaries") and the holders of such outstanding capital stock or equity or voting interest of each Subsidiary. Each of the Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, (ii) has all requisite corporate or other power, as applicable, to carry on its business as it is now being conducted and (iii) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be in good standing or so qualified would not have a Material Adverse Effect on the Company. The Company does not own any capital stock, equity, partnership or joint venture interests other than as reflected in Section 2.1 of the Company Disclosure Schedule.

        2.2    Capitalization.    The authorized capital stock of the Company consists of 25,000,000 Common Shares and 10,000,000 shares of preferred stock, $0.01 par value (the "Company Preferred Stock"). As of the date hereof, (a) 7,029,518 Common Shares are issued and outstanding and (b) 7,168,634 shares of the Company Preferred Stock are designated as Preferred Shares, of which 4,989,869 Preferred Shares are issued and outstanding, and no other shares of Preferred Stock are issued and outstanding. All outstanding Shares are validly issued in full compliance (to the Knowledge of the Company) with all applicable securities laws (except that no representation or warranty is made with respect to compliance with any anti-fraud provisions of any securities laws) and are fully paid and nonassessable and were not issued in violation of and are not subject to any preemptive rights, rights of first refusal or other similar rights or options. Except as otherwise indicated in Section 2.1 of the Company Disclosure Schedule, all of the outstanding capital stock or other equity interests in each of the Subsidiaries is owned by the entities reflected in Section 2.1 of the Company Disclosure Schedule, free and clear of all liens, claims, charges or encumbrances. All outstanding shares of capital stock of each corporate Subsidiary have been validly issued in full compliance (to the Knowledge of the Company) with all applicable securities laws (except that no representation or warranty is made with respect to compliance with any anti-fraud provisions of any securities laws) and are fully paid and nonassessable. All equity interests of each other Subsidiary have been validly issued and are fully paid. Except as disclosed in the Company SEC Documents (as defined in Section 2.6) or in Section 2.2 of the Company Disclosure Schedule there are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound that, directly or indirectly, obligate the Company or any of the Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional Shares or any other capital stock of the Company or any of the Subsidiaries or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such Shares or any other capital stock of the Company or any of the Subsidiaries. Except as disclosed in Section 2.2 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement or understanding regarding the voting or the registration under federal or state law of any shares of the Company's capital stock or the equity voting interests of any of the Company's Subsidiaries.

        2.3    Authorization and Validity of Agreement.    The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof (subject to the approval of this Agreement by (i) the holders of at least two-thirds of the outstanding Common Shares entitled to vote thereon, (ii) the holders of at least two-thirds of the outstanding Preferred Shares entitled to vote thereon and (iii) the holders of at least two-thirds of the votes entitled to be cast by the outstanding Common Shares and the outstanding Preferred Shares voting together as a single class (such approval being referred to as, the "Requisite Approval")). The Company Board has duly authorized the execution, delivery and performance of this Agreement by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby (other than the Requisite Approval of this Agreement and the Merger). This Agreement and any other documents required to be executed by the Company in connection herewith have been duly executed and delivered by the Company and, assuming this Agreement and those other documents constitute the legal, valid and binding obligations of Purchaser and Merger Sub, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        2.4    Consents and Approvals.

        (a)    Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by reason of the Company's status or operations, except (i) pursuant to the applicable requirements of the

Exchange Act, and the rules and regulations promulgated thereunder, and state securities or "blue sky" laws and state takeover laws, (ii) the filing and recordation of the Articles of Merger pursuant to the TBCA and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (iii) as set forth in Section 2.4 of the Company Disclosure Schedule or (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on the Company or on the validity of the Merger.

        (b)    The Special Committee and the Company Board have taken such actions as are necessary under Article 13.03A.(1) of the TBCA, so that Article 13.03A.(2) of the TBCA is not applicable to the transactions provided for in this Agreement. The Requisite Approval is the only vote of the holders of capital stock of the Company necessary to approve this Agreement.

        2.5    No Violation.    Except as set forth in Section 2.5 of the Company Disclosure Schedule, assuming this Agreement has been duly approved by the Requisite Approval, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or violate the Articles of Incorporation or Bylaws of the Company or any formation or organizational documents of any of the Subsidiaries, (b) result in a violation or breach of, constitute a default under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any material assets or property of the Company or any of the Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which the Company, any of the Subsidiaries or any of their respective assets or properties may be bound, except for such violations, breaches and defaults (or, rights of termination, cancellation or acceleration or lien or other charge or encumbrance) which in the aggregate would not have a Material Adverse Effect on the Company or (c) after further assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 2.4 and this Section 2.5 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Subsidiaries or any of their respective assets and properties, except for such violations which would not in the aggregate have a Material Adverse Effect on the Company.

        2.6    SEC Reports; Financial Statements.

        (a)    Except as set forth in Section 2.6 of the Company Disclosure Schedule, since December 31, 2001, the Company has timely filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed by it with the SEC (collectively, the "Company SEC Documents") pursuant to the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), and the SEC's rules and regulations thereunder. The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (or, if amended prior to the date hereof, at the time of such amended filing), or in the case of registration statements on their respective effective dates, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and did not at the time they were filed (or, if amended prior to the date hereof, at the time of such amended filing and, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and with respect to any forms, reports, schedules, statements or other documents to be filed by the Company following the date of this Agreement, with the SEC pursuant to the Exchange Act, the Securities Act or the SEC's rules and regulations thereunder ("Subsequent Filings"), such Subsequent Filings will comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

        (b)    Each of the consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents (excluding the Company SEC Documents described in Section 2.7 hereof) were prepared in accordance with the books and records of the Company and its Subsidiaries and comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes) the consolidated financial position of the Company as of the dates thereof and the consolidated results of the Company's operations and cash flows for the periods presented therein.

        2.7    Schedule 13E-3 and Company Proxy Statement.    Neither the Schedule 13E-3 nor the Company Proxy Statement will, at the respective times filed with the SEC or first published, sent or given to shareholders, or, in the case of the Company Proxy Statement, at the date mailed to the Company shareholders and at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3 and the Company Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on information supplied by or on behalf of Purchaser or Merger Sub or any of their affiliates specifically for inclusion therein.

        2.8    Compliance with Law.    Neither the Company nor any of the Subsidiaries is or has been since December 31, 1998, in violation of any applicable law, rule, regulation, decree or order of any governmental or regulatory authority applicable to the Company or any of the Subsidiaries, except for violations which in the aggregate do not have a Material Adverse Effect on the Company. Except as set forth in Section 2.8 of the Company Disclosure Schedule, since December 31, 2001, neither the Company nor any of the Subsidiaries has received from any Governmental Entity (as defined in Section 4.6) any written notification with respect to possible conflicts, defaults or violations of laws except for written notices relating to possible conflicts, defaults or violations of laws that could not reasonably be expected to have a Material Adverse Effect on the Company, and to the Knowledge of the Company, no investigations by any Governmental Entity are pending or have been threatened against the Company.

        2.9    Absence of Certain Changes.    Except as disclosed in the Company SEC Documents or in Section 2.9 of the Company Disclosure Schedule, since September 30, 2002, the Company and the Subsidiaries have conducted their business only in the ordinary course of such business and there has not been (a) any Material Adverse Effect on the Company; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company's or any of the Subsidiaries' capital stock other than dividends paid on the Preferred Shares and listed in Section 2.9 of the Company Disclosure Schedule; or (c) any material change in the Company's or any of the Subsidiaries' accounting principles, practices or methods.

        2.10    Litigation.    Except as disclosed in the Company SEC Documents or in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, proceedings or governmental investigations pending or, to the Knowledge of the Company (where "Knowledge of the Company," as used throughout this Agreement, is defined as the actual knowledge of those persons listed in Section 2.10 of the Company Disclosure Schedule), threatened against the Company or any of the Subsidiaries, by or before any court or other governmental or regulatory body, which, if adversely determined, would singly or in the aggregate have a Material Adverse Effect on the Company. As of the date hereof, no action or proceeding has been instituted or, to the Knowledge of the Company, threatened before any court or other governmental or regulatory body by any Person (as defined in Section 7.3(d)) seeking to restrain or prohibit the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        2.11    Employee Benefit Matters.

        (a)    Section 2.11(a) of the Company Disclosure Schedule sets forth a list (copies, summary plan descriptions or other descriptions of which previously have been made available to Purchaser) of all of the following agreements or plans of the Company and any other entity which, together with the Company, constitutes a single employer within the meaning of Section 414(b) or (c) of the Code or any Subsidiary (whether domestic or foreign) (hereinafter collectively referred to as the "Company Group") which are currently maintained, sponsored or contributed to by any member of the Company Group or to which any member has any obligation to contribute to, or to which any such member has any liability (contingent or otherwise) (including any liability arising out of an indemnification, guarantee, hold harmless or similar agreement):

            (i)  "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

           (ii)  any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefit, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, whether provided in the United States or outside the United States (the plans, programs, policies, or arrangements described in subparts (i) or (ii) as herein collectively referred to as the "Company Plans").

        The Company has made available to Purchaser a copy of all governmental filings, Internal Revenue Service determination letters, financial statements, and actuarial reports, including but not limited to, the most recent financial statements of each Company Plan, the most recent actuarial report, if any, for each employee pension benefit plan and Internal Revenue Service Forms 5500 for each Company Plan for each of the three most recent plan years. All financial statements and actuarial reports have been prepared in accordance with generally accepted accounting principles and actuarial principles, applied on a consistent basis during the period involved.

        (b)    Section 2.11(b) of the Company Disclosure Schedule identifies each of the Company Plans which are intended to be qualified under Section 401(a) of the Code ("Qualified Plans"), each of which has received a favorable determination from the Internal Revenue Service ("IRS") that the Company Plan is qualified and that its related trust has been determined to be exempt from taxation under Section 501(a) of the Code. Copies of the latest determination letters issued by the IRS respecting the Qualified Plans have been made available to Purchaser. All of such determination letters remain in effect and have not been revoked. No issue concerning qualification of any Qualified Plan is pending before or, to the Knowledge of the Company, threatened by the IRS. To the Knowledge of the Company, each Company Plan has, in all material respects, been administered according to its terms, including satisfying all funding requirements, except for those terms which are inconsistent with any changes required by statutes, regulations, and rulings for which amendments are not yet required to be made, in which case each Company Plan has in all material respects been administered in accordance with the provisions of the statutes, regulations, and rulings, and to the Knowledge of the Company, no member of the Company Group nor any fiduciary of any Company Plan has breached any duty or responsibility under any Company Plan or any statute or ruling.

        (c)    To the Knowledge of the Company, each member of the Company Group and each Company Plan is in compliance in all material respects with the requirements prescribed by any and all statutes, orders, governmental rules, and regulations applicable to the Company Plans and all reports and disclosures relating to the Company Plans required to be filed with or furnished to governmental agencies, participants or beneficiaries prior to the Effective Time have been or will be filed or furnished in a timely manner and in accordance with applicable law, except where such failure to comply would not result in a Material Adverse Effect on the Company.

        (d)    Except as listed in Section 2.11(d) of the Company Disclosure Schedule, no termination or partial termination of any existing Company Plan has occurred, nor has a notice of intent to terminate any existing Company Plan been issued by a member of the Company Group.

        (e)    The Company and the Company Group do not now, nor have they ever, contributed to a "multiemployer plan" as defined in Section 3(37) of ERISA.

        (f)    No member of the Company Group contributes to, or has ever sponsored or maintained, a defined benefit pension plan subject to the funding requirements of Code Sections 412 or 413(b)(6) or 4971.

        (g)    To the Knowledge of the Company, no member of the Company Group is obligated, contingently or otherwise, under any agreement to pay any amount which will be treated as an "excess parachute payment," as defined in Code Section 280G(b).

        (h)    To the Knowledge of the Company, no member of the Company Group or any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and ERISA Section 3(14), respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or ERISA Section 406, for which there is no statutory or class exemption covering the transaction and all "fiduciaries," as defined in Section 3(21) of ERISA, with respect to the Company Plans have complied in all material respects with the requirements of Section 404 of ERISA. To the Knowledge of the Company, neither any member of the Company Group nor any party in interest or disqualified person has taken or omitted any action with respect to the Company Plans which could lead to the imposition of an excise Tax under the Code or a fine under ERISA.

        (i)    Other than routine claims for benefits, there are no actions, audits, investigations, suits, or claims pending or, to the Knowledge of the Company, threatened against any of the Company Plans or any fiduciary of any of the Company Plans or against the assets of any of the Company Plans.

        (j)    Except as set forth in Section 2.11(j) of the Company Disclosure Schedules, the consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Company Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder.

        (k)    Except as required by law, no member of the Company Group provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service, and any Company Plan can be terminated at any time without resulting in any liability to the Company or to Purchaser or Merger Sub for any additional penalties, premiums, fees, or any other charges. To the extent such obligations exist, such obligations are fully funded or adequately reserved for by the Company and shall be liabilities to be retained by the Company. No member of the Company Group has made any representations, promises or other affirmations to any employees or former employees with respect to ongoing retiree health or welfare benefits.

        (l)    Each member of the Company Group has complied in all material respects with the requirements of Code Section 4980B, Chapter 100 of Subtitle K of the Code, and Parts 6 and 7 of Subtitle B of Title I of ERISA, except where such failure to comply does not result in a Material Adverse Effect on the Company.

        (m)    Any terminated Company Plan has been terminated in accordance with applicable law and all benefits under any such terminated Company Plan have been distributed in accordance with the terms of such Company Plan.

        (n)    None of the Company's purposes for engaging in the transactions contemplated by this Agreement is for the evasion of liability under Section 4069 of ERISA.

        2.12    Taxes.

        (a)    Each of the Company, the Subsidiaries and any affiliated, consolidated, combined, or unitary group of which the Company or any Subsidiary is or was a member (collectively, the "Tax Affiliates") has timely filed all Tax Returns that are required to be filed by or on behalf of it. All such Tax Returns are accurate and complete and correctly reflect in all material respects the facts regarding the income, business, assets, operations, activities and stocks of the Company and the Subsidiaries, as applicable.

        (b)    Except as set forth in Section 2.12(b) of the Company Disclosure Schedule, the Company and each Tax Affiliate has timely paid all Taxes that are due and payable (except for Taxes that are being contested in good faith by appropriate proceedings and for which reserves, which are adequate under generally accepted accounting principles, have been established).

        (c)    Each Tax Affiliate has properly accrued or made provision, which are adequate under generally accepted accounting principles, for all Taxes for any periods subsequent to the periods covered by the Tax Returns described in Section 2.12(a).

        (d)    Each Tax Affiliate has complied with all applicable laws, rules and regulations relating to the withholding and payment of Taxes and has timely withheld and paid to the proper governmental authorities all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or shareholder.

        (e)    Except as set forth in Section 2.12(e) of the Company Disclosure Schedule or in respect of which no Tax Affiliate has been given notice:

            (i)  no audits or other administrative or court proceedings are presently pending with regard to any Taxes for which a Tax Affiliate could be liable,

           (ii)  no dispute or claim concerning any Taxes for which a Tax Affiliate could be liable has been either:

            (A)  claimed or raised by any authority in writing, or

            (B)  otherwise asserted as to which employees responsible for Tax matters, directors and officers of a Tax Affiliate after due inquiry have or should have knowledge;

          (iii)  with respect to each Tax Affiliate, there are no pending requests for rulings from any Tax Authority with respect to any Taxes. If a Tax Affiliate has filed for a ruling request from any Tax Authority with respect to any Taxes within the previous three years, copies of the ruling requests and related correspondence have been made available to Purchaser;

          (iv)  with respect to each Tax Affiliate, there are no proposed reassessments by any Tax Authority of any property owned or leased;

           (v)  with respect to each Tax Affiliate, there are no agreements in effect to extend the time to file any Tax Return or to extend or waive the period of limitations for the assessment or collection of any Taxes for which a Tax Affiliate may be liable;

          (vi)  to the knowledge of each Tax Affiliate, no claim has been made by any authority in a jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to taxation by that jurisdiction; and

         (vii)  no lien relating to any Tax has been filed with respect to any Tax Affiliate.

        (f)    None of the Tax Affiliates has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or under Code Section 162(m).

        (g)    Each of the Tax Affiliates has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

        (h)    No Tax Affiliate (a) has been a member of an Affiliated Group (as defined in Code Section 1504) filing a consolidated federal income Tax Return other than the groups of which the Company is the parent and (b) has liability for the Taxes of any person (other than as a member of a group of which the Company is the parent) under Treas. Reg. §1.1502-6 or Code Section 6901 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

        (i)    After the date hereof, no election with respect to Taxes will be made without the written consent of Purchaser other than those elections which would have no material adverse effect and which are consistent with past practices of the Company.

        (j)    None of the Tax Affiliates has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provisions of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income Tax law) apply to any disposition of any asset owned by it.

        (k)    None of the assets of the Tax Affiliates is property that the Tax Affiliates are required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

        (l)    Except as set forth in Section 2.12(l) of the Company Disclosure Schedule, the Tax Affiliates do not have, and have not had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

        (m)    Except as set forth in Section 2.12(m) of the Company Disclosure Schedule, none of the Tax Affiliates were or are a party to any Tax allocation or Tax sharing agreement. The Tax Affiliates have delivered an accurate and complete copy of any Tax sharing or allocation agreement or arrangement involving a Tax Affiliate and an accurate and complete description of any such unwritten or informal agreement or arrangement.

        (n)    Except as set forth in Section 2.12(n) of the Company Disclosure Schedule, none of the Tax Affiliates:

            (i)  has or is projected to have any amount includible in its income for the current Taxable year under Section 951 of the Code,

           (ii)  has been or is a passive foreign investment company within the meaning of Section 1296 of the Code, or

          (iii)  has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code.

        (o)    None of the Tax Affiliates has any:

            (i)  income reportable for a period ending after the Effective Time but attributable to a transaction (e.g., installment sale) or a change in accounting method occurring in or made for a period ending on or prior to the Effective Time which resulted or may result in a deferred reporting on income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or

           (ii)  deferred gain or loss rising out of any deferred intercompany transaction.

        (p)    Except as set forth in Section 2.12(p) of the Company Disclosure Schedule:

            (i)  none of Section 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Income Tax Act (Canada) (the "ITA"), or any equivalent provision of the tax legislation of any province or any other jurisdiction, have applied or will apply to any Subsidiary incorporated or organized in Canada (each, a "Canadian Subsidiary") at any time up to and including the Effective Time;

           (ii)  no Canadian Subsidiary has acquired property from a non-arm's length Person, within the meaning of the ITA, for consideration, the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under Section 160 of the ITA;

          (iii)  for all transactions between a Canadian Subsidiary and any non-resident Person with whom such Canadian Subsidiary was not dealing at arm's length during a taxation year commencing after 1998 and ending on or before the Effective Time, such Canadian Subsidiary has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the ITA; and

          (iv)  each Canadian Subsidiary is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and the registration numbers of each such Canadian Subsidiary are set forth in Section 2.12(p) of the Company Disclosure Schedule.

        (q)    For purposes of this Agreement:

          "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means (i) any net income, gross income, gross receipts, sales, goods and services, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, rent, recording, registration, occupation, premium, real or personal property, intangibles, environmental (including Taxes under Code Section 59A) or windfall profits tax, alternative or add-on minimum tax, capital, capital stock, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any fine, penalty, addition to tax or additional amount or deductions imposed by any governmental body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax, whether disputed or not, including any liability arising under any tax sharing agreement; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of a Tax Affiliate being a member of an affiliated or combined group with any other corporation at any time on or prior to the Effective Time; and (iii) any liability of a Tax Affiliate for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other Person; and

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        2.13    Insurance.    Section 2.13 of the Company Disclosure Schedule sets forth the material insurance coverages maintained by the Company and its Subsidiaries. The Company has made available to Purchaser true, correct and complete copies of all existing insurance policies which are owned by the Company or its Subsidiaries (including those pertaining to the Company's or any of its Subsidiaries' assets, employees or operations) (collectively the "Insurance Policies") and (a) each of the Insurance Policies is in full force an effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full, (b) the Insurance Policies cover against all of the risks the Company believes is necessary to conduct its business, other than the Company does not currently maintain well control insurance covering wells drilled within the United States, (c) other than the Company's Directors and Officers Executive Liability Policy underwritten by Huntleigh/McGehee, none of the Insurance Policies shall terminate or lapse (or be affected in any other adverse manner) by reason of the transactions contemplated by this Agreement, (d) each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party, (e) no insurer under any Insurance Policy has cancelled or generally disclaimed liability under any such Insurance Policy or indicated any intent to do so or not to renew any such Insurance Policy and (f) all material claims under the Insurance Policies have been filed in a timely fashion.

        2.14    Employment Agreements.    Except as disclosed in the Company SEC Documents or as set forth in Section 2.14 of the Company Disclosure Schedule, there are no written (a) employment, consulting, noncompetition, severance or indemnification agreements between the Company or any of the Subsidiaries and any current or former officer or director of the Company or any of the Subsidiaries, (b) employment, consulting or severance agreements between the Company or any of the Subsidiaries and any other Person providing for payments in excess of $100,000 in the aggregate and (c) noncompetition or indemnification agreements between the Company or any of the Subsidiaries and any other Person.

        2.15    Labor Matters.

        (a)    Neither the Company nor its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization and no labor organization or group of employees of the Company or its Subsidiaries has made a pending demand for recognition or certification to the Company or its Subsidiaries and, to the Knowledge of the Company, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board, the National Mediation Board or any other applicable or relevant labor relations tribunal or authority.

        (b)    There are no unfair labor practices, arbitrations, grievances, complaints, or employment discrimination, immigration, equal pay, sexual harassment, employee safety and health, wages and hours or other employment practice charges or labor arbitration proceedings which are in writing and are pending, or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries before any court or governmental agency.

        (c)    There have been no labor strikes, work stoppages, or lockouts affecting the Company or its Subsidiaries since December 31, 1998.

        (d)    There have been no complaints, charges, or claims against the Company or its Subsidiaries pending, or, to the Knowledge of the Company, threatened in writing to be brought or filed, with any authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company.

        (e)    The Company and its Subsidiaries have been in material compliance with all laws governing the employment of labor, including, but not limited to, all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and similar Taxes;

        (f)    Neither the Company nor its Subsidiaries have has effectuated (i) a plant closing (as defined in the Workers Adjustment and Retraining Notification Act ("WARN")) affecting any site of employment of one or more facilities or operating units within any site of employment or facility of the Company or its Subsidiaries or (ii) a mass layoff (as defined in WARN) affecting any site of employment or facility of the Company or its Subsidiaries, nor, to the Knowledge of the Company, has the Company or its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation.

        (g)    Neither of the employees of the Company nor its Subsidiaries have suffered an employment loss (as defined in WARN) during the 180-day period prior to the date of this Agreement. Each facility or location of the Company or its Subsidiaries has been operated as a single site of employment (as defined in WARN) at all times since the enactment of WARN. Neither the Company nor the Subsidiaries are subject to any obligation to unionize any employees of a business or organization that has been acquired by the Company (whether through a purchase, merger or otherwise).

        (h)    Except as otherwise set forth in 2.11(j), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in any payment (whether of severance pay or otherwise) becoming due from the Company or its Subsidiaries to any employee of the Company or its Subsidiaries, (ii) increase any benefits otherwise payable by the Company or its Subsidiaries to any employee of the Company or its Subsidaries or (iii) result in the acceleration of the time of payment or vesting any such benefits.

        (i)    The Company has delivered to Purchaser correct and complete copies of all written employment, termination, confidentiality, non-competition, proprietary rights, severance agreements and contracts.

        2.16    Brokers and Finders.    No broker, finder or investment bank has acted directly or indirectly for the Company or any of the Subsidiaries, nor has the Company or any of the Subsidiaries incurred any obligation to pay any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated hereby, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), the fees and expenses of which shall be borne by the Company. Section 2.16 of the Company Disclosure Schedule sets forth the fees payable to Merrill Lynch pursuant to the Company's engagement letters with Merrill Lynch (copies of which have been provided to Purchaser).

        2.17    Opinion of Financial Advisor.    Merrill Lynch has delivered its opinion, dated the date of this Agreement, to the Special Committee to the effect that, as of such date, the consideration to be received by the holders of Common Shares and Preferred Shares (in each case other than the Purchaser, Merger Sub and their respective affiliates) in the Merger is fair from a financial point of view to the holders of such shares.

        2.18    Certain Business Practices.    None of the Company, any of the Subsidiaries or, to the Knowledge of the Company, any directors, officers, agents or employees of the Company or any of the Subsidiaries (in their capacities as such) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment, in all cases except where the impact from such contributions, gifts, entertainment, payments, violations agreements, arrangements, actions or payments would not in the aggregate have a Material Adverse Effect on the Company.

        2.19    Permits; Compliance.    Except as disclosed in Section 2.19 of the Company Disclosure Schedule, the Company and each of the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders (other than Environmental Permits which are addressed in Section 2.21) necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to possess such Company Permits could not reasonably be expected to have a Material Adverse Effect on the Company. Section 2.19 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company and each of the Subsidiaries that could reasonably be expected to result in (i) the loss or revocation of a Company Permit or (ii) the suspension or cancellation of any other Company Permit, except any such Company Permit where such loss, revocation, suspension or cancellation could not reasonably be expected to have a Material Adverse Effect on the Company.

        2.20    Certain Agreements.    Section 2.20 of the Company Disclosure Schedule sets forth a list complete and accurate in all material respects of the following written agreements and contracts ("Contracts") to which the Company or any Subsidiary is a party:

        (a)    Contracts regarding indebtedness for borrowed money (including capital leases) with a principal amount in excess of $200,000;

        (b)    Other than contracts for royalty payments entered into in the ordinary course of the Company's business, Contracts providing for the payment in the future of contingent consideration in an amount in excess of $200,000;

        (c)    Other than contracts for royalty payments entered into in the ordinary course of the Company's business, Contracts containing covenants limiting the freedom to engage in any business activity or compete with any Person or operate at any location;

        (d)    Except with respect to joint development or operating agreements entered into in the ordinary course of the Company's business, all joint venture or partnership agreements or joint development or similar agreements to which the Company or any of its Subsidiaries is currently a party, involving a sharing of profits, losses, costs or liabilities in which the total maximum actual or potential obligatory investment of the Company or any of its Subsidiaries exceeds $200,000.

        (e)    Contracts relating to (i) the capital stock or other ownership assets in any other Person, including Contracts containing provisions relating to voting, management, change of control, transfer or the right to acquire or the obligation to sell any capital stock or other ownership interest in such Person and (ii) loans or advances to any other Person;

        (f)    Contracts for acquisition transactions which have been consummated since December 31, 1998, providing for the acquisition, directly or indirectly (by merger or otherwise), of substantially all of the assets or any part of the capital stock (or other ownership interest) of another Person;

        (g)    Except with respect to joint venture or partnership agreements, joint operating agreements, joint development agreements, drilling contracts or similar agreements entered into in the ordinary course of the Company's business, Contracts relating to capital expenditures in excess of $200,000;

        (h)    Contracts relating to material permits;

        (i)    Contracts restricting dividends or other distributions on stock;

        (j)    Contracts restricting disclosure of confidential information, except any such agreements entered into with third parties relating to the possible sale of the Company or its assets following the announcement of Douglas H. Miller's proposal;

        (k)    Contracts disclosed under Items 404 or 601(b)(10) of SEC Regulation S-K, since December 31, 2001;

        (l)    Except with respect to oil and gas marketing agreements entered into in the ordinary course of the Company's business that have a term of less than one year and are on market pricing terms and oil and gas leases entered into in the ordinary course of the Company's business that are on market pricing terms, Contracts involving payments in excess of $30,000 annually and containing minimum purchase or sale obligations or penalties or repricing provisions related to minimum purchase or sale obligations;

        (m)    Contracts with finders or brokers that are not terminable at any time upon notice given by the Company or any Subsidiary;

        (n)    Contracts for the receipt by the Company or any of its Subsidiaries of services or goods that obligate payments in excess of $500,000 annually, including without limitation, Contracts relating to the gathering, transportation, processing, marketing, sale and drilling of natural gas and oil;

        (o)    Except with respect to Contracts relating to the payment of oil and gas royalties entered into in the ordinary course of the Company's business, Contracts relating to the payment of royalties in excess of $500,000 annually, by or to the Company or any of the Subsidiaries;

        (p)    Except with respect to Leases, Wells and Units, Contracts regarding the purchase or sale of real property;

        (q)    Except with respect to Leases, Wells and Units, Contracts regarding leasehold estates, including Contracts wherein the Company or any Subsidiary is the lessor and Contracts wherein the Company or any Subsidiary is the lessee;

        (r)    Except with respect to joint operating agreements or royalty agreements entered into in the ordinary course of the Company's business, Contracts granting preferential rights to assets worth in excess of $200,000;

        (s)    Contracts involving swaps, derivatives or options; and

        (t)    Contracts with current and former directors, officers and consultants involving the performance of services in excess of $200,000.

        (u)    Except for the Contracts included on the computer disc referred to on Section 2.20 of the Company Disclosure Schedule that have either been completed, terminated or expired, each of the Contracts is valid and binding and in full force and effect with respect to the Company and its Subsidiaries and, to the Knowledge of the Company, the other parties thereto, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any of its Subsidiaries, or to the Knowledge of the Company, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Contract, except for such defaults or Events of Default that singly or in the aggregate would not have a Material Adverse Effect. True, correct and complete copies of all Contracts have been made available to Purchaser.

        2.21    Environmental Matters.    Notwithstanding any other warranty or representation in Article II of this Agreement:

        (a)    Except as set forth in Section 2.21(a) of the Company Disclosure Schedule, (i) the Company and the Subsidiaries have obtained all Environmental Permits (as hereinafter defined) that are required in connection with the business, operations and properties of the Company and the Subsidiaries, (ii) the Company and the Subsidiaries are in compliance with all terms and conditions of all applicable requirements of Environmental Law (as hereinafter defined) and Environmental Permits, except for such failures that could not reasonably be expected, either singly or in the aggregate, to have a Material Adverse Effect on the Company, (iii) since December 31, 1997, neither the Company nor any Subsidiary has received written notice from a governmental authority of any violation, alleged violation, or liability arising under any requirements of Environmental Law or Environmental Permits, except for such violations or liabilities as could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and (iv) since December 31, 1997, no Environmental Claims (as hereinafter defined) have been threatened or asserted or are presently pending against the Company or a Subsidiary attributable to present or past operations on premises owned, leased or operated by the Company or a Subsidiary, except for such Environmental Claims as could not reasonably be expected, either singly or in the aggregate, to have a Material Adverse Effect on the Company, and (v) since December 31, 1997, no condition or set of facts or circumstances exists that could reasonably be expected to give rise to an Environmental Claim against the Company or any Subsidiary that reasonably could be expected, either singly or in the aggregate, to have a Material Adverse Effect on the Company.

        (b)    Since December 31, 1997, except as set forth in Section 2.21(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has disposed, treated, or arranged for the disposal or treatment of any toxic or hazardous waste, materials or substances at a site or location, or has leased, used, operated or owned a site or location which (i) has been placed on the National Priorities List or its state equivalent pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or similar foreign, territorial or state law, (ii) the Environmental Protection Agency or relevant foreign, territorial or state authority has proposed, or is proposing, to place on the National Priorities List or foreign, territorial or state equivalent, (iii) is subject to a lien, administrative order or other demand either to take response or other action under CERCLA or other Environmental Law, or to develop or. implement a "Corrective Action Plan" or "Compliance Plan," as each is defined in regulations promulgated pursuant to the Resource Conservation and Recovery Act, as amended ("RCRA"), or to reimburse any Person who has taken response or other action in connection with that site, (iv) is on any Comprehensive Environmental Response Compensation Liability Information System List, or (v) has been the site of any Release (as hereinafter defined) from present or past operations of the Company (or any of its predecessors) which would be either reportable under any requirements of Environmental Law or which has caused at such site or any third party site any condition that has resulted in or could reasonably be expected to result in a claim against the Company under Environmental Law that reasonably could be expected to have a Material Adverse Effect.

        (c)    Since December 31, 1997, except as set forth in Section 2.21(c) of the Company Disclosure Schedule, (i) neither the Company nor any Subsidiary has owned or operated any underground storage tanks ("USTs") containing petroleum products or wastes or other substances regulated by 40 CFR Part 280 or other applicable requirements of Environmental Law, or owned or operated any real estate having any USTs, (ii) there are no polychlorinated biphenyls or asbestos in or on premises currently owned, leased or operated by the Company or any Subsidiary, the presence of which would cause a material violation of any Environmental Law, and (iii) no entities or sites owned or operated by third parties have been used by the Company or any Subsidiaries in connection with the treatment, storage, disposal or transportation of Hazardous Substances (as hereinafter defined), except in compliance with applicable Environmental Law and except for such violations that have been remedied.

        (d)    Except as set forth in Section 2.21(d) of the Company Disclosure Schedule, the plants, structures, equipment and other properties currently owned or used by the Company and the Subsidiaries are adequate and sufficient for the current operations of the Company and the Subsidiaries are in substantial conformance with all applicable requirements of Environmental Law.

        (e)    When used in this Agreement, the following terms shall have the following respective meanings:

            (i)  "Environmental Claims," as referred to herein, shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or other adversarial proceedings relating to any Environmental Law or Environmental Permit including, without limitation (i) any and all claims by governmental, territorial or regulatory authorities for enforcement, cleanup, removal, response, remedial or other similar actions or damages pursuant to any applicable Environmental Law and (ii) any and all claims by a third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health, property, or the environment resulting from exposures to or releases of Hazardous Substances. An Environmental Claim includes, but is not limited to, a common law action, as well as a proceeding to issue, modify, terminate or enforce the provisions of an Environmental Permit or requirement of Environmental Law, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations or alleged violations of the applicable permit, license, or regulation.

           (ii)  "Environmental Law," as referred to herein, shall mean any federal, state, territorial, local or foreign statute, law, rule, regulation, ordinance, code, policy (compliance with which is required by law or if the failure to comply therewith would be reasonably foreseeable to result in adverse administrative action) or rule of common law in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Substances, including, without limitation to the extent applicable under the circumstances, the Comprehensive Environmental Response, Compensation and Liability Act of 1950, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et sec.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et—seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 Lt sec.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 5 101 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. § 2011 et seq.; any laws regulating the use of biological agents or substances including medical or infectious wastes; and the corresponding foreign, territorial or state laws, regulations and local ordinances, which may be applicable, as any such acts may be amended.

          (iii)  "Environmental Permits" as referred to herein, shall mean all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

          (iv)  "Hazardous Substances" as referred to herein, shall mean (i) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "toxics," "hazardous chemicals," "extremely hazardous substances," "regulated substances" or "pesticides" as defined as such in any applicable Environmental Law, (ii) any radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and radon in harmful quantities or concentration that are regulated by any governmental authority having jurisdiction in the location of such materials and (iii) any other chemical, material or substances, exposure to which is prohibited, limited or regulated by any governmental authority having jurisdiction in the location of such substances on the basis of potential hazards.

           (v)  "Release," as referred to herein, shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Substance into the environment or into or out of any property, including the movement of any Hazardous Substance through or in the air, soil, surface water, groundwater or property.

        2.22    Title.

        (a)    The Company or a Subsidiary holds Defensible Title to the Leases, Wells and Units located in the United States. There are no defects in the title held by the Company or a Subsidiary to the Leases, Wells and Units located in Canada or to the respective assets and facilities that are used in the production and marketing of oil and gas at such Leases, Wells and Units except for (i) such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and (ii) Permitted Encumbrances.

        (b)    "Leases" means the oil, gas and mineral leases, and the other leases, licenses, permits, rights of way and other agreements necessary to drill, complete and operate all of the Wells and proved drilling locations described or incorporated in the Reserve Reports, together with the leasehold and all other estates created thereby, including all mineral interests, royalty interests, production payments, other payments out of or measured by the value of oil and gas production, net profits interests, carried interests, farmout rights, options, subleases, and all other interests that the Company or any Subsidiary has in and to the Leases, whether now owned or hereafter acquired.

        (c)    "Wells" means the oil and gas wells described in Section 2.22(c) of the Company Disclosure Schedule. The list of Wells contained in Section 2.22(c) of the Company Disclosure Schedule is a true, correct and complete list of all material Wells.

        (d)    "Units" means all right, title and interest of the Company or any Subsidiary in or to any pools or units which include all or a part of any Leases or include any Wells, including those pools or units described in the Reserve Reports, including all right, title and interest of the Company or any Subsidiary in production from any such pool or unit, whether such unit production comes from wells located on or off of a Lease, and all tenements, hereditaments and appurtenances belonging to the Leases and Units;

        (e)    "Defensible Title" means that title of the Company or a Subsidiary which, subject to Permitted Encumbrances:

            (i)  entitles the Company or a Subsidiary to receive throughout the duration of the productive life of any Units, Wells or Leases (after satisfaction of all royalties, overriding royalties, non-participating royalties, net profits interests or other similar burdens on or measured by production of oil and gas), not less than the "net revenue interest" share plus the "payout balance" shown in Section 2.22(c) of the Company Disclosure Schedule of all oil, gas and other minerals produced, saved and marketed from such Wells or Units, as applicable;

           (ii)  obligates the Company or a Subsidiary to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to any Lease, Unit or Well not greater than the "working interest" shown in 2.22(c) of the Company Disclosure Schedule without increase throughout the productive life of such Lease, Unit or Well, except as stated in Section 2.22(c) of the Company Disclosure Schedule and except increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements and increases that are accompanied by at least a proportionate increase in the net revenue interest of the Company or a Subsidiary;

          (iii)  is free and clear of liens, encumbrances, obligations, security interests, restrictions, pledges, claims or other defects.

        (f)    "Permitted Encumbrance" means any or all of the following:

            (i)  Lessors' royalties and any overriding royalties, reversionary interests and other burdens to the extent that they do not, individually or in the aggregate, impair the rights of the Company or a Subsidiary to receive proceeds of production from the affected property, reduce the net revenue interests of the Company or a Subsidiary below that is shown in Section 2.22(c) of the Company

  Disclosure Schedule or increase the working interest of the Company or a Subsidiary above that shown in Section 2.22(c) of the Company Disclosure Schedule without a corresponding increase in the net revenue interest;

           (ii)  all leases, unit agreements, pooling agreements, operating agreements, production sales contracts, division orders and other contracts, agreements and instruments applicable to the Leases, Wells, Units and Lands, to the extent that they do not, individually or in the aggregate, reduce the net revenue interests of the Company or a Subsidiary below that is shown in Section 2.22(c) of the Company Disclosure Schedule or increase the working interest of the Company or a Subsidiary above that shown in Section 2.22(c) of the Company Disclosure Schedule without a corresponding increase in the net revenue interest;

          (iii)  preferential rights to purchase the Leases, Wells, Units and Lands with respect to which waivers or consents are obtained by the Company or a Subsidiary from the appropriate parties prior to the Effective Time or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;

          (iv)  third-party consent requirements and similar restrictions with respect to which waivers or consents are obtained by the Company or a Subsidiary from the appropriate parties prior to the Effective Time or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;

           (v)  liens for current Taxes or assessments not yet due and payable;

          (vi)  materialman's, mechanic's, repairman's, employee's, contractor's, operator's and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by law or that will be paid and discharged in the ordinary course of business), or if delinquent, being contested in good faith by appropriate actions;

         (vii)  all rights to consent, by required notices to, filings with, or other actions by Governmental Entities in connection with the sale of conveyance of oil and gas leases or interests therein if they are not required prior to the sale or conveyance;

        (viii)  easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations to the extent that they do not, individually or in the aggregate, impair the right of the Company or a Subsidiary to receive proceeds of production from the affected property, reduce the net revenue interests of the Company or a Subsidiary below that shown in Section 2.22(c) of the Company Disclosure Schedule or increase the working interest of the Company or a Subsidiary above that shown in Section 2.22(c) of the Company Disclosure Schedule without a corresponding increase in the net revenue interest;

          (ix)  conventional rights of reassignment prior to release or surrender requiring notice to the holders of the rights;

           (x)  all rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Leases, Wells or Units in any manner, and all applicable laws, rules and orders of Governmental Entities;

          (xi)  any other matters set forth in Section 2.22(f) of the Company Disclosure Schedule;

         (xii)  any other liens, charges, encumbrances, defects or irregularities which do not, individually or in the aggregate, detract from the value of or interfere with the use or ownership of the Leases, Wells, Units and Lands subject thereto or affected thereby (as currently used or owned), which would be accepted by a reasonably prudent Person engaged in the business of owning and operating oil and gas properties, and which do not impair the right of the Company or a

  Subsidiary to receive proceeds of production from the affected property, reduce the net revenue interest of the Company or a Subsidiary below that shown in Section 2.22(c) of the Company Disclosure Schedule, or increase the working interest of the Company or a Subsidiary above that shown in Section 2.22(c) of the Company Disclosure Schedule without a corresponding increase in the net revenue interest, or otherwise;

        (xiii)  the reservations, limitations, provisos and conditions in any original grants from the Crown of any lands or interests therein and statutory exceptions to the title; and

        (xiv)  any provisions for penalties or forfeitures contained in any agreements, permits, licenses or approvals relating to the ownership or operation of any assets of the Company or a Subsidiary.

        2.23    Reserve Reports.

        (a)    The information underlying the estimates of the reserves of the Company and the Subsidiaries, which was supplied by the Company to Lee Keeling and Associates, Inc. ("Keeling"), an independent petroleum engineer, for purposes of preparing the reserve reports dated December 31, 2002 (the "Reserve Reports"), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts, costs of operations and development, and working interest and net revenue interest information relating to the Company's and the Subsidiaries' ownership interests in properties, was true and correct in all material respects on the dates of such Reserve Reports.

        (b)    The estimates of future capital expenditures supplied to Keeling were prepared in good faith and with a reasonable basis.

        (c)    The information provided to Keeling for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices.

        (d)    To the Knowledge of the Company, Keeling was, as of the dates of the Reserve Reports prepared by them, and is, as of the date hereof, an independent petroleum engineering firm with respect to the Company.

        (e)    Estimates of such reserves and the present value of the future net cash flows therefrom reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Each of Purchaser and Merger Sub hereby represents and warrants to the Company as follows:

        3.1    Organization and Qualification.    Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Texas. Each of Purchaser and Merger Sub have all requisite corporate power to carry on their business as it is now being conducted and are in good standing and duly qualified to do business in each jurisdiction in which the transaction of their business makes such qualification necessary, except where the failure to be in good standing or so qualified would not have a Material Adverse Effect on Purchaser or Merger Sub, as applicable, taken as a whole.

        3.2    Authorization and Validity of Agreement.    Each of Purchaser and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The Boards of Directors of Purchaser and Merger Sub have each duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on the part of either Purchaser or Merger Sub is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement and any other documents required to be executed by Purchaser or the Merger Sub in connection herewith have been duly executed and delivered by each of Purchaser and Merger Sub and, assuming this Agreement and those other documents constitute the legal, valid and binding obligation of the Company and its Subsidiaries, constitute the legal, valid and binding obligations of each of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub, as applicable, in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.3    Consents and Approvals.    Neither the execution and delivery of this Agreement by Purchaser and Merger Sub nor the consummation by Purchaser and Merger Sub of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by reason of Purchaser's or Merger Sub's status or (as applicable) operations, except (a) pursuant to the applicable requirements of the Exchange Act, the rules and regulations promulgated thereunder, and state securities or "blue sky" laws and state takeover laws, (b) the filing and recordation of the Articles of Merger pursuant to the TBCA, (c) as set forth in Section 3.3 of the Purchaser's disclosure schedule delivered to the Company in connection with this Agreement (the "Purchaser Disclosure Schedule") or (d) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on Purchaser or Merger Sub taken as a whole or prevent the consummation of the transactions contemplated hereby.

        3.4    No Violation.    Neither the execution and delivery of this Agreement by Purchaser and Merger Sub nor the consummation by Purchaser and Merger Sub of the transactions contemplated hereby will conflict with or violate the Articles of Incorporation or Bylaws of Purchaser or Merger Sub, as applicable, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any material assets or property of Purchaser or Merger Sub, as applicable, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which Purchaser or Merger Sub is a party or by which Purchaser or Merger Sub or any of their assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which consents have been obtained or which in the aggregate would not have a Material Adverse Effect on Purchaser or Merger Sub, as applicable, taken as a whole or prevent the consummation of the transactions contemplated hereby or assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.3 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or Merger Sub, as applicable, or any of their assets or properties, except for such violations which would not in the aggregate have a Material Adverse Effect on Purchaser or Merger Sub, as applicable, taken as a whole or prevent the consummation of the transactions contemplated hereby.

        3.5    Litigation.    There are no claims, actions, proceedings or governmental investigations pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries before any court or other governmental or regulatory body, which, if adversely determined, would impair, interfere with, or otherwise adversely affect the ability of Purchaser to consummate the transactions contemplated hereby in any material respect. Except as set forth in Section 3.5 of the Purchaser Disclosure Schedule, as of the date hereof, no action or proceeding has been instituted or, to the knowledge of Purchaser, threatened before any court or other governmental or regulatory body by any Person seeking to restrain or prohibit or to obtain damages with respect to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        3.6    Schedule 13E-3 and Company Proxy Statement.    No document filed or to be filed by or on behalf of Purchaser or Merger Sub with the SEC or any other governmental entity in connection with the transactions contemplated by this Agreement nor any information supplied by or on behalf of Purchaser or Merger Sub specifically for inclusion in the Schedule 13E-3 or the Company Proxy Statement will, at the respective times filed with the SEC or other governmental entity, or at any time thereafter when the information included therein is required to be updated pursuant to applicable law, or, in the case of the Company Proxy Statement, at the date mailed to the Company's shareholders and at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Purchaser and Merger Sub make no representation or warranty with respect to the statements made in the foregoing documents based on information supplied by or on behalf of the Company or any of its Subsidiaries or affiliates specifically for inclusion therein.

        3.7    Financing, Sufficient Funds.    Purchaser has received a financing commitment from Cerberus Capital Management, L.P. which together with availability under existing lines of credit and other conditional commitments from existing lenders (copies of all commitments and availability have been previously distributed to the Company) will provide sufficient funds necessary to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses for which Purchaser or Merger Sub will be responsible. Purchaser will utilize, at the Effective Time, all immediately available funds necessary to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses for which Purchaser will be responsible.

        3.8    Miller Agreement.    Purchaser has executed a joinder agreement to the agreement (the "Miller Agreement") dated as of October 14, 2002, by and between the Company and Douglas H. Miller, along with any Person who executes a joinder agreement to the Miller Agreement (Douglas H. Miller and each such Person shall be collectively referred to as the "Miller Group"), whereby Purchaser has agreed to be bound by the covenants and obligations of a Joinder Party (as defined in the Miller Agreement). All necessary parties have executed a joinder agreement, and Purchaser has complied with all of its obligations under the Miller Agreement.

        3.9    Brokers and Finders.    No broker, finder or investment bank has acted directly or indirectly for Purchaser or Merger Sub, nor has Purchaser or Merger Sub incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby.

        3.10    Employee Benefit Plans.    None of Purchaser's or Merger Sub's purposes for engaging in the transactions contemplated by this Agreement is for the evasion of liability under Section 4069 or ERISA.

ARTICLE IV
COVENANTS

        4.1    Conduct of Business Pending the Merger.    From the date hereof until the Effective Time, except as otherwise required or contemplated hereunder or as required by applicable law, without the prior written consent of Purchaser, the Company shall, and shall cause the Subsidiaries to:

        (a)    use all reasonable efforts to conduct its business in all material respects only in the ordinary course of business and consistent with past practice;

        (b)    not amend its Articles of Incorporation or Bylaws or declare, set aside or pay any dividend, or other distribution or payment in cash, stock or property in respect of its capital stock or acquire, directly or indirectly, any of its capital stock, other than the declaration or payment of a cash dividend by the Company to the Preferred Shares in accordance with their terms or dividends declared or paid by a wholly-owned Subsidiary;

        (c)    not issue, grant, sell or pledge or authorize the issuance, grant, sale or pledge of any shares of, or rights of any kind to acquire any shares of, its capital stock other than (i) Common Shares issuable upon the exercise of stock options outstanding on or prior to the date of this Agreement or the conversion of Preferred Shares outstanding on or prior to the date of this Agreement.

        (d)    not acquire, sell, transfer, lease or encumber any assets or inventory of the Company or any Subsidiary except (i) as set forth in Section 4.1(d) of the Company Disclosure Schedule or (ii) where the purchase or sale price of such assets is less than $1,000,000 individually or $2,000,000 in the aggregate;

        (e)    use all commercially reasonable efforts to preserve intact its business organizations and to keep available the services of its present key officers and employees; provided, however, that to satisfy the foregoing obligation, the Company shall not be required to make any payments other than those disclosed in Sections 2.11(j) or 2.14 of the Company Disclosure Schedule or enter into or amend any contractual arrangements or understandings, except in the ordinary course of business and consistent with past practice;

        (f)    not adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company;

        (g)    not grant any severance or termination pay (otherwise than pursuant to policies or contracts in effect on the date hereof, as disclosed in Sections 2.11(j) and 2.14 of the Company Disclosure Schedule) to, or enter into any employment agreement with, any of its executive officers or directors;

        (h)    not (i) increase, except as consistent with past practice in the ordinary course of business, the compensation payable or to become payable to its officers or employees, (ii) enter into any contract or other binding commitment in respect of any such increase with any of its directors, officers or other employees, or (iii) establish, adopt, enter into, make any new grants or awards under or amend any collective bargaining agreement or Company Plan, except as required by applicable law, including any obligation to engage in good faith collective bargaining, to maintain Tax-qualified status or as may be required by any Company Plan as the date hereof;

        (i)    not settle or compromise any material claims or litigation or, except in the ordinary course of business consistent with past practice, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, or make any payment, direct or indirect, of any material liability before the same becomes due and payable in accordance with its terms;

        (j)    not take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice with respect to accounting policies or procedures (including Tax accounting policies and procedures), except as may be required by the SEC, the Financial Accounting Standards Board or generally accepted accounting practices in the United States;

        (k)    confer at such times as Purchaser may reasonably request with one or more representatives of Purchaser to report material operational matters and the general status of ongoing operations (in each case to the extent Purchaser reasonably requires such information) and to consult with Purchaser regarding material operational decisions;

        (l)    except with regard to the amendment of the Company's existing credit facilities for its United States and Canadian operations in a manner consistent with the Commitment Letter, dated February 28, 2003 and with respect to terms not included in such Commitment Letter, on terms and conditions reasonably satisfactory to Purchaser, not (i) enter into any loan or credit agreement, or incur any indebtedness (other than borrowings under its existing credit agreement), (ii) guarantee any indebtedness or amend any existing loan or credit agreement, (iii) make or enter into an agreement or contract for capital expenditures, except for capital expenditures in the ordinary course of business consistent with past practice or (iv) enter into any agreement or contract outside the ordinary course of business of the Company;

        (m)    not adjust, split, combine or reclassify its capital stock;

        (n)    not enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

        (o)    except in connection with the acquisition of oil and gas properties in the ordinary course of the Company's business and permitted pursuant to Section 4.1(d) not create or acquire any subsidiaries; and

        (p)    not make any material Tax election or settle or compromise any material Tax Liability; and

        (q)    not authorize or enter into any agreement or arrangement to do any of the foregoing.

        4.2    Access; Confidentiality.

        (a)    From the date of this Agreement until the Effective Time, upon reasonable prior notice to the Company, the Company shall give Purchaser and Merger Sub, their financing sources, and their authorized representatives reasonable access during normal business hours to its executive officers and such other officers or other representatives of the Company approved in advance by the Company (which approval shall not be unreasonably withheld or delayed), properties, books and records, and shall furnish Purchaser and Merger Sub and its authorized representatives with such financial and operating data and other information concerning the business and properties of the Company as Purchaser or Merger Sub may from time to time reasonably request.

        (b)    Each of Purchaser and Merger Sub will hold and treat, and will cause their affiliates, agents and other representatives to hold and treat, all documents and information concerning the Company furnished to Purchaser or Merger Sub or their representatives in connection with the transactions contemplated by this Agreement confidential in accordance with the Confidentiality Agreement dated September 12, 2002, between Company and Douglas H. Miller, on behalf of Merger Sub, each member of his Group (as defined in the Confidentiality Agreement) and their respective affiliates and associates, which Confidentiality Agreement shall remain in full force and effect until the termination of this Agreement or otherwise in accordance with its terms.

        4.3    Notice of Certain Matters.    The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event that would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects and (b) any failure of the Company or of Purchaser or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect.

        4.4    Schedule 13E-3 and Company Proxy Statement.    The Company shall, as soon as reasonably practicable, prepare a preliminary form of the Company Proxy Statement (the "Company Preliminary Proxy Statement") and the Schedule 13E-3. The Company shall (a) file the Company Preliminary Proxy Statement and the Schedule 13E-3 with the SEC promptly after it has been prepared in a form reasonably satisfactory to the Company and Purchaser, (b) use reasonable efforts to promptly prepare any amendments to the Company Preliminary Proxy Statement or the Schedule 13E-3 required in response to comments of the SEC or its staff or that the Company with the advice of counsel deems necessary or advisable and (c) use reasonable efforts to cause the Company Proxy Statement to be mailed to the Company's shareholders as soon as reasonably practicable after the Company Preliminary Proxy Statement, as so amended, is cleared by the SEC. After the Proxy Statement shall have been mailed to the Company's shareholders, the Company, if required, shall promptly circulate amended or supplemental proxy material and, if required in connection therewith, resolicit proxies; provided, that no such amended or supplemental proxy material will be mailed by the Company without consultation with and review by Purchaser and its outside counsel. In addition, the Company shall (i) promptly notify Purchaser of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the preliminary proxy statement or Proxy Statement or for additional information, and will promptly supply Purchaser and its outside counsel with copies of all written correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Company Preliminary Proxy Statement, the Company Proxy Statement, the Schedule 13E-3 or the Merger and (ii) promptly inform Purchaser and its outside counsel if at any time prior to the Special Meeting any event should occur that is required by applicable law to be set forth in an amendment of, or a supplement to, the Company Proxy Statement, in which case, the Company, in consultation with Purchaser and its outside counsel, will, upon learning of such event, promptly prepare and mail such amendment or supplement. It is expressly understood and agreed that (i) Purchaser, Merger Sub and the Company will consult with each other in connection with all aspects of the preparation, filing and clearance by the SEC of the Company Proxy Statement, Company Preliminary Proxy Statement and Schedule 13E-3 (including any and all amendments or supplements thereto), (ii) the Company shall give Purchaser and its outside counsel the reasonable opportunity to review and comment on each of the Company Proxy Statement, Company Preliminary Proxy Statement and Schedule 13E-3 prior to filing with the SEC and shall give Purchaser and its outside counsel the reasonable opportunity to review and comment on all amendments and supplements to each of the Company Proxy Statement, Company Preliminary Proxy Statement and Schedule 13E-3 and all responses to requests for additional information and replies to comments prior to filing with the SEC and each of the Company and Purchaser agrees to use all reasonable efforts, after consultation with the other, to respond promptly to all such comments of and requests by the SEC and (iii) to the extent practicable and desired by Purchaser, the Company and its outside counsel shall permit Purchaser and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to each of the Company Proxy Statement, Company Preliminary Proxy Statement and Schedule 13E-3 or any of the transactions contemplated thereby (provided that, Purchaser shall not separately communicate with the SEC and in the event that such participation by Purchaser is not practicable or desired by Purchaser, the Company shall promptly inform Purchaser and its counsel of the content of all such communications and the participants involved therein).

        4.5    State Takeover Statutes.    The Company, Purchaser and Merger Sub will cooperate to take reasonable steps to (a) exempt the Merger from the requirements of any applicable state takeover law and (b) assist in any challenge by any of the parties to the validity or applicability to the Merger of any state takeover law.

        4.6    Cooperation.    Subject to the terms and conditions of this Agreement and applicable law, each of the parties shall act in good faith and use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including such actions or things as any other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated by this Agreement to be fully satisfied. Without limiting the foregoing, the parties shall (and shall cause their respective subsidiaries, and use reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives to) consult and fully cooperate with and provide assistance to each other in (a) the preparation and filing with the SEC of the Schedule 13E-3, the Company Preliminary Proxy Statement and the Company Proxy Statement, and any necessary amendments or supplements thereto; (b) seeking to have the Company Preliminary Proxy Statement cleared by the SEC as soon as reasonably practicable after filing; (c) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permissions or actions by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic (federal, state or local) or foreign (collectively, "Governmental Entity") or other Person as soon as reasonably practicable after filing including, without limitation, any advance ruling certificate or no-action letter under the Competition Act of Canada and/or the Investment Canada Act or any filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (d) providing all such information concerning such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; (e) taking such actions and doing such things as any other party hereto may reasonably request in order to cause any of the conditions specified in Article V to such other party's obligation to consummate such transactions to be fully satisfied; (f) in general, consummating and making effective the transactions contemplated hereby; and (g) in the event and to the extent required, amending this Agreement so that this Agreement and the Merger comply with the TBCA. The parties shall (and shall cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives to) use their reasonable efforts to cause the lifting of any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or other Governmental Entity preventing or restricting consummation of the transactions contemplated hereby in the manner provided for herein. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

        4.7    Public Announcements.    No party hereto shall or shall permit any of its subsidiaries to (and each party shall use reasonable efforts to cause its affiliates, directors, officers, employees, agents or representatives not to) issue any press release or make any public statement concerning this Agreement or any of the transactions contemplated hereby, without the prior written consent of the other parties hereto; provided, however, that a party may, without the prior written consent of the other party hereto, issue such a press release or make such a public statement to the extent required by applicable law or any listing agreement with a national securities exchange by which such party is bound if it has used reasonable efforts to consult with the other parties and to obtain such parties' consent but has been unable to do so in a timely manner.

        4.8    Acquisition Proposals.

        (a)    Each of the Company and its Subsidiaries shall, and shall cause its affiliates and each of its and their respective representatives (excluding each of the Persons listed on Section 4.8(a) of the Purchaser Disclosure Schedule, collectively the "Management Group") to, immediately cease any discussions, activities or negotiations with any other Person or Persons that may be ongoing with respect to any Acquisition Proposal. The Company and its Subsidiaries shall not take, and shall cause their respective representatives (other than the Management Group) not to take, any action (i) to encourage, solicit, initiate or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal, (ii) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, other than a confidentiality agreement referred to below, in accordance with the terms and under the circumstances contemplated below in this Section 4.8(a), or to agree to approve or endorse any Acquisition Proposal or enter into any agreement, arrangement or understanding that would require the Company to abandon, terminate or fail to consummate the Merger, (iii) to initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than Purchaser, the Management Group, Merger Sub or their financing sources) in furtherance of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, (iv) to facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal or (v) to grant any waiver or release under any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or any of their affiliates or representatives; provided, that so long as there has been no breach of this Section 4.8(a), prior to obtaining the Requisite Approvals, in response to an unsolicited written Acquisition Proposal (that was not made in violation of any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or any of their affiliates or representatives) and otherwise in compliance with its obligations under Section 4.8(c), the Company may (1) request clarifications from, and furnish information to, (but not enter into discussions with) any Person which makes such unsolicited Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with the Company containing customary terms and conditions that are no less restrictive than those contained in the Confidentiality Agreement, and in connection with the foregoing, the Company agrees not to waive any of the provisions in any such confidentiality agreement without waiving the similar provisions in the Confidentiality Agreement to the same extent, (B) such action is taken solely for the purpose of obtaining information reasonably necessary to ascertain whether such Acquisition Proposal is, or is reasonably likely to lead to, a Superior Proposal, and (C) the Special Committee reasonably determines in good faith, after consultation with outside legal counsel (which may be its current outside legal counsel), that failure to take such actions would be inconsistent with its fiduciary duties under applicable law and (2) participate in discussions and negotiations with, request clarifications from, and furnish information to, any Person which makes such unsolicited Acquisition Proposal if (X) such action is taken subject to a confidentiality agreement with the Company containing customary terms and conditions that are no less restrictive than those contained in the Confidentiality Agreement and in connection with the foregoing, the Company agrees not to waive any of the provisions in any such confidentiality agreement without waiving the similar provisions in the Confidentiality Agreement to the same extent, (Y) the Special Committee reasonably determines in good faith, after consultation with outside legal counsel (which may be its current legal counsel) and financial advisors, that such Acquisition Proposal is a Potential Superior Proposal and (Z) the Special Committee reasonably determines in good faith, after consultation with outside legal counsel (which may be its current legal counsel), that failure to take such actions would be inconsistent with its fiduciary duties under applicable law. Except as otherwise contemplated herein, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or their respective affiliates or representatives on behalf of the Company, including where necessary, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

        (b)    Neither the Company Board, the Special Committee nor any other committee of the Company Board shall (i) withdraw, modify or amend in a manner adverse to Purchaser or Merger Sub, the approval, adoption or recommendation, as the case may be, of this Agreement or any of the other transactions contemplated hereby, (ii) approve or recommend any Acquisition Proposal, (iii) cause the Company to accept such Acquisition Proposal and/or enter into any agreement to consummate such Acquisition Proposal, or (iv) resolve to do any of the foregoing; provided, that the Special Committee may do any of the foregoing prior to obtaining the Requisite Approvals if (A) the Company has complied with its obligations under this Section 4.8, (B) the Special Committee reasonably determines in good faith, after consultation with outside legal counsel (which may be its current outside legal counsel), that failure to take such actions would be inconsistent with its fiduciary duties under applicable law and (C) prior to taking such actions, the Special Committee shall have given Purchaser and Merger Sub at least five business days notice of its intention to take such action and the opportunity to meet with the Company and its outside counsel and financial advisors.

        (c)    In addition to the obligations of the Company set forth in Section 4.8(a), on the date of receipt or occurrence thereof, the Company shall advise Purchaser of any request for information with respect to any Acquisition Proposal, Superior Proposal or Potential Superior Proposal or of any Acquisition Proposal, Superior Proposal or Potential Superior Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, Superior Proposal or Potential Superior Proposal, the terms and conditions of such request, Acquisition Proposal, Superior Proposal or Potential Superior Proposal, inquiry, proposal, discussion or negotiation and the Company shall, within one business day of the receipt thereof, promptly provide to Purchaser copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal, Superior Proposal or Potential Superior Proposal or such request, inquiry or proposal or with whom any discussions or negotiations are taking place. The Company shall keep Purchaser informed of the status and material details (including amendments or proposed amendments) of any such request or Acquisition Proposal, Superior Proposal or Potential Superior Proposal and keep Purchaser informed as to the material details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, Acquisition Proposal, Superior Proposal or Potential Superior Proposal, inquiry or proposal, and shall provide to Purchaser within one business day of receipt thereof all written materials received by the Company with respect thereto. The Company shall promptly provide to Purchaser any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal, Superior Proposal or Potential Superior Proposal, which was not previously provided to Purchaser.

        (d)    Nothing contained in this Section 4.8 shall prohibit the Company Board, the Special Committee or any other committee of the Company Board from (i) making and disclosing to the shareholders of the Company a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of the Company if the Special Committee determines in good faith, after consultation with outside legal counsel (which may be its current outside legal counsel), that failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law.

        (e)    The Company shall promptly request in writing each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Company, and the Company shall use all reasonable efforts to have such information returned or destroyed (to the extent destruction of such information is permitted by such confidentiality agreement).

        "Acquisition Proposal" shall mean (a) any inquiry, proposal or offer (including any proposal to shareholders of the Company) from any Person or group relating to any direct or indirect acquisition or purchase of 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity securities of the Company or any of its Subsidiaries in a single transaction or a series of related transactions, (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or group beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries or the filing with the SEC of a registration statement under the Securities Act or any statement, schedule or report under the Exchange Act in connection therewith, (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, (d) any public announcement by or on behalf of the Company, any of its Subsidiaries or any of their respective affiliates (or any of their respective representatives) or by any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        "Superior Proposal" shall mean a bona fide written offer which is not solicited in violation of Section 4.8(a) by or on behalf of the Company, any of its Subsidiaries or any of their respective affiliates (or any of their respective representatives) made by a third party to acquire, directly or indirectly, all of the Shares pursuant to (i) a tender offer followed by a merger, (ii) a consolidation, (iii) a statutory share exchange, (iv) a merger, (v) a purchase of all or substantially all of the assets of the Company and its Subsidiaries or (vi) a similar transaction (A) on terms (taken as a whole) which the Special Committee reasonably determines in good faith, after consultation with its outside legal counsel and its financial advisor would, if consummated, be more favorable from a financial point of view to the Company's shareholders (in their capacity as such) than the transactions contemplated hereby, (B) which is reasonably capable of being consummated (taking into account such factors as the Special Committee in good faith deems relevant, including all legal, financial, regulatory and other aspects of such proposal (including the terms of any financing and the likelihood that the transaction would be consummated) and the identity of the Person making such proposal) and (C) which is not made in violation of any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or any of their affiliates or representatives.

        "Potential Superior Proposal" shall mean any bona fide written offer which is not solicited in violation of Section 4.8(a) by or on behalf of the Company, any of its Subsidiaries or any of their respective affiliates (or any of their respective representatives) made by a third party that (A) expressly provides for consideration per share that is more than the Per Share Merger Consideration, (B) is on terms (taken as a whole) that the Special Committee reasonably determines in good faith, after consultation with its outside legal counsel (which may be its current legal counsel) and its financial advisors, could reasonably lead to a Superior Proposal and (C) is not subject to any condition relating to the financing of such proposal.

        4.9    D&O Indemnification.

        (a)    From the Effective Time through the later of (i) the sixth anniversary of the date on which the Effective Time occurs and (ii) the expiration of any statute of limitations applicable to any claim, action, suit, proceeding or investigation referred to below, the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time (the "Indemnified Parties"), against any claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including without limitation attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, the Merger, the preparation, filing and mailing of the Company Proxy Statement and the other transactions and actions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted, under applicable law, indemnification agreements existing on the date hereof and the Articles of Incorporation or Bylaws of the Company in effect on the date hereof, to indemnify such Person (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

        (b)    Any Indemnified Party wishing to claim indemnification under this Section 4.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability or obligation it may have to such Indemnified Party except, and only to the extent, that such failure materially prejudices the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received. If such indemnity is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits. In the event that any claim or claims are asserted or made within the aforesaid six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the final disposition of any and all such claims.

        (c)    Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any present or former director or officer of the Company on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 4.9 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

        (d)    This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

        (e)    To the extent that the Surviving Corporation fails to perform any of its obligations pursuant to this Section 4.9, Purchaser shall assume the obligations and rights of the Surviving Corporation under this Section 4.9.

        (f)    In the event that, after the Effective Time, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Purchaser shall cause the Surviving Corporation to make proper provision so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 4.9.

        (g)    The Company, prior to the Effective Time, and Purchaser, from and after the Effective Time, shall not permit the obligations of the Surviving Corporation or any successor corporation under this Section 4.9 to be terminated or modified in such a manner as to adversely affect any director, officer, employee, fiduciary and agent to whom this Section 4.9 applies without the consent of each affected director, officer, employee, fiduciary and agent.

        (h)    Purchaser shall obtain, as of the Effective Time, a "run-off" insurance policy providing directors' and officers' liability insurance coverage for the persons who were directors or officers of the Company at any time during the period from, on and after August 1, 2002 to and including the Effective Time to the same extent as the directors' and officers' liability insurance coverage maintained by the Company as of the date of this Agreement, provided that such insurance coverage need only cover claims made during the period of six years immediately following the Effective Time with respect to actions taken by any such person to and including the Effective Time. Purchaser shall deliver to the Company, prior to the Effective Time, evidence of such "run-off" insurance policy obtained.

        4.10    Information Updates.    The Company shall have the continuing obligation until the Closing to provide to Purchaser with detailed information regarding (i) any matter occurring after the date hereof that, if existing or occurring on or before the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule, and (ii) any matter which was not but should have been fully set forth or described in the Company Disclosure Schedule as of the date hereof. The provision of such information shall not qualify any of the Company's representations or warranties for any purpose under this Agreement, and shall be provided solely for informational purposes. The Company shall use commercially reasonable efforts to deliver any such information to Purchaser at least five business days before the Closing.

ARTICLE V
CLOSING CONDITIONS

        5.1    Conditions to Obligations of Each Party to Effect the Merger.    The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

        (a)    Shareholder Approval. This Agreement shall have been approved by the Requisite Approval.

        (b)    No Injunction. No federal or state governmental or regulatory body or court of competent jurisdiction shall have enacted, issued, promulgated or enforced any statute, rule, regulation, executive order, decree, judgment, preliminary or permanent injunction or other order that is in effect and that prohibits, enjoins or otherwise restrains the consummation of the Merger, makes the Merger illegal or has a Material Adverse Effect on the Company; provided, however, that the parties shall use all reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted.

        (c)    Governmental and Regulatory Consents. All material filings required to be made prior to the Effective Time with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities or third parties which are listed in Section 2.4 of the Company Disclosure Schedule shall have been made or obtained, as the case may be.

        5.2    Conditions Precedent to the Obligations of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by the Company:

        (a)    Accuracy of Representations and Warranties. All representations and warranties made by each of Purchaser and Merger Sub herein shall be true and correct in all material respects (other than representations and warranties subject to materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for representations and warranties that are made as of a specific date or time, which shall be true and correct in all material respects only as of such specific date or time.

        (b)    Compliance with Covenants. Each of Purchaser and Merger Sub shall have performed in all material respects all obligations and agreements, and complied in all respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Effective Time.

        5.3    Conditions Precedent to the Obligations of Purchaser and Merger Sub.    The obligation of each of Purchaser and Merger Sub to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by each of Purchaser and Merger Sub:

        (a)    Accuracy of Representations and Warranties. All representations and warranties made by the Company herein shall be true and correct in all material respects (other than representations and warranties subject to materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for representations and warranties that are made as of a specific date or time, which shall be true and correct in all material respects only as of such specific date or time.

        (b)    Compliance with Covenants. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed or complied with by it prior to or on the Effective Time.

        (c)    Ancillary Agreements. Any ancillary agreement executed in connection with the transactions contemplated by this Agreement shall be in full force and effect and have been fully complied with.

        (d)    Consents. All material consents required in connection with the transactions (other than from a Governmental Entity) shall have been received.

        (e)    Dissenters Rights. No more than 5% of the shares shall have properly and timely exercised dissenters rights.

ARTICLE VI
TERMINATION

        6.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time (notwithstanding approval of this Agreement by the shareholders of the Company, prior to the Effective Time:

        (a)    by mutual written consent of the Company and Purchaser;

        (b)    by either the Company or Purchaser, if the Effective Time shall not have occurred on or before 270 days from the date hereof; provided that the right to terminate this Agreement under this clause (b) shall not be available to any party whose misrepresentation in this Agreement or whose failure to perform any of its covenants and agreements or to satisfy any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

        (c)    by either the Company or Purchaser, if any federal, state or foreign court of competent jurisdiction or other governmental or regulatory body shall have issued any judgment, injunction, order or decree prohibiting, enjoining or otherwise restraining the transactions contemplated by this Agreement and such judgment, injunction, order or decree shall have become final and nonappealable (provided however, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used reasonable efforts to remove such judgment injunction, order or decree) or if any statute, rule, regulation or executive order promulgated or enacted by any federal or state governmental authority after the date of this Agreement which prohibits the consummation of the Merger shall be in effect;

        (d)    by the Company, if this Agreement is not approved at the Company Shareholders' Meeting (including any adjournment or postponement thereof permitted by this Agreement) upon a vote taken thereon by the Requisite Approval;

        (e)    by Purchaser, if there shall have been a material breach of any representation, warranty or material covenant or agreement on the part of the Company (excluding any breach resulting from any voluntary action or inaction by any Person in the Management Group), which is incurable or which is not cured within the earlier of 30 days following written notice of such breach by Purchaser to the Company and the expiration of the time period described in Section 6.1(b);

        (f)    by the Company, if there shall have been a material breach of any representation, warranty or material covenant or agreement on the part of either Purchaser or Merger Sub, which is incurable or which is not cured within the earlier of 30 days following written notice of such breach by Company to Purchaser and the expiration of the time period described in Section 6.1(b);

        (g)    by Purchaser if (i) the Company shall have (A) withdrawn, modified or amended, in a manner adverse to either Purchaser or Merger Sub, the approval, adoption or recommendation, as the case may be, of this Agreement or (B) approved or recommended or entered into any agreement, arrangement or understanding with respect to, any Acquisition Proposal; (ii) the Company Board or any committee thereof shall have resolved to take any of the actions set forth in preceding subclause

(i); (iii) after an Acquisition Proposal has been made, the Special Committee fails to affirm its recommendation and approval of this Agreement within five business days of any request by Purchaser to do so; or (iv) a tender offer or exchange offer constituting an Acquisition Proposal is commenced and the Special Committee does not recommend against acceptance of such offer by the Company's shareholders (including by taking no position or a neutral position with respect thereto);

        (h)    the Company, if a Superior Proposal is received by the Company or any Potential Superior Proposal that is received by the Company becomes a Superior Proposal and the Special Committee reasonably determines in good faith, after consultation with outside legal counsel (which may be its current outside legal counsel) that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal in order to not be inconsistent with its fiduciary duties under applicable law; provided, that the Company may not terminate this Agreement pursuant to this Section 6.1(h) unless (i) the Company has complied with its obligations under Section 4.8, (ii) five Business Days have elapsed following delivery to Purchaser and Merger Sub by the Company of a written notice of such determination by the Special Committee that includes the terms and conditions of such Superior Proposal and (iii) concurrently with such termination, (A) Purchaser has received the Termination Fee (as defined in Section 6.3(b)) by wire transfer in same day funds and (B) the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal; or

        (i)    by Purchaser, if there shall have been a breach of any provision of Section 4.8, without regard to any right to cure such breach.

        6.2    Effect of Termination.    In the event of any termination of this Agreement pursuant to Section 6.1, this Agreement forthwith shall become void and of no further force or effect, and no party hereto (or any of its affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder, except in any such case (a) as provided in Sections 4.2(b) (Confidentiality), 4.7 (Public Announcements), and 6.3 (Fees and Expenses), which shall survive any such termination and (b) to the extent such termination results from the breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

        6.3    Fees and Expenses.

        (a)    Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all costs and expenses related to the preparation, printing, filing and mailing (as applicable) of the Company Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Company Proxy Statement, and fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party which incurs such cost or expense; provided, that if this Agreement is terminated pursuant to Section 6.1(f), Purchaser shall pay the costs and expenses incurred by the Company in connection with this Agreement (including, without limitation, all costs and expenses related to the preparation, printing, filing and mailing (as applicable) of the Company Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Company Proxy Statement, and fees and disbursements of counsel, financial advisors and accountants).

        (b)    If this Agreement is terminated pursuant to Section 6.1(g), Section 6.1(h) or Section 6.1(i), then Purchaser shall be entitled to receive from the Company an amount equal to $8,500,000 (the "Termination Fee").

        (c)    If this Agreement is terminated (A) by the Company in accordance with Section 6.1(b) and (B) a Potential Superior Proposal or Superior Proposal (or an intention to make a Potential Superior Proposal or Superior Proposal) has been made, proposed, communicated or disclosed after the date of this Agreement and prior to the date of termination of this Agreement, and the Company consummates an Acquisition Proposal (other than such Potential Superior Proposal or Superior Proposal) within nine months of the date of such termination, then Purchaser shall be entitled to receive from the Company an amount equal to $5,000,000, less any Expense Reimbursement (as defined below) previously paid to Purchaser, upon consummation of such Acquisition Proposal.

        (d)    If this Agreement is terminated (A) by the Company in accordance with Section 6.1(b) and (B) a Potential Superior Proposal or Superior Proposal (or an intention to make a Potential Superior Proposal or Superior Proposal) has been made, proposed, communicated or disclosed after the date of this Agreement and prior to the date of termination of this Agreement, and the Company consummates such Potential Superior Proposal or Superior Proposal within nine months of the date of such termination, then Purchaser shall be entitled to receive from the Company an amount equal to the Termination Fee, less any Expense Reimbursement previously paid to Purchaser, upon consummation of such Potential Superior Proposal or Superior Proposal.

        (e)    If this Agreement is terminated (A) in accordance with Section 6.1(d) and (B) a Potential Superior Proposal or Superior Proposal (or an intention to make a Potential Superior Proposal or Superior Proposal) has been made, proposed, communicated or disclosed after the date of this Agreement and prior to the date of termination of this Agreement, and the Company consummates an Acquisition Proposal within nine months of the date of such termination, then Purchaser shall be entitled to receive from the Company an amount equal to the Termination Fee, less any Expense Reimbursement (as defined below) previously paid to Purchaser, upon consummation of such Acquisition Proposal.

        (f)    If this Agreement is terminated (A) in accordance with Section 6.1(e) and (B) a Potential Superior Proposal or Superior Proposal (or an intention to make a Potential Superior Proposal or Superior Proposal) has been made, proposed, communicated or disclosed after the date of this Agreement and prior to the date of termination of this Agreement and the Company consummates an Acquisition Proposal within nine months of the date of such termination, then Purchaser shall be entitled to receive from the Company an amount equal to the Termination Fee, less any Expense Reimbursement previously paid to Purchaser, upon consummation of such Acquisition Proposal.

        (g)    If this Agreement is terminated (A) in accordance with Section 6.1(d) and (B) either (x) a Potential Superior Proposal or Superior Proposal (or an intention to make a Potential Superior Proposal or Superior Proposal) has been made, proposed, communicated or disclosed after the date of this Agreement and prior to the date of termination of this Agreement or (y) all of the shares of capital stock of the Company which are owned by any member of the Management Group that has, as of the date of the Company Shareholders' Meeting, executed an agreement to purchase shares of the Purchaser and has the right to vote in connection with the transactions contemplated by this Agreement have been voted in favor of approval and adoption of this Agreement, then Purchaser shall be entitled to receive, by wire transfer in immediately available funds within three Business Days of such termination, from the Company reimbursement for the out-of-pocket expenses of Purchaser and Merger Sub, as applicable (including printing fees, filing fees and fees and expenses of their legal and financial advisors and all fees and expenses payable to any financing sources (including Cerberus Capital Management, L.P.)) related to this Agreement and the transactions contemplated hereby and any related financing ("Expense Reimbursement"); provided that such Expense Reimbursement shall not exceed $1,500,000.

        (h)    If this Agreement is terminated in accordance with Section 6.1(e), then Purchaser shall be entitled to receive, by wire transfer in immediately available funds within three Business Days of such termination, from the Company the Expense Reimbursement.

ARTICLE VII
MISCELLANEOUS

        7.1    No Survival.    None of the representations, warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the covenants and agreements contained in Sections 4.9 (D&O Indemnification).

        7.2    Notices.    All notices and other communications given or made, pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by facsimile (with immediate confirmation) or nationally recognized overnight courier service, as follows:

(a)	if to Purchaser, to:
EXCO Holdings Inc. 6500 Greenville Avenue Suite 600 Dallas, Texas 75206 Attn: Douglas Miller Fax: (214) 378-5442
with a copy (not required as notice) to:
Cerberus Capital Management, L.P. 450 Park Avenue, 28th Floor New York, NY 10022 Attention: Lenard B. Tessler Fax: (212) 755-3009
Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Stuart D. Freedman Fax: (212) 593-5955; and
Sayles, Lidji & Werbner 4400 Renaissance Tower 1201 Elm Street Dallas, Texas 75270 Attn: Brian M. Lidji Fax: (214) 939-8787
(b)	if to Merger Sub, to:
ER Acquisition, Inc. 6500 Greenville Avenue Suite 600 Dallas, Texas 75206 Attn: Douglas Miller Fax: (214) 378-5442
with a copy (not required as notice) to:
Cerberus Capital Management, L.P. 450 Park Avenue, 28th Floor New York, NY 10022 Attention: Lenard B. Tessler Fax: (212) 755-3009

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Stuart D. Freedman Fax: (212) 593-5955; and
Sayles, Lidji & Werbner 4400 Renaissance Tower 1201 Elm Street Dallas, Texas 75270 Attn: Brian M. Lidji Fax: (214) 939-8787
(c)	if to the Company, to:
EXCO Resources, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, Texas 75206 Attn: Special Committee c/o Stephen F. Smith Fax: (713) 651-3028
with a copy (not required as notice) to:
Bracewell & Patterson, L.L.P. South Tower Pennzoil Place 711 Louisiana Street, Suite 2900 Houston, Texas 77002 Attn: Gary W. Orloff Fax: (713) 221-2166

or to such other Person or address or facsimile number as any party shall specify by like written notice to the other parties hereto (any such notice of a change of address to be effective only upon actual receipt thereof.

        7.3    Certain Definitions.    The following terms, when used in this Agreement, shall have the following respective meanings:

        (a)    "affiliate" shall have the meaning assigned to such term in Section 12(b)(2) of the Exchange Act.

        (b)    "business day" shall have the meaning set forth in Rule 14d-1(g)(3) under the Exchange Act.

        (c)    "Material Adverse Effect" means, with respect to any Person, any change or effect that is materially adverse to the assets, operations, financial condition or results of operations of such Person and its subsidiaries, taken as a whole, excluding in all cases: (i) events or conditions generally affecting the industry in which such Person and its subsidiaries operate or arising from changes in general business or economic conditions; (ii) out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement; (iii) in the case of the Company, the payment by the Company of all amounts due to any officers or employees of the Company under employment contracts or other employee benefit plans in effect as of the date hereof and which have been listed in the Company Disclosure Schedule; (iv) any effect resulting from any change in law or generally accepted accounting principles, which affect generally entities such as such Person; and (v) any effect resulting from compliance by such Person with the terms of this Agreement.

        (d)    "Person" means any natural person, corporation, limited liability company, partnership, unincorporated organization or other entity.

        (e)    "subsidiary" of any Person means any other corporation or entity of which such Person owns, directly or indirectly, stock or other equity interests having a majority of the votes entitled to be cast in the election of directors of such corporation or entity under ordinary circumstances or of which such Person owns a majority beneficial interest.

        7.4    Entire Agreement.    This Agreement (including the schedules, exhibits and other documents referred to herein), together with the Confidentiality Agreement referred to in Section 4.2(b), constitutes the entire agreement between and among the parties hereto and supersedes all prior agreements and understandings, oral and written, between or among any of the parties with respect to the subject matter hereof.

        7.5    Assignment; Binding Effect.    Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, in whole or in part, by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, and any attempted assignment without such consent shall be void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Section 4.9.

        7.6    Amendments.    This Agreement may be amended by the parties at any time prior to the Effective Time; provided, that, upon obtaining the Requisite Approval, no amendment shall be made that by law requires further approval by the shareholders of the Company, without such approval. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto.

        7.7    Waivers.    At any time prior to the Effective Time, Purchaser, Merger Sub or the Company may, to the extent legally allowed, extend the time specified herein for the performance of any of the obligations or other acts of the other, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, or waive compliance by the other with any of the agreements or covenants of such other party or parties (as the case may be) contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party or parties to be bound thereby. No such extension or waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies.

        7.8    Captions.    The Table of Contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        7.9    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

        7.10    Validity.    The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

        7.11    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to any applicable principles of conflicts of law, except to the extent that the TBCA mandatorily applies to the Merger.

        IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first above written.

EXCO RESOURCES, INC.
By:	/s/ T. W. EUBANK Name: T. W. Eubank Title: President
EXCO HOLDINGS INC.
By:	/s/ DOUGLAS H. MILLER Name: Douglas H. Miller Title: President
ER ACQUISITION, INC.
By:	/s/ DOUGLAS H. MILLER Name: Douglas H. Miller Title: President

APPENDIX B-1

CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT

        This Contribution Agreement (this "Agreement"), dated effective as of March 11, 2003, is made and entered into by and among Douglas H. Miller ("Miller"), T.W. Eubank ("Eubank") and EXCO Holdings Inc., a Delaware corporation (the "Company").

        The following recitals are true and constitute the basis for this Agreement:

  A.
  Miller currently owns 763 shares of the common stock, par value $0.01 per share, of ER Acquisition, Inc., a Texas corporation ("ERA") and Eubank currently owns 237 shares of the common stock of ERA; and

  B.
  Contemporaneously with the consummation of the acquisition and other transactions (the "Transactions") contemplated by that certain Agreement and Plan of Merger dated as of March 11, 2003, by and among EXCO Resources, Inc., the Company, and ERA (the "Merger Agreement"), both Miller and Eubank desire to contribute all of their shares of ERA common stock (the "ERA Shares") to the Company in exchange for shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Shares"), and the Company desires to issue Class A Common Shares to Miller and Eubank in exchange for all of the ERA Shares.

        NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Miller agree as follows:

        Section 1.    Contribution; Exchange.

          A.    Miller hereby agrees that contemporaneously with the consummation of the Transactions, all 763 of his ERA Shares shall be contributed by him to the Company without further action on the part of Miller or the Company, other than the delivery by Miller of a stock certificate evidencing the ERA Shares to the Company. Contemporaneously with Miller's contribution of his ERA Shares to the Company, the Company hereby agrees to issue 1,447,793 shares of the Class A Common Shares to Miller, free and clear of all liens or encumbrances, without further action on the part of Miller or the Company, other than the delivery of a validly issued stock certificate evidencing the shares of Class A Common Shares so issued, which certificate will be delivered promptly following the consummation of the Transactions. Miller hereby agrees not to exercise any of his Stock Options (as defined in Section 1.10(b) of the Merger Agreement) and agrees to permit those Stock Options to expire according to their terms without having been exercised, unless and until the Merger Agreement is terminated without having been consummated.

          B.    Eubank hereby agrees that contemporaneously with the consummation of the Transactions, all 237 of his ERA Shares shall be contributed by him to the Company without further action on the part of Eubank or the Company, other than the delivery by Eubank of a stock certificate evidencing his ERA Shares to the Company. Contemporaneously with Eubank's contribution of his ERA Shares to the Company, the Company hereby agrees to issue 449,708 shares of the Class A Common Shares to Eubank, free and clear of all liens or encumbrances, without further action on the part of Eubank or the Company, other than the delivery of a validly issued stock certificate evidencing the shares of Class A Common Shares so issued, which certificate will be delivered promptly following the consummation of the Transactions. Eubank hereby agrees not to exercise any of his Stock Options and agrees to permit those Stock Options to expire according to their terms without having been exercised, unless and until the Merger

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  Agreement is terminated without having been consummated. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Eubank from exercising any Stock Options so long as any such exercise does not reduce the value (that is, the difference between the Per Share Merger Consideration (as defined in Section 1.10(b) of the Merger Agreement) and the per share exercise price of the Stock Options) of his unexercised and expiring Stock Options below $675,000.

        Section 2.    Representations and Warranties.    Miller and Eubank hereby represent and warrant to the Company, severally and not jointly, as follows:

          A.    The entire authorized capital stock of ERA consists of 1,000 shares of common stock, all of which are issued and outstanding. Miller holds of record and owns beneficially 763 of the ERA Shares, free and clear of any liens, claims or encumbrances, and Eubank holds of record and owns beneficially 237 of the ERA Shares, free and clear of any liens, claims or encumbrances. There are no options, warrants, purchase rights, contracts or other commitments held by any other party to acquire any shares of any capital stock of ERA. Following the exchange by Miller and Eubank of their ERA Shares for the Class A Common Shares, ERA shall be wholly-owned by the Company.

          B.    Each of Miller and Eubank understands that the Class A Common Shares each will receive in exchange for their ERA Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, are being offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act") in a private placement that is exempt from the registration provisions of the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances. Each of Miller and Eubank understands that they must bear the economic risk of the acquisition of the Class A Common Shares made in connection herewith for an indefinite period of time because, among other reasons, the Class A Common Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. Each of Miller and Eubank further understands that the certificates representing the Class A Common Shares shall bear a legend in substantially the following form:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS"

          C.    Each of Miller and Eubank understands that the Class A Shares being purchased are subject to a Stockholders' Agreement (the "Stockholders' Agreement") to be entered into by and among the Company and the other parties thereto in substantially the form attached as Exhibit C to the Stock Purchase Agreement dated March 11, 2003, by and between the Company and Cerberus Capital Management, L.P. (the "Stock Purchase Agreement") and a Stock Repurchase Agreement (the "Repurchase Agreement") to be entered into by and among the Company and the other parties thereto in substantially the form attached as Exhibit E to the Stock Purchase Agreement. Each of Miller and Eubank further understands that the certificates representing the Class A Common Shares shall bear a legend in substantially the following form:

    "THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT AND REPURCHASE AGREEMENT AS EITHER MAY BE AMENDED FROM TIME TO TIME, BY AND

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    AMONG EXCO HOLDINGS INC. (THE "COMPANY") AND THE STOCKHOLDERS PARTY THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

          D.    Each of Miller and Eubank can bear the economic risk of his investment in the Class A Common Shares and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and the risks of the investment. Each of Miller and Eubank has been furnished with all materials relating to the business, finances and operations of the Company which have been requested, including, without limitation all certificates, instruments, agreements and other documents defining the rights, limitations and preferences of the Class A Common Shares and the holders thereof. Each of Miller and Eubank has conducted their own investigation of the Company and are not relying on any representations or warranties of the Company other than those expressly set forth herein. Each of Miller and Eubank understands that the Company is under no obligation to register the Class A Common Shares on either of their behalf, except as may be required pursuant to the Registration Rights Agreement to be entered into by and among the Company and the other parties thereto in substantially the form attached as Exhibit B to the Stock Purchase Agreement; and

          E.    Each of Miller and Eubank is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

        Section 3.    Condition; Termination.    The obligations of Miller and Eubank to contribute the ERA Shares to the Company shall be subject to the consummation of the Transactions and if the Merger Agreement is terminated prior to the consummation of the Transactions, then this Agreement will terminate and be of no further force or effect.

        Section 4.    Controlling Law; Integration; Amendment.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction. This Agreement supersedes all negotiations, agreements and understandings between Miller, Eubank and the Company with respect to the subject matter hereof and constitutes their entire agreement. This Agreement may not be amended, modified or supplemented except by the written agreement of each of Miller, Eubank and the Company.

        Section 5.    Counterparts.    This Agreement may be executed in counterparts, including the signature pages, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. In addition, each of Miller, Eubank and the Company agree that the counterparts of this Agreement so signed may be evidenced by delivery of a telecopy or other electronic transmission of the signature page image to this Agreement and that such telecopied signature pages shall be treated for all purposes as original signatures to this Agreement.

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        IN WITNESS WHEREOF, each of Miller, Eubank and the Company has caused this Agreement to be executed effective as of the day first appearing hererin.

EXCO HOLDINGS INC.
By:
/s/ DOUGLAS H. MILLER Douglas H. Miller		/s/ DOUGLAS H. MILLER Douglas H. Miller, Chief Executive Officer
/s/ T.W. EUBANK T.W. Eubank

B-1-4

FIRST AMENDMENT TO
CONTRIBUTION AGREEMENT

        This First Amendment (the "Amendment") to that certain Contribution Agreement (the "Agreement"), dated effective as of March 11, 2003, by and among Douglas H. Miller ("Miller"), T.W. Eubank ("Eubank") and EXCO Holdings Inc., a Delaware corporation (the "Company") is entered into as of May 6, 2003, and is by and among Miller, Eubank and the Company. Each of Miller, Eubank and the Company are a "Party" and together they are the "Parties."

        WHEREAS, the Agreement provided that contemporaneously with the consummation of the acquisition and other transactions (the "Transactions") contemplated by that certain Agreement and Plan of Merger, dated as of March 11, 2003, by and among EXCO Resources, Inc., the Company, and ER Acquisition, Inc., a Texas corporation (the "Merger Agreement"), both Miller and Eubank would contribute all of their shares of common stock in ER Acquisition Company, Inc. (the "ERA Shares") to the Company in exchange for shares of the Company's Class A Common Stock, par value $0.001 per share (the "Class A Common Shares"); and

        WHEREAS, each of the Parties wish to effect the contribution of the ERA Shares in exchange for the Class A Common Shares to be effective as of the date of this Amendment instead of contemporaneously with the Transactions;

        NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, and intending to be legally bound hereby, each of the Parties hereby agrees as follows:

        1.     Section 1 of the Agreement is hereby deleted and completely replaced with the following:

          Section 1.        Contribution; Exchange.

          A.    Miller hereby contributes all of his 763 of his ERA Shares to the Company, and, in exchange, the Company hereby issues and delivers to Miller 1,447,793 shares of the Class A Common Shares, free and clear of all liens or encumbrances. Miller hereby agrees not to exercise any of his Stock Options (as defined in Section 1.10(b) of the Merger Agreement) and agrees to permit those Stock Options to expire according to their terms without having been exercised, unless and until the Merger Agreement is terminated without having been consummated.

          B.    Eubank hereby contributes all of his 237 of his ERA Shares to the Company, and, in exchange, the Company hereby issues and delivers to Eubank 449,708 shares of the Class A Common Shares, free and clear of all liens or encumbrances. Eubank hereby agrees not to exercise any of his Stock Options and agrees to permit those Stock Options to expire according to their terms without having been exercised, unless and until the Merger Agreement is terminated without having been consummated. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Eubank from exercising any Stock Options so long as any such exercise does not reduce the value (that is, the difference between the Per Share Merger Consideration (as defined in Section 1.10(b) of the Merger Agreement) and the per share exercise price of the Stock Options) of his unexercised and expiring Stock Options below $675,000.

        2.     Each of Miller and Eubank are delivering to the Company herewith endorsed stock certificates representing the ERA shares, and the Company is delivering to Miller and Eubank herewith stock certificates evidencing Class A Common Shares as applicable.

        3.     Each of the Parites represents that (a) it has the full legal right and power and all authority and approval required to enter into, execute and deliver this Amendment and to perform fully its obligations hereunder, and (b) this Amendment has been duly executed and delivered and constitutes the legally valid and binding obligation of such party enforceable against such party in accordance with its terms.

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        4.     This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        5.     From and after the date hereof, references to the Agreement (whether contained in the Agreement and otherwise) shall mean the Agreement as amended by this Amendment. Except as provided in this Amendment, the Agreement shall remain in full force and effect pursuant to its terms.

        IN WITNESS WHEREOF, each of Miller, Eubank and the Company has caused this Amendment to be executed effective as of the day first appearing hererin.

EXCO HOLDINGS INC.
By:
/s/ DOUGLAS H. MILLER Douglas H. Miller		/s/ DOUGLAS H. MILLER Douglas H. Miller, Chief Executive Officer
/s/ T.W. EUBANK T.W. Eubank

B-1-6

APPENDIX B-2

VOTING AGREEMENT

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement"), dated as of March 11, 2003, by and among EXCO Holdings Inc., a Delaware corporation ("Parent"), Douglas H. Miller and T. W. Eubank (each individually a "Stockholder" and together the "Stockholders") and, solely for the purpose of Section 7(c) of this Agreement, EXCO Resources, Inc., a Texas corporation (the "Company").

WITNESSETH:

        WHEREAS, simultaneously with the execution of this Agreement, Parent, ER Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Sub with and into the Company (the "Merger");

        WHEREAS, as of the date hereof, the Stockholders are the record and Beneficial Owners (as hereinafter defined) of the Existing Shares (as hereinafter defined) of the common stock, $0.02 par value, of the Company (the "Company Common Stock") and of the preferred stock, $0.01 par value, of the Company (the "Company Preferred Stock", and, together with the Company Common Stock, the "Company Stock");

        WHEREAS, simultaneously with the execution of this Agreement, Cerberus Capital Management, L.P. and/or its affiliated funds and managed accounts ("Cerberus") and Parent have entered into a Stock Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which Parent has agreed to sell to Cerberus a controlling interest in Parent; and

        WHEREAS, as inducement and a condition to entering into the Merger Agreement, the Parent has required the Stockholders to agree, and as an inducement and a condition to entering into the Purchase Agreement Cerberus has required the Stockholders to agree, and the Stockholders have agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

        Section 1.    Certain Definitions.    In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a)   "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

          (b)   "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

          (c)   "Existing Shares" means an aggregate of 1,051,697 shares of the Company Common Stock and 100,832 shares of the Company Preferred Stock Beneficially Owned by the Stockholders as of the date hereof.

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          (d)   "Person" shall mean and include an individual, a partnership (general or limited), a joint venture, a corporation, a trust, an estate, a limited liability company, an association, a joint-stock company, an unincorporated organization or other entity and a Governmental Entity, government or other department or agency thereof.

          (e)   "Securities" means the Existing Shares together with any shares of the Company Stock or other securities of the Company acquired by any Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

        Section 2.    Representations and Warranties of Stockholder.    The Stockholders represent and warrant on a joint and several basis to Parent as follows:

          (a)    Ownership of Shares.    The Stockholders are the sole record owners of the Existing Shares held among them as follows: (A) Douglas H. Miller is the sole record owner of (i) options to purchase 207,500 shares of Company Common Stock, (ii) 577,334 shares of Company Common Stock and (iii) 91,788 shares of Company Preferred Stock; and (B) T. W. Eubank is the sole record owner of (i) options to purchase 122,500 shares of Company Common Stock, (ii) 144,363 shares of Company Common Stock and (iii) 9,044 shares of Company Preferred Stock. On the date hereof, the Existing Shares constitute all of the shares of the Company Common Stock or Company Preferred Stock owned of record or Beneficially Owned by the Stockholders. There are no outstanding options or other rights to acquire from any Stockholder or obligations of any Stockholder to sell or to acquire, any shares of the Company Common Stock or Company Preferred Stock. With respect to the shares of Company Stock held by it, each Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 4, 5, 6 and 7 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b)    Power; Binding Agreement.    Each Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against such Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c)    No Conflicts.    Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by any Stockholder and the consummation by the Stockholders of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by the Stockholders with any of the provisions hereof shall result in a material violation or material breach of, or constitute (with or without notice or lapse of time or both) a material default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which any Stockholder is a party or by

B-2-2

  which any Stockholder or the Existing Shares may be bound, or (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Stockholders or the Existing Shares.

          (d)    No Encumbrance.    Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by the Stockholders free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances existing as of the date hereof, arising hereunder or under federal or state securities laws.

          (e)    No Finder's Fees.    No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Stockholder.

          (f)    Reliance.    Each Stockholder understands and acknowledges that Cerberus is entering into the Purchase Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

        Section 3.    Disclosure.    Each Stockholder hereby agrees to permit the Company to publish and disclose in the Company Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which the Company, in its sole discretion, determines to be required by law or necessary or desirable in connection with the Merger and any transactions related thereto, such Stockholder's identity and ownership of the Company Stock and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement.

        Section 4.    Transfer And Other Restrictions.

          (a)    Certain Prohibited Transfers.    Prior to the termination of this Agreement, each Stockholder agrees not to, directly or indirectly:

              (i)  offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein;

             (ii)  grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

            (iii)  take any other action that would make any representation or warranty of the Stockholders contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling any Stockholder from performing its obligations under this Agreement.

        Section 5.    Voting of the Company Stock.    Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Stock, however called, or in connection with any written consent of the holders of Company Stock, such Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present

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thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all of the Securities:

          (A)  in favor of the approval of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

          (B)  against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and

          (C)  against the following actions (other than the Merger and the transactions contemplated by this Agreement and the Merger Agreement): (1) any Acquisition Proposal; and (2) (a) any change in a majority of the persons who constitute the Board of Directors of the Company; (b) any amendment of the Certificate of Incorporation or Bylaws of the Company; (c) any other action which, in the Parent's reasonable judgment is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement.

        Section 6.    Irrevocable Proxy.

          (a)   Each Stockholder hereby irrevocably grants to, and appoints Lenard Tessler and Seth Plattus, and each of them individually (both of whom are designees of Cerberus), such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted the Securities, or grant a consent or approval in respect of the Securities at any meeting of the stockholders of the Company or at any adjournment or postponement thereof, (i) in favor of the approval of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any other Acquisition Proposal or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) otherwise in accordance and consistent with Section 5 hereof.

          (b)   Each Stockholder represents that any proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies either have been or are hereby revoked.

          (c)   Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked, except by amendment, modification or termination effected in accordance with Section 10(c) hereof. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Article 2.29 of the Texas Business Corporation Act. The power and authority hereby conferred shall not be terminated by any act of such Stockholder or by operation of law, by the dissolution of any Stockholder (if such Stockholder is other than a natural person), by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all his/its heirs, representatives, executors, successors and/or assigns, as applicable. If after the execution of this Agreement any Stockholder shall dissolve (if such Stockholder is other than a natural person), cease to have appropriate power or authority, or if any other such event or events shall occur, Lenard Tessler and Seth Plattus are nevertheless authorized and directed to vote the Securities in accordance with the terms of this Agreement as if such dissolution, if applicable, lack of appropriate power or authority or other

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  event or events had not occurred and regardless of notice thereof. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

        Section 7.    Stop Transfer; Legend.

          (a)   Each Stockholder agrees with, and covenants to, Parent that such Stockholder will not request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

          (b)   In the event of a stock dividend or distribution, or any change in the Company Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, including without limitation the conversion of the Preferred Stock as of June 30, 2003, the term "Existing Shares" will be deemed to refer to and include the shares of the Company Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

          (c)   Each Stockholder will promptly after the date hereof surrender to the Company all certificates representing the Securities, the Company will place the following legend on such certificates in addition to any other legend required thereof:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER RESTRICTIONS PURSUANT TO A VOTING AGREEMENT (AND THE IRREVOCABLE PROXY CONTAINED THEREIN), DATED AS OF MARCH    , 2003, BY AND AMONG EXCO HOLDINGS INC., EXCO RESOURCES, INC., DOUGLAS MILLER AND TED EUBANK. THE COMPANY WILL FURNISH A COPY OF SUCH VOTING AGREEMENT AND IRREVOCABLE PROXY TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

        Section 8.    Reasonable Best Efforts.    Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

        Section 9.    Fiduciary Duties.    Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Securities, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

        Section 10.    Termination.    This Agreement shall terminate on the earliest of (a) termination of the Merger Agreement in accordance with its terms, (b) the written agreement of the parties hereto and Cerberus (as a third party beneficiary) to terminate this Agreement, or (c) the Effective Time of the Merger.

        Section 11.    Miscellaneous.

          (a)    Entire Agreement.    This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and

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  understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (b)    Successors and Assigns.    This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

          (c)    Amendment and Modification.    This Agreement may not be amended, altered, supplemented or otherwise modified or terminated (other than a termination under Section 10(a) or Section 10(c) of this Agreement), except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to Parent, to:

        EXCO Holdings, Inc.
        6500 Greenville Avenue.
        Suite 600, LB 17
        Dallas, Texas 75206
        Attention: Douglas H. Miller
        Facsimile: (214) 378-5442

      with a copy to:

        Schulte Roth & Zabel LLP
        919 Third Avenue
        New York, New York 10022
        Attention: Stuart D. Freedman, Esq.
        Telephone: (212) 756-2138
        Facsimile: (212) 593-5955

    If to the Company, to:

        EXCO Resources, Inc.
        6500 Greenville Avenue.
        Suite 600, LB 17
        Dallas, Texas 75206
        Attention: Special Committee
                          c/o Stephen F. Smith
        Facsimile: (713) 651-3028

      with a copy to:

        Bracewell & Patterson, L.L.P.
        South Tower Pennzoil Place
        711 Louisiana Street
        Suite 2900
        Houston, Texas 77002
        Attention: Gary W. Orloff
        Facsimile: (713) 221-2166

B-2-6

    If to Douglas H. Miller, to:

        Douglas H. Miller
        c/o EXCO Resources, Inc.
        6500 Greenville Avenue
        Dallas, TX 75206
        Facsimile: (214) 378-5442

      with a copy to:

        Sayles, Lidji & Werbner
        4400 Renaissance Tower
        1201 Elm Street
        Dallas, TX 75270
        Attention: Brian M. Lidji
        Facsimile: (214) 939-8787

    If to T. W. Eubank, to:

        T. W. Eubank
        c/o EXCO Resources, Inc.
        6500 Greenville Avenue
        Dallas, TX 75206
        Facsimile: (214) 378-5442

      with copy to:

        Sayles, Lidji & Werbner
        4400 Renaissance Tower
        1201 Elm Street
        Dallas, TX 75270
        Attention: Brian M. Lidji
        Facsimile: (214) 939-8787

          (e)    Severability.    Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          (f)    Specific Performance.    Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (g)    No Waiver.    The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

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          (h)    No Third Party Beneficiaries.    This Agreement is not intended to confer upon any Person other than the parties hereto and Cerberus any rights or remedies hereunder.

          (i)    Governing Law.    This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Texas, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Texas to be applied. In furtherance of the foregoing, the internal law of the State of Texas will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          (j)    Descriptive Heading.    The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          (k)    Expenses.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          (l)    Further Assurances.    From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (m)    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (n)    Submission to Jurisdiction.

              (i)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the jurisdiction of any New York state court sitting in New York county or federal court of the United States of America sitting in New York county, and any appellate court presiding thereover, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

             (ii)  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder in any State or federal court sitting in New York county. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (o)   The parties hereto further agree that the notice of any process required by any such court in the manner set forth in Section 11(d) shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

          (p)    Third Party Beneficiaries.    Cerberus shall constitute a third party beneficiary of all the terms and conditions of this Agreement.

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        IN WITNESS WHEREOF, Parent, Company and the Stockholders have caused this Agreement to be duly executed as of the day and year first written above.

[Signature Page—Voting Agreement]

EXCO RESOURCES, INC. solely for the purposes of Section 7(c) of this Agreement
By:	/s/ T.W. EUBANK
	Name:	T.W. Eubank
	Title:	President
EXCO HOLDINGS INC.
/s/ DOUGLAS H. MILLER
	Name:	Douglas H. Miller
	Title:	President
/s/ DOUGLAS H. MILLER
	Name:	Douglas H. Miller
/s/ T.W. EUBANK
	Name:	T.W. Eubank

B-2-9

APPENDIX B-3

AGREEMENT

        This Agreement dated as of October 14, 2002, is by and between EXCO Resources, Inc., a Texas corporation (the "Company") and Douglas H. Miller ("Mr. Miller"), along with any person or entity who executes a joinder agreement as provided below (each, a "Joinder Party").

        1.    Introduction.    On August 6, 2002, Mr. Miller, the Chairman of the Board and Chief Executive Officer of the Company, submitted to the Board of Directors of the Company a preliminary proposal to acquire all of the outstanding shares of capital stock of the Company, subject to certain conditions (the "Initial Proposal"). In light of Mr. Miller's position as an executive officer and director of the Company, a special committee of the Board of Directors was formed on August 15, 2002 (the "Special Committee") to exercise the powers of the Board of Directors with respect to the Initial Proposal and any alternative proposals.

        Mr. Miller has advised the Special Committee that, in connection with obtaining financing for the Initial Proposal, he intends to form the Miller Group (as defined below) that would include other members of management and shareholders of the Company, and which would be considered a "person" within the meaning of Part 13 of the Texas Business Corporations Act (the "TBCA"). The acquisition by the Miller Group of beneficial ownership of voting shares of the Company representing 20% or more of the outstanding voting shares of the Company, will result in the Miller Group and each of its members being considered an "affiliated shareholder" within the meaning of Part 13 of the TBCA. Mr. Miller requested that the Special Committee and the Board of Directors of the Company adopt resolutions and take such other actions as may be necessary to render the special shareholder vote required by Article 13.03A(2) of the TBCA inapplicable to any business combination between the Company and any entity formed to pursue the Initial Proposal (the "Approval").

        After consultation and consideration, the Special Committee has determined that it is in the best interests of the shareholders of the Company to (a) solicit alternative proposals from other bidders related to the sale of the Company or its assets (each, a "Proposal") and (b) grant the Approval in order to encourage the Miller Group to submit a definitive proposal (each such proposal, a "Miller Group Proposal") that, if approved by the Special Committee could be presented to the shareholders of the Company for their approval upon receipt of the same shareholder vote as would be required to approve a competing Proposal, provided that Mr. Miller and certain other members of any group of which he is a member agree to take or refrain from taking certain actions, as set forth herein. For purposes of this Agreement, the "Miller Group" shall have the meaning given to such term in the resolutions of the Special Committee and the Board of Directors of the Company granting the Approval.

        2.    Representations by Mr. Miller.    Mr. Miller hereby represents and warrants to the Company as follows:

        (a)    Share Ownership.    Neither Mr. Miller nor any group of which he has at any time been a member is an "affiliated shareholder" of the Company or an "affiliate" or "associate" of an "affiliated shareholder," in each case within the meaning of Part 13 of the TBCA. As of the date hereof, Mr. Miller is not a member of any group (within the meaning of Part 13 of the TBCA) with respect to the voting shares of the Company.

        (b)    Capacity; Enforceability.    Mr. Miller has the power and capacity to execute, deliver and perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Mr. Miller, enforceable against him in accordance with its terms.

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        (c)    No Conflict.    The execution and delivery of this Agreement by Mr. Miller and his performance of his obligations hereunder will not conflict with or constitute a breach or default under, any contract, agreement, arrangement or understanding to which he is a party or by which he is bound.

        3.    Covenants and Agreements of Mr. Miller and the Joinder Parties.    In consideration of the granting of the Approval by the Special Committee and the Board of Directors of the Company, Mr. Miller and each Joinder Party hereby covenants and agrees with the Company as follows:

        (a)    No Voting Agreement.    Neither Mr. Miller nor any Joinder Party shall (i) enter into or consent to any agreement, arrangement or understanding (whether written or verbal, express or implied, by proxy or otherwise) with any other person or entity, or any group (other than any proxy or consent solicited by or on behalf of the Special Committee), relating to the voting of any shares of capital stock of the Company beneficially owned by him with respect to any Proposal other than a Miller Group Proposal, that is approved by the Special Committee (a "Competing Proposal"), including any agreement, arrangement or understanding to vote against, oppose, or abstain from voting on, any Competing Proposal (whether at a meeting or by written consent in lieu of a meeting) or to attend, or refrain from attending, any meeting of shareholders at which a Competing Proposal is to be acted upon or (ii) directly or indirectly, encourage or solicit votes with respect to any Competing Proposal.

        (b)    Withdrawal; Disbandment of Group.    Mr. Miller and each Joinder Party shall submit the Miller Group Proposal to the Special Committee only in accordance with bid procedures established by the Special Committee's financial advisor. In the event the requisite shareholder approval is obtained for a Competing Proposal or the Special Committee abandons efforts to seek Proposals, Mr. Miller and the Joinder Parties shall, no later than seven business days after receipt of written notice from the Special Committee of such approval or abandonment, take all actions necessary to disband the Miller Group and file an amendment to the Miller Group's Schedule 13D, which shall reflect the disbandment of the Miller Group. The Company, Mr. Miller and each Joinder Party hereby acknowledge and agree that upon such disbanding of the Miller Group, the Miller Group shall no longer exist as a "person" for purposes of Part 13 of the TBCA and that, therefore, no person or entity may thereafter be deemed an "affiliate" or "associate" of the Miller Group. If, subsequent to the Miller Group beneficially owning 20% of the outstanding voting shares, changes in beneficial ownership result in the Miller Group dropping below 20%, then neither Mr. Miller nor any Joinder Party shall acquire beneficial ownership of voting shares of the Company exceeding 20% of the outstanding voting shares without another written approval by the Board of Directors of the Company or the Special Committee.

        (c)    Joinder.    Any person or entity that becomes a member of the Miller Group and who was at the time of the Initial Proposal, or who is or becomes an officer, director or employee of the Company, shall concurrently agree to be bound by the terms of this Agreement and will confirm such person's understanding that it is bound by the Confidentiality Agreement dated September 12, 2002, between the Company and Mr. Miller (the "Confidentiality Agreement"), by executing a Joinder Agreement substantially in the form annexed hereto as Exhibit A (the "Joinder Agreement"). Further, each entity formed or used in connection with the Initial Proposal or any Miller Group Proposal, including any entity formed to be a constituent to any business combination with the Company, shall, concurrently with its formation or before any such use, agree to be bound by the terms of this Agreement and the Confidentiality Agreement by executing a Joinder Agreement.

        (d)    Filing of Reports.    Mr. Miller shall timely make all filings with the Securities and Exchange Commission required by Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "1934 Act") regarding the voting shares of the Company beneficially owned by Mr. Miller and any group (within the meaning of the 1934 Act) of which he is a member, and the information set forth therein shall be true, correct and complete in all material respects.

B-3-2

        4.    Notices.    All notices or other communications required or permitted hereunder shall be given in the manner, and to the notice addresses set forth below:

        If to the Company:

    Mr. Stephen F. Smith
    909 Fannin, Suite 3250
    Houston, Texas 77010
    Fax: (713) 651-3028

        If to Mr. Miller:

    Douglas H. Miller
    6500 Greenville Avenue
    Suite 600, LB17
    Dallas, Texas 75206
    Fax: 214-378-5442

        Notice shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit, postage prepaid, return receipt requested, in the mail or the date of delivery as shown by the return receipt thereof, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.

        5.    Entire Agreement; Amendment.    This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter contained herein and supersede all other prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by all of the parties hereto.

        6.    Governing Law.    This Agreement, and all matters relating hereto, shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

        7.    Remedies.    The parties acknowledge and agree that money damages would not be a sufficient remedy for any breach of this Agreement by Mr. Miller and that the Company will be entitled to seek specific performance and to seek injunctive relief as remedies for any such breach. If granted, such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement but will be in addition to all other remedies available to be sought at law or in equity to the Company.

        8.    Third Party Beneficiaries.    Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

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        9.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

EXCO RESOURCES, INC.
/s/ STEPHEN F. SMITH Stephen F. Smith Chairman, Special Committee
/s/ J. MICHAEL MUCKLEROY J. Michael Muckleroy Member, Special Committee
/s/ DOUGLAS H. MILLER Douglas H. Miller

B-3-4

EXHIBIT A

Joinder Agreement

Stephen F. Smith
Chairman, Special Committee
909 Fannin, Suite 3250
Houston, Texas 77010

Ladies and Gentlemen:

The undersigned is executing and delivering this Joinder Agreement pursuant to Section 3(c) of the Agreement dated as of October     , 2002 (the "Agreement"), between Douglas H. Miller and EXCO Resources, Inc., a Texas corporation (the "Company"), and agrees to be bound by the covenants and obligations of a Joinder Party, as defined in the Agreement.

The undersigned hereby further (a) acknowledges that it has received and reviewed a copy of the Agreement and the Confidentiality Agreement dated September 12, 2002 between the Company and Mr. Miller (the "Confidentiality Agreement") and (b) agrees to comply with all obligations of the Receiving Party set forth in the Confidentiality Agreement, in each case as if the undersigned were an original signatory thereto.

The undersigned hereby represents and warrants to the Company that (a) neither the undersigned nor any group of which it has at any time been a member, is an "affiliated shareholder" (within the meaning of Part 13 of the TBCA) of the Company, (b) the undersigned is not a member of any group (within the meaning of Part 13 of the TBCA) with respect to the voting stock of the Company, other than the Miller Group, (c) the undersigned has the power and capacity to execute, deliver and perform its obligations under this Joinder Agreement, (d) this Joinder Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms and (e) the execution and delivery of this Joinder Agreement by the undersigned and its performance of its obligations hereunder will not conflict with or constitute a breach or default under, any contract, agreement, arrangement or understanding to which it is a party or by which it is bound.

Accordingly, the undersigned and the Company have executed and delivered this Joinder Agreement as of this              day of                                         , 2002.

By:
Name:
Title:
Address:

EXCO RESOURCES, INC.
Stephen F. Smith Chairman, Special Committee

APPENDIX B-4

FORM OF JOINDER AGREEMENT

Stephen F. Smith
Chairman, Special Committee
909 Fannin, Suite 3250
Houston, Texas 77010

Ladies and Gentlemen:

The undersigned is executing and delivering this Joinder Agreement pursuant to Section 3(c) of the Agreement dated as of October 14, 2002 (the "Agreement"), between Douglas H. Miller and EXCO Resources, Inc., a Texas corporation (the "Company"), and agrees to be bound by the covenants and obligations of a Joinder Party, as defined in the Agreement.

The undersigned hereby further (a) acknowledges that it has received and reviewed a copy of the Agreement and the Confidentiality Agreement dated September 12, 2002 between the Company and Mr. Miller (the "Confidentiality Agreement") and (b) agrees to comply with all obligations of the Receiving Party set forth in the Confidentiality Agreement, in each case as if the undersigned were an original signatory thereto.

The undersigned hereby represents and warrants to the Company that (a) neither the undersigned nor any group of which it has at any time been a member, is an "affiliated shareholder" (within the meaning of Part 13 of the TBCA) of the Company, (b) the undersigned is not a member of any group (within the meaning of Part 13 of the TBCA) with respect to the voting stock of the Company, other than the Miller Group, (c) the undersigned has the power and capacity to execute, deliver and perform its obligations under this Joinder Agreement, (d) this Joinder Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms and (e) the execution and delivery of this Joinder Agreement by the undersigned and its performance of its obligations hereunder will not conflict with or constitute a breach or default under, any contract, agreement, arrangement or understanding to which it is a party or by which it is bound.

Accordingly, the undersigned and the Company have executed and delivered this Joinder Agreement as of this 23rd day of October, 2002.

By:
Name:
Title:
Address:	6500 Greenville Avenue Suite 600, LB 17 Dallas, Texas 75206
EXCO RESOURCES, INC.
Stephen F. Smith Chairman, Special Committee

B-4-1

APPENDIX B-5

Certain Biographical Information

Douglas H. Miller

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Miller, a United States citizen, is our chairman and chief executive officer. During the past five years, Mr. Miller has only been employed by EXCO Resources, Inc.

T.W. Eubank

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Eubank, a United States citizen, is one of our directors and our president and treasurer. During the past five years, Mr. Eubank has only been employed by EXCO Resources, Inc.

J. Douglas Ramsey, Ph.D.

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Dr. Ramsey, a United States citizen, is one of our vice presidents, our chief financial officer and a member of our board of directors. During the past five years, Dr. Ramsey has only been employed by EXCO Resources, Inc.

J. David Choisser

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Choisser, a United States citizen, is one of our vice presidents and our chief accounting officer. Mr. Choisser has been employed by EXCO Resources, Inc. since October 2001. From January until September 2001, Mr. Choisser served as vice president-finance of Noble Denton & Associates, Inc., 14701 St. Mary's Lane, Suite 750, Houston, Texas 77079. From September 2000 until January 2001, Mr. Choisser worked for Noble Denton & Associates, Inc. in a contract position through Resources Connection Inc. Mr. Choisser served as controller for The Meridian Resources Corp., 1401 Enclave Parkway, Suite 300, Houston, Texas 77077 from May 1999 until June 2000. From November 1997 until December 1998, Mr. Choisser served as the vice president-controller of Belco Energy Corp., 5735 Pineland Drive, Suite 300, Dallas, Texas 75231.

B-5-1

Charles R. Evans

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Evans, a United States citizen, is one of our vice presidents and our chief operating officer. During the past five years, Mr. Evans has only been employed by EXCO Resources, Inc.

Richard E. Miller

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. R. Miller, a United States citizen, is one of our vice presidents and is our secretary and general counsel. Mr. R. Miller has been employed only by EXCO Resources, Inc. during the past five years.

James M. Perkins, Jr.

  2923 Fairmount St.
  Dallas, Texas 75201
  (214) 368-2084

        Mr. Perkins, a United States citizen, is one of our vice presidents. From April 1993 until February 2002, Mr. Perkins served as president of JIMAR Resources Corporation, 2923 Fairmount, Dallas, Texas 75201.

Richard L. Hodges

  c/o EXCO Resources, Inc.
  1775 Sherman Street, Suite 2650
  Denver, Colorado 80203
  (303) 830-1490

        Mr. Hodges, a United States citizen, has been one of our vice presidents since October 2000. From March 1997 until September 2000, Mr. Hodges served as vice president—land of Central Resources, Inc., 1775 Sherman Street, Suite 2650, Denver, Colorado 80203.

John D. Jacobi

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (903) 534-1796

        Mr. Jacobi, a United States citizen, has been one of our vice presidents since February 1999. Mr. Jacobi served as vice president and treasurer of Jacobi-Johnson Energy, Inc., an independent oil and natural gas producer, 100 Independence Place, Suite 404, Tyler, Texas 75703, from January 1997 until May 1998, when the company was sold to EXCO.

B-5-2

Daniel A. Johnson

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (903) 534-1796

        Mr. Johnson, a United States citizen, has been one of our vice presidents since February 1999. From January 1997 until May 1998, Mr. Johnson served as president of Jacobi-Johnson Energy, Inc., 100 Independence Place, Suite 404, Tyler, Texas 75703.

Harold L. Hickey

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Hickey, a United States citizen, is our production and asset manager. Mr. Hickey joined EXCO Resources, Inc. in February 2001. From March 2000 until February 2001, Mr. Hickey served as chief operating officer of Inca Natural Resources Group, L.P., 701 Lake Hurst Court, Southlake, Texas 76092. From January 1999 until March 2000, Mr. Hickey served as leader—technology, facilities engineering and producing operations (U.S.) for Mobil Oil Corporation, PO Box 650232, Dallas, Texas 75247. From April 1997 until January 1999, Mr. Hickey served as regional manager—South Louisiana for Mobil Oil Corporation, PO Box 650232, Dallas, Texas 75247.

Stephen E. Puckett

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Puckett, a United States citizen, has been our manager of engineering and operations since April 2002. From January 1998 through April 2000, Mr. Puckett served as a petroleum engineer consultant for Petra Resources, Inc., 3709 Thornhill Way, Rowlett, Texas 75088.

Russell W. Romoser

  c/o EXCO Resources, Inc.
  5727 S. Lewis Avenue, Suite 610
  Tulsa, Oklahoma 74105
  (918) 745-1010

        Mr. Romoser, a United States citizen, is our manager of acquisitions. From March 1981 until April 2001, Mr. Romoser was a senior evaluations engineer with Lee Keeling & Associates, Inc., 15 East Fifth Street, Suite 3500, Tulsa, Oklahoma 74103.

B-5-3

Laurel A. Cocharo

  c/o EXCO Resources, Inc.
  1775 Sherman Street, Suite 2650
  Denver, Colorado 80203
  (303) 830-1490

        Ms. Cocharo, a United States citizen, has been an environmental, health and safety manager for EXCO since October 2000. From May 1994 until September 2000, Ms. Cocharo was an environmental and safety coordinator for Central Resources, Inc., 1775 Sherman Street, Suite 2650, Denver, Colorado 80203.

Adrien Joly

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Joly, a Canadian citizen, has been a marketing consultant for Addison Energy Inc., our wholly owned subsidiary, since June 2002. From August 1996 until April 2002, Mr. Joly was a senior marketing representative for Baytex Energy Ltd., 2200, 205 - 5th Avenue S.W., Calgary, Alberta.

Thomas Charuk

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Charuk, a Canadian citizen, is a newly-hired senior geologist for Addison Energy Inc. During the past five years, Mr. Charuk has been employed as a senior geologist for Real Resources Inc., 700, 555 - 4th Avenue S.W., Calgary, Alberta.

Jimmie L. Pulis

  c/o EXCO Resources, Inc.
  201 Terri
  Eastland, TX 76448
  (254) 629-3991

        Mr. Pulis, a United States citizen, is a production superintendent for EXCO. Mr. Pulis joined EXCO Resources, Inc.'s predecessor company in March 1982.

Paul B. Rudnicki

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Rudnicki, a United States citizen, has been our financial analyst and assistant to the chief financial officer since June 2000. From January 2000 until April 2000, Mr. Rudnicki was employed by PricewaterhouseCoopers LLP, 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201-2997.

B-5-4

Gary M. Nelson

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Nelson, a United States citizen, is our information systems manager. Mr. Nelson has been employed by EXCO Resources, Inc. since November 1999. From April 1983 until February 1999, Mr. Nelson was employed by Coda Energy, Inc./Belco Energy Corp., 5735 Pineland Drive, Suite 300, Dallas, Texas 75231, as its manager of information systems.

H. Wayne Gifford

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Gifford, a United States citizen, is our exploration manager. Mr. Gifford joined EXCO Resources, Inc. on October 15, 2002. Prior to joining EXCO Resources, Inc., Mr. Gifford worked as an independent operator, a consultant, and was employed by Gifford Operating Co., 4625 Greenville Avenue, Suite 202, Dallas, Texas 75206.

Gary L. Parker

  c/o EXCO Resources, Inc.
  1775 Sherman Street, Suite 2650
  Denver, Colorado 80203
  (303) 830-1490

        Mr. Parker, a United States citizen, is our reservoir engineering manager. Mr. Parker joined EXCO Resources, Inc. in October 2000. From January 1993 until October 2000 Mr. Parker was employed by Central Resources Inc., 1775 Sherman Street, Suite 2650, Denver, Colorado 80203.

Scott E. Studdard

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Studdard, a United States citizen, is our tax manager. Mr. Studdard joined EXCO Resources, Inc. in June 2003. From August 2001 until June 2003, Mr. Studdard was tax manager for Westport Resources Corporation, 5735 Pineland Drive, Suite 300, Dallas, Texas 75231. From November 1997 until August 2001, Mr. Studdard was tax manager for Belco Oil and Gas Corp., formerly located at 5735 Pineland Drive, Suite 300, Dallas, Texas 75231.

B-5-5

Craig F. Hruska

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Hruska, a Canadian citizen, is the president of our Canadian subsidiary, Addison Energy Inc. Mr. Hruska has been employed only by Addison Energy Inc. during the past five years.

Steve Fagan

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Fagan, a Canadian citizen, has served as the vice president of corporate development of Addison Energy Inc., since March 1999. From December 1996 until February 1999, Mr. Fagan was the president of Sequoia Exploration Limited, previously located at 515 815 8th Avenue SW, Calgary, Alberta.

Dennis G. McIntyre

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. McIntyre, a Canadian citizen, is the vice president of engineering of Addison Energy Inc. Mr. McIntyre joined Addison Energy Inc. in April 1999. From July 1998 until December 1998, Mr. McIntyre was the director of the Western Region for Gulf Canada Resources, 400 9th Avenue SW, Calgary, Alberta.

Neil Burrows

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Burrows, a Canadian citizen, is the controller for Addison Energy Inc. From September 2001 until March 2003, Mr. Burrows served as the principal owner of NGB Oil & Gas Accounting Services, 28 Scanlon Place NW, Calgary, Alberta T3L 1V8. From December 1998 until September 2001, Mr. Burrows served as the divisional controller for Pogo Canada Ltd. (Pogo Producing Company), 5 Greenway Plaza, Suite 2700, Houston, Texas 77252. From March 1995 until August 1998, Mr. Burrows was the manager of accounting & administration for Granger Energy Ltd., now BelAir Energy Corp., 400 777 8th Avenue SW, Calgary, Alberta T2P 3R5.

B-5-6

Gregory Robb

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Robb, a Canadian citizen, has served as the vice president of exploration of Addison Energy Inc., since May 2001. From June 2000 to May 2001, Mr. Robb served as the consulting geologist for Addison Energy Inc., 1424 21st Street NW, Calgary, Alberta T2N 2L9. From January 1999 to June 2001, Mr. Robb served as the vice president of exploration for Maxx Petroleum Ltd., formerly located at 900 606 4th Street SW, Calgary, Alberta. From August 1996 until December 1999, Mr. Robb served as the vice president of exploration for Amber Energy Inc., formerly located at 1100 321 6th Avenue SW, Calgary, Alberta.

Jonathan Kuhn

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Kuhn, a Canadian citizen, has served as the engineering manager of Addison Energy Inc. since January 2002. From June 1998 until January 2002, Mr. Kuhn was the district manager—Drumheller of Tom Brown Resources Ltd. (formerly Stellarton Energy Corp.), located at 736 8th Avenue SW, 7th Floor, Calgary, Alberta T2P 1H4. From May 1986 until June 1998, Mr. Kuhn was the staff engineer, Production Engineering Center of Excellence department of Encana Corp., 150 9th Avenue SW, Calgary, Alberta T2P 2S5.

Jamie Beninger

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Beninger, a Canadian citizen, has been the land manager of Addison Energy Inc. since May 2002. From March 1998 until April 2002, Mr. Beninger was employed by Marathon Canada Resources, 444 7th Avenue SW, Calgary, Alberta T2P 3T7.

B-5-7

Terry Pidkowa

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Pidkowa, a Canadian citizen, has been the operations manager of Addison Energy Inc. since September 2001. From January 2001 until September 2001, Mr. Pidkowa was the production superintendent for Murphy Oil Company Ltd., 2100 555 4th Avenue SW, Calgary, Alberta T2P 3Y3. From September 1995 until January 2001, Mr. Pidkowa was the production supervisor for Beau Canada Exploration, 150 6th Avenue SW, Calgary, Alberta T2P 3Y7.

Duane Masse

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Masse, a Canadian citizen, has been the exploitation engineer of Addison Energy Inc. since March 2002. From May 2000 until March 2002, Mr. Masse was a production engineer for ConocoPhilips Canada, 2600 Trans Canada Tower, 450 1st Street SW, Calgary, Alberta T2P 5H1. From May 1999 until May 2000, Mr. Masse was an engineer for Addison Energy Inc. From September 1997 until September 1998, Mr. Masse was a facilities engineer and production engineer for Gulf Canada Resources, 400 9thAvenue SW, Calgary, Alberta.

Jennifer M. Perry

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Ms. Perry, a Canadian citizen, has been an exploitation engineer for Addison Energy Inc. since July 2002. From December 1998 until June 2002, Ms. Perry was an exploitation engineer for Summit Resources, 500 630 4th Avenue SW, Calgary, Alberta T2P 0J9.

B-5-8

Kirstie M. Egan

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Ms. Egan, a Canadian citizen, has been land administration manager for Addison Energy Inc. since March 2002. From November 2001 until March 2002, Ms. Egan served as land administrator for Addison Energy Inc. During the period from May 1997 until November 2001, Ms. Egan served at various times as a land consultant for Addison Energy Inc., 47 Lake Wapta Rise SE, Calgary, Alberta T2J 2N1, Tikal Resources, Inc., now BelAir Energy Corp., 400 777 8th Avenue SW, Calgary, Alberta T2P 3R5, and Stellarton Energy Corporation, now Tom Brown Resources, Ltd., 735 8thAvenue SW, 7th Floor, Calgary, Alberta T2P 1H4.

Wesley E. Roberts

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Roberts, a Canadian citizen, has been a production foreman for Addison Energy Inc. since January 2002. From November 2000 to January 2002, Mr. Roberts was a production foreman for Murphy Oil Company Ltd., 2100 555 4th Avenue SW, Calgary, Alberta T2P 3E7. From April 1999 to November 2000, Mr. Roberts was a production foreman for Beau Canada Exploration, now Murphy Oil Company Ltd., 2100 555 4th Avenue SW, Calgary, Alberta T2P 3E7. From December 1995 to April 1999, Mr. Roberts was an operator for Beau Canada Exploration, now Murphy Oil Company Ltd., 2100 555 4th Avenue SW, Calgary, Alberta T2P 3E7.

Delwyn C. Dennison

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Dennison, a Canadian citizen, has been a production foreman for Addison Energy Inc. since November 2001. From June 2000 until November 2001, Mr. Dennison was a production foreman for Murphy Oil Company Ltd., 2100 555 4th Avenue SW, Calgary, Alberta T2P 3E7. From January 1998 until June 2000, Mr. Dennison was a production foreman for Beau Canada Exploration, now Murphy Oil Company Ltd., 2100 555 4th Avenue SW, Calgary, Alberta T2P 3E7.

B-5-9

Muharem Mastalic

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Mastalic, a Canadian citizen, has been a senior property accountant/budget analyst for Addison Energy Inc. since April 2000. From July 1998 until April 2000, Mr. Mastalic was an accounts payable and production revenue accountant for Archer Resources, now Dominion Energy, 2000 400 3rd Avenue SW, Calgary, Alberta T2P 4H2.

Terry L. Trudeau

  c/o Addison Energy Inc.
  1100, 635 - 8th Avenue S.W.
  Calgary, Alberta
  T2P 3M3
  (403) 216-2730

        Mr. Trudeau, a Canadian citizen, has been a professional engineering consultant for Addison Energy Inc. since November 2002. From August 2002 until November 2002, Mr. Trudeau was president and managing director of Clyde Petroleum Exploratie B.V., Mauritskade 35, NL-2514 HD's-Gravenhage, Netherlands. From August 1997 until July 2000, Mr. Trudeau served as senior director-north region for Gulf Canada Resources Ltd., 400 9th Avenue SW, Calgary, Alberta T2P 2H7.

Jeffrey D. Benjamin

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Benjamin, a United States citizen, has been one of our directors since August 1998. Mr. Benjamin has been a senior advisor to Apollo Management, LP, 1301 Avenue of the Americas, 38th Floor, New York, New York 10019 since September 2002. He had previously been a managing director of Libra Securities LLC, an investment banking firm, 156 West 56th Street, Suite 901, New York, New York 10019, since January 2002 and served in various capacities, including co-chief executive officer of Libra Securities and its predecessors since May 1998. From May 1996 to May 1998, Mr. Benjamin was managing director at UBS Securities LLC, 65 East 55th Street, 22nd Floor, New York, New York 10022. Mr. Benjamin is also a director of McLeod USA Incorporated, Dade Behring Holdings Inc., Chiquita Brands International, Inc. and NTL Incorporated.

B-5-10

Earl E. Ellis

  c/o EXCO Resources, Inc.
  6500 Greenville Avenue, Suite 600, LB 17
  Dallas, Texas 75206
  (214) 368-2084

        Mr. Ellis, a United States citizen, has been one of our directors since March 1998. Mr. Ellis is currently a private investor. He served as a director of Coda Energy, Inc., 5735 Pineland Drive, Suite 300, Dallas, Texas 75231, from 1992 until 1996. Mr. Ellis served as managing partner of Benjamin Jacobson & Sons, LLC, specialists on the New York Stock Exchange, 40 Wall Street, 45th Floor, New York, New York 10005. He had been associated with Benjamin Jacobson & Sons, LLC from 1977 to 2001.

B-5-11

APPENDIX C

FAIRNESS OPINION BY MERRILL LYNCH & CO.

March 11, 2003

Special Committee of the Board of Directors
EXCO Resources, Inc.
6500 Greenville Avenue
Suite 600, LB 17
Dallas, Texas 75206
Attention: Stephen F. Smith and J. Michael Muckleroy

Mr. Smith and Mr. Muckleroy:

        EXCO Resources, Inc. (the "Company"), EXCO Holdings Inc. (the "Purchaser") and ER Acquisition, Inc., a wholly owned subsidiary of the Purchaser (the "Merger Sub") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Merger Sub would be merged with and into the Company in a merger (the "Merger") in which the outstanding shares of the Company's common stock, par value $0.02 per share, and the Company's 5% Convertible Preferred Stock (collectively, the "Company Shares") in each case not held by the Purchaser, Merger Sub or affiliates of the Purchaser (the "unaffiliated holders") would be converted into the right to receive (i) $18.00 per share in cash in the case of shares of common stock, and (ii) $18.2625 per share in cash if the merger is closed on or before June 15, 2003 ($18.00 per share in cash if the merger is closed after June 15, 2003), in the case of shares of 5% Convertible Preferred Stock (collectively, the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        You have asked us whether, in our opinion, the Consideration to be received pursuant to the Merger by the unaffiliated holders of the Company Shares is fair from a financial point of view to such holders.

        In arriving at the opinion set forth below, we have, among other things:

  (1)
  Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  (2)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

  (3)
  Reviewed certain proved reserve data of the Company as well as information relating to potential future drilling sites and the probable reserves;

  (4)
  Conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses 1, 2 and 3 above as well as the Company's business and prospects;

  (5)
  Reviewed the market prices of the Company Shares and valuation multiples of the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (6)
  Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (7)
  Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

  (8)
  Participated in certain discussions and negotiations among representatives of the Company and the Purchaser and their respective legal advisors;

  (9)
  Reviewed a draft dated March 11, 2003 of the Agreement; and

  (10)
  Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

        In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal (other than the reserve data referred to herein) nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have been advised by management of the Company that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. In addition, we have been advised by management of the Company that the reserve reports and other information of the Company which we reviewed have been reasonably prepared and reflect the best currently available estimates of management of the Company as to their reserves, future production and associated costs. We have made no independent investigation of any legal matters or accounting advice given to the Company, the Special Committee or the Board of Directors, including, without limitation, advice as to the accounting and tax consequences of the Merger. We have also assumed that the final form of the Agreement will be substantially similar to the March 11, 2003 draft reviewed by us.

        Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

        We are acting as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger or other transaction by the Company. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Furthermore, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company in its evaluation of the Merger and shall not be used for any other purpose. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to whether such shareholder should vote any Company Shares in favor of the Merger or any matter related thereto. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting, or which may affect, this opinion of which we became aware after the date hereof.

        On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the unaffiliated holders of the Company Shares pursuant to the Merger is fair from a financial point of view to the holders of such shares.

Very truly yours,
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

APPENDIX D

        The following is the full text of Articles 5.11 through 5.13 of the Texas Business Corporation Act:

Art. 5.11. Rights of Dissenting Shareholders in the Event of Certain Corporate Actions

A.    Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

        (1)   Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (2)   Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (3)   Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

B.    Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

        (1)   the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

          (a)   listed on a national securities exchange;

          (b)   listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

          (c)   held of record by not less than 2,000 holders;

        (2)   the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

        (3)   the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

          (a)   shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

              (i)  listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

             (ii)  approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

            (iii)  held of record by not less than 2,000 holders;

          (b)   cash in lieu of fractional shares otherwise entitled to be received; or

          (c)   any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

Art. 5.12. Procedure for Dissent by Shareholders as to Said Corporate Actions

A.    Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

        (1)   (a)    With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

              (b)    With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

        (2)   Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

        (3)   If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B.    If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C.    After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D.    The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E.    Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F.    The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G.    In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13. Provisions Affecting Remedies of Dissenting Shareholders

A.    Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B.    Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C.    Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

EXCO'S SPECIAL MEETING OF SHAREHOLDERS
ROYAL OAKS COUNTRY CLUB
7915 Greenville Avenue
Dallas, Texas 75231
(214) 691-6091

PRELIMINARY
COPY

PROXY
EXCO RESOURCES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Douglas Ramsey and Richard E. Miller as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $.02 per share, and 5% convertible preferred stock, par value $.01 per share, of EXCO Resources, Inc. held of record by the undersigned on June 3, 2003 at the special meeting of shareholders to be held on July 3, 2003 or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals.

1.
Proposal to approve the Agreement and Plan of Merger, dated March 11, 2003 providing for the merger of ER Acquisition, Inc, a newly formed Texas corporation wholly-owned by EXCO Holdings Inc., with and into EXCO Resources, Inc.

  / /    FOR                                                    / /    AGAINST                                                    / /    ABSTAIN

2.
Proposal to approve the adjournment of the special meeting of shareholders to a date not later than July 23, 2003.

  / /    FOR                                                    / /    AGAINST                                                    / /    ABSTAIN

Dated:	, 2003

Signature
Signature, if held jointly
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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EXCO RESOURCES, INC. 6500 Greenville Avenue Suite 600, LB 17 Dallas, Texas 75206 (214) 368-2084
TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MEETING
SPECIAL FACTORS
THE SPECIAL MEETING
PROPOSAL TO APPROVE THE MERGER AGREEMENT
OTHER AGREEMENTS
PRICE RANGE OF COMMON STOCK
PRICE RANGE OF 5% CONVERTIBLE PREFERRED STOCK
SELECTED CONSOLIDATED FINANCIAL DATA
PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP
COMMON STOCK PURCHASE INFORMATION
5% CONVERTIBLE PREFERRED STOCK PURCHASE INFORMATION
INFORMATION ABOUT THE ACQUISITION COMPANIES, CERBERUS, EXCO INVESTORS, LLC AND THE CONTINUING SHAREHOLDERS
WHERE YOU CAN FIND MORE INFORMATION
FUTURE SHAREHOLDER PROPOSALS
APPENDIX A
  EXECUTION COPY
AGREEMENT AND PLAN OF MERGER AMONG EXCO RESOURCES, INC., EXCO HOLDINGS INC. AND ER ACQUISITION, INC.
TABLE OF CONTENTS
TABLE OF COMPANY DISCLOSURE SCHEDULES
TABLE OF PURCHASER DISCLOSURE SCHEDULES
AGREEMENT AND PLAN OF MERGER
RECITALS
ARTICLE I THE MERGER
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER
ARTICLE IV COVENANTS
ARTICLE V CLOSING CONDITIONS
ARTICLE VI TERMINATION
ARTICLE VII MISCELLANEOUS
APPENDIX B-1 CONTRIBUTION AGREEMENT
CONTRIBUTION AGREEMENT
FIRST AMENDMENT TO CONTRIBUTION AGREEMENT
APPENDIX B-2 VOTING AGREEMENT
APPENDIX B-3 AGREEMENT
  EXHIBIT A
Joinder Agreement
APPENDIX B-4 FORM OF JOINDER AGREEMENT
APPENDIX B-5 Certain Biographical Information
APPENDIX C FAIRNESS OPINION BY MERRILL LYNCH & CO.
APPENDIX D
EXCO'S SPECIAL MEETING OF SHAREHOLDERS ROYAL OAKS COUNTRY CLUB 7915 Greenville Avenue Dallas, Texas 75231 (214) 691-6091
PROXY EXCO RESOURCES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS